PROSPECTUS

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-214030

 FLAGSTAR BANCORP, INC.
(as Issuer)

Offer to Exchange

$250,000,000 aggregate principal amount

6.125% Senior Notes due 2021, which have been registered under Securities Act of 1933

For any and all outstanding unregistered
6.125% Senior Notes due 2021

This exchange offer will expire at 5p.m., Eastern time, on December 15, 2016, unless extended

•
We are offering to exchange $250,000,000 aggregate principal amount of our 6.125% senior notes due 2021, which have been registered under the Securities Act of 1933, as amended, or the "Securities Act," and referred to in this prospectus as the "New Notes," for all $250,000,000 aggregate principal amount of outstanding unregistered 6.125% senior notes due 2021 that were issued on July 11, 2016, which are referred to in this prospectus as the "Old Notes." We refer to the Old Notes and the New Notes collectively as "notes."

•	Subject to the terms of this exchange offer, we will exchange the New Notes for all Old Notes that are validly tendered and not withdrawn prior to the expiration of this exchange offer.

•
The New Notes will be identical in all material respects to the Old Notes, except that the New Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights. The Old Notes were issued in reliance upon an available exemption from the registration requirements of the Securities Act.

•
The New Notes will mature on July 15, 2021. Interest on the notes will be payable on January 15 and July 15 and will accrue from July 11, 2016. The first interest payment date will be January 15, 2017.

•
The exchange of Old Notes for New Notes pursuant to this exchange offer generally should not be a taxable event for U.S. federal income tax purposes. See "Material United States Federal Income Tax Considerations."

•	There is no public market for the New Notes. We have not applied, and do not intend to apply, for listing of the New Notes on any national securities exchange or automated quotation system.

•	We will not receive any proceeds from this exchange offer.

•	We may redeem some or all of the notes at any time at the applicable redemption price described under "Description of Notes—Optional Redemption by Us."

•	The notes will be unsecured and will rank equally and ratably with our unsecured senior indebtedness.

•
The notes will be effectively subordinated to our indebtedness, to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to the indebtedness and other liabilities and preferred equity of our subsidiaries.

Investing in the notes involves risks. See "Risk Factors" on page 16, included herein, for a discussion of certain risks that you should consider in connection with this prospectus before tendering your Old Notes in this exchange offer.

Neither the Securities and Exchange Commission, or the "SEC," nor any state securities commission has approved or disapproved of the New Notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives New Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any sale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with sales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such sale until the earlier of 180 days from the date the Registration Statement becomes effective or the date on which each such broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See "Plan of Distribution."

The notes are not savings accounts, deposits or other obligations of Flagstar Bank, FSB and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

There is currently no market for the notes. We do not intend to list the notes on any securities exchange or automated quotation system.

The date of this prospectus is November 15, 2016.

FLAGSTAR BANCORP, INC.

Certain ERISA Considerations	139
Plan of Distribution	141
Validity of the Senior Notes	143
Independent Registered Public Accounting Firms	143
Management's Report on Internal Control over Financial Reporting	143
Consolidated Financial Statements and Notes as of and for the period ended September 30, 2016	146
Consolidated Financial Statements and Notes as of and for the period ended December 31, 2015	196

You should rely only on the information contained in this prospectus. We and the initial purchasers have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus.

We are not making an offer to exchange and issue the New Notes in any jurisdiction where the offer or exchange is not permitted.

CERTAIN DEFINED TERMS

In this offering memorandum, unless otherwise specified or the context otherwise requires, the terms "we," "us," "our," the "Company" and "Flagstar" refer to Flagstar Bancorp, Inc. and our consolidated subsidiaries. We also refer to our wholly‑owned subsidiary, Flagstar Bank, FSB, and Flagstar Capital Markets Corporation, its wholly-owned subsidiary, as the "Bank." References to "initial purchasers" refer to the firms listed on the cover page of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement on Form S-4, of which this prospectus is a part, with the SEC to register the New Notes under the Securities Act. This prospectus does not contain all of the information included in that registration statement. For further information about us and the New Notes offered by this prospectus, you should refer to the registration statement and its exhibits. You can access the registration statement by any of the means described in the following paragraph.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can review and obtain copies of the registration statement, these reports and other information on the SEC’s Internet site at http://www.sec.gov. You may also read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 100

F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.

We also make our periodic reports as well as other information filed with or furnished to the SEC available, free of charge, through our website, at www.flagstar.com, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. The information on or that can be accessed through our website is not part of this prospectus.
We have agreed that if at any time after the completion of this exchange offer the Company is no longer subject to the reporting requirements of the Exchange Act, the Company will nevertheless continue filing the reports and other information referred to in the preceding paragraph with the SEC for so long as any of the notes remain outstanding and the SEC will accept such filings.

FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward‑looking statements." This prospectus includes forward-looking statements in addition to historical information. These forward-looking statements are included throughout this prospectus, including in the sections entitled "Summary," "Risk Factors," "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We use the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "future," "intend," "may," "plan," "potential," "predict," "project," "will" and similar terms and phrases to identify forward-looking statements in this prospectus.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the "Risk Factors" section of this prospectus. Those factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements that we make in this prospectus speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by United States federal securities laws. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

NON-GAAP FINANCIAL MEASURES

In addition to results presented in accordance with GAAP, this prospectus includes non-GAAP financial measures such as the adjusted capitalization table. We believe these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the underlying performance and trends of Flagstar.

Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied and are not audited. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To mitigate these limitations, there are practices in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and to ensure that our performance is properly reflected to facilitate consistent period-to-period comparisons. Although we believe the non-GAAP financial measures disclosed in this prospectus enhance investors' understanding of our business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for those financial measures prepared in accordance with GAAP.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this prospectus. Additional discussion of the use of non-GAAP measures can also be found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com.

PROSPECTUS SUMMARY

The following is a brief summary of our business and certain other information contained elsewhere in this exchange offer, but it is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read this prospectus and the information incorporated by reference herein completely, including the consolidated financial statements included herein and the related notes and the "Risk Factors" and "Forward Looking Statements" included elsewhere in this prospectus, before deciding whether to participate in the exchange offer. For a more detailed description of the notes, see the section entitled "Description of the Senior Notes." In this prospectus, unless the context requires otherwise, where we say "we," "us," or "our," we usually mean Flagstar Bancorp, Inc. However, in some cases, a reference to "we," "us," or "our" will include our wholly-owned subsidiary Flagstar Bank, FSB (the "Bank"). All capitalized terms used in this section and not otherwise defined in this prospectus have the meanings given to them in the section entitled, "Description of the Notes."

Our Business

Effective January 1, 2016, we reorganized our reportable segments to align with our new management reporting structure and to align with our long-term strategy. Prior period segment financial information has been recast to conform to 2016 presentation. Prior to the reorganization, representation and warranty reserves were reported in the Mortgage Servicing segment and the MSR asset and associated costs were reported in the Other segment. As a result of this change, representation and warranty reserves, as well as the MSR asset and associated costs are now reported in the Mortgage Originations segment.

We are a Michigan-based savings and loan holding company founded in 1993. Our business is primarily conducted through our principal subsidiary, the Bank, a federally chartered stock savings bank founded in 1987. At September 30, 2016, based on our assets, we are one of the largest banks headquartered in Michigan, providing commercial, small business, and consumer banking services. We have three major operating segments: Community Banking, Mortgage Originations and Mortgage Servicing. Through these lines of business, we emphasize the delivery of a complete set of mortgage and banking products and services and are distinguished by local delivery, customer service and product pricing. Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "FBC." We are considered a controlled company for NYSE purposes, because MP Thrift Investments, L.P. ("MP Thrift") held approximately 62.9 percent of our common stock as of September 30, 2016.

Our Community Banking segment provides deposits and fee based services to consumer, business, and mortgage lending customers through our Branch Banking, Business Banking, Commercial Banking, Government Banking, Warehouse Lending and Held-for-Investment Portfolio groups. We maintain a portfolio of commercial and industrial, commercial real estate and builder finance loans with our commercial customers and we originate or purchase residential mortgage loans through referrals from our branches, consumer direct call center and our website, flagstar.com. At September 30, 2016, we operated 99 branches in Michigan. We leverage the customer relationships we have gained throughout our branch network to cross-sell products to existing customers and increase our customer base. In 2016 we also began to offer new MSR lending and equipment finance lease products.

Through our Mortgage Origination segment, we originate or purchase residential mortgage loans throughout the country and sell them into securitization pools, primarily to Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Corporation ("Freddie Mac") and the Government National Mortgage Association ("Ginnie Mae") (collectively, the "Agencies") or as whole loans. In addition, we originate or purchase residential first mortgage loans and other consumer loans, and commercial loans to our held-for-investment loan portfolios. Our revenues include net interest income, income from banking services we provide to customers, and noninterest income from sales of residential first mortgage loans to the Agencies, and the servicing of loans for others. The combination of our retail, broker and correspondent channels gives us broad access to customers across diverse geographies to originate, fulfill, sell and service our residential mortgage loan products.

The majority of our total loan originations during the nine months ended September 30, 2016 represented mortgage loans that were collateralized by residential first mortgages on single-family residences and were eligible for sale to the Agencies. At September 30, 2016, we originated or purchased residential mortgage loans in all 50 states, the U.S. Virgin Islands, and the District of Columbia through relationships with 556 mortgage brokers and 729 correspondents. At September 30, 2016, we also operated 31 retail locations located in 21 states, which primarily originate one-to-four family residential mortgage loans as part of our Mortgage Originations segment. In addition, we originate other consumer and commercial loans through our Community Banking segment. We continue to expand existing business lines, such as our distributed retail and direct-to-consumer mortgage origination businesses.

Our Mortgage Servicing segment services and subservices mortgage loans for others on a fee for service basis and may also collect ancillary fees, such as late fees and earn income through the use of noninterest bearing escrows. Revenue on our subserviced loans is earned on a contractual fee basis, with the fees varying based on the status of the underlying loans.

Risk Factors

Investing in the notes involves substantial risks. We face risks in operating our business, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition and operating results. Before you invest in the notes, you should carefully consider all of the information in this prospectus, including matters set forth in the section entitled "Risk Factors" beginning on page 16.

The Exchange Offer

On July 11, 2016, we issued, in a private offering, Old Notes of $250 million in aggregate principal amount of 6.125% Senior Notes due 2021 and entered into a registration rights agreement in which we agreed, among other things, to deliver this prospectus and to complete an exchange offer for the Old Notes.

The summary below describes the principal terms of the exchange offer. Some of the terms and conditions described below are subject to important limitations and exceptions. You should carefully review the "Description of Notes" section of this prospectus, which contains a more detailed description of the terms and conditions of the notes. For purposes of the summary below, the terms "we," "our," "us," and "Flagstar" refer only to Flagstar Bancorp, Inc. and not to any of its subsidiaries.

Issuer	Flagstar Bancorp, Inc.

Old Notes
$250 million aggregate principal amount of 6.125% Senior Notes due 2021 that are not registered under the Securities Act and are subject to certain transfer restrictions and registration rights and additional interest upon failure by us to fulfill our obligations under the registration rights agreement. On November 15, 2016, we are initiating an offer to exchange these Old Notes for a like principal amount of notes, which we refer to as the "New Notes," that have been registered under the Securities Act. The Old Notes are identical in all material respects to the terms of the New Notes, except that the New Notes are registered under the Securities Act and generally are not subject to transfer restrictions, registration rights or additional interest penalties.

New Notes	6.125% Senior Notes due July 15, 2021. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes are registered under the Securities Act and generally are not subject to transfer restrictions, registration rights or additional interest penalties.

Exchange Offer
We are offering to exchange $1,000 principal amount of our New Notes due 2021, for each $1,000 principal amount of our Old Notes due July 15, 2021. Currently, there is $250 million in aggregate principal amount of Old Notes outstanding. Old Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. New Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the terms of this exchange offer, we will exchange New Notes for all of the Old Notes that are validly tendered and not withdrawn prior to the expiration of this exchange offer. In order to exchange an Old Note, you must follow the required procedures and we must accept the Old Note for exchange. We will issue New Notes in exchange for corresponding Old Notes in this exchange offer, if consummated, promptly upon the expiration of this exchange offer.

Expiration Date
This exchange offer will expire at 5 p.m., Eastern time, on December 15, 2016, unless we extend it. We may extend the expiration date for any reason. We do not currently intend to extend the expiration date.

Sale of New Notes
Based on interpretive letters of the SEC staff to third parties, we believe that you may offer for sale, sell and otherwise transfer the New Notes issued pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act if you:

•	acquire the New Notes in the ordinary course of your and any beneficial owner’s business;

•
are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes issued in the exchange offer;

•	are not an "affiliate" of ours, as defined in Rule 405 under the Securities Act; and

•	are not a broker-dealer that acquired the Old Notes from us or in market-making transactions or other trading activities.

By tendering your notes as described in "The Exchange Offer," you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the interpretive letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale of the new notes.

If you are a broker-dealer that acquired Old Notes as a result of market-making or other trading activities, you must comply with the prospectus delivery requirements of the Securities Act in connection with sales of the New Notes, as described in this summary under "Restrictions on Sales by Broker-Dealers" below. If you are an affiliate of ours and hold Old Notes, you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to you.

As noted above, we base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Restrictions on Sales by Broker-Dealers	If you are a broker-dealer that has received New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any sale of the New Notes. A broker-dealer may use this prospectus for sales of New Notes for a period ending on the earlier of 180 days from the date the Registration Statement becomes effective or the date on which each such broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

Withdrawal of Tenders	You may withdraw the tender of your Old Notes at any time prior to the expiration date.

Tax Consequences
The exchange of Old Notes for New Notes in this exchange offer generally should not be a taxable event for U.S. federal income tax purposes. See "Material United States Federal Income Tax Considerations." We do not provide legal or tax advice hereby. You should consult your own tax advisor to determine the U.S. federal, state, local and other tax consequences of an investment in the notes based upon your particular facts and circumstances.

Conditions to the Exchange Offer	This exchange offer is subject to customary conditions, which we may assert or waive. See "The Exchange Offer."

Procedures for Tendering
If you wish to accept this exchange offer and your Old Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct this custodial entity to tender your Old Notes on your behalf pursuant to the procedures of the custodial entity. If your Old Notes are registered in your name, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the Old Notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

Custodial entities that are participants in The Depository Trust Company, or "DTC," may tender Old Notes through DTC’s Automated Tender Offer Program, or "ATOP," which enables a custodial entity and the beneficial owner on whose behalf the custodial entity is acting to electronically agree to be bound by the letter of transmittal. A letter of transmittal need not accompany tenders effected through ATOP. See "The Exchange Offer."

Consequences of Failure to Exchange
If you are eligible to participate in the exchange offer and you do not tender your Old Notes, you will not have any further registration or exchange rights (subject to certain very limited exceptions) and your Old Notes will continue to be subject to the existing transfer restrictions after the expiration date. These transfer restrictions and the availability of the New Notes could adversely affect the trading market for your notes.

Use of Proceeds	We will not receive any proceeds from the exchange of notes pursuant to the exchange offer. See "Use of Proceeds."

Exchange Agent
Wilmington Trust, National Association is the exchange agent for this exchange offer. The address and telephone number of the exchange agent are set forth under "The Exchange Offer." Wilmington Trust, National Association is also the trustee under the indenture governing the notes.

Risk factors	See "Risk Factors" included herein for a discussion of factors you should carefully consider before deciding to participate in the exchange offer.

The New Notes

The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes generally will not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The New Notes will evidence the same debt as the Old Notes. The New Notes will be governed by the same indenture under which the Old Notes were issued.

The summary below describes the principal terms of the New Notes. You should carefully review the "Description of Notes" section of this prospectus, which contains a more detailed description of the terms and conditions of the New Notes. For purposes of the summary below, the terms "we," "our," "us," and "Flagstar" refer only to Flagstar Bancorp, Inc. and not to any of its subsidiaries.

Issuer	Flagstar Bancorp, Inc.

Senior Notes	$250 million aggregate principal amount of 6.125% Senior Notes due 2021 (the "notes")

Interest Rate	6.125% per annum

Maturity Date	July 15, 2021

Interest Payment Dates	January 15 and July 15 of each year, beginning on January 15, 2017

No Guarantees	The New Notes are not guaranteed by any of our subsidiaries.

Security and Ranking
The New Notes will be unsecured and will rank equally and ratably with the unsecured senior indebtedness of Flagstar Bancorp, Inc. The New Notes will be effectively subordinated to Flagstar Bancorp, Inc.’s secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to the indebtedness and other liabilities and preferred equity of our subsidiaries.

As of September 30, 2016:

•	Flagstar Bancorp, Inc. had approximately $521 million of indebtedness and other liabilities outstanding (none of which were secured);

•	Subsidiaries of Flagstar Bancorp, Inc. had approximately $12.5 billion of indebtedness and other liabilities (including deposits) outstanding;

•	Subsidiaries of Flagstar Bancorp, Inc. had no preferred equity outstanding.

The indenture under which the New Notes will be issued does not limit the amount of additional indebtedness we may incur.

Restrictive Covenants
The indenture, among other things, restricts our ability to dispose of, grant a security interest in or issue shares of voting stock of any principal subsidiary bank and to transfer our assets substantially as an entirety or merge into or consolidate with any person, without satisfying the conditions described in the section entitled "Description of Notes." These covenants are subject to a number of important qualifications and limitations.

Optional Redemption
The New Notes may be redeemed by us, at our option, in whole or in part, at any time or from time to time prior to June 15, 2021 (the date that is one month prior to the scheduled maturity date of the New Notes), at a redemption price equal to 100% of the aggregate principal amount of the New Notes to be redeemed, plus a "make-whole" premium plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. At any time or from time to time on or after June 15, 2021 (the date that is one month prior to the scheduled maturity date of the New Notes), we may redeem the New Notes in whole or in part by paying the aggregate principal amount of the New Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. See "Description of Notes."

Form and Denominations
The New Notes will be issued in fully registered book-entry form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. These global securities will be deposited with or on behalf of DTC and registered in the name of a nominee of DTC.

Future Issuances
The New Notes will initially be limited to an aggregate principal amount of $250 million. We may from time to time, without notice to or consent of holders, increase the aggregate principal amount of the New Notes outstanding by issuing additional notes in the future with the same terms as the New Notes, except for the issue date and offering price and, if applicable, the initial interest payment date and the initial interest accrual date, and such additional notes shall form a single series with the New Notes, provided that such additional notes are fungible with the New Notes for U.S. federal income tax purposes.

Risk factors
An investment in the New Notes as a result of participation in the exchange involves substantial risk. See "Risk Factors" for a discussion of factors you should carefully consider before deciding to invest in the New Notes.

Absence of a Public Market for the Notes	There can be no assurance that a market for the New Notes will develop or as to the liquidity of any market that may develop. See "Risk Factors" and "Plan of Distribution."

Indenture Trustee	Wilmington Trust, National Association

Tax Consequences
See "Material United States Federal Income Tax Considerations." You should consult your own tax advisor to determine the U.S. federal, state, local and other tax consequences of an investment in the notes.

Governing Law	The indenture is and the New Notes will be governed by the laws of the State of New York.

SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth our selected historical financial data included in our Consolidated Statements of Operations and Financial Condition for each of the periods indicated. The selected financial data as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013 have been derived from our audited consolidated financial statements included in this document. The selected financial data as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015 have been derived from our unaudited condensed consolidated financial statements included in this document. The selected financial data for all other periods presented have been derived from our audited consolidated financial statements that are not included in this document. See the "Where You Can Find More Information" section included herein for additional information. The selected historical financial data should be read in conjunction with such financial statements, the notes thereto, and the related management’s discussion and analysis of financial condition and results of operations.

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(In millions, except share data)
Summary of Consolidated
Statements of Operations
Interest income	$306	$260	$355	$286	$330	$481	$465
Interest expense	70	49	68	39	144	184	220
Net interest income	236	211	287	247	186	297	245
(Benefit) provision for loan losses	(9)	(18)	(19)	132	70	276	177
Net interest income after provision for loan losses	245	229	306	115	116	21	68
Noninterest income	389	373	470	361	653	1,021	386
Noninterest expense	418	407	536	579	918	989	635
Income before income taxes provision	216	195	240	(103)	(149)	53	(181)
Provision for income taxes	73	70	82	(34)	(416)	(16)	1
Net income (loss)	143	125	158	(69)	267	69	(182)
Preferred stock dividends/accretion	—	—	—	(1)	(6)	(6)	(17)
Net income (loss) from continuing operations	$143	$125	$158	$(70)	$261	$63	$(199)
Income (loss) per share:
Basic	$2.21	$1.82	$2.27	$(1.72)	$4.40	$0.88	$(3.62)
Diluted	$2.16	$1.80	$2.24	$(1.72)	$4.37	$0.87	$(3.62)

	September 30,		December 31,
	2016	2015	2015	2014	2013	2012	2011
	(In millions)
Summary of Consolidated
Statements of Financial Condition
Total assets	$14,273	$12,519	$13,715	$9,840	$9,407	$14,082	$13,637
Loans receivable, net	$9,944	$8,234	$9,226	$6,523	$6,637	$10,914	$10,421
Mortgage servicing rights	$302	$294	$296	$258	$285	$711	$511
Total deposits	$9,371	$8,137	$7,935	$7,069	$6,140	$8,294	$7,690
Federal Home Loan Bank advances	$2,482	$2,024	$3,541	$514	$988	$3,180	$3,953
Long-term debt	$493	$279	$247	$331	$353	$247	$249
Stockholders' equity	$1,286	$1,504	$1,529	$1,373	$1,426	$1,159	$1,080

The following table sets forth our consolidated double leverage and interest coverage ratios. The double leverage ratio is computed based on the equity of the Bank divided by the equity of the Company. For the purpose of computing the consolidated interest coverage ratios, earnings consist of pre-tax income plus fixed charges. Fixed charges consist of interest on short-term and long-term debt and where indicated, interest on deposits. The ratios are based solely on historical financial information.

	For the Years Ended December 31,				Last Twelve Months Ended
	2015	2014	2013	2012	September 30, 2016
	(In millions)
Double Leverage Coverage
Equity investment in subsidiaries	$1,738	$1,571	$1,618	$1,374	$1,672
Consolidated equity	1,529	1,373	1,426	1,159	1,286
Double leverage ratio	113.7%	114.4%	113.5%	118.6%	130.0%
Interest Coverage
Total deposit interest	$42	$30	$42	$70	$46
Other borrowing interest	26	9	102	114	43
Total interest expense	$68	$39	$144	$184	$89
Pre-tax income (loss)	$240	$(103)	$(149)	$53	$260
Interest coverage (pre-tax income including deposit expense)	4.53	NM	NM	1.29	3.92
Interest coverage (pre-tax income excluding deposit expense)	10.23	NM	NM	1.46	7.05

SUPPLEMENTAL FINANCIAL INFORMATION

For summarized data for each of the quarters in 2015 and 2014, please refer to Note 27 in the Consolidated Financial Statements and Notes as of and for the period ended December 31, 2015, included in this document.

The following table represents summarized data for each of the quarters in 2016.

	2016
	First Quarter	Second Quarter	Third Quarter
	(Dollars in millions, except per share data)
Interest income	$101	$99	$106
Interest expense	22	22	26
Net interest income	79	77	80
Benefit for loan losses	(13)	(3)	7
Net interest income after provision for loan losses	92	80	73
Net gain on loan sales	75	90	94
Loan fees and charges	15	19	22
Loan administration income	6	4	4
Net (loss) return on the mortgage servicing assets	(6)	(4)	(11)
Representation and warranty benefit	2	4	6
Other noninterest income	13	15	41
Noninterest expense	137	139	142
Income before income tax	60	69	87
Provision for income taxes	21	22	30
Net income from continuing operations	$39	$47	$57
Basic income per share	$0.56	$0.67	$0.98
Diluted income per share	$0.54	$0.66	$0.96

RISK FACTORS

Investing in the notes involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus in "Risk Factors" before deciding whether to invest in the notes. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of or that we currently believe to be immaterial, may also become important factors that affect us.

If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected.

Market, Interest Rate, Credit and Liquidity Risk

Economic and general market conditions may adversely affect our business.

Our business and results of operations are affected by the financial markets and general economic, market, political and social conditions, including factors such as the level and volatility of short-term and long-term interest rates, inflation, home prices, unemployment and under-employment levels, bankruptcies, household income, consumer spending, fluctuations in both debt and equity capital markets and currencies, liquidity of the financial markets, the availability and cost of capital and credit, investor sentiment and confidence in the financial markets, political risks and the sustainability of economic growth. Continued economic challenges include under-employment, declines in energy prices, the ongoing low interest rate environment, restrained growth in consumer demand, the strengthening of the U.S. Dollar versus other currencies, and continued risk in the consumer and commercial real estate markets. Deterioration of any of these conditions could adversely affect our consumer and commercial businesses, our level of charge-offs and provision for credit losses, our capital levels and liquidity, and our results of operations.

Our business and results of operations are also affected by domestic and international fiscal and monetary policy. For example, the recent rate increase by the Board of Governors of the Federal Reserve System (the "Federal Reserve") impacts our cost of funds for investing and lending activities. Central bank actions can also affect the value of financial instruments and other assets, such as debt securities and mortgage servicing rights ("MSRs"), and their policies can affect our borrowers, potentially increasing the risk that they may fail to repay their loans. Changes in fiscal and monetary policies are beyond our control and difficult to predict but could have an adverse impact on our capital requirements and the costs of running our business.

Further, any deterioration in the mortgage market may also reduce the number of new mortgages that we originate, increase the costs of servicing mortgages without a corresponding increase in servicing fees or adversely affect our ability to sell mortgage loans originated by us. Any such event could adversely affect our business, financial condition and results of operations.

Changes in interest rates could lead to lower mortgage origination volume, which could adversely affect our business, financial condition and results of operations.

For the nine months ended September 30, 2016, approximately 55 percent of our revenue was derived from the origination of residential mortgages. The residential real estate mortgage lending business is sensitive to interest rates, and lower interest rates generally increase that business, while higher interest rates generally cause that business to decrease. Therefore, our performance is typically correlated to fluctuations in interest rates. Historically, mortgage origination volumes and sales for the Bank and for other financial institutions have widened and narrowed in response to these and other factors. During portions of 2015, the interest rate environment was quite favorable for mortgage loan originations, particularly refinancing activity. There is no guarantee that these conditions will persist, and a change in these conditions could have a material adverse effect on our operating results.

In addition, increasing long-term interest rates may decrease our mortgage loan originations. Generally, the volume of mortgage loan originations is inversely related to the long-term interest rate curve. During periods of low long-term interest rates, a significant number of our customers may elect accelerated prepayments as they seek to refinance their mortgages (i.e., pay off their existing higher rate mortgage loans with new mortgage loans obtained at lower interest rates). Our profitability levels and those of others in the mortgage industry have generally been strongest during periods of low and/or declining interest rates.

Changes in interest rates could adversely affect our held-for-investment mortgage loan portfolio, our mortgage related assets, our financial condition and results of operations.

Changes in interest rates may affect the average life of our mortgage loans and mortgage related securities. Decreases in interest rates can trigger an increase in prepayments of our mortgage loans and mortgage-related securities, as borrowers refinance to reduce their own borrowing costs. As prepayment speeds on mortgage related securities increase, any premium amortization would increase on a prospective basis. Any immediate adjustments required under the application of the interest method of income recognition may also result in lower net interest income. On the other hand, increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable rate mortgage loans. Additionally, there were wider spreads between short- and long-term interest rates during portions of 2015, resulting in higher profit margins on loan sales than in prior periods.

Changes in interest rates could adversely affect our results of operations and financial condition, including on our net interest margin and the value of our investment assets.

Our results of operations and financial condition could be significantly affected by changes in interest rates. Our financial results depend substantially on net interest income, which is the difference between the interest income that we earn on interest-earning assets and the interest expense we pay on interest-bearing liabilities. While we have modeled rising interest rate scenarios using historic data and such scenarios result in an increase in our net interest income, our interest-bearing liabilities may reprice or mature more quickly than modeled, thus resulting in a decrease in our net interest income.

Changes in interest rates also affect the value of our variable rate loans held-for-sale, loans held-for-investment and investment securities. Generally, the value of our investment securities fluctuates inversely with changes in interest rates. Decreases in the fair value of our investment securities, therefore, could have an adverse effect on our stockholders’ equity or our earnings if the decrease in fair value is deemed to be other than temporary.

At September 30, 2016 we had $302 million of MSRs which we manage using certain derivative strategies which may be ineffective.

We invest in MSRs to support mortgage strategies and to deploy capital at acceptable returns. Our MSRs are sensitive to interest rate volatility and are highly susceptible to prepayment risk, basis risk, market volatility and changes in the shape of the yield curve, among other factors. In addition, when interest rates fluctuate, repricing risks arise from the timing difference in the maturity and/or repricing of assets, liabilities and off-balance sheet positions. While such repricing mismatches are fundamental to our business, they can expose us to fluctuations in income and economic value, in particular as interest rates vary. We utilize derivatives and other fair value assets as part of our overall hedging strategy to manage the impact of changes in the fair value of the MSRs, but these risk management strategies do not completely eliminate repricing risk. Although we use models to assess the impact of interest rates on mortgage related revenues, the estimates of revenues produced by these models are dependent on estimates and assumptions of future loan demand, prepayment speeds and other factors which may differ from actual subsequent experience. In addition, our hedging strategies rely on assumptions and projections regarding assets and general market factors, many of which are outside of our control. If one or more of these assumptions and projections proves to be incorrect, our hedging strategies may not adequately mitigate the impact of changes in interest rates or prepayment speeds, and as a result we may incur losses that would adversely impact earnings.

At September 30, 2016, our MSR asset was $302 million or 24.6 percent of Tier 1 Capital. We may be unable to effectively manage our MSR concentration risk which could impact capital under Basel III, which when fully phased-in will require any MSR balance exceeding 10 percent of our Common Equity Tier 1 (CET1) capital deduction threshold to be deducted from capital.

As of January 1, 2015, we are subject to new rules relating to capital standards requirements, including requirements contemplated by Section 171 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") as well as certain standards initially adopted by the Basel Committee on Banking Supervision, which standards are commonly referred to as Basel III. Basel III established a new qualifying criteria for regulatory capital, including new limitations on the inclusion of deferred tax assets and MSRs. Basel III limits the inclusion of MSRs and deferred tax assets to 10 percent of Common Equity Tier 1 (as defined in the Basel III final framework, "CET1"), individually, and 15 percent of CET1, in the aggregate. We have established a plan to reduce these assets before the Basel III full implementation date of January 1, 2018 and are taking other actions to reduce our book balance by that date. However, no assurances can be given that we will be able to do so, or that we will be successful in selling these assets at their current fair value. If implemented September 30, 2016, we would experience another 201 basis points reduction in Tier 1 Capital (to risk weighted assets) and 106 basis points reduction in the leverage ratio (Tier 1 Capital to adjusted average assets). The application of more stringent capital requirements could, among other things, result in lower returns on invested capital and result in regulatory actions if we were to be unable to comply with such requirements. See Note 22 of the Consolidated Financial Statements and Notes as of and for the

period ended December 31, 2015 and the Management's Discussion and Analysis of Financial Condition and Results of Operations, included in this document for additional information regarding Basel III.

At September 30, 2016 our allowance for loan and lease losses was $143 million, covering 2.3 percent of total loans held-for-investment. Our estimate of the inherent losses are imperfect, the portfolio is relatively new and we are using underwriting standards which have not been in place for a long period of time.

Our estimate of the allowance for loan and lease losses of $143 million at September 30, 2016, may not be adequate to cover actual credit losses, and future provisions for credit losses could adversely affect our business, financial condition, results of operations, cash flows and prospects. Our allowance for loan losses is based on prior experience as well as an evaluation of the risks incurred in the current portfolio. The determination of an appropriate level of loan loss allowance is an inherently subjective process that requires significant management judgment including estimates of loss and the loss emergence period. We make various assumptions, estimates and judgments about the collectability of our loan portfolio including but not limited to the creditworthiness of our borrowers and the value of real estate or other collateral backing the repayment of loans. New information regarding existing loans, identification of additional problem loans, failure of borrowers and guarantors to perform in accordance with the terms of their loans, and other factors, both within and outside of our control, may require an increase in the allowance for loan losses. Moreover, our regulators, as part of their supervisory function, periodically review our allowance for loan losses. Our regulators, who have access to broader industry data that we do not have access to, may recommend or require us to change our allowance for loan losses, based on their judgment, which may be different from that of our management or other regulators. Any increase in our loan losses could have an adverse effect on our earnings and financial condition.

Concentration of loans held-for-investment in certain geographic locations may increase risk.

Our mortgage loan portfolio is geographically concentrated in certain states, including California, Michigan and Florida, which collectively represent approximately 54 percent of the portfolio at September 30, 2016. In addition, approximately 80 percent of our commercial real estate loans are in Michigan or are repayable by borrowers who have significant operations in Michigan. This concentration has made, and will continue to make, our loan portfolio particularly susceptible to downturns in the general economy and the real estate and mortgage markets. Michigan and California have had significant volatility in housing prices in the recent past. Adverse conditions beyond our control, including unemployment, inflation, recession, natural disasters, declining property values, municipal bankruptcies and other factors in these markets could increase default rates in our loan portfolio and could reduce our ability to generate new loans and otherwise negatively affect our financial results.

In 2016, we have continued to grow our portfolio of commercial real estate and commercial and industrial loans, which generally expose us to a greater risk of nonpayment and loss than residential real estate loans due to the more complex nature of underwriting associated with commercial loans. Additionally, such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to residential real estate loans. Also, many of our borrowers have more than one commercial loan outstanding. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a residential real estate loan.

Liquidity is essential to our business and our ability to borrow funds, maintain or increase deposits or raise capital at commercially reasonable terms or at all may adversely affect our liquidity and earnings.

We require substantial liquidity to meet our deposit and debt obligations as they come due, fund our operations and for potential unforeseen liabilities or losses, including without limitation those that could be incurred in connection with the settlement of litigation, regulatory proceedings or other matters. Our access to liquidity could be impaired by our inability to access the capital markets or unforeseen outflows of deposits. Our access to external sources of financing, including deposits, as well as the cost of that financing, is dependent on various factors including regulatory restrictions. A number of factors could make funding more difficult, more expensive or unavailable on any terms, including, but not limited to, declining financial results and losses, material changes to operating margins, financial leverage on an absolute or relative to peers, changes within the organization, specific events that impact our financial condition or reputation, disruptions in the capital markets, specific events that adversely impact the financial services industry, counterparty availability, changes affecting assets, the corporate and regulatory structure, balance sheet and capital structure, geographic and business diversification, interest rate fluctuations, market share and competitive position, general economic conditions and the legal, regulatory, accounting and tax environments governing funding transactions. Many of these factors are beyond our control. The material deterioration in any one or a combination of these factors could result in a downgrade of our credit or servicer standing with counterparties or a decline in our reputation within the marketplace and could result in higher cash outflows requiring additional access to liquidity, having a limited ability to borrow funds, maintain or increase deposits (including custodial deposits for our agency servicing portfolio) or to raise capital on commercially reasonable terms or at all.

Our ability to make mortgage loans and fund our investments and operations depends largely on our ability to secure funds on terms acceptable to us. Our primary sources of funds to meet our financing needs include loan sales; deposits, which include custodial accounts from our servicing portfolio and brokered deposits and public funds; borrowings from the Federal Home Loan Bank or other federally backed entities; borrowings from investment and commercial banks through repurchase agreements; and capital-raising activities. If we are unable to maintain any of these financing arrangements, are restricted from accessing certain funding sources by our regulators, are unable to arrange for new financing on terms acceptable to us or at all or if we default on any of the covenants imposed upon us by our borrowing facilities, then we may have to reduce the number of mortgage loans we are able to originate for sale in the secondary market or for our own investment or take other actions that could have other negative effects on our operations. A prolonged significant reduction in loan originations that occurs as a result could adversely impact our earnings, financial condition, results of operations and future prospects. There is no guarantee that we will be able to renew or maintain our financing arrangements or deposits or that we will be able to adequately access capital markets when or if a need for additional capital arises.

In addition, we previously provided notice to the U.S. Treasury exercising our contractual right to defer regularly scheduled quarterly payments of dividends, beginning with the February 2012 payment, on the TARP Preferred. Also, under the terms of our indenture agreements related to the TruPS, we have deferred interest payments since 2012 and may do so for up to 20 consecutive quarters without default or penalty. If we intend to resume interest or dividend payments on either or both the TARP Preferred and the TruPS and do not have adequate financing at the holding company this would require a dividend from the Bank to the holding company, which could adversely affect the business, financial condition and results of operations of the Bank. Please see "Regulatory Risk," for additional risk factors on the risk of default of the TruPS.

We use assumptions and estimates in determining the fair value of certain of our assets and liabilities, which assumptions and estimates may prove to be incorrect, resulting in significant declines or increases in valuation.

As of September 30, 2016, a total of $4,968 million of assets and $163 million of liabilities are carried on our Consolidated Statements of Financial Condition at fair value, including our MSRs, loans held-for-sale, certain loans held-for-investment, available-for-sale investment securities, derivatives, certain long-term debt and the future obligations arising from our settlement with the Department of Justice ("DOJ"). Generally, for assets that are reported at fair value, we use quoted market prices when available. In certain cases, observable market prices and data may not be readily available or their availability may be diminished due to market conditions. In such cases, we use internally developed financial models that utilize observable market data inputs as well as asset specific collateral data and market inputs for interest rates to estimate the fair value of certain of these assets and liabilities. These valuation models rely to some degree on management’s assumptions, estimates and judgment, which are inherently uncertain. We cannot be certain that the models or the underlying assumptions will prove to be predictive and remain so over time, and therefore, actual results may differ from our models and assumptions. Different assumptions could result in significant declines in valuation, which in turn could result in significant declines or increases in the dollar amount of assets or increases in the liabilities we report on our Consolidated Statements of Financial

Condition. In addition, sudden illiquidity in markets or declines in prices of certain loans and securities may make it more difficult to value certain balance sheet items, which may lead to the possibility that such valuations will be subject to further change or adjustment. If assumptions or estimates underlying our Consolidated Statements of Financial Condition are incorrect, we may experience material losses.

Regulatory Risk

Flagstar Bancorp, Inc. and the Bank remain subject to the restrictions and conditions of the Consent Orders with the OCC and CFPB, and the Supervisory Agreement with the Federal Reserve. Failure to comply with the Consent Orders or the Supervisory Agreement could result in further enforcement action against us.

There is no guarantee that the Bank will be able to fully comply with the Consent Order by the Office of the Comptroller of the Currency ("OCC"), dated October 23, 2012, and the Consent Order with the Consumer Financial Protection Bureau (the "CFPB"), dated September 29, 2014 (collectively, the "Consent Orders"). In the event that the Bank is in material non-compliance with the terms of the Consent Orders, the CFPB and OCC have the authority to subject the Bank to additional corrective actions. Moreover, they could initiate further enforcement actions against the Bank, seek an injunction requiring the Bank and its officers and directors to comply with the Consent Orders and seek civil money penalties against the Bank and its officers and directors. Any failure by the Bank to comply with the terms of the Consent Orders or additional actions could adversely affect our business, financial condition and results of operations. In addition, the Bank’s competitors may not be subject to similar actions, which could limit our ability to compete effectively. These corrective actions could negatively impact the Bank’s and our operations and financial performance. See the Consent Order discussion in Note 22 of the Consolidated Financial Statements and Notes as of and for the period ended December 31, 2015 and the Management's Discussion and Analysis of Financial Condition and Results of Operations, included in this document, for further details.

We also remain subject to the Supervisory Agreement with the Federal Reserve, dated January 27, 2010 (the "Supervisory Agreement"), which requires that we take certain actions to address issues identified by the Office of Thrift Supervision (the "OTS"). The Supervisory Agreement is enforced by the Federal Reserve as the successor regulator to the OTS with respect to savings and loan holding companies. The Supervisory Agreement requires that we submit a capital plan; receive written non-objection before declaring or paying any dividend or other capital distribution, incurring or renewing any debt and engaging in affiliate transactions (with limited exceptions); comply with applicable regulatory requirements before making certain severance and indemnification payments; and provide notice prior to changes in directors and certain executive officers or entering into, renewing, extending or revising compensation or benefits agreements of such directors or executive officers, with such changes being subject to Federal Reserve approval. While we believe that we have taken numerous steps to comply with, and intend to comply with in the future, the requirements of the Supervisory Agreement, failure to comply with the Supervisory Agreement in the time frames provided, or at all, could result in additional enforcement orders or penalties, which could include further restrictions on us, assessment of civil money penalties on us, as well as our directors, officers and other affiliated parties and removal of one or more officers and/or directors. Any failure by us to comply with the terms of the Supervisory Agreement or additional actions by the Federal Reserve could adversely affect our business, financial condition and results of operations. Moreover, our competitors may not be subject to similar actions, which could limit our ability to compete effectively. See the Supervisory Agreement discussion in Note 22 of the Consolidated Financial Statements and Notes as of and for the period ended December 31, 2015 and the Management's Discussion and Analysis of Financial Condition and Results of Operations, included in this document, for further details.

Expanded regulatory oversight over our business could significantly increase our risks and costs associated with complying with current and future regulations, which could adversely affect our financial condition and results of operations.

We are subject to a wide variety of banking, consumer protection and securities laws, regulations and supervisory expectations and numerous regulatory and enforcement authorities. As a result of and in addition to new legislation aimed at regulatory reform, such as the Dodd-Frank Act, and the increased capital requirements introduced by the Basel III final rules, the regulatory agencies generally are taking a more stringent approach to supervising and regulating financial institutions and financial products and services over which they exercise their respective supervisory authorities. Flagstar Bancorp, Inc., the Bank and our products and services all remain subject to greater supervisory scrutiny and enhanced supervisory requirements and expectations. We expect to continue to face greater supervisory scrutiny and enhanced supervisory requirements in the foreseeable future.

As a result of increasing scrutiny and regulation of the banking industry and consumer practices, we may face a greater number or wider scope of examinations, investigations, enforcement actions and litigation, thereby increasing our costs associated with responding to or defending such actions, as well as potentially resulting in costs associated with fines, penalties, settlements or judgments. In addition, increased regulatory inquiries and investigations, as well as any additional legislative or regulatory developments affecting our businesses, and any required changes to our operations resulting from these developments, could reduce our revenue, limit the products or services that we offer or increase the costs thereof, impose additional compliance costs, harm our reputation or otherwise adversely affect our businesses. Some of these laws may provide a private right of action that a consumer or class of consumers may seek to pursue to enforce these laws and regulations.

Financial services reform legislation has resulted in, among other things, numerous restrictions and requirements which could negatively impact our business and increase our costs of operations.

The Dodd-Frank Act has significantly changed the bank regulatory structure and affected the lending, deposit, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act and its implementing regulations have increased and may continue to increase our operating and compliance costs and our non-interest expense. In addition, compliance obligations have exposed us and will continue to expose us to additional noncompliance risk and could divert management’s focus from our business operations. Furthermore, the combined effect of numerous rulemakings by multiple governmental agencies and regulators, and the potential conflicts or inconsistencies among such rules, present challenges and risks to our business and operations.

The CFPB has broad and unique rulemaking authority to administer and carry out the provisions of the Dodd-Frank Act with respect to financial institutions that offer covered financial products and services to consumers, including prohibitions against unfair, deceptive or abusive practices in connection with any transaction with a consumer for a consumer financial product or service, or the offering of a consumer financial product or service including regulations related to the origination and servicing of residential mortgages. The concept of what may be considered to be an "abusive" practice is new under the law. The CFPB has also finalized a number of significant rules and guidance that impact nearly every aspect of the life cycle of a residential mortgage. The CFPB continues to revise these rules and propose new rules. The Bank is subject to the CFPB’s supervisory, examination and enforcement authority with respect to consumer protection laws and regulations, due to reporting assets of more than $10 billion for four consecutive quarters. As a result, we could incur increased costs, potential litigation or be materially limited or restricted in our business, product offerings or services in the future.

We are highly dependent on the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac") to sell mortgage loans and any changes in these entities or their current roles could adversely affect our business, financial condition and results of operations.

We sell approximately 65 percent of our mortgage loans to Fannie Mae and Freddie Mac (collectively, the "Agencies"). Fannie Mae and Freddie Mac remain in conservatorship and a path forward is unclear. Their future roles could be reduced, modified or eliminated and the nature of their guarantees could be limited or eliminated relative to historical measurements.

The elimination or modification of the traditional roles of Fannie Mae or Freddie Mac could adversely affect our business, financial condition and results of operations. Furthermore, any discontinuation of, or significant reduction in, the operation of these agencies, any significant adverse change in the level of activity of these agencies in the primary or secondary mortgage markets or in the underwriting criteria of these agencies could materially and adversely affect our business, financial condition and results of operations.

Changes in the servicing or origination guidelines required by the Agencies could adversely affect our business, financial condition and results of operations.

We are required to follow specific guidelines that impact the way that we service and originate agency loans, including guidelines with respect to credit standards for mortgage loans, our staffing levels and other servicing practices, the servicing and ancillary fees that we may charge, our modification standards and procedures and the amount of non-reimbursable advances.

We cannot negotiate these terms with the Agencies and they are subject to change at any time. A significant change in these guidelines that has the effect of decreasing the fees we charge or requires us to expend additional resources in providing mortgage services could decrease our revenues or increase our costs, which would adversely affect our business, financial condition and results of operations.

In addition, changes in the nature or extent of the guarantees provided by Fannie Mae and Freddie Mac or the insurance provided by the Federal Housing Administration could also have broad adverse market implications. The fees that we are required to pay to the Agencies for these guarantees have changed significantly over time and any future increases in these fees would adversely affect our business, financial condition and results of operations.

We depend upon having Federal Deposit Insurance Corporation ("FDIC") insurance to raise deposit funding at reasonable rates. Increases in deposit insurance premiums and special FDIC assessments will adversely affect our earnings.

The Dodd-Frank Act required the FDIC to substantially revise its regulations for determining the amount of an institution’s deposit insurance premiums. The FDIC has defined the deposit insurance assessment base for an insured depository institution as average consolidated total assets during the assessment period, minus average tangible equity. Our assessment rate is determined by use of a scorecard that combines a financial institution’s Capital, Asset Quality, Management, Earnings, Liquidity and Sensitivity ("CAMELS") ratings with certain forward-looking financial information. The FDIC may determine that we present a higher risk to the Deposit Insurance Fund than other banks due to certain factors. These factors include significant risks relating to interest rates, loan portfolio and geographic concentration, concentration of high credit risk loans, increased loan losses, regulatory compliance (including under existing agreements with regulators such as the Consent Orders and the Supervisory Agreement), existing and future litigation and other factors. As a result, we could be subject to higher deposit insurance premiums and special assessments in the future that could adversely affect our earnings. The Bank’s deposit insurance premiums and special assessments in the future also may be higher than competing banks may be required to pay.

We are a holding company and therefore dependent on the Bank for funding of obligations and dividends.

As a holding company with no significant assets other than the capital stock of the Bank, our ability to service our debt or preferred stock obligations, including interest payments on debentures underlying the trust preferred securities and dividend payments on the preferred shares, is dependent upon available cash on hand and the receipt of dividends from the Bank on such capital stock. The declaration and payment of dividends by the Bank on all classes of its capital stock is subject to the discretion of the Bank’s board of directors and to applicable regulatory and legal limitations, including receiving approval from the OCC, compliance with the approved capital plan submitted pursuant to the Consent Order and receiving approval from the Federal Reserve. If the Bank does not make sufficient dividend payments to us, we may not be able to service our debt or preferred stock obligations, which could have a material adverse effect on our financial condition and results of operations.

Operational Risk

A failure of our information technology systems, or those of our key third party vendors or service providers, could cause operational losses and damage our reputation.

Our businesses are increasingly dependent on our ability to process, record and monitor a large number of complex transactions and data. If our internal financial, accounting, or other information technology systems fail, we may be unable to conduct business for a period of time, which may impact our financial results if that interruption is sustained. In addition, our reputation with our customers or counterparties may suffer, which could have a further, long-term impact on our financial results.

Also, because we conduct part of our business over the Internet and outsource a significant number of our critical functions to third parties, our operations depend on our third-party service providers to maintain and operate their own technology systems. To the extent these third parties’ systems fail, we may be unable to conduct business or provide certain services, and we may face financial and reputational losses as a result.

We collect, store and transfer our customers’ personally identifiable information, and any compromise to the security of that information may have meaningful consequences for us.

Data breaches are of a particular concern as in the processing of consumer transactions, our businesses receive, transmit and store a large volume of personally identifiable information and other user data. There are a myriad of federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.

We have policies and processes in place that are intended to meet the requirements of those laws, including security systems in place to prevent unauthorized access to that information. Nevertheless, those processes and systems may be inadequate. Also, to the extent we rely upon third parties to handle personally identifiable data on our behalf, we may be responsible if such data is compromised while in the custody and control of those third parties.

Privacy laws are still evolving, and many local jurisdictions have laws that differ from federal law. At times, we may also be governed by privacy laws outside the U.S., with which we are less familiar. If we fail to comply with applicable privacy policies or federal, state or international laws and regulations or any compromise of security that results in the unauthorized release of personally identifiable information or other user data, those events could damage the reputation of our business, and discourage potential users from utilizing our products and services. In addition, we may have to bear the cost of mitigating identity theft concerns, and may additionally be subject to fines or legal proceedings by governmental agencies or consumers. Any of these events could adversely affect our business, financial condition and results of operations.

We may be terminated as a servicer or subservicer or incur costs, liabilities, fines and other sanctions if we fail to satisfy our servicing obligations, including our obligations with respect to mortgage loan foreclosure actions.

We act as servicer and subservicer for mortgage loans owned by third parties, which, as of September 30, 2016, is approximately 10 percent of our revenue and $1.5 billion of our average deposits. In such capacities for those loans, we have certain contractual obligations, including foreclosing on defaulted mortgage loans or, to the extent applicable, considering alternatives to foreclosure. If we commit a material breach of our obligations as servicer, we may be subject to termination if the breach is not cured within a specified period of time following notice, causing us to lose servicing income.

For certain investors and/or certain transactions, we may be contractually obligated to repurchase a mortgage loan or reimburse the investor for credit losses incurred on the loan as a remedy for servicing errors with respect to the loan. If we have increased repurchase obligations because of claims for which we did not satisfy our obligations as a servicer, or increased loss severity on such repurchases, we may have a significant reduction in noninterest income or increase in noninterest expense. We may incur significant costs if we are required to, or if we elect to, re-execute or re-file documents or take other action in our capacity as a servicer in connection with pending or completed foreclosures. We may incur litigation costs if the validity of a foreclosure action is challenged by a borrower. If a court were to overturn a foreclosure because of errors or deficiencies in the foreclosure process, we may have liability to the borrower and/or to any title insurer of the property sold in foreclosure if the required process was not followed. These costs and liabilities may not be legally or otherwise reimbursable to us.

We may be required to repurchase mortgage loans, pay fees or indemnify buyers against losses in some circumstances, which could harm liquidity, results of operations and financial condition.

When mortgage loans are sold by us, we make customary representations and warranties to purchasers, guarantors and insurers, including the Agencies, about the mortgage loans, and the manner in which they were originated. We have made, and will continue to make, such representations and warranties in connection with the sale of loans. Whole loan sale agreements require us to repurchase or substitute mortgage loans, or indemnify buyers against losses, in the event we breach these representations or warranties. In addition, we may be required to repurchase mortgage loans as a result of early payment default of the borrower on a mortgage loan or we may be required to pay fees. We also are subject to litigation relating to these representations and warranties and the costs of such litigation may be significant. With respect to loans that are originated through our broker or correspondent channels, the remedies we have available against the originating broker or correspondent, if any, may not be as broad as the remedies available to purchasers, guarantors and insurers of mortgage loans against us. In addition, we also face further risk that the originating broker or correspondent, if any, may not have financial capacity to perform remedies that otherwise may be available. Therefore, if a purchaser, guarantor or insurer enforces its remedies against us, we may not be able to recover losses from the originating broker or correspondent. If repurchase and indemnity demands increase and such demands are valid claims, our liquidity, results of operations and financial condition may also be adversely affected.

Our representation and warranty reserve for losses at September 30, 2016 is $32 million. This may not be adequate to cover losses for loans that we have sold or securitized into the secondary market which we may be subsequently required to repurchase, pay fines or fees, or indemnify purchasers and insurers because of violations of customary representations and warranties. In addition, our regulators, as part of their supervisory function, periodically review our representation and warranty reserve for losses. Our regulators may recommend or require us to increase our reserve, based on their judgment, which may be different from that of our management. Any increase in our loan losses could have an adverse effect on our earnings and financial condition.

We utilize third party mortgage originators over whom we have less control which may expose us to risk.

We rely on third party mortgage originators to make and document the mortgage loans we purchase. While we perform investigations on the mortgage companies with whom we do business and review the loan files and loan documents we purchase to attempt to detect any irregularities or legal noncompliance, we have less control over these originators than employees of the Bank. Our ability to control the third party mortgage originators could have an adverse impact on our business. In addition, these arrangements with third party mortgage originators and the fees payable by us to such third parties could be subject to additional regulatory scrutiny and restrictions in the future.

Our mortgage volume may be impacted by our use of third party mortgage originators.

Approximately 95 percent of our residential first mortgage volume depends upon the use of third party mortgage originators, who are not our employees. These third parties originate mortgages and provide services to many different banks and other entities. Accordingly, they may have relationships with or loyalties to such banks and other parties that are different from those they have with or to us. Failure to maintain good relations with such third party mortgage originators could have a negative impact on our market share which would negatively impact our net income.

Due to increasing regulatory scrutiny, our third party mortgage originators could choose or be required to either reduce the scope of their business or exit the mortgage origination business altogether. This could lead to a decrease in our mortgage volume.

Our financial results fluctuate as a result of the cyclical nature of our business and seasonality, which may adversely affect our business, financial condition and results of operations and make it difficult to predict our future performance.

Our mortgage origination business is subject to the cyclical and seasonal trends of the real estate market. Cyclicality in our industry could lead to periods of strong growth in the mortgage and real estate markets followed by periods of sharp declines and losses in such markets. One of the primary influences on our mortgage business is the aggregate demand for mortgage loans in our market areas, which is affected by prevailing interest rates. If we are unable to respond to the cyclicality of our industry by appropriately adjusting our operations, headcount and overhead, our business, financial condition and results of operations could be adversely affected.

In addition, seasonal trends have historically reflected the general patterns of residential and commercial real estate sales, which typically peak in the spring and summer seasons. Although in recent periods the broader cyclical trends in the mortgage and real estate markets have disrupted the customary historical seasonal trends, such seasonal trends could resume in the future, which could cause our quarterly operating results to fluctuate and make it difficult to predict our future operating performance. Furthermore, Basel III also provides for a countercyclical capital buffer to induce banking organizations to hold capital in excess of regulatory minimums.

While we recently reversed the valuation allowance for our deferred tax assets, we may not be able to realize these assets or may have to establish a valuation allowance in the future, which could adversely affect our operating results.

Management assesses the valuation allowance recorded against deferred tax assets at each reporting period and currently has no valuation allowance related to federal deferred tax assets and a valuation allowance of $30 million related to state taxes. The determination of whether a valuation allowance for deferred tax assets is appropriate is subject to considerable judgment and requires an evaluation of all available positive and negative evidence. The evaluation of deferred tax assets requires judgment in assessing the likely future tax consequences of events that have been recognized in our financial statements or tax returns and future profitability. Our accounting for deferred taxes represents our best estimate as described in Note 21 to the Consolidated Financial Statements and Notes as of and for the period ended December 31, 2015 included in this document. Changes in our current estimates, due to unanticipated events or otherwise, could have a material effect on our financial condition and results of operations.

General Risk Factors

MP Thrift, an entity managed and controlled by MatlinPatterson, owns 62.9 percent of our common stock and has significant influence over us, including control over decisions that require the approval of stockholders, whether or not such decisions are in the best interests of other stockholders.

MP Thrift owns a substantial majority of our outstanding common stock and as a result, has control over our decisions to enter into any corporate transaction and also the ability to prevent any transaction that requires the approval of our board of directors or the stockholders regardless of whether or not other members of our board of directors believe that any such transactions are in our best interests or stockholders believe that any such transactions are in their own best interests. So long as MP Thrift continues to hold a majority of our outstanding common stock, it will have the ability to control the vote in any election of directors and other matters being voted on, and continue to exert significant influence over us. Furthermore, MP Thrift may have interests that could diverge from the interests of other stockholders and the interests of the holders of the notes, and may use its control to make decisions that adversely affect the interest of other common stockholders, the holders of the notes and other holders of our debt or other equity instruments.

Additionally, our ability to use our deferred tax assets to offset future taxable income may be significantly limited if we experience an "ownership change" as defined for U.S. federal income tax purposes. Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), imposes restrictions on the use of a corporation’s net operating losses, certain recognized built-in losses, and other carryovers after an ownership change occurs. As we have a controlling stockholder, any stock offering in isolation or when combined with other stock ownership changes, could cause us to experience an ownership change for purposes of Section 382 of the Code. If an ownership change were to occur, we believe it could cause us to permanently lose the ability to realize a portion of our deferred tax assets related to net operating losses, resulting in reduction to total stockholders’ equity.

We are subject to a number of legal or regulatory proceedings, therefore making them difficult to predict.

At any given time, we are defending ourselves against a number of legal and regulatory investigations and proceedings. Proceedings or actions brought against us may result in judgments, settlements, fines, penalties, injunctions, business improvement orders, consent orders, supervisory agreements, restrictions on our business activities or other results adverse to us, which could materially and negatively affect our businesses. If such claims and other matters are not resolved in a manner favorable to us, they may result in significant financial liability and/or adversely affect the market perception of us and our products and services, as well as impact customer demand for those products and services. In addition, some of the laws and regulations to which we are subject may provide a private right of action that a consumer or class of consumers may pursue to enforce these laws and regulations. We also have been, and may continue to be in the future, subject to stockholder derivative actions, which could seek significant damages or other relief. Any financial liability or reputational damage could have a material adverse effect on our business, which, in turn, could have a material adverse effect on our financial condition and results of operations. Moreover, claims asserted against us can be highly complicated and slow to develop, making the outcome of such proceedings difficult to predict or estimate early in the process. As a participant in the financial services industry, it is likely that we will continue to experience a high level of litigation and regulatory scrutiny and investigations relating to our business and operations. The results of these legal and regulatory proceedings could lead to significant monetary damages or penalties, restrictions on the way in which we conduct our business, or reputational harm.

Although we establish accruals for legal proceedings when information related to the loss contingencies represented by those matters indicates both that a loss is probable and that the amount of loss can be reasonably estimated, we do not have accruals for all legal proceedings where we face a risk of loss. In addition, due to the inherent subjectivity of the assessments and unpredictability of the outcome of legal and regulatory proceedings, amounts accrued may not represent the ultimate loss to us from the legal and regulatory proceedings in question. As a result, our ultimate losses may be higher, and possibly significantly so, than the amounts accrued for legal loss contingencies.

For a further discussion of the unpredictability of legal proceedings and description of certain of our pending legal proceedings, see Note 23 in our Consolidated Financial Statements and Notes as of and for the period ended December 31, 2015 included in this document.

Risks Relating to the Exchange Offer and the New Notes

If you fail to exchange your Old Notes for New Notes, you will continue to hold notes subject to transfer restrictions, and it may be harder for you to sell the Old Notes.

The Old Notes were not registered under the Securities Act or under the securities laws of any state. Any Old Notes that remain outstanding after this exchange offer will continue to be subject to restrictions on their transfer. Thus, if you do not exchange your Old Notes for New Notes in this exchange offer, or if you do not properly tender your Old Notes in this exchange offer, you will not be able to sell, offer to sell or otherwise transfer your Old Notes unless they are registered under the Securities Act or unless you sell them, offer to sell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act and applicable state securities laws. After this exchange offer, holders of Old Notes will not have any further rights to have their Old Notes exchanged for New Notes registered under the Securities Act.

Because we anticipate that most holders of old notes will elect to participate in this exchange offer, we expect that the liquidity of the market for the old notes after the completion of this exchange offer will be substantially reduced. Old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of old notes outstanding. Accordingly, the liquidity of the market for any old notes could be adversely affected, and it may be difficult for you to sell them.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation.

The notes are not a savings account, deposit or other obligation of any of our bank or nonbank subsidiaries. The notes are not insured by the FDIC or any other governmental agency or instrumentality or public or private insurer.

Our access to funds from our subsidiaries may become limited, thereby restricting our ability to make payments on our obligations, including the notes.

We are a savings and loan holding company and depend primarily on dividends and advances from the Bank and other operating subsidiaries to fund our cash needs. These obligations and needs include capitalizing subsidiaries, repaying maturing indebtedness and paying debt service on outstanding indebtedness. The Bank is subject to regulatory limitations on its ability to make dividend payments and other distributions to us based on its earnings and capital position and as a result of the restrictions imposed on the Bank by the Consent Orders. A failure by the Bank to generate sufficient cash flow or to obtain approval from the regulators to make dividend payments to us may have a negative impact on our results of operations and financial position and consequently our ability to service our debt obligations, such as the notes. In addition, we or the Bank may become subject to regulatory orders that restrict our ability to service our debt obligations, such as the notes, including requirements that we satisfy any deposit liabilities or losses to the Deposit Insurance Fund as a result of the failure of the Bank.

The notes will be structurally subordinated to all of our subsidiaries’ indebtedness and junior to all of our future secured indebtedness.

As the notes will not be guaranteed by any of our subsidiaries, the notes will be structurally subordinated to the indebtedness and other liabilities and preferred equity of our subsidiaries, including any future indebtedness and other liabilities of Flagstar Bancorp, Inc. that are guaranteed by subsidiaries. In any liquidation, dissolution, bankruptcy or other similar proceeding involving one of our subsidiaries, any right we or any holders of the notes have to participate in the assets of the subsidiary will effectively be subordinated to the claims of creditors of the subsidiary, and following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a stockholder or otherwise. As of September 30, 2016, our subsidiaries had, in the aggregate, outstanding indebtedness and other liabilities, including deposits, of approximately $12.5 billion. As of that date, Flagstar Bancorp, Inc. had no outstanding indebtedness or other liabilities guaranteed by subsidiaries.

In addition, the notes will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any indebtedness that ranks ahead of the notes will be entitled to be paid in full from our assets before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the notes. As a result, if holders of the notes receive any payments, they may receive less, ratably, than holders of secured indebtedness. As of September 30, 2016, Flagstar Bancorp, Inc. had no outstanding secured indebtedness.

Your ability to transfer the New Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. An active market for the New Notes may not develop or, if developed, may not continue. The liquidity of any market for the New Notes will depend upon, among other things, the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the New Notes and other factors. If a market develops, the New Notes could trade at prices that may be lower than the initial offering price of the notes. Historically, the market for non-investment grade debt securities has been subject to disruptions that have caused substantial price volatility. The market, if any, for the New Notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes.

We may incur additional indebtedness in the future; the limited covenants in the indenture for the notes do not restrict our ability to do so.

We are not restricted from incurring additional indebtedness or other liabilities, including additional senior indebtedness, under the indenture pursuant to which we will issue the New Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the New Notes could be adversely affected. We expect to incur, from time to time, additional indebtedness and other liabilities.

In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under "Description of Notes—Merger, Consolidation or Sale of Assets," "Description of Notes—Events of Default, Notice and Waiver" and "Description of Notes—Restrictive Covenants" included in this prospectus.

Changes in our credit ratings may adversely affect your investment in the notes.

The credit ratings of our indebtedness are an assessment by rating agencies at the present time of our ability to pay our indebtedness when due. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such ratings may be obtained from such rating agency. A downgrade or potential downgrade in these ratings or the assignment of new ratings that are lower than existing ratings could reduce the number of potential investors of the notes and adversely affect the prices and liquidity of the notes. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.

RATIOS OF EARNINGS TO FIXED CHARGES

	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2016	2015	2014	2013	2012	2011
	(Dollars in millions)
Income (loss) before income tax	$216	$240	$(103)	$(149)	$53	$(181)
Fixed charges:
Interest on short-term borrowings	$4	$2	$2	$—	$2	$17
Interest on long-term debt	32	24	7	102	112	108
Combined fixed charges, excluding interest on deposits	36	26	9	102	114	125
Interest on deposits	34	42	30	42	70	95
Combined fixed charges, including interest on deposits	$70	$68	$39	$144	$184	$220
Ratio of earnings to combined fixed charges:
Excluding interest on deposits	7.00	10.23	(1)	(1)	1.46	(1)
Including interest on deposits	4.09	4.53	(2)	(2)	1.29	0.18

(1)
Earnings were insufficient to cover fixed charges excluding deposits and preferred stock dividends by approximately $94 million, $47 million and $56 million for the years ended December 31, 2014, 2013, and 2011, respectively.

(2)
Earnings were insufficient to cover fixed charges including deposits and preferred stock dividends by approximately $64 million and $5 million for the years ended December 31, 2014 and 2013, respectively.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement into which we entered when we issued the Old Notes. We will not receive any cash proceeds from this exchange offer.

In exchange for the Old Notes that you tender pursuant to this exchange offer, you will receive New Notes in like principal amount that are identical in all material respects to the Old Notes, except that the transfer restrictions, certain registration rights and rights to additional interest applicable to the Old Notes generally do not apply to the New Notes. The Old Notes that are surrendered in exchange for the New Notes will be retired and canceled by us upon receipt and cannot be reissued. Accordingly, the issuance of the New Notes under this exchange offer will not result in any increase in our outstanding indebtedness.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2016 which reflects the offering of the Old Notes, which occurred on July 11, 2016, and the application of the estimated net proceeds of the offering and dividend from the Bank, which occurred in July 2016. This table should be read in conjunction with our Consolidated Financial Statements and Notes as of and for the period ended December 31, 2015 and as of September 30, 2016, included in this document. See "Where You Can Find More Information" in this prospectus.

As of September 30, 2016

(Dollars in millions)
Federal Home Loan Bank Advances
Short-term adjustable rate	$20
Short-term fixed rate term advances	865
Other short-term	20
Long-term LIBOR adjustable advances	1,025
Long-term fixed rate advances	552
Trust Preferred Securities
Floating Three Month LIBOR
Plus 3.25%, matures 2032	26
Plus 3.25%, matures 2033	26
Plus 3.25%, matures 2033	26
Plus 2.00%, matures 2035	26
Plus 2.00%, matures 2035	26
Plus 1.75%, matures 2035	51
Plus 1.50%, matures 2035	25
Plus 1.45%, matures 2037	25
Plus 2.50%, matures 2037	16
6.125% Senior Notes due 2021 offered hereby	246
Total Debt	$2,975
Stockholders’ Equity
Preferred stock $0.01 par value, liquidation value $1,000 per share, 25,000,000 shares authorized; 266,657 issued and outstanding	$—
Common stock $0.01 par value, 70,000,000 shares authorized; 56,597,271 shares issued and outstanding	1
Additional paid in capital	1,494
Accumulated other comprehensive loss	(20)
Accumulated deficit	(189)
Total Stockholders' Equity	$1,286
Total Capitalization	$4,261

Common equity-to-assets ratio	9.0%
Common equity Tier 1 capital ratio	12.0%
Tier 1 leverage ratio	8.9%
Tier 1 risk-based capital ratio	14.0%
Total risk-based capital ratio	15.3%

BUSINESS

General

We are a Michigan-based savings and loan holding company founded in 1993. Our business is primarily conducted through our principal subsidiary, the Bank, a federally chartered stock savings bank founded in 1987. At September 30, 2016, based on our assets, we are one of the largest banks headquartered in Michigan, providing commercial, small business, and consumer banking services. We have three major operating segments: Community Banking, Mortgage Originations and Mortgage Servicing. Through these lines of business, we emphasize the delivery of a complete set of mortgage and banking products and services and are distinguished by local delivery, customer service and product pricing. Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "FBC." We are considered a controlled company for NYSE purposes, because MP Thrift Investments, L.P. ("MP Thrift") held approximately 62.9 percent of our common stock as of September 30, 2016.

Our Community Banking segment provides deposits and fee based services to consumer, business, and mortgage lending customers through our Branch Banking, Business Banking, Commercial Banking, Government Banking, Warehouse Lending and Held-for-Investment Portfolio groups. We maintain a portfolio of commercial and industrial, commercial real estate and builder finance loans with our commercial customers and we originate or purchase residential mortgage loans through referrals from our branches, consumer direct call center and our website, flagstar.com. At September 30, 2016, we operated 99 branches in Michigan. We leverage the customer relationships we have gained throughout our branch network to cross-sell products to existing customers and increase our customer base. In 2016 we also began to offer new MSR lending and equipment finance lease products.

Through our Mortgage Origination segment, we originate or purchase residential mortgage loans throughout the country and sell them into securitization pools, primarily to Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Corporation ("Freddie Mac") and the Government National Mortgage Association ("Ginnie Mae") (collectively, the "Agencies") or as whole loans. In addition, we originate or purchase residential first mortgage loans, other consumer loans and commercial loans to our held-for-investment loan portfolios. Our revenues include net interest income, income from banking services we provide to customers, and noninterest income from sales of residential first mortgage loans to the Agencies, and the servicing of loans for others. The combination of our retail, broker and correspondent channels gives us broad access to customers across diverse geographies to originate, fulfill, sell and service our residential mortgage loan products.

The majority of our total loan originations during the nine months ended September 30, 2016 represented mortgage loans that were collateralized by residential first mortgages on single-family residences and were eligible for sale to the Agencies. At September 30, 2016, we originated or purchased residential mortgage loans in all 50 states, the U.S. Virgin Islands, and the District of Columbia through relationships with 556 mortgage brokers and 729 correspondents. At September 30, 2016, we also operated 31 retail locations located in 21 states, which primarily originate one-to-four family residential mortgage loans as part of our Mortgage Originations segment. In addition, we originate other consumer and commercial loans through our Community Banking segment. We continue to expand existing business lines, such as our distributed retail and direct-to-consumer mortgage origination businesses.

Our Mortgage Servicing segment services and subservices mortgage loans for others on a fee for service basis and may also collect ancillary fees, such as late fees and earn income through the use of noninterest bearing escrows. Revenue on our subserviced loans is earned on a contractual fee basis, with the fees varying based on the status of the underlying loans.

At September 30, 2016, we had 2,881 full-time equivalent employees inclusive of account executives and loan officers.

Mortgage Originations

We originate, acquire and sell one-to-four family residential mortgage loans. Substantially all of the residential mortgage loans we sell are delivered into the secondary market on a whole loan basis or securitizing the loans into mortgage-backed securities with the agencies.

Mortgage Servicing

We also service and sub-service mortgage loans on a fee basis for others, and we service residential mortgages held-for-investment for our own portfolio.

Lending Activities

Our principal lending activities consist of the origination of residential first mortgage, second mortgage, HELOC and commercial loans generally located within our primary market and service areas.

Residential first mortgage loans. We originate conforming and non-conforming residential first mortgage loans that are generally made to consumers for the purchase or refinance of a residence. These loans are generally financed over a 15-year to 30-year term and, in most cases, are extended to borrowers to finance their primary residence. Applications are underwritten centrally using consistent credit policies and processes.

Second mortgage loans. The majority of second mortgages we originate are closed in conjunction with the closing of the residential first mortgages originated by us. We generally require the same levels of documentation and ratios as with our residential first mortgages. Second mortgage loans require full documentation and are underwritten and priced to ensure high credit quality and loan profitability.

Home Equity Line of Credit ("HELOC") loans. HELOC guidelines and pricing parameters have been established to attract high credit quality loans with long term profitability. HELOCs, which are secured by a first-lien or junior-lien on the borrower’s residence, allow customers to borrow against the equity in their homes or refinance existing mortgage debt. Applications are underwritten centrally in conjunction with an automated underwriting system. The HELOC underwriting criteria are based on minimum credit scores, debt-to-income ratios, and LTV ratios, with current collateral valuations.

Commercial loans. Commercial loans include commercial and industrial, commercial real estate and warehouse loans. Commercial and industrial loans are made to commercial customers involved in a broad range of industries for use in normal business operations to finance working capital needs, equipment purchases and other capital investments. Our commercial and industrial customers are involved in financial, insurance, service, manufacturing, and distribution. Commercial borrowers are made of up primarily of Michigan relationships, as well as national finance companies. Commercial real estate loans consist of loans to developers and support income producing commercial real estate properties. These loans are made to finance properties such as owner-occupied, retail, office, multi-family apartment buildings, industrial buildings, and residential developments. They are repaid through cash flows related to the operation, sale, or refinance of the property. Warehouse loans are lines of credit to other mortgage lenders. In 2016, we launched a national home builder finance program to grow our balance sheet, increase commercial deposits and develop incremental revenue through our retail purchase mortgage channel.

Deposits

Deposits include retail, commercial, government and company controlled deposits. Through our branches and commercial relationships, we gather deposits and offer a line of consumer and commercial financial products to individuals and businesses. We continue to focus our efforts towards the growth of our core deposits, which includes checking, savings and money market deposit accounts. We believe core deposits represent a more stable funding source. Government deposits are gathered from local municipalities primarily across the state of Michigan and are comprised mainly of property taxes that are collected. See Note 12 of the Notes to the Consolidated Financial Statements, in Item 8. Financial Statements and Supplementary Data, herein, for more information regarding deposits.

Borrowed funds

The Federal Home Loan Bank provides funding on a fully collateralized basis to us. We are currently authorized through a resolution of our board of directors to apply for advances from the Federal Home Loan Bank using approved loan types as collateral, such as residential first mortgage loans, home equity lines of credit, commercial real estate loans.

We have arrangements with the Federal Reserve Bank of Chicago to borrow as appropriate from its discount window. The discount window is a borrowing facility that is intended to be used only for short-term liquidity needs arising from special or unusual circumstances. The amount we are allowed to borrow is based on the lendable value of the collateral that we agree to provide. To collateralize the line, we pledge commercial and industrial loans that are eligible based on Federal Reserve Bank of Chicago guidelines.

Non-bank Subsidiaries

At September 30, 2016, our corporate legal structure consisted of the Bank, including its wholly-owned subsidiaries and wholly-owned non-bank subsidiaries through which we conduct other non-material business or which are inactive. The Bank comprised of 99.5 percent of our total assets at September 30, 2016. We also own nine statutory trusts that are not consolidated with our operations. For additional information, see Notes 1, 7 and 26 of the Notes to the Consolidated Financial Statements in Item 8. Financial Statements and Supplementary Data.

Regulation and Supervision

The banking industry is highly regulated. Statutory and regulatory controls are designed primarily for the protection of depositors and the financial system, and not for the purpose of protecting our shareholders. The following discussion is not intended to be a complete list of all the activities regulated by the banking laws or of the impact of such laws and regulations on us and the Bank. Changes in applicable laws or regulations, and in their interpretation and application by regulatory agencies, cannot be predicted and may have a material effect on our business and results.

The Bank is a savings and loan holding company. We must comply with a wide variety of banking, consumer protection and securities laws, regulations and supervisory expectations and are regulated by multiple regulators, including the Board of Governors of the Federal Reserve (the "Federal Reserve"), the Office of the Comptroller of the Currency ("OCC") of the U.S. Department of the Treasury ("U.S. Treasury"), Consumer Financial Protection Bureau (the "CFPB"), the Federal Deposit Insurance Corporation ("FDIC") and the Securities and Exchange Commission (the "SEC") or collectively "the regulatory agencies." The Bank's deposits are insured by the FDIC through the Deposit Insurance Fund.

As a general matter, the regulatory agencies are taking a more stringent approach to supervising and regulating financial institutions and financial products and services over which they exercise their respective supervisory authorities. We, the Bank and our products and services all remain subject to greater supervisory scrutiny and enhanced supervisory requirements and expectations.

Consent Order with OCC

Effective October 23, 2012, the Bank's board of directors executed a Stipulation and Consent (the "Stipulation"), accepting the issuance of a Consent Order (the "Consent Order") by the OCC. The Consent Order replaces the supervisory agreement entered into between the Bank and the Office of Thrift Supervision (the "OTS") on January 27, 2010, which the OCC terminated simultaneous with issuance of the Consent Order." For further information and a complete description of all of the terms of the Consent Order, please refer to the copy of the Consent Order filed with the SEC as an exhibit to our Current Report on Form 8-K filed on October 24, 2012.

Supervisory Agreement

We are also subject to the Supervisory Agreement with the Board of Governors of the Federal Reserve (the "Supervisory Agreement"), dated January 27, 2010. A failure to comply with the Supervisory Agreement could result in the initiation of further enforcement action by the Federal Reserve, including the imposition of further operating restrictions, and could result in additional enforcement actions against the Company. The Company has taken actions which it believes are appropriate to comply with and intends to maintain compliance with all of the requirements of the Supervisory Agreement. For further information and a complete description of all of the terms of the Supervisory Agreement, please refer to the copy of the Supervisory Agreement filed with the SEC as an exhibit to the Company's Current Report on Form 8-K filed on January 28, 2010.

Consent Order with CFPB

On September 29, 2014, the Bank entered into a Consent Order with the CFPB. The Consent Order relates to alleged violations of federal consumer financial laws arising from the Bank’s residential first mortgage loan loss mitigation practices and default servicing operations dating back to 2011. Under the terms of the Consent Order, the Bank has paid $28 million for borrower remediation and $10 million in civil money penalties. The settlement does not involve any admission of wrongdoing on the part of the Bank or its employees, directors, officers, or agents.

Holding Company Status, Acquisitions and Activities

We are a unitary savings and loan holding company, as defined by federal banking law, as is our controlling stockholder, MP Thrift. We may only conduct, or acquire control of companies engaged in, activities permissible for a savings and loan holding company pursuant to the relevant provisions of the Savings and Loan Holding Company Act and relevant regulations. Without prior written approval of the Federal Reserve, neither we, nor MP Thrift may: (i) acquire control of another savings association or holding company thereof, or acquire all or substantially all of the assets thereof; or (ii) acquire or retain, with certain exceptions, more than 5 percent of the voting shares of a non-subsidiary savings association or a non-subsidiary savings and loan holding company. We are prohibited from acquiring control of a depository institution that is not federally insured or retaining control of a savings association subsidiary for more than one year after the date that such subsidiary becomes uninsured. Similarly, we may not be acquired by a bank holding company, or any company, unless the Federal Reserve approves such transaction. In all situations, the public must have an opportunity to comment on any such proposed acquisition, and the OCC or the Federal Reserve must complete an application review. In addition, the Gramm-Leach-Bliley Act (the "GLBA") generally restricts any non-financial entity from acquiring us.

Source of Strength

The Dodd-Frank Act codified the Federal Reserve’s "source of strength" doctrine and extended it to savings and loan holding companies. Under the Dodd-Frank Act, the prudential regulatory agencies are required to promulgate joint rules requiring bank holding companies and savings and loan holding companies to serve as a source of financial strength for any depository institution subsidiary by maintaining the ability to provide financial assistance to such insured depository institution in the event that it suffers financial distress.

Regulatory Capital Requirements

The Bank and the holding company are currently subject to the regulatory capital framework and the implementation of the agreement reached by the Basel Committee on Banking and Supervision “Basel III” as adopted by the OCC and Federal Reserve. The OCC and Federal Reserve have risk-based capital adequacy guidelines intended to measure capital adequacy with regard to a banking organization’s balance sheet, including off-balance sheet exposures such as unused portions of loan commitments, letters of credit, and recourse arrangements. The Bank is required to comply with these capital adequacy standards. Beginning in 2015, our holding company was required to comply with the Federal Reserve Bank’s capital adequacy guidelines. Prior to 2015, these rules did not apply to savings and loan holding companies. Federal law and regulations established five levels of capital compliance: well-capitalized, adequately capitalized, under-capitalized, significantly under-capitalized and critically under-capitalized.

At December 31, 2015, the Bank and the holding company were considered "well-capitalized" for regulatory purposes under the Prompt Corrective Action framework. An institution is considered well-capitalized if its ratio of total risk-based capital to risk-weighted assets is 10.0 percent or more, its ratio of Tier 1 capital to risk-weighted assets is 8.0 percent or more, its ratio of common equity tier 1 capital to risk-weighted assets is 6.5 percent or more, and its leverage ratio of Tier 1 capital to total assets is 5.0 percent or more. Any institution that is not well capitalized or adequately capitalized is considered under-capitalized. Any institution with a tangible equity to total assets ratio of 2.0 percent or less is considered critically under-capitalized. See Note 22 - Regulatory Matters - Regulatory Capital, for additional information.

Effective on January 1, 2015, the capital framework under the Basel III final rule replaced the existing regulatory capital rules for all banks, savings associations, and U.S. bank holding companies with greater than $500 million in total assets, and all savings and loan holding companies. The final rule implements a new common equity Tier 1 minimum capital requirement. In addition, the new regulations subject a banking organization to certain limitations on capital distributions and discretionary bonus payments to executive officers if the organization did not maintain a capital conservation buffer of common equity Tier 1 capital in an amount greater than 2.5 percent of its total risk-weighted assets. The effect of the capital conservation buffer will be to increase the minimum common equity Tier 1 capital ratio to 7.0 percent, the minimum Tier 1 risk-based capital ratio to 8.5 percent and the minimum total risk-based capital ratio to 10.5 percent. The capital conservation buffer becomes effective January 1, 2016 with transition provisions through 2018.

The new regulations grandfather the regulatory capital treatment of hybrid debt and equity securities, such as trust preferred securities issued prior to May 19, 2010, for banks or holding companies with less than $15.0 billion in total consolidated assets as of December 31, 2009. Although the Company may continue to include our existing trust preferred securities as Tier 1 capital, the prohibition on the use of these securities as Tier 1 capital going forward may limit the Company’s ability to raise capital in the future.

Various aspects of Basel III are subject to multi-year transition periods through December 31, 2018. Basel III will materially change our Tier 1, Tier 1 common and total capital calculations.

Standards for Safety and Soundness

Federal law requires each U.S. bank regulatory agency to prescribe certain safety and soundness standards for all insured financial institutions. To that end, the U.S. bank regulatory agencies adopted Interagency Guidelines Establishing Standards for Safety and Soundness. These are used by the U.S. bank regulatory agencies to identify and address problems at insured financial institutions before capital becomes impaired. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, compensation and benefits, earnings, and other operational and managerial standards as the agency deems appropriate. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. If the appropriate U.S. banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

Qualified Thrift Lender

The Bank is required to meet a Qualified Thrift Lender ("QTL") test to avoid certain restrictions on operations, including restrictions applicable to multiple savings and loan holding companies, restrictions on the ability to branch interstate, and our mandatory registration as a bank holding company under the Bank Holding Company Act of 1956. A savings bank satisfies the QTL test if: (i) on a monthly basis, for at least nine months out of each twelve month period, at least 65 percent of a specified asset base of the savings bank consists of loans to small businesses, credit card loans, educational loans, or certain assets related to domestic residential real estate, including residential mortgage loans and mortgage securities, as well as a portion of residential loans originated and sold within 90 days of origination; or (ii) at least 60 percent of the savings bank’s total assets consist of cash, U.S. government or government agency debt or equity securities, fixed assets, or loans secured by deposits, real property used for residential, educational, church, welfare, or health purposes, or real property in certain urban renewal areas. The Bank is currently, and expects to remain, in compliance with QTL standards.

FDIC Insurance and Assessment

The FDIC insures the deposits of the Bank and such insurance is backed by the full faith and credit of the U.S. government through the Deposit Insurance Fund ("DIF"). The Dodd-Frank Act raised the standard maximum deposit insurance amount to $250,000 per depositor, per insured financial institution for each account ownership category. Deposits held in noninterest bearing transaction accounts are now aggregated with any interest bearing deposits the owner may hold in the same ownership category and the combined total is insured up to at least $250,000.

Pursuant to the Dodd-Frank Act, the minimum reserve ratio designated by the FDIC each year is 1.35 percent of the assessment base, as opposed to 1.15 percent under prior law. The FDIC is required to meet the minimum reserve ratio by September 30, 2020 and is required to offset the effect of the increased reserve ratio for banks with assets less than $10 billion. The FDIC has established a higher reserve ratio of 2 percent as a long-term goal beyond what is required by statute. The FDIC is operating under a DIF Restoration Plan while the reserve ratio remains below the minimum target. The Restoration Plan allows the FDIC to evaluate whether growth in the DIF under current assessment rates is likely to be sufficient to meet the statutory requirements. In October of 2015, the FDIC proposed to increase the DIF to the statutorily required minimum level of 1.35 percent. The Dodd-Frank Act made banks with $10 billion or more in total assets responsible for the increase from 1.15 percent to 1.35 percent. Under the current rule regular assessment rates for all banks will decline when the reserve ratio reaches 1.15 percent, which the FDIC expects will occur in early 2016. The proposed rule will impose on the Bank a surcharge of 4.5 cents per $100 of our assessment base, after making certain adjustments. The FDIC expects the reserve ratio would likely reach 1.35 percent after approximately two years of payments of the proposed surcharges. The DIF is funded mainly through quarterly assessments on insured banks.

The FDIC maintains the DIF by assessing each financial institution an insurance premium. The FDIC defined deposit insurance assessment base for an insured depository institution is equal to the average consolidated total assets during the assessment period, minus average tangible equity.

During 2015, the Bank was classified as a small institution for deposit insurance assessment purposes. As a small institution, the Bank was assigned to one of three Capital Groups based on our capitalization level. The Bank was also assigned to one of three Supervisory Groups based on the supervisory evaluations provided by the Bank’s primary federal regulator. Our assessment rate, as a small institution, was determined based upon the Risk Category to which we are assigned. Our Risk Category was determined based on a combination of our Supervisory and Capital Group assignments.

Effective January 1, 2016, as a result of reporting assets of more than $10 billion for four consecutive quarters, the Bank is classified as a large institution for deposit insurance assessment purposes. The assessment rate schedule for large financial institutions (i.e., financial institutions with at least $10 billion in assets) is determined by use of a scorecard that combines a financial institution's Capital, Asset Quality, Management, Earnings, Liquidity and Sensitivity ("CAMELS") ratings with certain forward-looking financial information to measure the risk to the DIF. Pursuant to this scorecard method, two scores (a performance score and a loss severity score) are combined and converted to an initial base assessment rate (also referred to as IBAR). The performance score measures a financial institution's financial performance and ability to withstand stress. The loss severity score measures the relative magnitude of potential losses to the FDIC in the event of the financial institution's failure. Total scores are converted pursuant to a predetermined formula into an initial base assessment rate, which is subject to adjustment based upon significant risk factors not captured in the scoreboard. Total assessment rates range from 2.5 basis points to 45 basis points for such large financial institutions.

All FDIC-insured financial institutions must pay an annual assessment to provide funds for the payment of interest on bonds issued by the Financing Corporation, a federal corporation chartered under the authority of the Federal Housing Finance Board. The bonds, which are referred to as FICO bonds, were issued to capitalize the Federal Savings and Loan Insurance Corporation, and the assessments will continue until the bonds mature in 2019.

Affiliate Transaction Restrictions

The Bank is subject to the affiliate and insider transaction rules applicable to member banks of the Federal Reserve as well as additional limitations imposed by the OCC. These provisions prohibit or limit the Bank from extending credit to, or entering into certain transactions with certain affiliates, principal stockholders, directors and executive officers of the banking institution and certain of its affiliates. The Dodd-Frank Act imposed further restrictions on transactions with certain affiliates and extension of credit to executive officers, directors and principal stockholders.

Incentive Compensation

The U.S. bank regulatory agencies issued comprehensive guidance on incentive compensation policies intended to ensure that the incentive compensation policies of U.S. banks do not undermine the safety and soundness of such banks by encouraging excessive risk-taking. The guidance, which covers all employees that have the ability to materially affect the risk profile of a bank, either individually or as part of a group, is based upon the key principles that a bank’s incentive compensation arrangements should (i) provide incentives that do not encourage risk-taking beyond the bank’s ability to effectively identify and manage risks, (ii) be compatible with effective internal controls and risk management, and (iii) be supported by strong corporate governance, including active and effective oversight by the bank’s board of directors.

The U.S. bank regulatory agencies review, as part of the regular, risk-focused examination process, the incentive compensation arrangements of U.S. banks that are not "large, complex banking organizations." These reviews are tailored to each bank based on the scope and complexity of the bank’s activities and the prevalence of incentive compensation arrangements. The findings of the supervisory initiatives are included in reports of examination. Deficiencies are incorporated into the bank’s supervisory ratings, which may affect the bank’s ability to make acquisitions and take other actions. Enforcement actions will be taken against a bank if its incentive compensation arrangements, or related risk-management control or governance processes, pose a risk to the bank’s safety and soundness and the organization is not taking prompt and effective measures to correct the deficiencies. See the Supervisory Agreement discussion, in Item 1. Business for further discussion of the executive compensation notice requirements.

Federal Reserve

Numerous regulations promulgated by the Federal Reserve affect our business operations as well as those of the Bank. These include regulations relating to electronic fund transfers, collection of checks, availability of funds, and reserve requirements.

Federal Reserve regulations require federally chartered savings associations to maintain cash reserves against their transaction accounts (primarily NOW and demand deposit accounts). During 2016, a 3 percent reserve is to be maintained against aggregate transaction accounts between $15 million and $110 million (subject to adjustment by the Federal Reserve) plus a reserve of 10 percent (subject to adjustment by the Federal Reserve between 8 percent and 14 percent) against that portion of total transaction accounts in excess of $110 million. For 2015, a 3 percent reserve will be required to be maintained against aggregate transaction accounts between $14.5 million and $103.6 million (subject to adjustment by the Federal Reserve) plus a reserve of 10 percent (subject to adjustment by the Federal Reserve between 8 percent and 14 percent) against that portion of total transaction accounts in excess of $103.6 million.

Required reserves must be maintained in the form of vault cash, an account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve. Pursuant to the Emergency Economic Stabilization Act of 2008, the Federal Reserve Banks pay interest on depository institutions’ required and excess reserve balances. These interest rates are determined by the Federal Reserve, and currently both rates are 0.50 percent per annum.

Bank Secrecy Act ("BSA")

The BSA requires all financial institutions, including banks, to, among other things, establish a risk-based system of internal controls reasonably designed to prevent money laundering and the financing of terrorism. Under the BSA, an internal controls program should, at a minimum, include independent testing for compliance, designate an individual responsible for coordinating and monitoring day-to-day compliance and provide training for appropriate personnel. The BSA also includes a variety of recordkeeping and reporting requirements (such as cash and suspicious activity reporting), as well as due diligence/know-your-customer documentation requirements. The Bank has established a global anti-money laundering program in order to comply with the BSA requirements and certain requirements under the Consent Order relating to its compliance with the BSA.

In recent years, regulators have intensified their focus on bank secrecy and anti-money laundering statutes, regulations and compliance requirements, as well as compliance with economic sanctions administered by OFAC, and we have been required to revise policies and procedures and install new systems in order to comply with regulations, guidelines and examination procedures in this area. As a part of the Consent Order, the Bank agreed to review and revise the Bank’s bank secrecy and anti-money laundering risk assessment and written program of policies and procedures adopted in accordance with the Bank Secrecy Act and update the status of the Bank’s plan and timeline for the implementation of enhanced bank secrecy and anti-money laundering internal controls. We cannot be certain that the policies, procedures and systems we have in place or may in the future put in place are or will be successful. Therefore, there is no assurance that in every instance we are and will be in full compliance with these requirements or the Consent Order.

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "PATRIOT Act")

The PATRIOT Act amended the BSA to include numerous provisions designed to detect and prevent the financing of international money laundering and terrorism. The PATRIOT Act mandates that U.S. financial institutions (and foreign financial institutions with U.S. operations) implement additional policies and procedures that meet certain minimum requirements and take heightened measures designed to address any or all of the following: customer identification programs, money laundering, terrorist financing, identifying and reporting suspicious activities and currency transactions, currency crimes and cooperation between financial institutions and law enforcement authorities. Other required actions include terminating correspondent accounts for foreign "shell banks," obtaining information about the owners of foreign bank clients, and providing the name and address of the foreign bank’s agent for service of process in the United States. Significant penalties and fines, as well as other supervisory orders may be imposed on a financial institution for non-compliance with these requirements. In addition, the U.S. bank regulatory agencies must consider the effectiveness of financial institutions engaging in a merger transaction in combating money laundering activities. The Bank has established policies and procedures intended to comply with the PATRIOT Act’s provisions, the BSA, as well as other aspects of anti-money laundering legislation.

Office of Foreign Assets Control Regulation

The United States has imposed economic sanctions that affect transactions with designated foreign countries, nationals, individuals, entities and others. These are typically known as the "OFAC" rules based on their administration by the U.S. Treasury’s Office of Foreign Assets Control ("OFAC"). The OFAC-administered sanctions targeting certain persons and countries take many different forms. Generally, however, they contain one or more of the following elements: (i) restrictions on trade with or investment in a sanctioned country or with a sanctioned person, including prohibitions against direct or indirect imports from and exports to a sanctioned country or person and prohibitions on "U.S. persons" engaging in financial transactions relating to making investments in, or providing investment-related advice or assistance to, a sanctioned country or person; and (ii) a blocking of assets in which the sanctioned country or person have an interest, by prohibiting transfers of property subject to U.S. jurisdiction (including property in the possession or control of U.S. persons). Blocked assets (e.g., property and bank deposits) cannot be paid out, withdrawn, set off or transferred in any manner without a license from OFAC. Failure to comply with these sanctions could have serious legal and reputational consequences.

Consumer Protection Laws and Regulations

The Bank is subject to many federal consumer protection statutes and regulations, the examination and enforcement of which has become more pronounced since the passage of the Dodd-Frank Act and the creation of the CFPB. The CFPB has assumed the responsibility for the development and enforcement of the federal consumer protection statutes and regulations, such as the Electronic Fund Transfer Act, the Fair Credit Reporting Act, the Homeowners Protection Act, the Fair Debt Collection Practices Act, the Home Mortgage Disclosure Act, the Home Ownership and Equity Protection Act, the Secure and Fair Enforcement for Mortgage Licensing Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act, the Servicemembers’ Civil Relief Act and the Truth in Saving Act. The Dodd-Frank Act gave the CFPB: (i) broad rule-making, supervisory, examination and enforcement authority in this area over financial institutions that have assets of more than $10 billion, (ii) expanded data collecting powers for fair lending purposes for both small business and mortgage loans and (iii) authority to prevent unfair, deceptive and abusive practices. The consumer complaint function of the OCC also has been transferred to the CFPB. The Dodd-Frank Act also narrows the scope of federal preemption of state laws related to federally chartered financial institutions, including savings banks such as the Bank, which gives broader rights to state attorney generals to enforce certain consumer protection loans.

During 2015, the Bank was not subject to the CFPB’s supervisory, examination and enforcement authority with respect to consumer protection laws and regulations because the Bank had reported assets of less than $10 billion for four consecutive quarters. Instead, it was subject to the OCC’s supervisory, examination and enforcement authority in this area. As of December 31, 2015, the total assets of the Bank have exceeded $10 billion for four consecutive quarters, and as such, the Bank is again subject to the CFPB’s supervisory, examination and enforcement authority with respect to consumer protection laws and regulations starting in January 2016.

In 2016 and future years, the Company anticipates that it will continue to be financially impacted by several meaningful regulatory changes. The most significant changes of which include:

Amendments to the 2014 Regulations Related to Mortgage Origination and Servicing. In January 2013, the CFPB issued a series of final rules related to mortgage loan origination and mortgage loan servicing. While these final rules amended existing regulations applicable to Flagstar, adjustments in our business operations necessary to comply with these rules have increased our overall regulatory compliance costs. In addition, the CFPB continues to modify and refine the new substantive requirements. In 2014, the CFPB issued final and proposed rules and guidance to amend and supplement its mortgage loan servicing rules. On July 8, 2014, the CFPB issued a final rule to clarify that the name of a deceased borrower’s heir generally may be added to a mortgage without triggering the ability-to-repay rule. On August 19, 2014, the CFPB issued guidance that outlines what CFPB examiners will look for when mortgage servicing rights are transferred to ensure that mortgage servicers are fulfilling their obligations under the mortgage servicing rules and highlights regulatory requirements that may be implicated by a transfer of mortgage servicing rights. On October 22, 2014, the CFPB issued a final rule that provides a limited, post-consummation cure mechanism for loans that exceed the points and fees limit for Qualified Mortgages, but that meet the other requirements for being a Qualified Mortgage at consummation. In addition, on November 20, 2014, the CFPB proposed several amendments to certain mortgage servicing rules, including amendments that would require servicers to provide certain borrowers with foreclosure protections more than once over the life of the loan, clarify when a consumer is considered “delinquent,” expand protections provided to certain borrowers during a servicing transfer and prevent wrongful disclosures. The CFPB is expected to continue to revise its rules related to mortgage loan origination and mortgage loan servicing, and additional rulemaking affecting the residential mortgage business is expected.

The TILA-RESPA Integrated Disclosure Rule. On November 20, 2013, the CFPB issued a final rule and official interpretation, which established integrated mortgage disclosure requirements for lenders and settlement agents in connection with most closed-end consumer credit transactions secured by real property. The final rule, commonly referred to as "TRID," became effective as to mortgage applications received on or after October 3, 2015 and combines certain disclosures that consumers receive in connection with applying for and closing on a mortgage loan under the Truth in Lending Act and the Real Estate Settlement Procedures Act. Among other things, the rule mandates the use of two new disclosure forms, a Loan Estimate form and a Closing Disclosure form, which replace existing disclosure forms and include additional content not required by the prior forms. In addition, the rule requires that the Closing Disclosure form be received by the borrower at least three business days before closing in most cases, limits the circumstances in which borrowers may be required to pay more for settlement services than the amount stated on the Loan Estimate form and imposes certain recordkeeping requirements.

The Home Mortgage Disclosure Act (the “HMDA”) and Updated Reporting Requirements. The HMDA grew out of public concern over credit shortages in certain urban neighborhoods and provides public information that will help show whether financial institutions are serving the housing credit needs of the neighborhoods and communities in which they are located. The HMDA also includes a "fair lending" aspect that requires the collection and disclosure of data about applicant and borrower characteristics as a way of identifying possible discriminatory lending patterns and enforcing anti-discrimination statutes. Regulation C provides the mechanism for this collection and reporting of data, which has been applicable to closed-end consumer loans secured by a dwelling and which a financial institution originates, purchases, or for which it receives an application. On October 15, 2015, the CFPB issued a final rule amending Regulation C, expanding the amount of data to be gathered and reported as well as subjecting home equity lines of credit and reverse mortgages to these requirements. The new data gathering requirements will become effective on January 1, 2018 while the new reporting obligations will become effective in 2019, although it is not yet clear how much of this new data will be made publicly available. We will continue to assess the impact to Flagstar as we update our procedures and system controls and as the CFPB provides additional guidance on how much of the data will be made publicly available.

Predatory lending. Federal regulations require additional disclosures and consumer protections to borrowers for certain lending practices, including predatory lending. The term "predatory lending," much like the terms "safety and soundness" and "unfair and deceptive practices," is far-reaching and covers a potentially broad range of behavior. As such, it does not lend itself to a concise or a comprehensive definition. Predatory lending typically involves at least one, and perhaps all three, of the following elements:

•	Making unaffordable loans based on the assets of the borrower rather than on the borrower's ability to repay an obligation;

•	Inducing a borrower to refinance a loan repeatedly in order to charge high points and fees each time the loan is refinanced, also known as loan flipping; and/or

•	Engaging in fraud or deception to conceal the true nature of the loan obligation from an unsuspecting or unsophisticated borrower.

In addition, many states also have predatory lending laws that may be applicable to the Bank.

Gramm-Leach Bliley Act ("GLBA"). The GLBA includes provisions that protect consumers from the unauthorized transfer and use of their non-public personal information by financial institutions. Privacy policies are required by federal banking regulations which limit the ability of banks and other financial institutions to disclose non-public personal information about consumers to non-affiliated third parties. Pursuant to those rules, financial institutions must provide:

•	Initial notices to customers about their privacy policies, describing the conditions under which they may disclose non-public personal information to non-affiliated third parties and affiliates;

•	Annual notices of their privacy policies to current customers; and

•	A reasonable method for customers to "opt out" of disclosures to non-affiliated third parties.

These privacy protections affect how consumer information is transmitted through diversified financial companies and conveyed to outside vendors. In addition, states are permitted under the GLBA to have their own privacy laws, which may offer greater protection to consumers than the GLBA. Numerous states in which the Bank does business have enacted such laws.

In addition, the Bank is subject to regulatory guidelines establishing standards for safeguarding customer information. These regulations implement certain provisions of the GLBA. The guidelines describe the U.S. bank regulatory agencies expectations for the creation, implementation and maintenance of an information security program, which would include administrative, technical and physical safeguards appropriate to the size and complexity of the institution and the nature and scope of its activities. The standards set forth in the guidelines are intended to ensure the security and confidentiality of customer records and information, protect against any anticipated threats or hazards to the security or integrity of such records and protect against unauthorized access to, or use of, such records or information that could result in substantial harm or inconvenience to any customer.

Fair Credit Reporting Act and the Fair and Accurate Credit Transactions Act (“FACT Act”). The Fair Credit Reporting Act, as amended by the FACT Act, requires financial firms to help deter identity theft, including developing appropriate fraud response programs, and gives consumers more control of their credit data. It also reauthorizes a federal ban on state laws that interfere with corporate credit granting and marketing practices. In connection with the FACT Act, U.S. bank regulatory agencies proposed rules that would prohibit an institution from using certain information about a consumer it received from an affiliate to make a solicitation to the consumer, unless the consumer has been notified and given a chance to opt out of such solicitations. A consumer's election to opt out would be applicable for at least five years.

Equal Credit Opportunity Act (“ECOA”). The ECOA generally prohibits discrimination in any credit transaction, whether for consumer or business purposes, on the basis of race, color, religion, national origin, sex, marital status, age (except in limited circumstances), receipt of income from public assistance programs, or good faith exercise of any rights under the Consumer Credit Protection Act.

Truth In Lending Act (“TILA”). The TILA is designed to ensure that credit terms are disclosed in a meaningful way so that consumers may compare credit terms more readily and knowledgeably. As a result of the TILA, all creditors must use the same credit terminology to express rates and payments, including the annual percentage rate, the finance charge, the amount financed, the total of payments and the payment schedule, among other things. In addition, the TILA, through its implementation of Regulation Z also provides a variety of substantive protections for consumers, including but not limited to the technical requirements of the new TILA RESPA Integrated Disclosure Rule. These protections also include the rules applicable to assessing a consumer’s ability to repay as well as what constitutes a “qualified mortgage," the rules applicable to higher-priced mortgage loans, the strict requirements applicable to making a “High Cost Mortgage Loan," and rules restricting loan originator compensation. Regulation Z also impacts mortgage loan servicing, through rules applying to billing statements, interest rate adjustment notices, and the way in which payments are to be applied. Violations of these provisions can result in civil liability and/or administrative sanctions.

Fair Housing Act (“FH Act”). The FH Act regulates many practices, including making it unlawful for any lender to discriminate in its housing-related lending activities against any person because of race, color, religion, national origin, sex, handicap or familial status. A number of lending practices have been found by the courts to be, or may be considered illegal, under the FH Act, including some that are not specifically mentioned in the FH Act itself.

Real Estate Settlement Procedures Act (“RESPA”). Lenders are required by RESPA to provide borrowers with disclosures regarding the nature and cost of real estate settlements. While many of these requirements are now spelled out under the Truth in Lending Act’s Regulation Z pursuant to the TILA RESPA Integrated Disclosure Rule, RESPA and its Regulation X continue to impact mortgage servicing compliance through several rules, including but not limited to those applicable to handling borrower requests for information and notices of error, force placed insurance, loss mitigation and foreclosure, and the transfer of servicing. Also, RESPA prohibits certain abusive practices, such as kickbacks, and places limitations on the amount of escrow accounts. Violations of RESPA may result in civil liability or administrative sanctions.

Servicemembers’ Civil Relief Act (the “SCRA”). The SCRA applies to all debts incurred prior to commencement of active military service (including credit card and other open-end debt) and limits the amount of interest, including service and renewal charges and any other fees or charges (other than bona fide insurance) that is related to the obligation or liability.

Enforcement. Enforcement actions under the above laws may include fines, reimbursements and other penalties. Due to heightened regulatory concern related to compliance with the FACT Act, ECOA, TILA, FH Act, HMDA, RESPA and SCRA generally, the Bank may incur additional compliance costs or be required to expend additional funds for investments in its local community.

Community Reinvestment Act ("CRA")

The CRA, as implemented by OCC regulations, requires the OCC to evaluate how federal savings associations have helped to meet the credit needs of the communities they serve, including low to moderate income neighborhoods, while maintaining safe and sound banking practices. The evaluation rates an institution based on its actual performance in meeting community needs. In particular, the current evaluation system focuses on three tests: (i) a lending test, to evaluate the institution’s record of making loans in its service areas; (ii) an investment test, to evaluate the institution’s record of investing in community development projects, affordable housing, and programs benefiting low- or moderate-income individuals and businesses; and (iii) a service test, to evaluate the institution’s delivery of services through its branches, ATMs and other offices. The OCC assigns one of four possible ratings to an institution's CRA performance and is required to make public an institution's rating and written evaluation. The four possible ratings of meeting community credit needs are outstanding, satisfactory, needs to improve and substantial non-compliance.

An institution’s failure to comply with the provisions of the CRA could, at a minimum, result in regulatory restrictions on its activities, including, but not limited to, engaging in acquisitions and mergers. CRA ratings are also considered in evaluating applications to open a branch.

Regulatory Reform

The Dodd-Frank Act requires the federal financial regulatory agencies to adopt rules that prohibit banks and affiliates from engaging in proprietary trading and investing in and sponsoring certain "covered funds," including hedge funds and private equity funds. The statutory provision is commonly called the "Volcker Rule." The final rules implementing the Volcker Rule, as drafted by a variety of federal financial regulatory agencies, were issued December 10, 2013. The final rules extend the conformance period to July 21, 2015. Pursuant to the requirements of the Volcker Rule, we have established a standard compliance program based on the size and complexity of our operations. The standard compliance program includes written policies and procedures that document and limit our risk mitigating hedging and market-making related activities; a system of internal controls to monitor compliance; a management framework that provides a clear accountability for compliance including appropriate management review of limits; incentive compensation; and other matters identified as requiring attention; independent testing and audits; training; and recordkeeping requirements.

We expect to incur ongoing operational and system costs for ongoing compliance with the multitude of new laws and regulations. Furthermore, there may be additional federal or state laws enacted during this period that place additional obligations on servicers of residential loans.

Stress Testing Requirements

The U.S. federal banking agencies, including the OCC and the Federal Reserve, issued final rules implementing provisions of the Dodd-Frank Act that require banking organizations, including savings associations and savings and loan holding companies, with total consolidated assets of more than $10 billion but less than $50 billion to conduct annual company-run stress tests, report the results to their primary federal regulator and the Federal Reserve and publish a summary of the results. Each Dodd-Frank Act Stress Test, or DFAST, must be conducted using certain scenarios (baseline, adverse and severely adverse), which the OCC and Federal Reserve will publish by February 15 of each year. Banking organizations are required to use the scenarios to calculate, for each quarter-end within a nine-quarter planning horizon, the impact of such scenarios on revenues, losses, loan loss reserves and regulatory capital levels and ratios, taking into account all relevant exposures and activities. The rules also require each banking organization to establish and maintain a system of controls, oversight and documentation, including policies and procedures, designed to ensure that the DFAST procedures used by the banking organization are effective in meeting the requirements of the rules.

Limitation on Capital Distributions

Under the Supervisory Agreement, we shall not declare or pay any cash dividends or other capital distributions or purchase, repurchase, or redeem, or commit to purchase, repurchase, or redeem any equity stock without the prior written nonobjection of the Federal Reserve. The Company does not currently pay dividends on the capital stock.

OCC regulations impose limitations upon certain capital distributions by savings associations, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital.

The OCC regulates all capital distributions made by the Bank, directly or indirectly, to the holding company, including dividend payments. A subsidiary of a savings and loan holding company, such as the Bank, must file a notice or application with the OCC at least 30 days prior to each proposed capital distribution. Whether an application is required is based on a number of factors including whether the institution qualifies for expedited treatment under the OCC rules and regulations or if the total amount of all capital distributions (including each proposed capital distribution) for the applicable calendar year exceeds net income for that year to date plus the retained net income for the preceding two years. Under the Consent Order, the Bank may not pay a dividend or make a capital distribution if it is not in compliance with its approved capital plan or would not remain in compliance after making the dividend or capital distribution, and the Bank must receive OCC approval under the generally applicable application or notice requirements. In addition, as a subsidiary of a savings and loan holding company, the Bank must receive approval from the Federal Reserve Bank ("FRB") before declaring any dividends. Additional restrictions on dividends apply if the Bank fails the QTL test.

The Bank may not pay dividends to us if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage and tangible capital ratio requirements or if the dividend would violate a prohibition contained in any statute, regulation or agreement. Under the Federal Deposit Insurance Act ("FDIA") an insured depository institution such as the Bank is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is used in the FDIA). Payment of dividends by the Bank also may be restricted at any time at the discretion of the OCC if it deems the payment to constitute an unsafe and unsound banking practice.

Commercial Real Estate Lending

Lending operations that involve concentrations of commercial real estate loans are subject to enhanced scrutiny by federal banking regulators. Regulators have advised financial institutions of the risks posed by commercial real estate lending concentrations. Such loans generally include land development, construction loans and loans secured by multifamily property and nonfarm, nonresidential real property where the primary source of repayment is derived from rental income associated with the property. Interagency guidance prescribes the following guidelines for examiners to help identify institutions that are potentially exposed to concentration risk and may warrant greater supervisory scrutiny:

•	Total reported loans for construction, land development and other land represent 100 percent or more of the institution’s total capital, or

•
Total commercial real estate loans represent 300 percent or more of the institution’s total capital, and the outstanding balance of the institution’s commercial real estate loan portfolio has increased by 50 percent or more during the prior 36 months.

Loans to One Borrower

Under the Home Owners Loan Act ("HOLA"), savings associations are generally subject to the national bank limits on loans to one borrower. Generally, savings associations may not make a loan or extend credit to a single or related group of borrowers in excess of 15 percent of the institution’s unimpaired capital and surplus (as defined by HOLA). Additional amounts may be loaned if such loans or extensions of credit are secured by readily-marketable collateral, but in no case may they be in excess of an additional 10 percent of unimpaired capital and surplus.

Regulatory Enforcement

Both the OCC and the FDIC may take regulatory enforcement actions against any of their regulated institutions, such as the Bank, that do not operate in accordance with applicable regulations, policies and directives. Proceedings may be instituted against any banking institution, or any "institution-affiliated party," such as a director, officer, employee, agent or controlling person, who engages in unsafe and unsound practices, including violations of applicable laws and regulations. The OCC has authority under various circumstances to appoint a receiver or conservator for an insured institution that it regulates, to issue cease and desist orders, to obtain injunctions restraining or prohibiting unsafe or unsound practices, to revalue assets and to require the establishment of reserves. The FDIC has additional authority to terminate insurance of accounts, after notice and hearing, upon a finding that the insured institution is or has engaged in any unsafe or unsound practice that has not been corrected, is operating in an unsafe or unsound condition or has violated any applicable law, regulation, rule, or order of, or condition imposed by, the FDIC. In addition, the Federal Reserve may take regulatory enforcement actions against us, and the CFPB may also have the authority to take regulatory enforcement actions against us or the Bank.

Assessments

In its normal course of business, the OCC charges assessments to savings associations to fund its operations. The general assessment is paid on a semi-annual basis and is generally based on an institution’s total assets, with a surcharge for an institution with a composite rating of 3, 4 or 5 in its most recent safety and soundness examination. Our expense for these assessments totaled $3 million for each of the years ending December 31, 2015 and 2014.

Federal Home Loan Bank System

The primary purpose of the Federal Home Loan Banks ("FHLBs") is to act as a central credit facility and provide loans to their respective members, such as the Bank, in the form of collateralized advances for making housing loans as well as for affordable housing and community development lending. The FHLBs are generally able to make advances to their member institutions at interest rates that are lower than the members could otherwise obtain. The Federal Housing Finance Agency, a government agency, is generally responsible for regulating the FHLB system. The FHLB system consists of 12 regional FHLBs, each being federally chartered, but privately owned, by their respective member institutions. The Bank is currently a member of the FHLB of Indianapolis, and as such, is required to purchase and hold shares of capital stock in that FHLB in an amount as required by that FHLB’s capital plan and minimum capital requirements. At December 31, 2015, we held 169,881,300 shares of FHLB stock with a value of $170 million.

Environmental Regulation

Our business and properties are subject to federal, state and local laws and regulations governing environmental matters, including the regulation of hazardous substances and wastes. For example, under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended and similar state laws, owners and operators of contaminated properties may be liable for the costs of cleaning up hazardous substances without regard to whether such persons actually caused the contamination. Such laws may affect us both as a current or former owner or operator of properties used in or held for our business or upon which we have foreclosed, and as a secured lender on property that is found to contain hazardous substances or wastes. Our general practice is to obtain an environmental assessment prior to foreclosing on commercial property. We may elect not to foreclose on properties that contain such hazardous substances or wastes, thereby limiting, and in some instances precluding, the liquidation of such properties.

Anti-Tying Restrictions

Under HOLA, the Bank is prohibited from engaging in certain tying or reciprocity arrangements with its customers. In general, the Bank may not extend credit, lease, sell property, or furnish any services or fix or vary the consideration for these on the condition that: (i) the customer obtain or provide some additional credit, property, or services from or to the Bank, us or the Bank’s or our subsidiaries or (ii) the customer may not obtain some other credit, property, or services from a competitor, except in each case to the extent reasonable conditions are imposed to assure the soundness of the credit extended. Certain arrangements are permissible. For example, the Bank may offer more favorable terms if a customer obtains two or more traditional bank products.

Competition

We face substantial competition in attracting deposits and making loans. Our most direct competition for deposits has historically come from other savings banks, commercial banks and credit unions in our local market areas. Money market funds and full-service securities brokerage firms also compete with us for these funds and, in recent years, many financial institutions have competed for deposits through the Internet. We compete for deposits by offering high quality and convenient banking services at a large number of convenient locations, and "sit-down" banking in which a customer is served at a desk rather than in a teller line and offered a broad range of products. We also compete by offering competitive interest rates on our deposit products.

From a lending perspective, there are a large number of institutions offering mortgage loans, consumer loans and commercial loans, including many mortgage lenders that operate on a national scale, as well as local savings banks, commercial banks, and other lenders. With respect to those products that we offer, we compete by offering competitive interest rates, fees, and other loan terms, banking products and services and by offering efficient and rapid service.

Additional Information

Our executive offices are located at 5151 Corporate Drive, Troy, Michigan 48098, and our telephone number is (248) 312-2000. Our stock is traded on the NYSE under the symbol "FBC."

We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available free of charge on our website at www.flagstar.com, under "Investor Relations," as soon as reasonably practicable after we electronically file such material with the Securities and Exchange Commission (the "SEC"). These reports are also available without charge on the SEC website at www.sec.gov.

PROPERTIES

At September 30, 2016, our headquarters located in Troy, Michigan, totaled approximately 373,210 square feet with approximately 80 percent capacity. We also operate a regional office in Jackson, Michigan, 99 branches in Michigan and 28 retail locations, including 9 satellite offices, in 19 states. We also maintain four wholesale lending offices, one information technology office and three commercial lending offices. Our banking centers consist of 76 free-standing office buildings, two in-store banking centers and 21 centers in buildings in which there are other tenants, typically strip malls.

As of September 30, 2016, we owned buildings and land for 76 of our offices (including our headquarters) and lease the remaining 61 offices. The offices that we lease have lease expiration dates ranging from 2016 to 2023.

LEGAL PROCEEDINGS

We and our subsidiaries are subject to various pending or threatened legal proceedings arising out of the normal course of business operations. In addition, the Bank is routinely named in civil actions throughout the country by borrowers and former borrowers relating to the origination, purchase, sale, and servicing of mortgage loans. From time to time, governmental agencies also conduct investigations or examinations of various mortgage-related practices of the Bank. In the course of such investigations or examinations, the Bank cooperates with such agencies and provides information as requested.

We assess the liabilities and loss contingencies in connection with such pending or threatened legal and regulatory proceedings on at least a quarterly basis and establish accruals when we believe it is probable that a loss may be incurred and that the amount of such loss can be reasonably estimated. Once established, litigation accruals are adjusted, as appropriate, in light of additional information.

Management does not believe that the amount of any reasonably possible losses in excess of any amounts accrued with respect to ongoing proceedings or any other known claims will be material to our financial statements, or that the ultimate outcome of these actions will have a material adverse effect on our financial condition, results of operations or cash flows.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section is intended to provide information that will assist you in understanding our consolidated financial statements, the changes in those financial statements from period to period and the primary factors contributing to those changes. The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this prospectus.

In addition to historical financial information, the following discussion and analysis contains forward-looking statements that reflect our plans, estimates and beliefs, but that also involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus. See particularly "Risk Factors" and "Forward-Looking Statements."

Overview

We are a Michigan-based savings and loan holding company founded in 1993. Our business is primarily conducted through our principal subsidiary, the Bank, a federally chartered stock savings bank founded in 1987. At September 30, 2016, based on our assets, we are one of the largest banks headquartered in Michigan, providing commercial, small business, and consumer banking services. We have three major operating segments: Community Banking, Mortgage Originations, and Mortgage Servicing. Through these lines of business, we emphasize the delivery of a complete set of mortgage and banking products and services and are distinguished by local delivery, customer service and product pricing. Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "FBC." We are considered a controlled company for NYSE purposes, because MP Thrift Investments, L.P. ("MP Thrift") held approximately 62.9 percent of our common stock as of September 30, 2016.

Effective January 1, 2016, we reorganized our reportable segments to align with our new management reporting structure and to align with our long-term strategy. Prior period segment financial information has been recast to conform to 2016 presentation. Prior to the reorganization, representation and warranty reserves were reported in the Mortgage Servicing segment and the MSR asset and associated costs were reported in the Other segment. As a result of this change, representation and warranty reserves, as well as the MSR asset and associated costs are now reported in the Mortgage Originations segment.

Our Community Banking segment provides deposits and fee based services to consumer, business, and mortgage lending customers through our Branch Banking, Business Banking, Commercial Banking, Government Banking, Warehouse Lending and Held-for-Investment Portfolio groups. We maintain a portfolio of commercial and industrial, commercial real estate and builder finance loans with our commercial customers and we originate or purchase residential mortgage loans through referrals from our branches, consumer direct call center and our website, flagstar.com. At September 30, 2016, we operated 99 branches in Michigan. We leverage the customer relationships we have gained throughout our branch network to cross-sell products to existing customers and increase our customer base. In 2016, we also began to offer new MSR lending and equipment finance lease products.

Through our Mortgage Origination segment, we originate or purchase residential mortgage loans throughout the country and sell them into securitization pools, primarily to Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Corporation ("Freddie Mac") and the Government National Mortgage Association ("Ginnie Mae") (collectively, the "Agencies") or as whole loans. In addition, we originate or purchase residential first mortgage loans and other consumer loans, and commercial loans to our held-for-investment loan portfolios. Our revenues include net interest income, income from banking services we provide to customers, and noninterest income from sales of residential first mortgage loans to the Agencies, and the servicing of loans for others. The combination of our retail, broker and correspondent channels gives us broad access to customers across diverse geographies to originate, fulfill, sell and service our residential mortgage loan products.

The majority of our total loan originations during the nine months ended September 30, 2016 represented mortgage loans that were collateralized by residential first mortgages on single-family residences and were eligible for sale to the Agencies. At September 30, 2016, we originated or purchased residential mortgage loans in all 50 states, the U.S. Virgin Islands, and the District of Columbia through relationships with 556 mortgage brokers and 729 correspondents. At September 30, 2016, we also operated 31 retail locations located in 21 states, which primarily originate one-to-four family residential mortgage loans as part of our Mortgage Originations segment. In addition, we originate other consumer and commercial loans through our Community Banking segment. We continue to expand existing business lines, such as our distributed retail and direct-to-consumer mortgage origination businesses.

Our Mortgage Servicing segment services and subservices mortgage loans for others on a fee for service basis and may also collect ancillary fees, such as late fees and earn income through the use of noninterest bearing escrows. Revenue on our subserviced loans is earned on a contractual fee basis, with the fees varying based on the status of the underlying loans.

At September 30, 2016, we had 2,881 full-time equivalent employees inclusive of account executives and loan officers.

Critical Accounting Policies

Various elements of our accounting policies, by their nature, are subject to estimation techniques, valuation assumptions and other subjective assessments. Certain accounting policies that, due to the judgment, estimates and assumptions in those policies are critical to an understanding of our Consolidated Financial Statements, in Item 1. Financial Statements herein. These policies relate to: (a) fair value measurements; (b) the determination of our allowance for loan losses; (c) the accounting for income taxes; and (d) the determination of our representation and warranty reserve. We believe the judgment, estimates and assumptions used in the preparation of our Consolidated Financial Statements and the Notes, in Item 1, are appropriate given the factual circumstances at the time. However, given the sensitivity of our Consolidated Financial Statements and the Notes, in Item 1, herein, to these critical accounting policies, the use of other judgments, estimates and assumptions could result in material differences in our results of operations and/or financial condition. For further information on our critical accounting policies, please refer to our Consolidated Financial Statements and Notes as of and for the period ended December 31, 2015, included in this document.
Selected Financial Ratios
(Dollars in millions, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Mortgage loans originated (1)	$9,198	$7,876	$23,880	$23,578
Mortgage loans sold and securitized	$8,723	$7,318	$23,611	$21,143
Interest rate spread	2.36%	2.56%	2.43%	2.59%
Net interest margin	2.58%	2.75%	2.62%	2.76%
Average common shares outstanding	56,580,238	56,436,026	56,556,188	56,419,354
Average fully diluted shares outstanding	57,933,806	57,207,503	57,727,262	57,050,789
Average interest earning assets	$12,318	$10,693	$11,944	$10,165
Average interest paying liabilities	$9,773	$8,354	$9,600	$8,044
Average stockholders' equity	$1,379	$1,510	$1,515	$1,466
Return on average assets	1.61%	1.52%	1.40%	1.43%
Return on average equity	16.53%	12.41%	12.59%	11.36%
Return on average common equity	17.45%	15.08%	14.52%	13.88%
Efficiency ratio	59.9%	65.0%	66.9%	69.6%
Equity-to-assets ratio (average for the period)	9.75%	12.27%	11.05%	12.56%
Charge-offs to average LHFI (2)	0.51%	1.84%	0.66%	2.34%
Charge-offs to average LHFI, adjusted (2)(3)	0.15%	0.61%	0.15%	0.43%

	September 30, 2016	December 31, 2015	September 30, 2015
Book value per common share	$22.72	$22.33	$21.91
Number of common shares outstanding	56,597,271	56,483,258	56,436,026
Mortgage loans serviced for others	$31,372	$26,145	$26,306
Mortgage loans subserviced for others	$38,801	$40,244	$42,282
Weighted average service fee (basis points)	28.1	27.7	28.3
Capitalized value of mortgage servicing rights	0.96%	1.13%	1.12%
Mortgage servicing rights to Tier 1 capital	24.60%	20.63%	21.10%
Ratio of allowance for loan losses to LHFI (2)	2.30%	3.00%	3.66%
Ratio of allowance for loan losses to LHFI and loans with government guarantees (2)	2.16%	2.78%	3.34%
Ratio of nonperforming assets to total assets	0.39%	0.61%	0.64%
Equity-to-assets ratio	9.01%	11.14%	12.01%
Common equity-to-assets ratio	9.01%	9.20%	9.88%
Tier 1 leverage ratio (to adjusted total assets)	8.88%	11.51%	11.65%
Common equity Tier 1 capital ratio (to risk-weighted assets)	12.04%	14.09%	14.93%
Total risk-based capital ratio (to risk-weighted assets)	15.26%	20.28%	21.64%
Number of bank branches	99	99	99
Number of FTE employees	2,881	2,713	2,677

(1)	Includes residential first mortgage and second mortgage loans.

(2)	Excludes loans carried under the fair value option.

(3)
Excludes charge-offs of zero and $16 million related to the sale of loans during the three months ended September 30, 2016 and September 30, 2015, respectively, and $8 million and $67 million related to the transfer and subsequent sale of loans during the nine months ended September 30, 2016 and September 30, 2015, respectively. Also excludes charge-offs related to loans with government guarantees of $6 million and $13 million during the three and nine months ended September 30, 2016.

Summary of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in millions)
Net interest income	$80	$73	$236	$211
Provision (benefit) for loan losses	7	(1)	(9)	(18)
Total noninterest income	156	128	389	373
Total noninterest expense	142	131	418	407
Provision for income taxes	30	24	73	70
Net income	$57	$47	$143	$125
Income per share:
Basic	$0.98	$0.70	$2.21	$1.82
Diluted	$0.96	$0.69	$2.16	$1.80

Our net income increased $10 million for the three months ended September 30, 2016, compared to the three months ended September 30, 2015. The increase was primarily due to a $28 million improvement in noninterest income, driven by higher net gain on loan sales, while a decrease in fair value of the DOJ settlement liability was offset by higher loss on mortgage servicing rights. The noninterest income improvement was primarily offset by higher performance driven expenses and provision for income taxes.

Net income increased $18 million for the nine months ended September 30, 2016, compared to the nine months ended September 30, 2015. The increase was primarily driven by a $25 million increase in net interest income and $16 million increase in noninterest income partially offset by higher performance driven expenses and a lower benefit for loan losses. Net interest income increased as a result of asset growth and our strategic initiative to replace lower credit quality assets with higher quality residential and commercial loans. As a result of this initiative, we grew average interest earning assets by 19 percent from $10.2 billion during the nine months ended September 30, 2015 to $11.9 billion during the nine months ended September 30, 2016. Within noninterest income, net gain on loan sales increased $17 million while a decrease in fair value of the DOJ settlement liability was offset by a higher loss on mortgage servicing rights driven by low interest rates which result in higher prepayments and a more competitive market.

Net Interest Income

The following tables present on a consolidated basis interest income from average assets and liabilities, expressed in dollars and yields:

	Three Months Ended September 30,
	2016			2015
	Average Balance	Interest	Annualized Yield/ Rate	Average Balance	Interest	Annualized Yield/ Rate
	(Dollars in millions)
Interest-Earning Assets
Loans held-for-sale	$3,416	$30	3.51%	$2,200	$22	3.94%
Loans held-for-investment
Consumer loans (1)	2,580	23	3.52%	3,367	30	3.67%
Commercial loans (1)	3,268	33	3.96%	2,045	20	3.80%
Loans held-for-investment	5,848	56	3.77%	5,412	50	3.72%
Loans with government guarantees	432	4	3.88%	547	5	3.37%
Investment securities	2,516	16	2.55%	2,313	14	2.50%
Interest-earning deposits	106	—	0.48%	221	—	0.53%
Total interest-earning assets	12,318	106	3.42%	10,693	91	3.42%
Other assets	1,830			1,612
Total assets	$14,148			$12,305
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$509	$—	0.20%	$429	$—	0.14%
Savings deposits	3,751	8	0.77%	3,732	8	0.84%
Money market deposits	250	—	0.41%	262	—	0.33%
Certificates of deposit	1,071	3	1.05%	785	2	0.80%
Total retail deposits	5,581	11	0.75%	5,208	10	0.75%
Government deposits
Demand deposits	243	—	0.39%	286	—	0.39%
Savings deposits	478	1	0.52%	445	1	0.52%
Certificates of deposit	355	—	0.52%	335	—	0.40%
Total government deposits	1,076	1	0.49%	1,066	1	0.45%
Total deposits	6,657	12	0.71%	6,274	11	0.70%
Short-term debt	1,073	1	0.44%	12	—	4.50%
Long-term debt	1,576	7	1.81%	1,786	5	1.17%
Other debt	467	6	4.86%	282	2	2.53%
Total interest-bearing liabilities	9,773	26	1.06%	8,354	18	0.86%
Noninterest-bearing deposits (2)	2,469			1,986
Other liabilities	527			455
Stockholders’ equity	1,379			1,510
Total liabilities and stockholders' equity	$14,148			$12,305
Net interest-earning assets	$2,545			$2,339
Net interest income		$80			$73
Interest rate spread (3)			2.36%			2.56%
Net interest margin (4)			2.58%			2.75%
Ratio of average interest-earning assets to interest-bearing liabilities			126.0%			128.0%

(1)
Consumer loans include: residential first mortgage, second mortgage, HELOC, and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial, and warehouse lending loans.

(2)	Includes company controlled deposits that arise due to the servicing of loans for others.

(3)	Interest rate spread is the difference between rates of interest earned on interest-earning assets and rates of interest paid on interest-bearing liabilities.

(4)	Net interest margin is net interest income divided by average interest-earning assets.

	Nine Months Ended September 30,
	2016			2015
	Average Balance	Interest	Annualized Yield/ Rate	Average Balance	Interest	Annualized Yield/ Rate
	(Dollars in millions)
Interest-Earning Assets
Loans held-for-sale	$3,071	$83	3.64%	$2,088	$61	3.91%
Loans held-for-investment
Consumer loans (1)	2,879	76	3.51%	2,968	83	3.75%
Commercial loans (1)	2,816	84	3.94%	1,917	57	3.92%
Loans held-for-investment	5,695	160	3.72%	4,885	140	3.82%
Loans with government guarantees	450	12	3.40%	679	15	2.86%
Investment securities	2,589	50	2.58%	2,260	43	2.54%
Interest-earning deposits	139	1	0.50%	253	1	0.50%
Total interest-earning assets	11,944	306	3.40%	10,165	260	3.41%
Other assets	1,767			1,498
Total assets	$13,711			$11,663
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$479	$1	0.17%	$428	$—	0.14%
Savings deposits	3,720	21	0.78%	3,683	22	0.81%
Money market deposits	285	1	0.44%	253	1	0.28%
Certificates of deposit	789	7	1.21%	778	4	0.73%
Total retail deposits	5,273	30	0.77%	5,142	27	0.72%
Government deposits
Demand deposits	234	1	0.39%	241	1	0.39%
Savings deposits	432	2	0.52%	406	1	0.52%
Certificates of deposit	563	1	0.35%	341	1	0.36%
Total government deposits	1,229	4	0.42%	988	3	0.44%
Total deposits	6,502	34	0.70%	6,130	30	0.67%
Short-term debt	1,190	4	0.41%	15	—	1.28%
Long-term debt	1,587	22	1.88%	1,595	13	1.05%
Other debt	321	10	4.05%	304	6	2.44%
Total interest-bearing liabilities	9,600	70	0.97%	8,044	49	0.81%
Noninterest-bearing deposits (2)	2,101			1,661
Other liabilities	495			492
Stockholders’ equity	1,515			1,466
Total liabilities and stockholders' equity	$13,711			$11,663
Net interest-earning assets	$2,344			$2,121
Net interest income		$236			$211
Interest rate spread (3)			2.43%			2.59%
Net interest margin (4)			2.62%			2.76%
Ratio of average interest-earning assets to interest-bearing liabilities			124.4%			126.4%

(1)
Consumer loans include: residential first mortgage, second mortgage, HELOC, and other consumer loans. Commercial loans include: commercial real estate, commercial and industrial, and warehouse lending loans.

(2)	Includes company controlled deposits that arise due to the servicing of loans for others.

(3)	Interest rate spread is the difference between rates of interest earned on interest-earning assets and rates of interest paid on interest-bearing liabilities.

(4)	Net interest margin is net interest income divided by average interest-earning assets.

Comparison to Prior Year Quarter

Net interest income increased $7 million for the three months ended September 30, 2016, compared to the same period in 2015, primarily due to growth in interest earning assets, partially offset by a decrease in net interest margin driven by a lower interest rate environment.

Our net interest margin for the three months ended September 30, 2016 was 2.58 percent, compared to 2.75 percent for the three months ended September 30, 2015. The decrease from 2015 was driven primarily by higher interest rates on fixed rate long term debt used to match-fund our longer duration asset growth and increased interest expense on senior debt issued in conjunction with the TARP redemption.

Interest income increased $15 million for the three months ended September 30, 2016, compared to the same period in 2015, primarily driven by higher average loans held-for-sale and loans held-for-investment partially offset by lower interest rates on loans held-for-sale. Average loans held-for-sale increased $1.2 billion or 55.3 percent compared to the same period in 2015, primarily due to slower deliveries of saleable mortgage loans to the Agencies during the three months ended September 30, 2016, as compared to the three months ended September 30, 2015. Average loans held-for-investment for the three months ended September 30, 2016, increased $0.4 billion or 8.1 percent, compared to the three months ended September 30, 2015. This was primarily due to a continued shift in mix, consistent with our strategy, of $1.3 billion in average balance of high quality, higher yielding commercial loans and corresponding decrease of $0.8 billion in average balance of primarily lower yielding residential first mortgage loans.

Interest expense increased $8 million for the three months ended September 30, 2016, compared to the same period in 2015, primarily driven by higher interest rates from longer term fixed rate debt taken to match-fund our longer duration asset growth and interest expense as a result of the senior debt issued in conjunction with the TARP redemption. Also impacting the increase was a $383 million increase in interest-bearing deposits driven by growth in deposits which has been used to fund our loan growth.

Comparison to Prior Year to Date

Net interest income increased $25 million for the nine months ended September 30, 2016, compared to the same period in 2015, primarily driven by continued growth in interest earning assets partially offset by a decrease in the net interest margin driven by a lower interest rate environment and issuance of senior debt used for TARP redemption.

Our net interest margin for the nine months ended September 30, 2016 was 2.62 percent, compared to 2.76 percent for the nine months ended September 30, 2015. The decrease for the nine months ended September 30, 2016 was driven by higher interest rates from longer term fixed rate debt taken to match-fund our longer duration asset growth, interest expense on senior debt issued for TARP redemption and lower interest rate environment experience in 2016, partially offset from a rotation of lower spread residential mortgage loans into higher spread commercial loans.

Interest income increased $46 million for the nine months ended September 30, 2016, compared to the same period in 2015, primarily driven by higher average loans held-for-sale and loans held-for-investment partially offset by lower interest rates. Average loans held-for-sale increased $1.0 billion for the nine months ended September 30, 2016, compared to the same period in 2015, primarily due to an increase in average volume, partially offset by a decrease in average yield resulting from a more competitive pricing market. Average loans held-for-investment increased $0.8 billion for the nine months ended September 30, 2016, compared to the same period in 2015, primarily due to growth in warehouse, commercial and HELOC loans, partially offset by a decrease in average yield from more competitive pricing in the residential and consumer markets.
Interest expense increased $21 million for the nine months ended September 30, 2016, compared to the same period in 2015, primarily driven by an increase in the average balance and higher rates on debt to match-fund our longer duration asset growth. Also impacting the increase was a $4 million increase due to $372 million higher average interest-bearing deposits for the nine months ended September 30, 2016, compared to the same period in 2015 and a $4 million increase in interest expense as a result of the senior debt issued in conjunction with the TARP redemption.
Rate/Volume Analysis

The following tables present the dollar amount of changes in interest income and interest expense for the components of interest-earning assets and interest-bearing liabilities that are presented in the preceding table. The table below distinguishes between the changes related to average outstanding balances (changes in volume while holding the initial rate constant) and the changes related to average interest rates (changes in average rates while holding the initial balance constant). The rate/volume variances are allocated to variances due to rate.

	Three Months Ended September 30,
	2016 Versus 2015 Increase (Decrease) Due to:
	Rate	Volume	Total
	(Dollars in millions)
Interest-Earning Assets
Loans held-for-sale	$(4)	$12	$8
Loans held-for-investment
Consumer loans (1)	(1)	(6)	(7)
Commercial loans (2)	2	11	13
Total loans held-for-investment	1	5	6
Loans with government guarantees	—	(1)	(1)
Investment securities	(4)	6	2
Total other interest-earning assets	$(7)	$22	$15
Interest-Bearing Liabilities
Retail deposits
Certificates of deposit	$—	$1	$1
Total deposits	—	1	1
Short-term debt	(15)	16	1
Long-term debt	3	(1)	2
Other debt	3	1	4
Total interest-bearing liabilities	$(9)	$17	$8
Change in net interest income	$2	$5	$7

(1)	Consumer loans include residential first mortgage, second mortgage, HELOC, and other consumer loans.

(2)	Commercial loans include commercial real estate, commercial and industrial, and warehouse lending.

	Nine Months Ended September 30,
	2016 Versus 2015 Increase (Decrease) Due to:
	Rate	Volume	Total
	(Dollars in millions)
Interest-Earning Assets
Loans held-for-sale	$(7)	$29	$22
Loans held-for-investment
Consumer loans (1)	(5)	(2)	(7)
Commercial loans (2)	1	26	27
Total loans held-for-investment	(4)	24	20
Loans with government guarantees	2	(5)	(3)
Investment securities	(88)	95	7
Total other interest-earning assets	$(97)	$143	$46
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$—	$1	$1
Savings deposits	(1)	—	(1)
Certificates of deposit	2	1	3
Total retail deposits	1	2	3
Government deposits
Savings deposits	—	1	1
Total government deposits	—	1	1
Total deposits	1	3	4
Short-term debt	(49)	53	4
Long-term debt	9	—	9
Other debt	4	—	4
Total interest-bearing liabilities	$(35)	$56	$21
Change in net interest income	$(62)	$87	$25

(1)	Consumer loans include residential first mortgage, second mortgage, HELOC, and other consumer loans.

(2)	Commercial loans include commercial real estate, commercial and industrial, and warehouse lending.

Provision (Benefit) for Loan Losses

Comparison to Prior Year Quarter

The provision (benefit) for loan losses was a provision of $7 million during the three months ended September 30, 2016, compared to a benefit of $1 million during the three months ended September 30, 2015. During the three months ended September 30, 2016, the $7 million provision was largely to reserve for repossessed loans with government guarantees. During the three months ended September 30, 2015, the benefit for loan losses included charge-offs of $24 million and net originations of $5 million offset by a release of reserves of $30 million related to loan sales.

Net charge-offs for the three months ended September 30, 2016 decreased to $7 million, compared to $24 million for the three months ended September 30, 2015. For the three months ended September 30, 2016 and September 30, 2015, net charge-offs included $6 million and zero of net charge-offs associated with loans with government guarantees, respectively. For the three months ended September 30, 2015, net charge-offs included $16 million associated with the sale or transfer of $233 million unpaid principal balance of interest-only and non-agency loans. As a percentage of the average loans held-for-investment, net charge-offs for the three months ended September 30, 2016 decreased to 0.51 percent from 1.84 percent for the three months ended September 30, 2015. Excluding the charge-offs associated with loan sales or transfers and loans with government guarantees, net charge-offs as a percentage of the average loans held-for-investment were 0.15 percent during the three months ended September 30, 2016, compared to 0.61 percent during the three months ended September 30, 2015.
Comparison to Prior Year to Date

The provision (benefit) for loan losses was a benefit of $9 million during the nine months ended September 30, 2016, compared to an $18 million benefit during the nine months ended September 30, 2015. The $9 million benefit resulted primarily from the sale of $1.2 billion unpaid principal balance of performing residential first mortgage loans and $110 million of unpaid principal balance of nonperforming, TDR and non-agency loans during the nine months ended September 30, 2016. During the nine months ended September 30, 2015, the provision (benefit) for loan losses included a net reduction in the allowance for loan losses relating to several loan sales, including a net reduction in the allowance relating to interest-only residential first mortgage loans, partially offset by an increase related to the growth in average loans held-for-investment loan portfolio.

Net charge-offs for the nine months ended September 30, 2016 decreased to $28 million, compared to $82 million for the nine months ended September 30, 2015. For the nine months ended September 30, 2016, net charge-offs included $8 million associated with the sale of $110 million unpaid principal balance of nonperforming, TDR and non-agency loans and $13 million of net charge-offs associated with loans with government guarantees. For the nine months ended September 30, 2015, net charge-offs included $67 million associated with the sale or transfer of interest-only residential first mortgage loans with unpaid principal balances totaling $600 million, along with $420 million of nonperforming, TDR and non-agency first mortgage loans. As a percentage of the average loans held-for-investment, net charge-offs for the nine months ended September 30, 2016 decreased to 0.66 percent from 2.34 percent for the nine months ended September 30, 2015. Excluding the charge-offs associated with loan sales or transfers and loans with government guarantees, net charge-offs as a percentage of the average loans held-for-investment were 0.15 percent during the nine months ended September 30, 2016, compared to 0.43 percent during the nine months ended September 30, 2015.

See the section captioned "Allowance for Loan Losses" in this discussion for further analysis of the provision (benefit) for loan losses.

Noninterest Income

The following table sets forth the components of our noninterest income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in millions)
Net gain on loan sales	$94	$68	$259	$242
Loan fees and charges	22	17	56	53
Deposit fees and charges	5	7	17	19
Loan administration income	4	8	14	19
Net (loss) return on mortgage servicing rights	(11)	12	(21)	19
Net (loss) gain on sale of assets	—	1	(2)	(1)
Representation and warranty benefit	6	6	12	13
Other noninterest income	36	9	54	9
Total noninterest income	$156	$128	$389	$373

The following loans held-for-sale table provides information on our net gain on loan sales reported in our consolidated financial statements and loans sold within the period:

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(Dollars in millions)
Mortgage rate lock commitments (fallout-adjusted) (1)	$8,291	$8,127	$6,863	$5,027	$6,495
Net margin on mortgage rate lock commitments (fallout-adjusted) (1) (2)	1.13%	1.04%	0.96%	0.92%	1.05%
Net gain on loan sales on HFS	$94	$85	$66	$46	$68
Net (loss) return on the mortgage servicing rights	$(11)	$(4)	$(6)	$9	$12
Gain on loan sales HFS + net (loss) return on the MSR	$83	$81	$60	$55	$80
Residential loans serviced (number of accounts - 000's) (3)	366	358	340	361	369
Capitalized value of mortgage servicing rights	0.96%	0.99%	1.06%	1.13%	1.12%
Mortgage loans sold and securitized	8,723	7,940	6,948	5,164	7,318
Net margin on loan sales	1.08%	1.07%	0.94%	0.90%	0.93%

(1)
Fallout adjusted refers to mortgage rate lock commitments which are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on our historical experience and the level of interest rates.

(2)	Gain on sale margin is based on net gain on loan sales related to held-for-sale loans to fallout-adjusted mortgage rate lock commitments.

(3)	Includes serviced for own loan portfolio, serviced for others and subserviced for others loans.

Comparison to Prior Year Quarter

Total noninterest income was $156 million during the three months ended September 30, 2016, which was a $28 million increase from $128 million during the three months ended September 30, 2015.

Net gain on loan sales increased $26 million to $94 million during the three months ended September 30, 2016, compared to $68 million for the three months ended September 30, 2015. The increase was primarily due to higher fallout-adjusted locks which increased to $8.3 billion during the three months ended September 30, 2016, compared to $6.5 billion in the three months ended September 30, 2015 driven by a low interest rate environment in the third quarter of 2016. The fallout-adjusted net margin on mortgage rate lock commitments, excluding loans held-for-investment, increased 8 basis points to 1.13 percent during the three months ended September 30, 2016, compared to 1.05 percent for the three months ended September 30, 2015.

For the three months ended September 30, 2016, loan fees and charges increased $5 million to $22 million, as compared to $17 million for the three months ended September 30, 2015. The increase in loan fees and charges during the three months ended September 30, 2016, primarily reflects higher mortgage loan closings.

For the three months ended September 30, 2016, loan administration income decreased $4 million to $4 million, as compared to $8 million for the three months ended September 30, 2015. The decrease was primarily due to a decrease in fees charged on loans serviced for others.

Net loss on mortgage servicing rights was $11 million for the three months ended September 30, 2016, compared to a return of $12 million during the three months ended September 30, 2015. The $23 million decrease was primarily due to higher prepayments and higher prepayment assumptions resulting in changes in fair value related to sales including a $7 million change associated with pending MSR sales with a fair value of $50 million expected to close in the fourth quarter 2016.

Other noninterest income increased $27 million to $36 million during the three months ended September 30, 2016, compared to $9 million for the three months ended September 30, 2015. The increase was almost entirely due to a $24 million reduction in the fair value of the Company's DOJ settlement liability. The reduction of the DOJ liability was a result of a change in the expectation as to the timing of payments.

Comparison to Prior Year to Date

Total noninterest income was $389 million during the nine months ended September 30, 2016, which was a $16 million increase from $373 million during the nine months ended September 30, 2015.

Net gain on loan sales increased $17 million during the nine months ended September 30, 2016, as compared to the same period in 2015. The increase was primarily due to higher fallout-adjusted lock volume and a $14 million gain resulting from the sale of performing loans held-for-investment, partially offset by lower margin. The fallout-adjusted net margin on mortgage rate lock commitments, excluding loans held-for-investment decreased 13 basis points to 1.05 percent during the nine months ended September 30, 2016, compared to 1.18 percent for the nine months ended September 30, 2015.

Loan fees and charges increased $3 million during the nine months ended September 30, 2016 to $56 million, as compared to $53 million during the nine months ended September 30, 2015. The increase is primarily due to higher mortgage loan closings.

Loan administration income decreased $5 million during the nine months ended September 30, 2016 to $14 million, as compared to $19 million during the nine months ended September 30, 2015. The decrease was primarily due to a decrease in fee revenue from loans subserviced for others.

Net loss on mortgage servicing rights was $21 million for the nine months ended September 30, 2016, compared to a return of $19 million during the nine months ended September 30, 2015. The $40 million decrease was primarily due to higher prepayments and a decrease in fair value driven by pending MSR sales.

Other noninterest income increased $45 million during the nine months ended September 30, 2016, compared to the nine months ended September 30, 2015. The increase was primarily due to the benefit related to the decrease in the fair value of the DOJ settlement liability, gain on sale of available-for-sale investment securities and income earned on our bank owned life insurance whose average balances increased along with lower adjustments related to assets and liabilities held at fair value.

Noninterest Expense

The following table sets forth the components of our noninterest expense:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in millions)
Compensation and benefits	$69	$58	$203	$178
Commissions	16	10	40	31
Occupancy and equipment	21	20	64	60
Asset resolution	2	—	6	13
Federal insurance premiums	3	6	9	18
Loan processing expense	13	14	40	40
Legal and professional expense	5	10	20	27
Other noninterest expense	13	13	36	40
Total noninterest expense	$142	$131	$418	$407
Efficiency ratio	59.9%	65.0%	66.9%	69.6%

Comparison to Prior Year Quarter

Noninterest expense increased $11 million to $142 million during the three months ended September 30, 2016, compared to $131 million during the three months ended September 30, 2015. The increase was primarily driven by investment in new strategic initiatives, higher stock compensation expense and increased business activity, primarily offset by a decrease in legal and professional expense.

Comparison to Prior Year to Date

Noninterest expense was $418 million for the nine months ended September 30, 2016 and $407 million during the nine months ended September 30, 2015. The increase was primarily due to a $25 million increase in compensation and benefits, and $9 million in commissions driven by investment in new strategic initiatives, higher stock compensation expense and increased business activity. This increase was partially offset by a $9 million decrease in federal insurance premiums due to an improvement in our risk profile along with a $7 million decrease in asset resolution expense primarily due to a decrease in default servicing and foreclosure costs and a $7 million decrease in legal and professional expense.

Other noninterest expense decreased $4 million for the nine months ended September 30, 2016, compared to the nine months ended September 30, 2015, primarily driven by lower litigation settlement expenses. Additionally, in the second quarter 2016, we had a litigation settlement expense of $6 million related to the settlement of a class action lawsuit during the period which was offset by a favorable settlement with a vendor for which we were the plaintiff.

Provision for Income Taxes

Our provision for income taxes for the three and nine months ended September 30, 2016 was $30 million and $73 million, respectively, compared to a provision of $24 million and $70 million during the three and nine months ended September 30, 2015, respectively. Our effective tax rate for the three and nine months ended September 30, 2016 was 34.3 percent and 33.8 percent, respectively, compared to 34.4 percent and 36.0 percent for the three and nine months ended September 30, 2015, respectively. The effective rate for the three and nine months ended September 30, 2016 differs from the combined federal and state statutory tax rate primarily due to benefits associated with state tax settlements and non-taxable bank owned life insurance earnings, partially offset by an increase in warrant expense and other nondeductible expenses.

For further information relating to income taxes, see Note 14 of the Notes to the Consolidated Financial Statements, herein.

OPERATING SEGMENTS

Overview

For detail on each segment's objectives, strategies, and priorities, please read this section in conjunction with Note 18 of the Notes to Consolidated Financial Statements, herein, for a full understanding of our consolidated financial performance.

Effective January 1, 2016, we reorganized our reportable segments to align with our new management reporting structure and to align with our long-term strategy. All prior periods were reclassified to be consistent with the current presentation. Prior to the reorganization, representation and warranty reserves were reported in the Mortgage Servicing segment and the MSR asset and associated costs were reported in the Other segment. As a result of this change, representation and warranty reserves, as well as the MSR asset and associated costs are now reported in the Mortgage Originations segment.

The net income (loss) by operating segment is presented in the following table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in millions)
Mortgage Originations	$60	$65	$155	$204
Mortgage Servicing	(4)	(10)	(16)	(42)
Community Banking	10	13	52	29
Other	(9)	(21)	(48)	(66)
Total net income	$57	$47	$143	$125

Mortgage Originations

Comparison to Prior Year Quarter

The Mortgage Originations segment net income decreased $5 million to $60 million during the three months ended September 30, 2016, compared to $65 million in the three months ended September 30, 2015. The decrease was primarily due to a $23 million lower net return on MSRs resulting from increased runoff related to lower interest rates, primarily offset by a $24 million increase in net gain on loan sales resulting from a $1.5 billion increase in fallout-adjusted locks and a higher margin.

Comparison to Prior Year to Date

The Mortgage Originations segment reported net income of $155 million for the nine months ended September 30, 2016, compared to net income of $204 million for the nine months ended September 30, 2015. The decrease was primarily driven by $40 million lower net return on MSRs resulting from increased runoff related to lower interest rates and increased expectations for prepayments, as well as $7 million higher commissions related to higher mortgage originations.

Mortgage Servicing

Comparison to Prior Year Quarter

The Mortgage Servicing segment reported a net loss of $4 million for the three months ended September 30, 2016, compared to a net loss of $10 million for the three months ended September 30, 2015. The $6 million improvement was primarily due to a $6 million increase in interest income on company controlled deposits as a result of higher average balances and a decrease in loan processing expense.

Comparison to Prior Year to Date

The Mortgage Servicing segment reported a net loss of $16 million for the nine months ended September 30, 2016, compared to a net loss of $42 million for the nine months ended September 30, 2015. The $26 million improvement was primarily due to $13 million increase in interest income on company controlled deposits resulting from higher average balances, a $6 million decrease in asset resolution expense and a decrease in loan processing expense.

Community Banking

Comparison to Prior Year Quarter

During the three months ended September 30, 2016, the Community Banking segment reported net income of $10 million, compared to $13 million for the three months ended September 30, 2015. The $3 million decrease in net income was primarily due to an increase of $10 million in net interest income due to growth in warehouse, commercial, and home builder finance loan balances, partially offset by a higher provision expense on higher loan balances and charge-offs.

Comparison to Prior Year to Date

During the nine months ended September 30, 2016, the Community Banking segment reported net income of $52 million, compared to $29 million for the nine months ended September 30, 2015. The $23 million increase in net income was primarily due to a $24 million increase in net interest income resulting from growth in our warehouse, commercial, and home builder finance loan balances. In addition, we had a net gain on loan sales of $21 million which was primarily driven by the sale of performing residential first mortgage loans out of the held-for-investment portfolio during the nine months ended September 30, 2016. These increases were primarily offset by a $15 million increase in other noninterest expenses and a $9 million increase in provision for loan losses.

Other

Comparison to Prior Year Quarter

For the three months ended September 30, 2016, the Other segment net loss was $9 million, as compared to a net loss of $21 million for the three months ended September 30, 2015. The $12 million improvement was primarily due to an increase in noninterest income due to a $24 million decrease in the fair value of the DOJ settlement liability, partially offset by an increase in interest expenses on higher average outstanding FHLB advances and senior debt issued for TARP redemption.

Comparison to Prior Year to Date

For the nine months ended September 30, 2016, the Other segment net loss was $48 million compared to $66 million for the nine months ended September 30, 2015. The $18 million improvement was primarily due to an increase in noninterest income due to a $24 million decrease in the fair value of the DOJ settlement liability, primarily offset by higher average outstanding FHLB advances and senior debt issued for TARP redemption.

RISK MANAGEMENT

Like all financial services companies, we engage in certain business activities and assume the related risks. The risks we are subject to, in the normal course of business, include, but are not limited to, credit, regulatory compliance, legal, reputation, liquidity, market, operational and strategic. Our risk management activities are focused on ensuring we properly identify, measure, and manage such risks across the entire enterprise to maintain safety and soundness and maximize profitability. We hold capital to protect from the risk of unexpected loss.

A comprehensive discussion of risk management and capital matters affecting us can be found in the Risk Factors section included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015. Some of the more significant processes used to manage and control credit, liquidity, market, operational and capital risks are described in the following paragraphs.

Credit Risk

Credit risk is the risk of loss to us arising from an obligor’s inability or failure to meet contractual payment or performance terms. Like other financial services institutions, we make loans, extend credit, purchase securities, and enter into financial derivative contracts, all of which have related credit risk. The majority of our credit risk is associated with lending activities, as the acceptance and management of credit risk is central to profitable lending.

Mortgage Originations

Our Mortgage Originations segment originates, acquires and sells one-to-four family residential mortgage loans. We sell substantially all of the residential mortgage loans we produce into the secondary market on a whole loan basis or securitizing the loans into mortgage-backed securities with the Agencies. We utilize production channels to originate or acquire mortgage loans and each production channel originates mortgage loan products which are underwritten to the same standards. We expect to continue to leverage technology to streamline the mortgage origination process, thereby bringing service and convenience to brokers and correspondents. We also continue to make available to our customers various web-based tools that facilitate the mortgage loan origination process through each of our production channels. Brokers and correspondents are able to register and lock loans, check the status of inventory, deliver documents in electronic format, generate closing documents, and request funds through the Internet. Funding for our Mortgage Originations segment is provided primarily by deposits held in our Community Banking segment and borrowings.

Correspondent. In a correspondent transaction, an unaffiliated bank or mortgage company completes the loan paperwork and also supplies the funding for the loan at closing. After the bank or mortgage company has funded the transaction, we purchase the loan at a market price. We perform a full review of each loan, whether purchased in bulk or not, purchasing only those that were originated in accordance with our underwriting guidelines. We have active correspondent relationships with 729 companies, including banks, credit unions and mortgage companies located in all 50 states.

Broker. In a broker transaction, an unaffiliated bank or mortgage brokerage company completes several steps of the loan origination process including the loan paperwork, but the loans are underwritten on a loan-level basis to our underwriting standards and we supply the funding for the loan at closing (also known as "table funding") thereby becoming the lender of record. Currently, we have active broker relationships with 556 mortgage brokers, credit unions and mortgage brokerage companies located in all 50 states.

Retail. Our retail channel combines two business lines, home lending and direct-to-consumer. In a home lending transaction, loans are originated through our nationwide network of stand-alone home loan centers. At September 30, 2016, we maintained 31 retail locations in 21 states. In a direct-to-consumer lending transaction, loans are originated through our Community Banking segment banking centers and from a national direct-to-consumer call center. When loans are originated on a retail basis, most aspects of the lending process are completed internally, including the origination documentation (inclusive of customer disclosures), as well as the funding of the transactions. Our centralized loan processing provides efficiencies and allows lending sales staff to focus on originations.

We are a leading national originator of mortgage loans based on our residential first mortgage loan originations. The following tables disclose residential first mortgage loan originations by channel, type and mix for each respective period:

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(Dollars in millions)
Correspondent	$6,994	$6,200	$4,761	$4,115	$5,584
Broker	1,555	1,625	1,270	1,406	1,930
Retail	643	496	312	294	353
Total	$9,192	$8,321	$6,343	$5,815	$7,867

Purchase originations	$3,898	$3,837	$2,688	$2,875	$4,357
Refinance originations	5,294	4,484	3,655	2,940	3,510
Total	$9,192	$8,321	$6,343	$5,815	$7,867

Conventional	$5,062	$4,763	$3,799	$3,351	$4,452
Government	2,328	2,060	1,525	1,416	1,908
Jumbo	1,802	1,498	1,019	1,048	1,507
Total	$9,192	$8,321	$6,343	$5,815	$7,867

Mortgage Servicing

The Mortgage Servicing segment services and subservices mortgage loans for others on a fee for service basis and may also collect ancillary fees and earn income through the use of noninterest bearing escrows. The Mortgage Servicing segment services residential mortgages for our own held-for-investment loan portfolio in the Community Banking segment for which it earns revenue via an intercompany service fee allocation. The segment also services and subservices loans for others, which primarily includes servicing Agency loans. Revenue for those serviced and subserviced loans is earned on a contractual fee basis, with the fees varying based on our responsibilities and the status of the underlying loans.

The following table presents the unpaid principal balance (net of write downs) of residential loans serviced and the number of accounts associated with those loans. We are a top 25 mortgage servicer in the nation.

	September 30, 2016		December 31, 2015
	Amount	Number of accounts	Amount	Number of accounts
	(Dollars in millions)
Residential loan servicing
Serviced for own loan portfolio (1)	$5,645	29,052	$6,088	30,683
Serviced for others	31,372	138,711	26,145	118,662
Subserviced for others (2)	38,801	198,400	40,244	211,740
Total residential loans serviced (2)	$75,818	366,163	$72,477	361,085

(1)	Includes loans held-for-investment (residential first mortgage, second mortgage, and HELOC), loans held-for-sale (residential first mortgage), loans with government guarantees and repossessed assets.

(2)	Does not include temporary short-term subservicing performed as a result of sales of servicing-released mortgage servicing rights. Includes repossessed assets.

Loans held-for-investment

Loans held-for-investment decreased from $6.4 billion at December 31, 2015, to $6.3 billion at September 30, 2016. This decrease was primarily due to a decrease in performing residential first mortgage loans from loan sales of $1.2 billion unpaid principal balance resulting from a change in management's intent, partially offset by an increase in our higher spread, relationship-based commercial loan portfolio.

For further information relating to the concentration of credit of our loans held-for-investment, see Note 4 of the Notes to the Consolidated Financial Statements, herein.

Residential first mortgage loans. We originate or purchase various types of conforming and non-conforming fixed and adjustable rate loans underwritten using Fannie Mae and Freddie Mac guidelines for the purpose of purchasing or refinancing owner occupied and second home properties. The LTV requirements vary depending on occupancy, property type, loan amount, and FICO. Loans with LTVs exceeding 80 percent are required to obtain mortgage insurance.

At September 30, 2016, the largest geographic concentrations of our residential first mortgage loans in our held-for-investment portfolio were in California, Michigan and Florida, which represented 54.3 percent of such loans outstanding.

The following table identifies our held-for-investment residential mortgages by major category, at September 30, 2016 and December 31, 2015:

	Unpaid Principal Balance (1)	Average Note Rate	Average Original FICO Score	Average Current FICO Score (2)	Weighted Average Maturity (months)	Average Original LTV Ratio	Housing Price Index LTV, as recalculated (3)
September 30, 2016	(Dollars in millions)
Residential first mortgage loans
Amortizing	$2,040	3.47%	754	755	319	66.2%	56.8%
Interest-only (4)	70	3.67%	758	761	324	59.4%	50.0%
Other (5)	10	3.55%	710	727	259	68.8%	58.2%
Total residential first mortgage loans	$2,120	3.47%	754	755	319	66.0%	56.6%

December 31, 2015
Residential first mortgage loans
Amortizing	$2,999	3.52%	752	752	304	68.3%	62.5%
Interest-only (4)	64	3.48%	753	755	320	62.0%	55.1%
Other (5)	13	3.29%	710	728	268	69.0%	62.1%
Total residential first mortgage loans	$3,076	3.52%	752	752	304	68.2%	62.4%

(1)	Unpaid principal balance, net of write downs, does not include premiums or discounts.

(2)	Current FICO scores obtained at various times during the nine months ended September 30, 2016.

(3)	The HPI LTV is updated from the original LTV based on Metropolitan Statistical Area-level, Office of Federal Housing Enterprise Oversight ("OFHEO") data as of June 30, 2016.

(4)	Includes only those loans that are currently in the interest-only phase of repayment. Loans originated as interest-only that are now amortizing are included in amortizing loans.

(5)	Primarily Option ARMs.

The following table identifies our residential first mortgage loans held-for-investment by major category, at September 30, 2016:

September 30, 2016	Unpaid Principal Balance (1)	Average Note Rate	Average Original FICO Score	Average Current FICO Score (2)	Weighted Average Maturity (months)	Average Original LTV Ratio	Housing Price Index LTV, as recalculated (3)
	(Dollars in millions)
Residential first mortgage loans
Amortizing
3/1 ARM	$55	3.95%	706	710	215	75.7%	53.9%
5/1 ARM	733	3.18%	758	758	314	62.9%	52.8%
7/1 ARM	872	3.28%	766	766	348	65.2%	58.6%
Other ARM	130	3.46%	744	751	330	73.7%	53.7%
Fixed mortgage loans	250	4.85%	717	713	254	73.4%	63.8%
Total amortizing	2,040	3.47%	754	755	319	66.2%	56.8%
Interest-only
3/1 ARM	1	3.28%	616	687	254	69.0%	62.5%
5/1 ARM	9	3.28%	733	724	266	69.6%	76.0%
7/1 ARM	1	3.21%	694	723	244	53.4%	51.3%
Other ARM	53	3.43%	771	776	343	55.6%	41.8%
Other interest-only	6	6.50%	711	705	266	77.2%	81.2%
Interest-only (4)	70	3.67%	758	761	324	59.4%	50.0%
Other (5)	10	3.55%	710	727	259	68.8%	58.2%
Total residential first mortgage loans	$2,120	3.47%	754	755	319	66.0%	56.6%

(1)	Unpaid principal balance, net of write downs, does not include premiums or discounts.

(2)	Current FICO scores obtained at various times during the nine months ended September 30, 2016.

(3)	The HPI LTV is updated from the original LTV based on Metropolitan Statistical Area-level OFHEO data as of June 30, 2016.

(4)	Includes only those loans that are currently in the interest-only phase of repayment. Loans originated as interest-only that are now amortizing are included in amortizing loans.

(5)	Primarily Option ARMs.

Adjustable-rate mortgage loans. Adjustable rate mortgage ("ARM") loans held-for-investment were originated using Fannie Mae and Freddie Mac guidelines as a base framework, and the debt-to-income ratio guidelines and documentation typically followed the automated underwriting system guidelines. Our underwriting guidelines were designed with the intent to minimize layered risk. The maximum ratios allowable for purposes of both the LTV ratio and the combined loan-to-value ("CLTV") ratio, which includes second mortgages on the same collateral, was 95 percent, but subordinate (or second mortgage) financing was not allowed over a 95 percent LTV ratio. At a 95 percent LTV ratio with private mortgage insurance, the minimum acceptable FICO score, or the "floor," was 620, and at lower LTV ratio levels, the FICO floor was also 620.

Set forth below as of September 30, 2016, are the amounts of the ARM loans in our held-for-investment loan portfolio with interest rate reset dates in the periods noted. As noted in the above table, loans may reset more than once over a three-year period and nonperforming loans do not reset while in the nonperforming status. Accordingly, the table below may include the same loans in more than one period. In addition, the table below excludes purchased loan portfolios.

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	(Dollars in millions)
2016 (1)	N/A	N/A	N/A	$105
2017	$113	$118	$121	114
2018	115	122	124	116
Later years (2)	347	575	863	850
N/A - Not applicable

(1)	Reflects loans that have reset through September 30, 2016.

(2)	Later years reflect one reset period per loan.

Second mortgage loans. The majority of second mortgages we currently originate are closed in conjunction with the closing of the residential first mortgages originated by us. We generally require the same levels of documentation and ratios as with our residential first mortgages. Our current allowable debt-to-income ratio for approval of second mortgages is capped at 43 percent. We currently limit the maximum CLTV to 80 percent and FICO scores to a minimum of 680. Current fixed rate loans are available with terms up to 15 years. The second mortgage loans require full documentation and are underwritten and priced to ensure high credit quality and loan profitability.

Home Equity Line of Credit loans. Underwriting guidelines for our HELOC originations have been established to attract higher credit quality loans with long-term profitability. The minimum FICO is 680, maximum CLTV up to 89 percent, and the maximum debt-to-income ratio is 43 percent. HELOCs are adjustable-rate loans that generally contain a 10-year interest-only draw period followed by a 20-year amortizing period. We also offer HELOC loans for a term period of five to 15 years to repay. The minimum FICO is 680, maximum CLTV up to 89 percent, and the maximum debt-to-income ratio is 43 percent. Included in HELOC loans are interest-only loans. At September 30, 2016, the unpaid principal balance of our interest-only mortgage loans was $70 million.

Commercial loans held-for-investment. During the nine months ended September 30, 2016, we have continued to grow our longer term commercial real estate and commercial and industrial loans. Our Business and Commercial Banking group includes relationships with relationship managers primarily throughout Michigan's major markets. Our commercial loans held-for-investment totaled $3.7 billion at September 30, 2016 and $2.7 billion at December 31, 2015. The portfolio consists of three loan types: commercial real estate, commercial and industrial, and warehouse loans, each of which is discussed in more detail below.
The following table identifies the commercial loans held-for-investment portfolio by loan type and selected criteria at September 30, 2016 and December 31, 2015:

Commercial Loans Held-for-Investment
	September 30, 2016		December 31, 2015
	Balance	Average Note Rate	Balance	Average Note Rate
	(Dollars in millions)
Commercial real estate loans:
Fixed rate	$55	4.8%	$52	4.9%
Adjustable rate	1,118	3.2%	769	2.8%
Total commercial real estate loans (1)	1,173		821
Net deferred fees and other	(5)		(7)
Total commercial real estate loans, net	$1,168		$814
Commercial and industrial loans:
Fixed rate	$86	4.2%	$44	4.7%
Adjustable rate	629	3.8%	512	3.0%
Total commercial and industrial loans	715		556
Net deferred fees and other	(7)		(4)
Total commercial and industrial loans, net	$708		$552
Warehouse loans:
Adjustable rate	$1,835	3.4%	$1,367	3.4%
Net deferred fees and other	(41)		(31)
Total warehouse loans, net	$1,794		$1,336
Total commercial loans:
Fixed rate	$141	4.4%	$96	4.8%
Adjustable rate	3,582	3.4%	2,648	3.1%
Total commercial loans	3,723		2,744
Net deferred fees and other	(53)		(42)
Total commercial loans, net	$3,670		$2,702

(1)	Includes $252 million and $188 million, respectively, of commercial owner occupied real estate loans at September 30, 2016 and December 31, 2015.

Commercial real estate loans. Our commercial real estate held-for-investment loan portfolio is comprised of loans that are collateralized by real estate properties intended to be income-producing in the normal course of business. This portfolio also includes owner occupied real estate loans, in addition to secured home builder loans.

The following table discloses our total unpaid principal balance (net of write downs) of commercial real estate held-for-investment loans by borrower geographic concentration and collateral type at September 30, 2016:

	State
Collateral Type	Michigan	Florida	California	Other	Total (1)
	(Dollars in millions)
Office	$188	$—	$7	$—	$195
Retail	126	33	9	20	188
Apartments	130	—	—	42	172
Industrial	131	—	25	4	160
Single family residence, which includes land	44	21	—	53	118
Hotel/motel	62	—	—	—	62
Parking Garage/Lot	58	—	—	—	58
Special Purpose	49	1	1	—	51
Senior living facility	42	—	—	—	42
Shopping Center	36	—	—	4	40
Non Profit	32	—	—	—	32
Other	15	8	12	20	55
Total	$913	$63	$54	$143	$1,173
Percent	77.8%	5.4%	4.6%	12.2%	100.0%

(1)	Unpaid principal balance, net of write downs, does not include premiums or discounts. Includes $252 million of commercial owner occupied real estate loans at September 30, 2016.

Commercial and industrial loans. Commercial and industrial held-for-investment loan facilities typically include lines of credit and term loans to small and middle market businesses for use in normal business operations to finance working capital needs, equipment purchases, and expansion projects. Most of our commercial and industrial loans earn interest at a variable rate and we offer our customers the ability to enter into interest rate swaps for which we offset our risk by entering into offsetting market trades.

Warehouse lending. We also offer warehouse lines of credit to other mortgage lenders. These allow the lender to fund the closing of residential first mortgage loans. Each extension or draw-down on the line is collateralized by mortgage loans being funded and is paid off once the underlying loan is sold to an outside investor which may be ourselves. Underlying mortgage loans are predominately originated using the agencies' underwriting standards. We believe we are increasing market share in the warehouse lending market through our strategic initiative to increase lending to customers who originate loans they then sell to outside third party investors. The aggregate committed amount of adjustable rate warehouse lines of credit granted to other mortgage lenders at September 30, 2016 was $2.7 billion, of which $1.8 billion was outstanding, compared to $2.2 billion at December 31, 2015, of which $1.3 billion was outstanding.

Credit Quality

Management considers a number of qualitative and quantitative factors in assessing the level of our allowance for loan losses. See the section captioned "Allowance for Loan Losses" in this discussion. As illustrated in the following tables, trends in certain credit quality characteristics such as nonperforming loans and past due statistics continue to show improvement. This is predominantly a result of the nonperforming and TDR loan sales, as well as run off of the legacy portfolios and the addition of new loans with strong credit characteristics to the held-for-investment portfolio.

The following table sets forth certain information about our nonperforming assets as of the end of each of the last five quarters:

NONPERFORMING LOANS AND ASSETS

	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(Dollars in millions)
Nonperforming loans held-for-investment	$23	$23	$27	$31	$37
Nonperforming TDRs	8	6	6	7	6
Nonperforming TDRs at inception but performing for less than six months	9	15	20	28	20
Total nonperforming loans held-for-investment (1)	40	44	53	66	63
Real estate and other nonperforming assets	15	19	14	17	17
Nonperforming assets held-for-investment, net	$55	$63	$67	$83	$80
Ratio of nonperforming assets to total assets	0.39%	0.46%	0.49%	0.61%	0.64%
Ratio of nonperforming loans held-for-investment to loans held-for-investment	0.63%	0.76%	0.95%	1.05%	1.15%
Ratio of allowance for loan losses to loans held-for-investment (2)	2.30%	2.62%	2.93%	3.00%	3.66%
Ratio of allowance for loan losses to LHFI and loans with government guarantees (2)	2.16%	2.43%	2.70%	2.78%	3.34%
Ratio of net charge-offs to average loans held-for-investment (annualized) (2)	0.51%	0.62%	0.86%	0.62%	1.84%
Ratio of nonperforming assets to loans held-for-investment and repossessed assets	0.87%	1.09%	1.20%	1.32%	1.45%
Ratio of nonperforming assets to Tier 1 capital + allowance for loan losses	4.03%	3.79%	4.15%	5.12%	5.03%

(1)
Does not include nonperforming loans held-for-sale of $5 million, $5 million, $6 million, $12 million and $14 million at September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015, respectively.

(2)	Excludes loans carried under the fair value option.

Past due loans held-for-investment

For all portfolios within the consumer and commercial loan portfolio, loans are placed on nonaccrual status when any portion of principal or interest is 90 days past due (or nonperforming), or earlier when we become aware of information indicating that collection of principal and interest is in doubt. While it is the goal of management to collect on loans, we attempt to work out a satisfactory repayment schedule or modification with past due borrowers and will undertake foreclosure proceedings if the delinquency is not satisfactorily resolved. Our practices regarding past due loans are designed to both assist borrowers in meeting their contractual obligations and minimize losses incurred by the Bank. When a loan is placed on nonaccrual status, the accrued interest income is reversed. Loans return to accrual status when principal and interest become current and are anticipated to be fully collectible. At September 30, 2016, we had $48 million of past due loans held-for-investment. Of those past due loans, $40 million were nonperforming. At December 31, 2015, we had $80 million of past due loans held-for-investment. Of those past due loans, $66 million were nonperforming. The decrease from December 31, 2015 to September 30, 2016 was primarily due to improved asset quality and the sale of nonperforming residential first mortgage loans.

Consumer loans. As of September 30, 2016, nonperforming consumer loans decreased from December 31, 2015, primarily due to the sale of nonperforming residential first mortgage loans. Net charge-offs in consumer loans totaled $7 million and $28 million for the three and nine months ended September 30, 2016, respectively, compared to $21 million and $81 million during the three and nine months ended September 30, 2015, respectively, primarily due to the charge-offs of $8 million and $67 million related to the sale or transfer of loans during the nine months ended September 30, 2016 and September 30, 2015, respectively.

Commercial loans. As of September 30, 2016, there were no nonperforming commercial loans, compared to $2 million at December 31, 2015. There were no net charge-offs in commercial loans for the nine months ended September 30, 2016, compared to recoveries of $2 million for the nine months ended September 30, 2015.

The following table sets forth information regarding past due loans held-for-investment at the dates listed:

Days Past Due	September 30, 2016	December 31, 2015
	(Dollars in millions)
30 – 59 days
Consumer loans
Residential first mortgage	$4	$7
HELOC	1	2
Other	1	1
Total 30-59 days past due	6	10
60 – 89 days
Consumer loans
Residential first mortgage	1	3
HELOC	—	1
Other	1	—
Total 60-89 days past due	2	4
90 days or greater
Consumer loans
Residential first mortgage	29	53
Second mortgage	4	2
HELOC	7	9
Commercial loans
Commercial and industrial	—	2
Total 90 days or greater past due (1)	40	66
Total past due loans	$48	$80

(1)	Includes performing nonaccrual loans that are less than 90 days delinquent and for which interest cannot be accrued.

The $32 million decrease in total past due loans at September 30, 2016, compared to December 31, 2015 was primarily due to improved asset quality coupled with the sale of $20 million of nonperforming residential first mortgage loans during the nine months ended September 30, 2016. The 30 to 59 days past due loans decreased to $6 million at September 30, 2016, compared to $10 million at December 31, 2015, primarily driven by improved asset quality.

The following table sets forth information regarding loans held-for-investment and nonperforming loans (i.e., 90 days or greater past due loans) as to which we have ceased accruing interest:

	September 30, 2016
	Loans Held-for-Investment	Nonaccrual Loans	As a % of Loan Specified Portfolio	As a % of Nonaccrual Loans
	(Dollars in millions)
Consumer loans
Residential first mortgage	$2,136	$29	1.4%	72.5%
Second mortgage	127	4	3.1%	10.0%
HELOC	326	7	2.1%	17.5%
Other consumer	30	—	—%	—%
Total consumer loans	2,619	40	1.5%	100.0%
Commercial loans
Commercial real estate	1,168	—	—%	—%
Commercial and industrial	708	—	—%	—%
Warehouse lending	1,795	—	—%	—%
Total commercial loans	3,671	—	—%	—%
Total loans (1)	$6,290	$40	0.6%	100.0%
Less allowance for loan losses	(143)
Total loans held-for-investment, net	$6,147

(1)	Includes $12 million of nonaccrual loans carried under the fair value option at September 30, 2016.

Troubled debt restructurings (held-for-investment)

The following table provides a summary of TDRs by performing status:

	TDRs Held-for-Investment
	Performing	Nonperforming	Total
	(Dollars in millions)
September 30, 2016
Consumer loans (1)	$70	$17	$87
Commercial loans (2)	1	—	1
Total TDRs	$71	$17	$88
December 31, 2015
Consumer loans (1)	$101	$35	$136
Total TDRs	$101	$35	$136

(1)
Consumer loans include: residential first mortgage, second mortgage, HELOC and other consumer loans. The allowance for loan losses on consumer TDR loans totaled $11 million and $15 million at September 30, 2016 and December 31, 2015, respectively.

(2)	Commercial loans include: commercial real estate, commercial and industrial and warehouse loans.

Troubled debt restructurings ("TDRs") are modified loans in which a borrower demonstrates financial difficulties and for which a concession has been granted. The decrease of $48 million in our total TDR loans at September 30, 2016, compared to December 31, 2015 was primarily due to the sale of TDR loans during the nine months ended September 30, 2016. Nonperforming TDRs were 42.5 percent and 53.4 percent of total nonperforming loans at September 30, 2016 and December 31, 2015, respectively.

Nonperforming TDRs are included in nonaccrual loans. TDRs remain in nonperforming status until a borrower has made at least six consecutive months of payments under the modified terms. Performing TDRs are excluded from nonaccrual loans because it is reasonably assured that all contractual principal and interest due under the restructured terms will be collected. Within consumer nonperforming loans, residential first mortgage TDRs were 35 percent of residential first mortgage nonperforming loans at September 30, 2016, compared to 51 percent at December 31, 2015.

The following table sets forth the activity during each of the periods presented with respect to performing TDRs and nonperforming TDRs:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Performing	(Dollars in millions)
Beginning balance	$73	$108	$101	$362
Additions	—	16	7	67
Transfer to nonperforming TDR	(1)	(7)	(7)	(12)
Transfer from nonperforming TDR	6	—	11	1
Principal repayments	(1)	(1)	(3)	(3)
Reductions (1)	(6)	(19)	(38)	(318)
Ending balance	$71	$97	$71	$97
Nonperforming
Beginning balance	$21	$24	$35	$46
Additions	—	3	5	13
Transfer from performing TDR	1	7	7	12
Transfer to performing TDR	(6)	—	(11)	(1)
Principal repayments	(1)	—	(1)	—
Reductions (1)	2	(8)	(18)	(44)
Ending balance	$17	$26	$17	$26

(1)	Includes loans paid in full or otherwise settled, sold or charged-off.

Allowance for Loan Losses

The allowance for loan losses represents management's estimate of probable losses that are inherent in our loans held-for-investment portfolio but which have not yet been realized. The consumer loan portfolio includes residential first mortgages, second mortgages, HELOC, and other consumer loans. The commercial loan portfolio includes commercial real estate, commercial and industrial and warehouse lending. See Note 4 to the Consolidated Financial Statements for further information.

The allowance for loan losses decreased $44 million to $143 million at September 30, 2016, compared to $187 million at December 31, 2015. The decrease from December 31, 2015 was primarily driven by a decrease in the amount of residential first mortgage loans as a result of sales along with the sale of $110 million unpaid principal balance of nonperforming, TDR and non-agency loans during the nine months ended September 30, 2016.
The allowance for loan losses as a percentage of loans held-for-investment decreased to 2.3 percent as of September 30, 2016 from 3.0 percent as of December 31, 2015. At September 30, 2016, we had a 3.8 percent allowance coverage of our consumer loan portfolio. The commercial loan allowance for loan losses coverage ratio was 1.3 percent at September 30, 2016, reflecting the percentage of warehouse loans in the portfolio and improved level of overall quality.

The following tables set forth certain information regarding the allocation of our allowance for loan losses to each loan category:

	September 30, 2016
	Loans Held-for-Investment	Percent of Portfolio	Allowance Amount	Allowance as a Percent of Loan Portfolio
	(Dollars in millions)
Consumer loans
Residential first mortgage (1)	$2,136	33.9%	$70	3.3%
Second mortgage	127	2.0%	9	7.1%
HELOC	326	5.2%	16	4.9%
Other	30	0.5%	1	3.3%
Total consumer loans	2,619	41.6%	96	3.7%
Commercial loans
Commercial real estate	1,168	18.6%	25	2.1%
Commercial and industrial	708	11.3%	14	2.0%
Warehouse lending	1,795	28.5%	8	0.4%
Total commercial loans	3,671	58.4%	47	1.3%
Total consumer and commercial loans (2)	$6,290	100.0%	$143	2.3%

(1)	Includes the allowance related to loans with government guarantees.

(2)	Excludes loans carried under the fair value option.

ACTIVITY IN THE ALLOWANCE FOR LOAN LOSSES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in millions)
Beginning balance	$150	$222	$187	$297
Provision (benefit) for loan losses (3)	—	(1)	(16)	(18)
Charge-offs
Consumer loans
Residential first mortgage	(7)	(21)	(26)	(80)
Second mortgage	—	(1)	(2)	(2)
HELOC	(1)	(1)	(2)	(2)
Other consumer	(1)	(1)	(3)	(3)
Total consumer loans	(9)	(24)	(33)	(87)
Commercial loans
Commercial real estate	—	—	—	—
Commercial and industrial	—	(3)	—	(3)
Warehouse lending	—	—	—	—
Total commercial loans	—	(3)	—	(3)
Total charge offs	(9)	(27)	(33)	(90)
Recoveries
Consumer loans
Residential first mortgage	—	1	1	3
Second mortgage	—	1	1	1
HELOC	1	—	1	—
Other consumer	1	1	2	2
Total consumer loans	2	3	5	6
Commercial loans
Commercial real estate	—	—	—	2
Total recoveries	2	3	5	8
Charge-offs, net of recoveries	(7)	(24)	(28)	(82)
Ending balance	$143	$197	$143	$197
Net charge-off to LHFI ratio (1)	0.51%	1.84%	0.66%	2.34%
Net charge-off ratio, adjusted (1) (2)	0.15%	0.61%	0.15%	0.43%

(1)	Excludes loans carried under the fair value option.

(2)
Excludes charge-offs of zero and $16 million related to the sale or transfer of loans during the three months ended September 30, 2016 and September 30, 2015, respectively, and $8 million and $67 million related to the transfer and subsequent sale of loans during the nine months ended September 30, 2016 and September 30, 2015, respectively. Also excludes charge-offs related to loans with government guarantees of $6 million and $13 million during the three and nine months ended September 30, 2016.

(3)
Does not include $7 million provision for loan losses recorded in the Consolidated Statements of Operations to reserve for repossessed loans with government guarantees during the three and nine months ended September 30, 2016.

Liquidity Risk

Liquidity risk is the risk that we will not have sufficient funds to meet current and future cash flow needs as they become due. The liquidity of a financial institution reflects our ability to meet loan requests, to accommodate possible outflows in deposits and to take advantage of interest rate and market opportunities. The ability of a financial institution to meet current financial obligations is a function of the balance sheet structure, the ability to liquidate assets, and access to various sources of funds.

We primarily originate Agency-eligible loans held-for-sale and therefore the majority of new residential first mortgage loan originations are readily convertible to cash, either by selling them as part of our monthly Agency sales, private party whole loan sales, or by pledging them to the Federal Home Loan Bank of Indianapolis and borrowing against them. We use the Federal Home Loan Bank of Indianapolis as a significant source for funding our residential mortgage banking business due to our flexibility in terms of being able to borrow or repay borrowings as daily cash needs require.

Our principal uses of funds include loan originations and operating expenses. At September 30, 2016, we had outstanding rate-lock commitments of $6.5 billion, compared to $3.8 billion at December 31, 2015. The increase in rate-lock commitments was driven by the lower interest rate environment at September 30, 2016. Total commitments were $9.0 billion at September 30, 2016 and $5.5 billion at December 31, 2015. See Note 16 to the Consolidated Financial Statements for further information on commitments.

The amount we can borrow, or the value we receive for the assets pledged to our liquidity providers, varies based on the amount and type of pledged collateral as well as the perceived market value of the assets and the "haircut" of the market value of the assets. That value is sensitive to the pricing and policies of our liquidity providers and can change with little or no notice.

In addition to operating expenses at a particular level of mortgage originations, our cash flows are fairly predictable and relate primarily to the funding of cash outflows to originate or purchase residential first mortgages and cash inflows from sales of those residential first mortgages. Our mortgage warehouse funding line of business also generates cash flows as funds are extended to correspondent relationships to close new loans. Those loans are repaid when the correspondent sells the loan. Other material cash flows relate to growing our commercial lines of business and the loans we service for others and consist primarily of monthly principal, interest, taxes and insurance escrow payments.

Our Consolidated Statements of Cash Flows shows cash used in operating activities of $10.1 billion and $7.1 billion for the nine months ended September 30, 2016 and 2015, respectively. This primarily reflects our mortgage operations and is a reflection of the manner in which we execute certain loan sales for which the cash outflow is included in operating activities and the corresponding cash inflow is included in the investing section.

As governed and defined by our internal liquidity policy, we maintain adequate excess liquidity levels appropriate to cover unanticipated liquidity needs. In addition to this liquidity, we also maintain targeted minimum levels of unused collateralized borrowing capacity as another cushion against unexpected liquidity needs. Each business day, we forecast 90 days of daily cash needs. This allows us to determine our projected near term daily cash fluctuations and also to plan and adjust, if necessary, future activities. As a result, in an adverse environment, we would be able to make adjustments to operations as required to meet the liquidity needs of our business, including adjusting deposit rates to increase deposits, planning for additional Federal Home Loan Bank borrowings, accelerating sales of loans held-for-sale (agencies and/or private), selling loans held-for-investment or securities, borrowing through the use of repurchase agreements, reducing originations, making changes to warehouse funding facilities, or borrowing from the discount window.

Our liquidity position is continuously monitored and adjustments are made to the balance between sources and uses of funds as deemed appropriate. Management is not aware of any events that are reasonably likely to have a material adverse effect on our liquidity, capital resources or operations.

Parent Company Liquidity

The Company obtains its liquidity from multiple sources, including dividends from the Bank and the issuance of debt and equity securities. The primary uses of the Company's liquidity are debt service, dividends to common and preferred stockholders, capital contributions to the Bank and operating expenses. The Company's most liquid assets are cash it holds at the Bank and interest-bearing demand accounts at correspondent banks, all of which totaled $73 million at September 30, 2016.

The Office of the Comptroller of the Currency ("OCC") regulates all capital distributions made by the Bank, directly or indirectly, to the holding company, including dividend payments. A subsidiary of a savings and loan holding company, such as the Bank, must file a notice or application with the OCC at least 30 days prior to each proposed capital distribution. Whether an application is required is based on a number of factors including whether the institution qualifies for expedited treatment under the OCC rules and regulations or if the total amount of all capital distributions (including each proposed capital distribution) for the applicable calendar year exceeds net income for that year to date plus the retained net income for the preceding two years. Under the Consent Order, the Bank may not pay a dividend or make a capital distribution if it is not in compliance with its approved capital plan or would not remain in compliance after making the dividend or capital distribution, and the Bank must receive OCC approval under the generally applicable application or notice requirements. In addition, as a subsidiary of a savings and loan holding company, the Bank must receive approval from the Federal Reserve Bank ("FRB") before declaring any dividends. Additional restrictions on dividends apply if the Bank fails the Qualified Thrift Lending ("QTL") test. We anticipate that as long as we remain under the consent order, we will be required to obtain approval from the OCC prior to any capital distribution.

For additional details and restrictions related to the Bank’s payment of dividends, refer to the Capital section of Management’s Discussion and Analysis within this Form S-4.

Deposits

Our deposits consist of three primary categories: retail deposits, government deposits, and company controlled deposits. Total deposits increased $1.4 billion, or 18 percent at September 30, 2016, compared to December 31, 2015, primarily due to increases in company controlled deposits.

We have continued to focus on increasing our core deposit accounts such as branch and commercial demand deposits, savings and money market accounts. These core deposits provide a lower cost funding source to the Bank. During the nine months ended September 30, 2016, our core deposits increased $196 million primarily driven by growth in commercial demand deposits, partially offset by a decline in retail money market demand accounts.

We utilize local governmental agencies, and other public units, as an additional source for deposit funding. These deposit accounts include $372 million of certificates of deposit with maturities typically less than one year and $804 million in checking and savings accounts at September 30, 2016.

Company controlled deposits arise due to our servicing of loans for others and represent the portion of the investor custodial accounts on deposit with the Bank. Certain deposits require us to reimburse the owner for the spread on these funds. This cost is a component of net loan administration income. During the nine months ended September 30, 2016, these deposits increased $869 million, primarily due to taxes not yet paid out.

We participate in the Certificates of Deposit Account Registry Service ("CDARS") program, through which certain customer certificates of deposit ("CD") are exchanged for CDs of similar amounts from other participating banks. This gives customers the potential to receive FDIC insurance up to $50 million. At September 30, 2016, we had $249 million of total CDs enrolled in the CDARS program.

The composition of our deposits was as follows:

	September 30, 2016			December 31, 2015
	(Dollars in millions)
	Balance	Yield/Rate	% of Deposits	Balance	Yield/Rate	% of Deposits
Retail deposits
Branch retail deposits
Demand deposit accounts	$830	0.05%	8.9%	$797	0.07%	10.0%
Savings accounts	3,745	0.77%	40.0%	3,717	0.79%	46.8%
Money market demand accounts	142	0.14%	1.5%	163	0.15%	2.1%
Certificates of deposit/CDARS (1)	1,075	1.03%	11.5%	811	0.86%	10.2%
Total branch retail deposits	5,792	0.70%	61.8%	5,488	0.68%	69.2%
Commercial retail deposits
Demand deposit accounts	287	0.16%	3.1%	194	0.41%	2.4%
Savings accounts	49	0.52%	0.5%	34	0.56%	0.4%
Money market demand accounts	151	0.78%	1.6%	104	0.76%	1.3%
Certificates of deposit/CDARS (1)	8	1.25%	0.1%	14	1.03%	0.2%
Total commercial retail deposits	495	0.41%	5.3%	346	0.55%	4.3%
Total retail deposits subtotal	$6,287	0.68%	67.1%	$5,834	0.67%	73.5%
Government deposits
Demand deposit accounts	$273	0.39%	2.9%	$302	0.39%	3.8%
Savings accounts	531	0.53%	5.7%	363	0.51%	4.6%
Certificates of deposit/CDARS (1)	372	0.70%	4.0%	397	0.55%	5.0%
Total government deposits (2)	1,176	0.55%	12.5%	1,062	0.49%	13.4%
Company controlled deposits (3)	1,908	—%	20.4%	1,039	—%	13.1%
Total deposits (4)	$9,371	0.52%	100.0%	$7,935	0.56%	100.0%

(1)	The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was approximately $1.1 billion and $0.9 billion at September 30, 2016 and December 31, 2015, respectively.

(2)	Government deposits include funds from municipalities and schools.

(3)
These accounts represent a portion of the investor custodial accounts and escrows controlled by us in connection with loans serviced, or subserviced for others and that have been placed on deposit with the Bank.

(4)	The aggregate amount of deposits with a balance over $250,000 was approximately $3.7 billion and $3.4 billion at September 30, 2016 and December 31, 2015, respectively.

Borrowings

The Federal Home Loan Bank provides loans, also referred to as advances, on a fully collateralized basis, to savings banks and other member financial institutions. We are currently authorized through a resolution of our board of directors to apply for advances from the Federal Home Loan Bank using approved loan types as collateral. At September 30, 2016, we had the authority and approval from the Federal Home Loan Bank to utilize a line of credit of up to $7.0 billion and we may access that line to the extent that collateral is provided. At September 30, 2016, we had $2.5 billion of advances outstanding and an additional $2.0 billion of collateralized borrowing capacity available at the Federal Home Loan Bank.

We have arrangements with the Federal Reserve Bank of Chicago to borrow, as appropriate, from its discount window. The discount window is a borrowing facility that is intended to be used only for short-term liquidity needs arising from special or unusual circumstances. The amount we are allowed to borrow is based on the lendable value of the collateral that we provide. To collateralize the line, we pledge commercial and industrial loans that are eligible based on Federal Reserve Bank of Chicago guidelines. At September 30, 2016, we had pledged commercial and industrial loans amounting to $517 million with a lendable value of $508 million. At December 31, 2015, we had pledged commercial and industrial loans amounting to $75 million with a lendable value of $45 million. At September 30, 2016 and December 31, 2015, we had no borrowings outstanding against this line of credit. We also have access to overnight borrowings from various counterparty banks that settle through the Federal Reserve Bank. At September 30, 2016 and December 31, 2015, we had $20 million and no borrowings outstanding on these short-term borrowings, respectively.

Federal Home Loan Bank advances. Federal Home Loan Bank advances decreased $1,079 million to $2,462 million at September 30, 2016 from $3,541 million at December 31, 2015. We rely upon advances from the Federal Home Loan Bank as a source of funding for the origination or purchase of loans for sale in the secondary market and for providing duration specific short-term and long-term financing. The outstanding balance of Federal Home Loan Bank advances fluctuates from time to time depending on our current inventory of mortgage loans held-for-sale and the availability of lower cost funding sources. Our portfolio includes short-term fixed and variable rate advances, long-term LIBOR adjustable advances, and long-term fixed rate advances. Interest rates on the LIBOR index advances reset every three-months and the advances may be prepaid without penalty, with notification, at scheduled three-month intervals after an initial 12-month lockout period.

Debt. As part of our overall capital strategy, we previously raised capital through the issuance of junior subordinated notes to our special purpose trusts formed for the offerings, which issued preferred stock (trust preferred securities). The junior subordinated notes are callable by us at any time. Interest is payable on a quarterly basis; however, we may defer interest payments for up to 20 quarters without default or penalty. In January, 2012, we exercised our contractual right to defer regularly scheduled quarterly payments of interest. On July 14, 2016, we ended the deferral and made a $34 million payment to bring current our previously deferred interest as of that date.

We issued $250 million of 2021 senior notes on July 11, 2016 (“2021 Senior Notes”). The proceeds from these notes were used to bring current and redeem our outstanding Series C Preferred Stock. The notes will be effectively subordinated to Flagstar Bancorp, Inc.’s secured indebtedness.

Prior to June 15, 2021, we may redeem some or all of the 2021 Senior Notes at a redemption price equal to the greater of 100 percent of the aggregate principal amount of the 2021 Senior Notes to be redeemed or the sum of the present values of the remaining scheduled payments plus, in each case, accrued and unpaid interest.

See Note 9 of the Notes to the Consolidated Financial Statements, for further information about Federal Home Loan Bank advances and other long-term debt.

Market Risk

Market risk is the risk of reduced earnings and or declines in the net market value of the balance sheet primarily due to changes in interest rates, currency exchange rates, or equity prices. We do not have any material foreign currency exchange risk or equity price risk. The primary market risk is interest rate risk and results from timing differences in the repricing of our assets and liabilities, changes in the relationships between rate indices, and the potential exercise of explicit or embedded options.

Interest rate risk is monitored by the asset liability committee ("ALCO"), which is composed of our executive officers and other members of management, in accordance with policies approved by our board of directors. In determining the appropriate level of interest rate risk, the ALCO considers the impact projected interest rate scenarios have on earnings and capital, liquidity, business strategies, and other factors. The ALCO meets monthly or as deemed necessary to review, among other things, the sensitivity of assets and liabilities to interest rate changes, the book and fair values of assets and liabilities, unrealized gains and losses, purchase and sale activity, loans held-for-sale and commitments to originate loans, and the maturities of investments, borrowings and time deposits.

Financial instruments used to manage interest rate risk include derivative financial instruments such as interest rate swaps and forward sales commitments. Further discussion of the use of and the accounting for derivative instruments is included in Notes 8 and 17 of the Notes to Consolidated Financial Statements. All of our derivatives are accounted for at fair market value. All mortgage loan production originated for sale is accounted for on a fair value basis.

To effectively measure and manage interest rate risk, sensitivity analysis is used to determine the impact on earnings and the net market value of the balance sheet across various interest rate scenarios, balance sheet trends, and strategies. From these simulations, interest rate risk is quantified and appropriate strategies are developed and implemented. Additionally, duration and net interest income sensitivity measures are utilized when they provide added value to the overall interest rate risk management process. The overall interest rate risk position and strategies are reviewed by executive management and the board of directors on an ongoing basis. However, management has the latitude to increase interest rate sensitivity within certain limits if, in management's judgment, the increase will enhance profitability.

Net interest income simulation analysis provides estimated net interest income of the current balance sheet across alternative interest rate scenarios. The net interest income analysis measures the sensitivity of interest sensitive earnings over a 12 month time horizon. The analysis holds the current balance sheet values constant and does not take into account management intervention. The net interest income simulation demonstrates the level of interest rate risk inherent in the existing balance sheet.

The following table is a summary of the changes in our net interest income that are projected to result from hypothetical changes in market interest rates. The interest rate scenarios presented in the table include interest rates as of September 30, 2016 and December 31, 2015 and adjusted by instantaneous parallel rate changes plus or minus 200 basis points. The minus 200 basis point shock scenario is a flattener scenario as rates are floored at zero given the current interest rate levels.

September 30, 2016
Scenario	Net interest income	$ Change	% Change
	(Dollars in millions)
200	$356	$52	17.0%
Constant	304	—	—%
(200)	256	(48)	(16.0)%
December 31, 2015
Scenario	Net interest income	$ Change	% Change
	(Dollars in millions)
200	$312	$6	2.0%
Constant	306	—	—%
(200)	258	(48)	(16.0)%

At September 30, 2016, the $2 million decline in the net interest margin in the constant scenario as compared to December 31, 2015, was primarily driven by a decreased yield on other investments and consumer loans.

We have also projected the potential impact to net interest income in a hypothetical "bear flattener" interest rate scenario as of September 30, 2016. When increasing short-term interest rates instantaneously by 100 basis points and holding the longer term interest rates unchanged, the decrease to net interest income over a 12-month and 24-month period based on our forecasted balance sheet is a loss of $21 million and $27 million, respectively.

In the net interest income simulation, our balance sheet exhibits slight asset sensitivity. When interest rates rise our interest income increases, conversely when interest rates fall our interest income decreases. The net interest income simulation measures the interest rate risk of the balance sheet over a short period of time, typically 12 months. An additional analysis is completed that measures the interest rate risk over an extended period of time. The Economic Value of Equity ("EVE") analysis provides a fair value of the balance sheet in alternative interest rate scenarios. The EVE analysis does not take into account management intervention and assumes the new rate environment is constant and the change is instantaneous.

The following table is a summary of the changes in our EVE that are projected to result from hypothetical changes in market interest rates. EVE is the market value of assets, less the market value of liabilities, adjusted for the market value of off-balance sheet instruments. The interest rate scenarios presented in the table include interest rates at September 30, 2016 and December 31, 2015, and as adjusted by instantaneous parallel rate changes upward to 300 basis points and downward to 100 basis points. The scenarios are not comparable due to differences in the interest rate environments, including the absolute level of rates and the shape of the yield curve. Each rate scenario reflects unique prepayment, repricing, and reinvestment assumptions. Management derives these assumptions by considering published market prepayment expectations, the repricing characteristics of individual instruments or groups of similar instruments, our historical experience, and our asset and liability management strategy. Further, this analysis assumes that certain instruments would not be affected by the changes in interest rates or would be partially affected due to the characteristics of the instruments.

Further, as this framework evaluates risks to the current statement of financial condition only, changes to the volumes and pricing of new business opportunities that can be expected in the different interest rate outcomes are not incorporated in this analytical framework. For instance, analysis of our history suggests that declining interest rate levels are associated with higher loan production volumes at higher levels of profitability. While this "natural business hedge" historically offsets most, if not all, of the identified risks associated with declining interest rate scenarios, these factors fall outside of the EVE framework. Further, there can be no assurance that this natural business hedge would positively affect the economic value of equity in the same manner and to the same extent as in the past.

There are limitations inherent in any methodology used to estimate the exposure to changes in market interest rates. It is not possible to fully model the market risk in instruments with leverage, option, or prepayment risks. Also, we are affected by basis risk, which is the difference in repricing characteristics of similar term rate indices. As such, this analysis is not intended to be a precise forecast of the effect a change in market interest rates would have on us.

If EVE increases in any interest rate scenario, that would indicate an increasing direction for the margin in that hypothetical rate scenario. A perfectly matched balance sheet would possess no change in the EVE, no matter what the rate scenario. The following table presents the EVE in the stated interest rate scenarios:

September 30, 2016					December 31, 2015
Scenario	EVE	EVE%	$ Change	% Change	Scenario	EVE	EVE%	$ Change	% Change
	(Dollars in millions)					(Dollars in millions)
300	$1,998	14.1%	$(4)	(0.2)%	300	$1,788	14.6%	$(247)	(12.1)%
200	2,030	14.3%	27	1.4%	200	1,889	14.9%	(146)	(7.2)%
100	2,043	14.4%	41	2.0%	100	1,978	15.1%	(57)	(2.8)%
Current	2,002	14.1%	—	—%	Current	2,035	15.0%	—	—%
(100)	1,879	13.2%	(123)	(6.2)%	(100)	2,001	14.7%	(34)	(1.7)%

Our balance sheet exhibits sensitivity in a rising interest rate scenario as the EVE decreases. The decrease in EVE is the result of the amount of liabilities that would be expected to reprice exceeding the amount of assets repriced in the up to 200 scenario. The (100) is a flattener scenario as shorter term rates are unable to decrease 100 basis points due to the absolute level of rates. Therefore, the yields of the longer term variable rate assets decrease by the full 100 basis points, but the liabilities repricing to shorter term rates decrease to less than 100 basis points, leading to a reduction in EVE.

Mortgage servicing rights

At September 30, 2016, MSRs at fair value increased $6 million to $302 million, compared to $296 million at December 31, 2015, primarily due to additions from loan sales where we retained servicing, partially offset by actual and pending MSR sales and higher prepayments.

Once fully phased in, the Basel III capital rules will significantly reduce the allowable amount of the fair value of MSRs included in Tier 1 capital. Our ratio of MSRs to Tier 1 capital was 24.6 percent and 20.6 percent at September 30, 2016 and December 31, 2015, respectively. As of September 30, 2016, we have pending MSR sales with a fair value of $50 million expected to close in the fourth quarter 2016. These sales represent nearly all of the Company's remaining Ginnie Mae MSRs and will significantly reduce the mortgage servicing asset as we work to prepare for Basel III final phase-in capital requirements as discussed above.

The principal balance of the loans underlying our total MSRs was $31.4 billion at September 30, 2016, compared to $26.1 billion at December 31, 2015, primarily attributable to an increase in servicing loan volume, partially offset by loan payoffs and MSR sales of $12.7 billion in underlying loans.

For further information relating to the mortgage servicing rights, see Note 7 of the Notes to the Consolidated Financial Statements, herein.

Operational Risk

Operational risk is the risk of loss due to human error; inadequate or failed internal systems and controls; violations of, or noncompliance with, laws, rules and regulations, prescribed practices, or ethical standards; and external influences such as market conditions, fraudulent activities, disasters, and security risks. We continuously strive to strengthen our system of internal controls to ensure compliance with laws, rules, and regulations, and to improve the oversight of our operational risk. We evaluate internal systems, processes, and controls to mitigate loss from cyber-attacks and, to date, have not experienced any material losses. The goal of this framework is to implement effective operational risk techniques and strategies, minimize operational and fraud losses, and enhance our overall performance.

Loans with government guarantees

The amount of loans with government guarantees totaled $404 million at September 30, 2016 and the loans which we have not yet repurchased but had the unilateral right to repurchase totaled $21 million and were classified as loans with government guarantees. At December 31, 2015, loans with government guarantees totaled $485 million and those loans which we had not yet repurchased but had the unilateral right to repurchase totaled $9 million and were classified as loans with government guarantees. The balance of this portfolio decreased at September 30, 2016, primarily due to loans with government guarantees transferred to held-for-sale and loan liquidations, partially offset by an increase in repurchased loans.

Substantially all of these loans continue to be insured or guaranteed by the Federal Housing Administration ("FHA") or the U.S. Department of Veterans Affairs and management believes that the reimbursement process is proceeding appropriately. These repurchased loans earn interest at a statutory rate, which varies for each loan, but is based on the 10-year U.S. Treasury note rate at the time the loan becomes greater than 60 days delinquent. Certain loans within our portfolio may be subject to indemnifications and insurance limits which exposes us to limited credit risk. We have reserved for these risks within other assets and as a component of our allowance for loan losses on residential first mortgages.

For further information on loans with government guarantees, see Note 5 of the Notes to the Consolidated Financial Statements, herein.

Representation and warranty reserve

When we sell mortgage loans, we make customary representations and warranties to the purchasers, including sponsored securitization trusts and their insurers (primarily Fannie Mae and Freddie Mac).

During the nine months ended September 30, 2016, we had $14 million in Fannie Mae new repurchase demands and $10 million in Freddie Mac new repurchase demands. These amounts are down as compared to the nine months ended September 30, 2015 when we had $75 million in Fannie Mae new repurchase demands and $23 million in Freddie Mac new repurchase demands.

The following table summarizes the trends with respect to key model attributes and assumptions for estimating the representation and warranty reserve:

	September 30, 2016	December 31, 2015
	(Dollars in millions)
UPB of loans sold (1)	$176,870	$162,301
Losses expected from put-backs (percent of loans sold) (2)	0.03%	0.03%

(1)	Includes original unpaid principal balance of 2009 and later vintage loans sold to Fannie Mae and Freddie Mac through September 30, 2016.

(2)	Estimated losses from expected repurchases to be made (post appeal loss).

See Note 10 of the Notes to the Consolidated Financial Statements.

Capital

Under the capital distribution regulations, a savings bank that is a subsidiary of a savings and loan holding company must either notify or seek approval from the OCC of a capital distribution at least 30 days prior to the declaration of a dividend or the approval by the board of directors of the proposed capital distribution. The 30-day period allows the OCC to determine whether the distribution would not be advisable. Because we are under the Consent Order, we currently must seek approval from the OCC prior to making a capital distribution from the Bank. Also, under Federal Reserve requirements, the Bank must provide a 30-day notice to the Federal Reserve prior to declaring or paying dividends. In addition, under the Supervisory Agreement, the Company agreed to request prior non-objection of the Federal Reserve to pay dividends or other capital distributions. We seek to manage our capital levels and overall business in a manner which we consider to be prudent and work with our regulators to ensure that our capital levels are appropriate considering our risk profile and evaluation of the capital levels maintained by peer institutions.

Consent Orders

Effective October 23, 2012, the Bank's board of directors executed a Stipulation and Consent (the "Stipulation"), accepting the issuance of a Consent Order (the "Consent Order") by the OCC. The Consent Order replaced the supervisory agreement entered into between the Bank and the Office of Thrift Supervision (the "OTS") on January 27, 2010, which the OCC terminated simultaneous with issuance of the Consent Order. For further information and a complete description of all of the terms of the Consent Order, please refer to the copy of the Consent Order filed with the SEC as an exhibit to our Current Report on Form 8-K filed on October 24, 2012.

On September 29, 2014, the Bank entered into a Consent Order with the Consumer Financial Protection Bureau (the "CFPB"). The Consent Order relates to alleged violations of federal consumer financial laws arising from the Bank’s residential first mortgage loan loss mitigation practices and default servicing operations dating back to 2011. Under the terms of the Consent Order, the Bank paid $28 million for borrower remediation and $10 million in civil money penalties. The settlement does not involve any admission of wrongdoing on the part of the Bank or our employees, directors, officers, or agents. For further information and a complete description of all of the terms of the Consent Order, please refer to our Current Report on Form 8-K filed on September 29, 2014.

Supervisory Agreement

On January 28, 2010, we became subject to the Supervisory Agreement, which will remain in effect until terminated, modified, or suspended in writing by the Federal Reserve. The failure to comply with the Supervisory Agreement could result in the initiation of further enforcement action by the Federal Reserve, including the imposition of further operating restrictions, and could result in additional enforcement actions against us. We have taken actions which we believe are appropriate to comply with, and intend to maintain compliance with, all of the requirements of the Supervisory Agreement. For further information and a complete description of all of the terms of the Supervisory Agreement, please refer to the copy of the Supervisory Agreement filed with the SEC as an exhibit to our Current Report on Form 8-K filed on January 28, 2010.

Department of Justice Settlement Agreement

On February 24, 2012, the Bank entered into a Settlement Agreement with the Department of Justice ("DOJ") under which we made an initial payment of $15 million and agreed to make future payments totaling $118 million in annual increments of up to $25 million upon meeting all of the following conditions which are evaluated quarterly and include: (a) the reversal of the deferred tax asset valuation allowance, which occurred at the end of 2013; (b) the repayment of the Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the "TARP Preferred") (or, in the absence of a redemption, adjusting our Bank Tier 1 Capital Ratio for any unextinguished TARP Preferred); and (c) our Bank’s Tier 1 Leverage Capital Ratio is 11 percent or more. Additionally, if the Bank or Bancorp become party to a business combination in which the Bank or Bancorp represent less than 33.3 percent of the resulting company’s assets, annual payments would commence twelve months after the date of that business combination. Further, should all conditions for payment be satisfied, an annual payment under the settlement agreement would be made, and any further payments would be made only so long as such conditions are satisfied at the time required for such further payments.

Within six months of satisfying the conditions specified above, the Bank would make an additional payment, to occur no more frequently than annually, provided that doing so would not violate any material banking regulatory requirement or the OCC does not object in writing. Consistent with our business and regulatory requirements, Flagstar shall seek in good faith to fulfill the conditions, and will not undertake any conduct or fail to take any action the purpose of which is to frustrate or delay our ability to fulfill any of the conditions.

In July 2016, we paid a $200 million dividend from the Bank to the Bancorp and issued $250 million in Senior Notes to a) bring current the interest payments on our trust preferred securities, b) become current on our deferred interest and dividends related to our TARP Preferred and c) repay our TARP Preferred. To support the on-going debt service and other Bancorp expenses, we also intend to reduce our Bancorp double leverage and debt to equity ratios to be more consistent with such ratios at other mid-sized banks, which would likely require further dividend payments from the Bank to the Bancorp for the foreseeable future.

Future annual payments of $25 million or the final payment of the remaining balance under the Settlement Agreement could be required if the Tier 1 Leverage Ratio of the Bank meets or exceeds 11 percent after adjusting for any outstanding TARP Preferred. Following the TARP Preferred redemption, which included a $200 million dividend from the Bank to Bancorp, the Bank’s Tier 1 Leverage Ratio is less than 11 percent. The combination of (a) future dividends from the Bank to Bancorp and (b) continued growth in earning assets at the Bank are expected to continue to limit the growth rate of the Bank’s Tier 1 Leverage Ratio, which could have an impact on the timing of expected cash flows under the Settlement Agreement.

The Settlement Agreement meets the definition of a financial instrument for which we elected the fair value option. The fair value of the liability is subject to significant uncertainty and is impacted by forecasted estimates of equity, earnings, timing and amount of dividends and growth of the balance sheet and their related impacts on forecasted Tier 1 Capital. We consider the assumptions a market participant would make to transfer the liability and evaluate multiple possible outcomes and our estimates of the likelihood of these outcomes, which may change over time.

Regulatory Capital Composition - Transition

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, we must meet specific capital guidelines that involve quantitative measures of our assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Our capital amounts and classification are also subject to qualitative judgments by regulators about components, risk weightings, and other factors. We are currently subject to regulatory capital rules issued by U.S. banking regulators

Effective January 1, 2015, we became subject to the Basel III rules, which include certain transition provisions. Capital deductions related to the Company's MSRs and deferred tax assets are recognized in 20 percent annual increments, and will be fully recognized as of January 1, 2018. When presented on a fully phased-in basis, capital, risk-weighted assets, and the capital ratios assume all regulatory capital adjustments and deductions are fully recognized. As of September 30, 2016, the Company and the Bank were subject to the transitional phase-in limitation on deductions related to MSRs and certain deferred tax assets. The annual incremental change in the deductions due to the increase in the transitional phase-in from 40 percent in 2015 to 60 percent in 2016 reduced our regulatory capital ratios.

Effective January 1, 2016, we became subject to the capital conservation buffer under the Basel III rules, subjecting a banking organization to certain limitations on capital distributions and discretionary bonus payments to executive officers if the organization does not maintain a capital conservation buffer above the minimum risk based capital requirements. The capital conservation buffer for 2016 must be greater than 0.625 percent in order to not be subject to limitations. The Company and the Bank had a capital conservation buffer of 7.3 percent and 9.9 percent, respectively as of September 30, 2016. When fully phased-in on January 1, 2019, the capital conservation buffer must be greater than 2.5 percent and will effectively increase the minimum common equity Tier 1 capital ratio to 7.0 percent, the minimum Tier 1 risk-based capital ratio to 8.5 percent and the minimum total risk-based capital ratio to 10.5 percent.

The new regulations grandfather the regulatory capital treatment of hybrid debt and equity securities, such as trust preferred securities issued prior to May 19, 2010, for banks or holding companies with less than $15.0 billion in total consolidated assets as of December 31, 2009.

At September 30, 2016, we were considered "well-capitalized" for regulatory purposes. The following tables show the regulatory capital ratios as of the dates indicated:

Bancorp	September 30, 2016		December 31, 2015
	Amount	Ratio	Amount	Ratio
	(Dollars in millions)
Tier 1 leverage (to adjusted tangible assets)	$1,225	8.88%	$1,435	11.51%
Total adjusted tangible asset base (1)	13,798		12,474
Tier 1 capital (to risk-weighted assets)	$1,225	13.98%	$1,435	18.98%
Common equity Tier 1 (to RWA)	1,056	12.04%	1,065	14.09%
Total risk-based capital (to risk-weighted assets)	1,338	15.26%	1,534	20.28%
Risk-weighted asset base (1)	$8,767		$7,561

Bank	September 30, 2016		December 31, 2015
	Amount	Ratio	Amount	Ratio
	(Dollars in millions)
Tier 1 leverage (to adjusted tangible assets)	$1,459	10.55%	$1,472	11.79%
Total adjusted tangible asset base (1)	13,824		12,491
Tier 1 capital (to risk-weighted assets)	$1,459	16.59%	$1,472	19.42%
Common equity Tier 1 (to RWA)	1,459	16.59%	1,472	19.42%
Total risk-based capital (to risk-weighted assets)	1,571	17.87%	1,570	20.71%
Risk-weighted asset base (1)	$8,794		$7,582

(1)	Based on adjusted total assets for purposes of Tier 1 leverage capital and risk-weighted assets for purposes Tier1, common equity Tier 1, and total risk-based capital.

Our Tier 1 leverage ratio for the Corporation and the Bank decreased at September 30, 2016, compared to December 31, 2015, primarily as a result of transactions related to the payoff of TARP, the payment of TARP dividends in arrears, along with an increase in the deductions related to DTAs and MSRs due to the change in the transitional phase-in limitation from 40 percent at December 31, 2015 to 60 percent at September 30, 2016.

Banks with assets greater than $10 billion are required to submit a Dodd-Frank stress test ("DFAST") under the final rules established by their primary regulator. DFAST requires banks to project results over a nine-quarter planning horizon under three scenarios (baseline, adverse, and severely adverse) published by the Federal Reserve and to show that the bank would exceed regulatory minimum capital standards for the Tier 1 leverage ratio, Tier 1 common ratio, Tier 1 risk-based capital ratio, and the Total risk-based capital ratio under all of these scenarios. We are not subject to the Federal Reserve’s Comprehensive Capital Analysis and Review ("CCAR") program.

Certain regulatory capital ratios for the Bank and the Company as of September 30, 2016 are shown in the following table:

September 30, 2016	Regulatory Minimums	Regulatory Minimums to be Well-Capitalized	Bank	Bancorp

Basel III Ratios (transitional)
Common equity Tier I capital ratio	4.50%	6.50%	16.59%	12.04%
Tier I leverage ratio	4.00%	5.00%	10.55%	8.88%

Basel III Ratios (fully phased-in) (1)
Common equity Tier I capital ratio	4.50%	6.50%	15.01%	9.47%
Tier I leverage ratio	4.00%	5.00%	9.84%	7.87%

(1)	See "Use of Non-GAAP Financial Measures."

The impact to our Tier 1 leverage ratio is mostly driven by the treatment that mortgage servicing rights receive under Basel III. Over the long term, we plan to continue to reduce our mortgage servicing rights to Tier 1 ratio, taking into consideration market conditions to guide our pace of MSR reduction. At September 30, 2016, we had $302 million of mortgage servicing rights, representing 24.6 percent of Tier 1 capital. We will continue to look for opportunities to reduce our mortgage servicing rights exposure over time.

September 30, 2016	Common Equity Tier 1 (to Risk Weighted Assets)	Tier 1 Leverage (to Adjusted Tangible Assets)	Tier 1 Capital (to Risk Weighted Assets	Total Risk-Based Capital (to Risk-Weighted Assets)
Flagstar Bancorp
Regulatory capital - Basel III (transitional) to Basel III (fully phased-in)
Basel III (transitional)	$1,056	$1,225	$1,225	$1,338
Increased deductions related to deferred tax assets, mortgage servicing rights, and other capital components	(222)	(151)	(151)	(150)
Basel III (fully phased-in) capital	$834	$1,074	$1,074	$1,188
Risk-weighted assets - Basel III (transitional) to Basel III (fully phased-in)
Basel III assets (transitional)	$8,767	$13,798	$8,767	$8,767
Net change in assets	36	(152)	36	36
Basel III (fully phased-in) assets	$8,803	$13,646	$8,803	$8,803
Capital ratios
Basel III (transitional)	12.04%	8.88%	13.98%	15.26%
Basel III (fully phased-in)	9.47%	7.87%	12.20%	13.49%

September 30, 2016	Common Equity Tier 1 (to Risk Weighted Assets)	Tier 1 Leverage (to Adjusted Tangible Assets)	Tier 1 Capital (to Risk Weighted Assets	Total Risk-Based Capital (to Risk-Weighted Assets)
Flagstar Bank
Regulatory capital - Basel III (transitional) to Basel III (fully phased-in)
Basel III (transitional)	$1,459	$1,459	$1,459	$1,571
Increased deductions related to deferred tax assets, mortgage servicing rights, and other capital components	(110)	(110)	(110)	(107)
Basel III (fully phased-in) capital	$1,349	$1,349	$1,349	$1,464
Risk-weighted assets - Basel III (transitional) to Basel III (fully phased-in)
Basel III assets (transitional)	$8,794	$13,824	$8,794	$8,794
Net change in assets	195	(110)	195	195
Basel III (fully phased-in) assets	$8,989	$13,714	$8,989	$8,989
Capital ratios
Basel III (transitional)	16.59%	10.55%	16.59%	17.87%
Basel III (fully phased-in)	15.01%	9.84%	15.01%	16.29%

Off-balance Sheet Arrangements and Commitments

We have a continuing involvement, but are not the primary beneficiary for one unconsolidated VIE related to the FSTAR 2007-1 mortgage securitization trust. In accordance with the settlement agreement with MBIA Insurance Corporation ("MBIA"), there is no further recourse to us related to FSTAR 2007-1, unless MBIA fails to meet their obligations. At September 30, 2016 and December 31, 2015, the FSTAR 2007-1 mortgage securitization trust included 2,608 loans and 3,061 loans, respectively, with an aggregate principal balance of $96 million and $117 million, respectively.

A summary of the contractual amount of significant commitments is as follows:

	September 30, 2016	December 31, 2015
	(Dollars in millions)
Commitments to extend credit
Mortgage loans interest-rate lock commitments	$6,503	$3,792
HELOC commitments	295	150
Other consumer commitments	9	22
Warehouse loan commitments	1,123	871
Standby and commercial letters of credit	24	13
Commercial and industrial commitments	165	151
Other commercial commitments	851	497

For further information, see Note 16 in the Consolidated Financial Statements and Notes as of and for the period ended September 30, 2016, included in this document.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

A discussion regarding our management of market risk is included in "Market Risk" in this report in "Management’s Discussion and Analysis of Financial Condition and Results of Operations."

DIRECTORS

The Board is a diverse group of sophisticated leaders and professionals who meet the standards and qualifications for our directors as described in more detail below. Many of the director nominees have prior experience in senior leadership roles at large companies where they gained significant and diverse management and other experiences including risk assessment, corporate strategy, public company financial reporting and leadership development. Several of the director nominees have experience serving as executive directors of medium to large domestic companies and have an understanding of financial trends and the corporate governance practices and needs of companies of various sizes. The biographies that follow describe the skills, attributes and experiences of each of the directors. The Board has determined that Jay J. Hansen, John D. Lewis, James A. Ovenden and David L. Treadwell are independent directors, as further described below in Independence.

Name	Age	Year First Elected Director
Alessandro P. DiNello	62	2013
Jay J. Hansen	53	2005
John D. Lewis	68	2013
David J. Matlin	55	2009	(1)
Bruce E. Nyberg	70	2015
James A. Ovenden	53	2010
Peter Schoels	43	2013	(1)
David L. Treadwell	62	2009

(1)
Messrs. Matlin and Schoels were designated by MP Thrift pursuant to Section 4.1(c) of the Investment Agreement between us and MP Thrift dated as of December 17, 2008 (the "Investment Agreement"). Pursuant to the terms of the Investment Agreement, MP Thrift is entitled to designate such number of directors to serve on the Board in proportion to the total voting power of voting stock beneficially owned by MP Thrift until such time as they no longer own at least 10 percent of the total voting power in us. MP Thrift beneficially owns 62.9 percent of our common stock.

Alessandro P. DiNello joined the Board as a director effective June 12, 2013. Mr. DiNello serves as President and Chief Executive Officer of the Company and Bank and his summary biography is included with the other executive officers below under Executive Officers. Mr. DiNello's over 35 years of experience with the Company and the Bank in a variety of operational and management roles and as an executive in the Michigan banking industry provides valuable leadership experience and industry knowledge to the Board. Moreover, Mr. DiNello's day-to-day leadership and intimate knowledge of our business and operations provide the Board with Company and Bank-specific experience and expertise. He is a member of the board of the Business Leaders of Michigan, the American Bankers Council of the American Bankers Association, the Detroit Regional Chamber Economic Development CEO Advisory Board, and the Federal National Mortgage Association (Fannie Mae) Single Family Advisory Board, having also served on the advisory board of Freddie Mac through early 2016.
Jay J. Hansen has served as a member of the Board since 2005. Mr. Hansen is co-founder, President, and Managing Partner of O2 Investment Partners, LLC, a private equity investment group that seeks to acquire majority interest in small and middle market manufacturing, niche distribution, and select service and technology businesses. Prior to forming O2 Investment Partners in 2010, Mr. Hansen provided consulting services to financial and manufacturing concerns. From 2002 through December 2006, Mr. Hansen served in various capacities for Noble International, Ltd., a publicly traded supplier of automotive parts, component assemblies and value-added services to the automotive industry, including service as Chief Operating Officer from February 2006 to December 2006; Vice President and Chief Financial Officer from May 2003 to February 2006; and Vice President of Corporate Development from 2002 to 2003. From 1994 to 2002, Mr. Hansen served as Vice President at Oxford Investment Group, a privately held merchant bank with holdings in a variety of business segments. Prior to his time with Oxford Investment Group, Mr. Hansen had ten years of experience in commercial banking, in various lending and special asset capacities. Mr. Hansen's experience as principal financial officer of a public company provides the Board and the Audit Committee with valuable expertise as a financial expert. In addition, Mr. Hansen's experience as a business operator and, more recently, a principal in a Michigan based private equity investment group provides us with valuable insight into the Michigan market. Mr. Hansen also serves on the board of directors and the audit and compensation committees of Power Solutions International, Inc., a publicly-traded leader in the design, engineering and manufacturing of emissions-certified alternative fuel and conventional power systems.

John D. Lewis joined the Board as non-executive Chairman effective February 12, 2013. Mr. Lewis was previously vice chairman of Comerica Incorporated, the parent company of Comerica Bank ("Comerica"). During his 36-year tenure with Comerica, Mr. Lewis managed Small Business and Retail Banking divisions in California, Florida, Michigan and Texas, and oversaw the nationwide mortgage and consumer lending operations for all of Comerica's subsidiaries through a distribution system of more than 300 banking offices. Mr. Lewis' responsibilities included building and expanding Comerica's presence in California, Florida, Michigan and Texas. Mr. Lewis also had extensive experience managing various staff divisions with Comerica, including Human Resources, Marketing and Product Management, Corporate Communications, Compliance, Government Relations, Public Affairs and Quality Process. Mr. Lewis served as a director of Comerica, and as a member of Comerica's Management Policy Committee and Management Council. Following his retirement from Comerica in 2006, Mr. Lewis joined Donnelly Penman & Partners, a Grosse Pointe, Michigan investment banking firm that provides services to the community banking and manufacturing sectors. He served as a Managing Director of the firm until early 2015. Currently, he heads the investment committee and serves as an advisory board member of the Donnelly Penman Fund, LLC, which invests in small community start-up banks throughout the United States. Mr. Lewis also currently serves as non-executive Chairman for University of Detroit Mercy and Beaumont Health. In addition, from 2008 to 2009, Mr. Lewis served as a non-executive Chairman of The Private Bank in Michigan until it merged into The Private Bank and Trust Company Chicago, Illinois. He was also a Founding Director of Auto Club Trust, FSB, a bank affiliate of the AAA Automotive Club. Mr. Lewis' extensive operational and management experience in the financial services industry provides the Board with expertise on matters related to financial institution management, staffing and interaction with the Company's regulators.

David J. Matlin has served as a member of the Board since 2009. Mr. Matlin is the Chief Executive Officer of MP Global Advisers, which he co-founded in July 2002. Prior to forming MP Global Advisers, Mr. Matlin was a Managing Director at Credit Suisse First Boston, and headed their Distressed Securities Group upon its inception in 1994. Mr. Matlin was also a Managing Director and a founding partner of Merrion Group, L.P., a successor to Scully Brothers & Foss L.P., from 1988 to 1994. Mr. Matlin's background in distressed companies and his experience serving on several public company boards brings extensive leadership, risk assessment skills and public company expertise to the Board. Also, Mr. Matlin is a controlling member of MP Thrift, and as such, he provides the Board with the perspective of a major shareholder. Mr. Matlin also serves on the board of directors of CalAtlantic Group, Inc., a publicly-traded home builder. Mr. Matlin was designated by MP Thrift pursuant to Section 4.1(c) of the Investment Agreement.

Bruce E. Nyberg was appointed to the Board on March 24, 2015. He previously worked for the Bank, beginning in March 2014, overseeing the day-to-day operations of community banking. He also spearheaded the Bank's efforts to build a framework for a corporate quality initiative. Mr. Nyberg has extensive management experience in the financial services industry. From 2001 to 2007, Mr. Nyberg was Regional President-East Michigan for Huntington Bancshares Incorporated. Prior to that time, he served in several management roles for NBD Bancorp, whose operations were subsequently integrated into those of J.P. Morgan Chase. Mr. Nyberg serves on the boards of several community and academic organizations, including Bowling Green State University Board of Trustees, Forgotten Harvest, Community Foundation for Southeast Michigan and the Michigan Roundtable for Diversity and Inclusion. Mr. Nyberg's broad experience in banking, including commercial lending, marketing, retail banking, capital markets, business development, information technology and customer service, provide valuable operational insight for the Board.
James A. Ovenden has served as a member of the Board since 2010. From May 2011 to January 2016, Mr. Ovenden served as Chief Financial Officer of Advance America, Cash Advance Centers, Inc., a leading provider of non-bank cash advance services throughout the U.S. Since 2002, Mr. Ovenden has also been the principal consultant with CFO Solutions of SC, LLC, a financial consulting business for middle market companies requiring credit restructuring and business advisory services. Mr. Ovenden served as the Chief Financial Officer of AstenJohnson Holdings LTD, a manufacturer of paper machine clothing, specialty fabrics, filaments and drainage equipment, from 2009 to 2010, and a founding principal of OTO Development, Inc., a hospitality development company, where he served in an executive capacity from 2004 to 2007. Prior to that, he served as the Chief Financial Officer, Secretary and Treasurer of Extended Stay America, Inc. from January 2004 until May 2004, when the company was sold. Mr. Ovenden's experience and expertise in other public companies' financial and audit programs and policies provide the Board with invaluable expertise in these areas. Mr. Ovenden formerly served on the board of directors of Polymer Group, Inc., a leading global engineered materials company, and of Insight Health Services Holdings Corp., a provider of diagnostic imaging services.

Peter Schoels joined the Board as a director effective February 14, 2013. Mr. Schoels has served as Managing Partner of MP Global Advisers since 2009 and has been a partner with MP Global Advisers since its inception in July 2002. In his capacity as Managing Partner, Mr. Schoels has been involved in the supervision of all investments made by certain private investment partnerships managed by MP Global Advisers, including MP Thrift's investment in us. Mr. Schoels' background in supervising investments in distressed companies, and serving as a director of a publicly-traded company provides the Board with the perspective of a major shareholder and seasoned investor that has intimate knowledge of our business and operations and with additional leadership and risk assessment skills. Since October 2009, Mr. Schoels has been a director of CalAtlantic Group, Inc., a publicly traded home builder. Mr. Schoels was designated by MP Thrift pursuant to Section 4.1(c) of the Investment Agreement.

David L. Treadwell has served as a member of the Board since 2009. Until its sale in August 2011, Mr. Treadwell was the President and Chief Executive Officer of EP Management Corporation (formerly known as EaglePicher Corporation), a diversified industrial products company, where he had served in the role since August 2006. Prior to that, he served as its Chief Operating Officer from November 2005 until August 2006, and as a division president from July 2005 until November 2005. From August 2004 until March 2005, Mr. Treadwell was Chief Executive Officer responsible for the restructuring of Oxford Automotive, a $1 billion automotive supplier. From 2002 until August 2004, Mr. Treadwell provided business consulting services following 19 years with Prechter Holdings, serving as CEO from 1993 to 2002. With his experience as the principal executive officer of a large Michigan corporation, Mr. Treadwell provides valuable insight and guidance on issues of corporate strategy and risk management, particularly as to his expertise and understanding of the Michigan market. Moreover, Mr. Treadwell has had considerable experience with distressed companies and has been instrumental in turnarounds. Mr. Treadwell also serves on the board of directors of Fairpoint Communications, a communications provider, and Visteon Corporation, a global automotive supplier, and he chairs four private companies.

Controlled Company Status

On January 30, 2009, we became a controlled company, as defined in the NYSE Listed Company Manual ("NYSE Manual"), because more than 50 percent of the voting power in our company is held by an individual, group or other company. As such, pursuant to Section 303A.00 of the NYSE Manual, we are exempt from compliance with certain NYSE corporate governance standards, including: (i) the requirement that a majority of the Board consist of independent directors; (ii) the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors; and (iii) the requirement that we have a compensation committee that is composed entirely of independent directors.

Independence

Section 303A.00 of the NYSE Manual exempts a controlled company, such as us, from the requirements that a majority of its board of directors be comprised of "independent" directors. See Controlled Company Status.

The Board has conducted its annual review of director independence. During this review, the Board considered relationships and transactions, if any, during the past three years between each director or any member of his or her immediate family and us and our subsidiaries and affiliates, including those reported under Certain Transactions and Business Relationships. The purpose of the review was to determine whether any such relationship or transactions were inconsistent with a determination that the director is independent.

Based on its review, the Board has affirmatively determined that directors Jay J. Hansen, John D. Lewis, James A. Ovenden and David L. Treadwell are independent in accordance with applicable SEC rules and the NYSE Manual. As a result, a majority of the Board is not independent and, as of the date of this document, we are relying on the exemption available to controlled companies under the NYSE Manual that provides relief from the requirement to maintain a board of directors consisting of a majority of independent directors.

In addition, the Audit Committee of our Board is comprised of the following three members: Jay J. Hansen, James A. Ovenden and David L. Treadwell, each of whom is independent as that term is defined by Section 303A.02 of the NYSE Manual and the charter of the Audit Committee, which complies with both the NYSE independence standards for audit committees and the requirements under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). None of Messrs. Hansen, Ovenden or Treadwell has had a relationship or has been involved in any transaction or arrangement with us that required consideration by the Board under the applicable independence standards in determining that such director is independent.

A majority of the members of our Compensation Committee and the Nominating/Corporate Governance Committee are not independent, as is permitted for controlled companies under the NYSE Manual. See Controlled Company Status.

Board and Committees

The Board generally meets ten times a year, or as needed. During the year ended December 31, 2015, the Board met 11 times. All directors attended at least 75 percent of the aggregate of: (i) the total number of meetings of the Board during 2015; and (ii) the total number of meetings held by all committees of the Board on which that director served. The Board has five standing committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, the Compliance Committee and the Risk Committee. The charters for these committees can be found on the Company's website at www.flagstar.com. These committees are described below in more detail.

While we do not have a policy regarding director attendance at the Annual Meeting of Shareholders, we encourage directors to attend every annual meeting. All but one of the directors attended the 2015 annual meeting.

The table below shows current membership for each of the Board standing committees.

	Audit Committee	Compensation Committee	Compliance Committee	Nominating/ Corporate Governance Committee	Risk Committee
John D. Lewis - Chairman of the Board of Directors		X	X*	X	X
Alessandro P. DiNello
Jay J. Hansen	X*		X		X***
David J. Matlin		X*	X	X*
Bruce E. Nyberg					X***
James A. Ovenden	X
Peter Schoels		X	X**	X	X
David L. Treadwell	X				X*
*Chair
**Vice Chair
***Mr. Hansen served until May 28, 2015, when Mr. Nyberg was appointed.

Compensation Committee

The Compensation Committee met six times during 2015.

Section 303A.00 of the NYSE Manual exempts a controlled company from the rules that require that (1) the compensation of the chief executive officer of the company be determined, or recommended to the board of directors for determination, either by a compensation committee comprised of independent directors or by a majority of the independent directors on its board of directors, (2) the chief executive officer may not be present during voting or deliberations with respect to his own compensation, and (3) compensation for all other executive officers must be determined, or recommended to the board of directors for determination, either by the compensation committee or a majority of the independent directors on the board of directors. Accordingly, as a controlled company, we are not required to have officer compensation, including the compensation of our Chief Executive Officer, determined or approved by a compensation committee consisting of independent directors or by a majority of the independent directors on our Board.

Despite our reliance on the controlled company exemption that permits us not to have a compensation committee that is composed entirely of independent directors, we observe many of the other corporate governance requirements with respect to compensation committees set forth in the NYSE Manual. Our Compensation Committee is responsible for establishing the policies that govern executive compensation and for recommending the components and structure of executive compensation. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer, evaluates performance in light of such criteria and objectives, and historically determined compensation of the Chief Executive Officer based on such respective evaluations and made compensation recommendations to the Board related to other executive officers. Beginning in late 2014, pursuant to the modified Compensation Committee charter, the Compensation Committee now approves the compensation of the Chief Executive Officer and all the other executives considered to be Senior Executive Officers under the banking regulations that govern us. Equity awards are still recommended to the full Board for approval.

The Compensation Committee may delegate its authority to a subcommittee composed solely of directors that satisfy the criteria for independence but has never done so. The Compensation Committee frequently requests that management assist in evaluating employee performance, recommending factors and targets for incentive compensation, recommending compensation levels and forms of awards, and providing information with respect to, among other things, strategic objectives and the current market environment.

Director Compensation

Our general policy is to provide non-executive directors with compensation that is intended to assist us in attracting and retaining qualified non-executive directors. We do not pay director compensation to directors who are also our employees. In addition, directors David J. Matlin and Peter Schoels waived receipt of compensation for serving on the Board or its committees.
In June 2013, the Nominating/Corporate Governance Committee undertook an effort to benchmark director compensation in order to ensure that the directors were fairly compensated for their efforts and that the Company could continue to retain and attract experienced board and committee members in the future. The Nominating/Corporate Governance Committee approved the following revised annual compensation structure for non-executive directors for their service on the Board and its committees after conducting benchmarking against the Company's peer group at that time (as described in Compensation Discussion and Analysis - 2015 and 2016 Executive Compensation Decisions below), which was implemented in July 2013 following receipt of non-objection from the Federal Reserve. During November 2014, the responsibility for reviewing and recommending compensation and benefits for non-executive directors was transitioned from the Nominating/Corporate Governance Committee to the Compensation Committee as reflected in the Committee charters. For 2015, the Compensation Committee did not recommend any changes and the compensation structure for directors was unchanged.

•	Non-executive Chairman of the Board: cash retainer of $300,000, equity retainer of $300,000 subject to one-year vesting, inclusive of committee chairmanship and/or membership.

•	Other non-executive directors: cash retainer of $75,000, equity retainer of $75,000 subject to one-year vesting plus committee fees.

•	Audit Committee: Members - $20,000; Chair - $32,500.

•	Compensation Committee: Members - $5,000; Chair - $15,000.

•	Nominating/Corporate Governance Committee - Members - $5,000; Chair - $15,000.

•	Risk Committee: Members - $6,000; Chair - $16,000.

•	Compliance Committee: Members - $6,000; Chair - $16,000.

•	Special Litigation Committee: Members - $3,000; Chair - $5,000.

We also reimburse non-executive directors who attend meetings of the Board or its committees from out-of-town for reasonable travel expenses, including accommodations.

The table below details the compensation earned by our non-executive directors in 2015.

Name	Fees Earned Or Paid in Cash	Stock Awards (1)	Total
John D. Lewis	$300,000	$300,000	$600,000
Jay J. Hansen	116,500	75,000	191,500
David J. Matlin (2)	0	0	0
Bruce E. Nyberg	60,894	58,155	119,049
James A. Ovenden	100,000	75,000	175,000
Peter Schoels (2)	0	0	0
David L. Treadwell	111,000	75,000	186,000

(1)
Includes restricted stock grants issued on February 25, 2015, with a grant date price of $14.71. The grants fully vested on the first anniversary of the grant date. Mr. Lewis was awarded 20,394 shares; Mr. Hansen, Mr. Ovenden and Mr. Treadwell were each awarded 5,099 shares; On March 24, 2015, Mr. Nyberg joined the Board and was awarded 4,019 shares at a price of $14.47.

(2)	Messrs. Matlin and Schoels waived the receipt of compensation for serving on the Board or its committees.

From time to time, our directors may be asked to engage in special director services, whether or not a committee of the Board has been formed for such purpose. Such services may include strategic reviews, strategic transaction oversight, major litigation oversight and like matters involving substantially greater commitments of time from the directors. In such circumstances, the directors engaged in such efforts may receive additional fees for the duration of such service. Fees related to a special committee may be paid whether or not the matter concludes in a transaction or other specific result and may be adjusted upward or downward based on the amount of work required and any other criteria the committee and Board deem appropriate. Other than as disclosed above in 2015, our directors did not receive any additional compensation for special director services.

We will continue to reimburse non-executive directors who attend meetings of the Board or its committees from out-of-town for reasonable travel expenses, including accommodations, and the non-executive directors will continue to be eligible to receive equity-based compensation under our approved equity incentive plans.

EXECUTIVE OFFICERS

The following table sets forth the name and age of our executive officers.

Name and Age	Position(s) Held
Alessandro P. DiNello, 62	President and Chief Executive Officer
Lee M. Smith, 42	Executive Vice President and Chief Operating Officer
James K. Ciroli, 51	Executive Vice President and Chief Financial Officer
Stephen V. Figliuolo, 59	Executive Vice President and Chief Risk Officer
Leonard Israel, 58	Executive Vice President and President Mortgage Banking
Patrick M. McGuirk, 47	Executive Vice President and General Counsel

Alessandro P. DiNello was appointed President and Chief Executive Officer of the Company and the Bank on May 15, 2013. Prior to his appointment, he served as President and Chief Administrative Officer of the Bank. In that role starting December 18, 2012, Mr. DiNello was responsible for all banking operations at the Bank, including commercial banking, personal financial services and technology, and led the Bank's efforts to coordinate and ensure compliance with its regulatory agreements. Mr. DiNello served as Executive Vice President, Personal Financial Services from 2011 to December 2012. From 1995 to 2011, Mr. DiNello served as Executive Vice President and Head of Retail Banking. In that role, Mr. DiNello grew the bank branch network from five locations to 179 locations, all on a de novo basis. Prior to joining the Bank, Mr. DiNello served as President of Security Savings Bank ("Security"). Mr. DiNello began his employment with Security in 1979. He was instrumental in converting Security from a mutual to a stock organization in 1984, and in 1994, he was instrumental in negotiating the sale of Security to First Security, which in 1996 became Flagstar Bank, FSB. He also served as a Bank Examiner with the Federal Home Loan Bank Board from 1976 through 1979.

Lee M. Smith was appointed Executive Vice President of the Bank on May 15, 2013, and Chief Operating Officer on August 13, 2013. Prior to his appointment, Mr. Smith had been a Partner at MP (Thrift) Global Advisers III LLC, the investment adviser to the Company's largest shareholder, MP Thrift Investments L.P., for the previous two years. Prior to that, Mr. Smith was a Partner at MatlinPatterson Global Advisers LLC, the adviser to the MatlinPatterson family of private equity investments. Before joining MatlinPatterson in 2010, Mr. Smith was a Senior Director at Zolfo Cooper LLC in New York, an advisory and interim management firm. At Zolfo Cooper, Mr. Smith acted as both interim management and adviser to a number of companies, improving and optimizing operational and financial performance. Before joining Zolfo Cooper, Mr. Smith was a Vice President in the national restructuring group at Ernst & Young, a professional services firm, in both New York and the United Kingdom.
James K. Ciroli joined the Company as Executive Vice President on August 4, 2014, and was appointed Chief Financial Officer of the Bank and the Company in October 2014. Mr. Ciroli has responsibility for the Company’s Accounting, Financial Planning, Investor Relations, Tax and Treasury operations. From 2009 to 2014, Mr. Ciroli was Senior Vice President, Corporate Controller and Principal Accounting Officer of First Niagara Financial Group, Inc., a $39 billion Buffalo, New York-based bank holding company. From 2002 to 2009, Mr. Ciroli was Senior Vice President and Assistant Controller of Huntington Bancshares Incorporated in Columbus, Ohio. Prior to Huntington, Mr. Ciroli held various positions of increasing responsibility at KeyCorp and Deloitte & Touche.

Stephen V. Figliuolo joined the Company as Executive Vice President on June 23, 2014, and was appointed Chief Risk Officer of the Company and the Bank in September 2014. He is responsible for the governance and corporate oversight of the Company’s safety and soundness policies and practices. From 2005 to 2013, he was Executive Vice President and Chief Risk Officer of Citizens Republic Bank. Prior to that, Mr. Figliuolo held executive positions with Fleet Boston Financial-Summit Bank, First Union National Bank and Chase Manhattan Bank, where he developed expertise in regulatory compliance, process flow management and risk reduction through improved controls.

Leonard Israel joined Flagstar Bank in June 2015 as President of Mortgage Banking, with responsibility for all aspects of Flagstar’s mortgage originations business. He brings to Flagstar nearly 30 years of experience in the mortgage industry. Mr. Israel’s breadth of experience includes correspondent, wholesale, and retail production; secondary marketing; and warehouse lending. From June 2014 to June 2015, he served as Director of Commercial Real Estate Term Lending at Sabal Financial Group, an international diversified financial services firm in Newport Beach, California. He also held leadership positions at a number of mortgage providers, including that of President of Mission Hills Mortgage, a division of Gateway Business Bank from March 2010 through December 2012. In addition, Mr. Israel has held the position of Executive Vice President and Regional CEO at IndyMac Bank, FSB, and Senior Vice President and National Director of Correspondent Lending at CitiMortgage.

Patrick M. McGuirk was appointed as Executive Vice President and General Counsel in July 2015, with responsibility for all legal operations, records management and the corporate secretary function. From December 2014 to July 2015, he was the Company’s Deputy General Counsel for Litigation. From March 2010 to November 2014, he was Counsel to the Federal Deposit Insurance Corporation ("FDIC"), where he led investigations and litigation related to banks in FDIC receivership.  Prior to his government service, he was Partner in the New York office of Sidley Austin LLP, representing financial institutions and other corporations in complex commercial litigation, with an emphasis on the defense of class action lawsuits alleging violations of the federal securities laws. Working in both private practice and for the federal government, he has 20 years of banking and financial services-related legal experience and is licensed to practice law in New York, New Jersey and Michigan.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") describes our executive compensation program, philosophy and objectives. In this document, we have disclosed the compensation arrangements for our named executive officers, or "NEOs," which include our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Risk Officer and our General Counsel. The "Compensation Committee" or "Committee" mentioned in the discussion that follows refers to the Compensation Committee of the Board of Directors.

The CD&A includes the following key sections:

•	Compensation Setting Process

•	Management’s Assessment of 2015 Performance

•	Factors Affecting Compensation Decisions

•	Our Compensation Philosophy and Guiding Principles

•	Parties' Roles in the Process

•	Compensation Governance Best Practices

•	2015 and 2016 Executive Compensation Decisions

•	Elements of 2015 and 2016 NEO Compensation

•	Tax and Accounting Implications

•	Compensation Committee Report

Compensation Setting Process

Management’s Assessment of 2015 Performance

Our objective is to grow our business in a safe and sound fashion, with sustained shareholder returns over the long term. In 2015, our executive team effectively deployed new strategies, reduced operating costs and resolved key legacy issues. At the same time, they continued to drive us toward our long-term strategies to strengthen risk management and regulatory compliance.

Specifically, in 2015, we continued to make strides in strengthening our organization, including rounding out our leadership team with experienced leaders. In addition to a new President of Mortgage and a new General Counsel, we continued to add several key managers in our business operations.

In 2015, we also grew our balance sheet by adding higher quality assets and improved our operating leverage. Our overall positive financial performance, and the de-risking of our balance sheet, enabled us to accomplish significant objectives during 2015, including the following:

•	We generated net income of $158 million in 2015, compared to a net loss of $70 million in 2014.

•	Our net interest income increased $40 million from 2014, primarily due to a 24 percent increase in average interest-earning assets, partially offset by a decrease in the net interest margin.

•	Our provision for loan losses improved from the prior year, primarily due to the resolution in 2015 of certain lower quality loans and an overall improvement in the portfolio quality.

•	Our noninterest income increased $109 million in 2015, primarily led by higher net gain on loan sales.

•	We improved our operating leverage as revenues increased by 25 percent, while expenses decreased by seven percent.

•	Our efficiency ratio improved to 70.9 percent in 2015, as compared to 95.4 percent in 2014, reflecting stronger operating leverage.

•	Our nonperforming loans decreased to $66 million at December 31, 2015, as compared to $120 million at December 31, 2014.

Factors Affecting Compensation Decisions

Regulatory Environment. As a savings and loan holding company, our compensation practices are subject to regulation, examination and supervision by the Federal Reserve and the OCC. The Bank is also subject to regulation, examination and supervision by the FDIC. In addition, we have certain limitations related to compensation practices under our Supervisory Agreement with the Federal Reserve and our Consent Order with the OCC.

In addition to these regulatory considerations, our compensation decisions must be considered in light of the Joint Guidance on Sound Incentive Compensation Policies (the "Joint Guidance") issued by the OCC, the FDIC, the Federal Reserve and the now-defunct OTS in 2010. The Joint Guidance requires that we pay incentives that appropriately balance risk and reward, maintain effective controls and risk management related to our compensation practices and provide active and effective oversight, including by our Board of Directors.

Advisory Votes on Compensation. As required by the Dodd-Frank Act, we provide our shareholders with the opportunity to cast an advisory vote on the compensation of our executives. At our 2015 annual meeting, our shareholders expressed their continued support of our executive compensation programs. Approximately 90 percent of our eligible shareholders approved the non-binding advisory vote on our executive compensation policies and practices for 2014. While we received broad support for our NEO compensation programs, demonstrated by the results of our shareholder vote, it is our intent to continue to broaden that support. We believe the new NEO compensation programs introduced in 2015 will ensure that pay is even better aligned to Company performance and more reflective of market competitiveness while creating long-term retention of our executives.

Controlled Company. We are considered a controlled company for NYSE purposes because MP Thrift beneficially owns 62.9 percent of our voting stock. In accordance with the rules applicable to controlled companies, as stated in the NYSE Manual, we are not required to, nor do we, maintain a compensation committee consisting entirely of independent directors. Despite the fact that we are considered a controlled company, the Compensation Committee makes its decisions regarding NEO compensation following prevailing best practices. Equity awards are approved by our full Board.

Our Compensation Philosophy and Guiding Principles

Subject to regulatory limitations, the Committee's compensation decision making is guided by our compensation philosophy and its associated guiding principles. Our compensation philosophy is to offer a competitive total compensation opportunity in order to attract, motivate and retain the talent needed to continue to strengthen and grow Flagstar. We seek to motivate our executives to achieve strategic goals, prudently and within acceptable risk tolerances, while driving financial performance and generating long term, sustainable shareholder value. This philosophy is formed in the context of competitive and regulatory practices, and is reviewed and approved by the Committee on an annual basis.

During 2015, we began to deploy a new compensation structure for our NEOs, which we believe better reflects our pay-for-performance philosophy, offering competitive total compensation opportunities and rewarding financial results that drive shareholder value. Overall, our compensation philosophy is based primarily on the following objectives:

•	Pay executives for performance tied to the Company’s financial results;

•	Align total compensation opportunity with shareholder interests;

•	Provide a total compensation opportunity that is competitive and will attract, motivate and retain talent; and

•	Ensure appropriate risk mitigation measures are integrated into compensation programs and practices.

We define the competitive market as financial services organizations (national, regional, and local) of a size and business focus similar to ours, as described in detail below in 2015 and 2016 Executive Compensation Decisions. Generally, we use the market median as a reference for competitive pay. We target our executives’ total compensation opportunity near the 75th percentile, and allocate a substantial portion of pay opportunities in both performance-based and long term compensation. We believe our mix of compensation both helps us to retain key executives and to ensure that the interests of our leadership are aligned with those of our shareholders.

The Compensation Committee regularly evaluates our compensation policies, practices and program design in light of our strategic and financial objectives, performance outcomes, regulatory constraints and proven executive compensation practices.

Parties’ Roles in the Process

Role of the Compensation Committee. The Committee meets at least three times annually, or more frequently as needed, as determined by the Chairman of the Board or the Chairman of the Committee. In 2015, the Committee met formally on six occasions, but members of the Committee met with management on several other occasions to ensure the thoughtful re-design of our compensation programs.

The Committee is responsible for establishing the key compensation principles within our executive compensation philosophy as well as the specific policies that govern executive compensation practices. This includes recommending the components and structure of each element of executive compensation.

The Committee reviews and approves criteria and objectives relevant to the compensation of the Chief Executive Officer and Chief Operating Officer and evaluates the performance of the Chief Executive Officer and Chief Operating Officer in light of such criteria and objectives. The Committee then determines and recommends to the Board for its approval the compensation of the Chief Executive Officer and Chief Operating Officer based on such evaluations. Additionally, the Committee considers the perspectives of our Chief Executive Officer on each NEO’s performance as well as the Chief Executive Officer's compensation recommendations. Based on its evaluation, the Compensation Committee approves the compensation for each of these officers and recommends equity awards for the NEOs to the Board.

In determining adjustments to base salaries and other compensation elements, the Committee considers Company performance, individual performance against stated goals, changes in duties and responsibilities, prevailing economic conditions, comparable salary practices of companies within our peer group, the recommendation of the Chief Executive Officer (in the case of the other NEOs), and any other factors the Committee deems relevant.

The Committee serves as the administrator of the 2006 Equity Incentive Plan and any other compensation plan as designated by the Board. If approved by the shareholders at the Annual Meeting, the Committee will serve as the administrator of the Flagstar Bancorp, Inc. 2016 Stock Award and Incentive Plan ("2016 Stock Plan") as described below in Proposal 4. This includes providing advice and recommendations to the Board as necessary or appropriate with respect to incentive compensation plans and equity-based plans. The Compensation Committee will also discuss, evaluate and review all such incentive compensation and any regulatory limitations imposed on such plans. The Committee's charter describes in detail the Compensation Committee's responsibilities and authority.

Role of Management. Our management plays an important role in the executive compensation decision-making process. Management provides the Committee with data regarding our strategic objectives, past and future performance on prior strategic objectives in light of overall and industry specific business conditions, external industry trends and other relevant data. This data assists the Committee in approving policies and practices that directly align compensation outcomes with our performance and shareholder interests. From time to time, members of management also review our compensation practices with our regulators, and management shares those discussions with the Committee and the Board, as appropriate.

The Chief Executive Officer annually reviews the performance and pay level of each NEO and senior executive (other than himself and the Chief Operating Officer), develops recommendations concerning the compensation of these individuals and presents these recommendations to the Committee. Our Finance and Human Resources management provide information, analysis and other support to the Chief Executive Officer and the Committee during these processes.

Role of Compensation Consultants. The Committee is authorized to obtain advice and assistance from legal, accounting, or other advisors at our expense without prior permission of management or the Board. Under the Committee's charter, the Committee has the sole authority to retain and terminate any consultant to be used to assist in the evaluation of executive compensation, replace the consultant or hire additional consultants at any time, and to approve the consultant's fees.

Management also periodically retains compensation consultants to assist in formulating recommendations to the Committee. In 2015, management retained the services of two nationally recognized compensation consultants. Steven Hall & Partners LLC assisted with the development of the 2016 Stock Plan, and Mercer LLC reviewed and revised the Company’s list of peers.

Role of the Chief Risk Officer/Risk Committee. We review all Company incentive compensation programs each year to ensure that those programs align with our regulatory obligations related to safety and soundness, and that the programs do not encourage undue risk-taking. This review process includes collaboration with the business unit owners of each program, members of the finance department and members of the human resources compensation department. Upon completion of this review, our Chief Risk Officer completes an independent risk assessment of the components within each program. Risks associated with each component are identified and mitigating factors are considered. The findings of this assessment are then presented to the Committee for review.

Compensation Governance Best Practices

We follow certain best practices with respect to executive compensation, some of which were fostered by regulatory guidelines applicable to us. Along those lines, we:

•	Separate the roles of Chairman of the Board and Chief Executive Officer.

•	Reward our NEOs for sustained increases in shareholder value by paying a substantial portion of their compensation in stock and other equity-based vehicles.

•	Tie a significant portion of short-term compensation to financial and operational performance.

•	Eliminate supplemental executive retirement plans (SERPs) or other nonqualified plans for executives.

•	Prohibit tax gross-up payments for executive perquisites other than relocation expenses.

•	Avoid severance payments for "cause" terminations or voluntary resignations.

•	Eliminate perquisites for former or retired executives.

•	Pay reasonable relocation and temporary housing benefits.

•	Require that the Board approve any equity grants.

•	Prohibit the re-pricing of any outstanding stock options without shareholder approval.

•	Eliminate the need to pay commuting expenses for NEOs by encouraging them to live within daily commuting distance of headquarters.

•
Maintain a claw back policy, which provides that, in the event of a financial restatement, the Board may require executive officers to return incentive compensation that was paid based upon inaccurate financial metrics.

•
Mandate stock ownership guidelines contained in its Corporate Governance Guidelines, posted at www.flagstar.com such that NEOs are required to retain significant equity in the Company to align executives’ long-term interests with those of shareholders.

•	Prohibit the pledging of Flagstar equity and prohibit trades of Flagstar securities in margin accounts.

•	Require NEOs to annually represent that they are not hedging interests they have in Flagstar securities in accordance with our long-standing no-hedging policy.

2015 and 2016 Executive Compensation Decisions

In 2015, the Compensation Committee worked with management to continue to deploy fully restructured compensation arrangements for our NEOs, a multi-year effort that was implemented in full as of January, 2016. Compensation for our NEOs has now shifted away from the programs that had been in place under Troubled Asset Relief Program ("TARP") Capital Purchase Program, and has moved toward market-competitive compensation that aligns our NEOs’ interests with those of the Company. Share salaries, which were paid regardless of performance, are now replaced by cash awards under an annual incentive program tied to short-term performance. Most of our NEOs now also participate in a long-term incentive program, consisting of time-based and performance-based equity awards. Our Chief Executive Officer and Chief Operating Officer, who were paid annual "bonus" shares tied to their individual goals, are now eligible to receive performance-based equity under a program specifically designed for them.

Going forward, to ensure that compensation levels for our NEOs are appropriate under these new programs, the Company engaged Mercer LLC in 2015 to review and update the peer group against which we benchmark compensation. As a result of that review, the following companies were selected as our new peer group as of 2016. The peer group continues to include publicly traded companies with the same Global Industry Classification Standard code for regional banks and thrifts and mortgage companies.

Associated Banc-Corp	Hilltop Holdings Inc.	Talmer Bancorp, Inc.
BOK Financial Corporation	HomeStreet, Inc.	TCF Financial Corporation
EverBank Financial Corp.	MB Financial, Inc.	Texas Capital Bancshares, Inc.
First Horizon National Corporation	Nationstar Mortgage Holdings, Inc.	Umpqua Holdings Corporation
First Niagara Financial Group, Inc.	PennyMac Financial Services, Inc.	Walter Investment Management Corp.
FirstMerit Corporation	PHH Corporation	Wintrust Financial Corporation

Meanwhile, our prior peer group had served as benchmarks for our compensation arrangements in 2015. That peer group had consisted of the following companies:

Astoria Financial Corporation	Capitol Federal Financial, Inc.	New York Community Bancorp, Inc.
Associated Banc-Corp	Citizens Republic Bancorp, Inc.	Provident Financial Services, Inc.
BankUnited, Inc.	EverBank Financial Corp.	TCF Financial Corporation
Bank of Hawaii Corporation	First Horizon National Corporation	TFS Financial Corporation
BOK Financial Corporation	FirstMerit Corporation	Valley National Bancorp
BancorpSouth, Inc.	First Niagara Financial Group, Inc.	Washington Federal, Inc.
Commerce Bancshares, Inc.	Northwest Bancshares, Inc.

When considering the pay practices of our peers, we target our NEOs’ total compensation opportunities near the 75th percentile overall, and we allocate a substantial portion of their pay opportunities to both performance-based and long term compensation.

Elements of 2015 and 2016 NEO Compensation

All of our NEOs receive a base salary in addition to incentive-based compensation. In 2015, under the new compensation structure referenced above, all our NEOs, except our Chief Executive Officer, participated in our new annual incentive and long-term incentive programs. In late 2015, our Chief Executive Officer and our Chief Operating Officer became eligible for a unique performance-based long-term incentive program, described below in Executive Long-Term Incentive Program. In 2016, our Chief Executive Officer began to participate in our annual incentive program.

Base Salary. We provide the NEOs with a base salary that affords market driven short-term compensation for services rendered during the fiscal year. The Compensation Committee bases their salary decisions on personal performance, effectiveness, level of responsibility, past and potential contributions to us, internal pay equity relationships, as well as any relevant employment agreement provisions. The Committee reviews base salary annually, and may adjust it based on changes in responsibilities, significant achievements or personal contributions against pre-set goals, and competitive market conditions.

Mr. DiNello began in the position of Chief Executive Officer in 2013, with a base salary of $895,000. Under the new compensation program, effective for 2016, Mr. DiNello received a base salary increase to $1,000,000. This increase reflects the Company’s substantial progress toward achieving its goals during Mr. DiNello’s tenure in terms of profitability and reduction of risk. It also ensures his cash compensation is competitive with that of our peers’ Chief Executive Officers.

Mr. Smith began in the position of Chief Operating Officer in 2013, with a base salary of $700,000. Mr. Smith received an increase to $750,000 in 2015, as a result of market competitiveness and his contributions to the Company, most notably in the areas of expense control and the reduction of risk.

Mr. Figliuolo joined the Company in 2014 as Chief Risk Officer. His initial base salary of $300,000 was increased in 2015 to $375,000 due to market competitiveness and his expanded scope of responsibilities. He took on even more duties in 2015, managing all of compliance and regulatory affairs. His base salary was adjusted in 2016 to $400,012.

Mr. McGuirk joined the Company in December 2014, and was promoted to General Counsel in July, 2015. His base salary for 2015 of $241,000 was increased to $290,000 upon his promotion, and to $295,017 for 2016.

Share Salary. Share salary allowed us to remain competitive in terms of total cash compensation under the TARP structure, while we worked to implement new executive compensation programs. The amount of the share salary was generally determined pursuant to the terms of the NEO’s individual negotiated employment agreement, required approval by the Board, and were reviewed by the Committee for renewal each year. NEOs who joined the Company after we exited TARP in April, 2013 were not eligible for share salaries. Share salaries were originally paid in the form of restricted stock that vested immediately but during 2014, the Company began to pay share salary in cash.

Mr. DiNello received share salary throughout 2015 at the same rate he had in 2014, but Mr. Smith became eligible to receive cash incentives under the Annual Incentive Program in March 2015. As a result, Mr. Smith received share salary only during January and February 2015. Neither Messrs. DiNello nor Smith will receive share salary in 2016.

Annual Incentive Program. Beginning in 2015, we implemented a new annual incentive program for our senior executive officers ("AIP"). The AIP is a performance-based, annual short-term incentive that is payable in cash. The performance metrics under the AIP include: (1) net income goals, weighted at 60 percent, and (2) quality goals, as measured by asset quality, risk management and liquidity targets, weighted at 40 percent. The two metrics are measured independently of one another.

Net income and quality goals for the AIP are established based upon a financial and operational plan that management develops annually for Board approval. The Board approves the plan when it is satisfied that the plan is reasonably designed to enhance shareholder value. By utilizing the goals developed in this plan, the Board believes it is better able to hold management accountable to those goals. Payouts are not made under the AIP unless we meet or exceed the threshold performance.

The AIP provides for a target bonus opportunity, set as a percentage of base salary, as follows: Mr. Smith at 70 percent and Messrs. Ciroli, Figliuolo and McGuirk at 50 percent. Because he received a share salary in addition to his base salary for a portion of 2015, Mr. Smith began participation in the AIP effective March 1, 2015, and therefore his payout for 2015 was prorated accordingly. Because Mr. McGuirk assumed his current position in July 2015, his AIP target for 2015 was adjusted at the time of his promotion and his award was prorated accordingly. Mr. DiNello did not participate in this program in 2015. He became a participant in January, 2016, with a target bonus opportunity of 100 percent. The following table provides information regarding AIP payout potential:

Potential Payout Opportunity under AIP

			Threshold	Target	Maximum
Net Income Component (1)	60% of Award		50%	100%	150%
Quality Component (1)	40% of Award	Asset Quality	20%	100%	150%
		Liquidity	70%	100%	150%
		Management	50%	100%	150%

(1)	Final award percentages interpolated on a linear basis based on actual level of performance between threshold and target, and target and maximum.

"Bonus Shares" and Long Term Incentive Program for Senior Executive Officers. Annual restricted stock grants are designed to incentivize executives to achieve strategic and financial goals that contribute to longer-term shareholder value creation. The Committee believes that long-term restricted stock aligns compensation with shareholder interests because the NEO would receive a benefit if the stock price increases and would also share with shareholders in the loss of value if the stock price decreases.

As reflected in their May 2013 employment agreements, our Chief Executive Officer and our Chief Operating Officer have received restricted stock in the form of "bonus" shares. These "bonus" shares are issued following the end of each calendar year and are vested in accordance with the recipient’s individual performance against pre-established individual goals.

Based upon their significant contributions in 2014, on February 25, 2015, the Committee awarded Messrs. DiNello and Smith "bonus" shares with a grant date fair value of $600,000 and $300,000, respectively, of which 50 percent vested on the grant date and 50 percent vested one year from the grant date. For his extraordinary performance in 2015, the Committee also awarded Mr. DiNello ”bonus” shares on February 17, 2016, with a grant date fair value or $600,000, of which 50 percent vested on the grant date and 50 percent will vest on the anniversary of the grant date.

Mr. Smith did not receive an award of "bonus" shares in 2016 for his performance in 2015 because his employment agreement had been modified in March 2015 to replace those shares with his participation in the long-term incentive program ("LTIP") we implemented for our senior executive officers in 2015. Messrs. Ciroli, Figliuolo and McGuirk also participated in the LTIP in 2015. These officers all received grants of restricted stock units, earned over three years and tied to performance metrics related to return on equity and certain quality metrics.

The LTIP design consisted of 60 percent performance-based restricted stock units and 40 percent time-based restricted stock units. The time-based restricted stock units will vest in three increments: 25 percent on the first and second anniversaries of the grant date, and 50 percent on the third anniversary of the grant date.

The performance-based units were awarded subject to return on equity goals for the two-year performance period, 2015 and 2016. The return on equity goals for the LTIP are established by the Board at a level the Board believes enhances shareholder value.

Assuming the threshold return on equity target is met, participants also have an opportunity to earn up to 10 percent more restricted stock units (except Mr. Smith), or to have the award reduced by 10 percent (including Mr. Smith) if certain quality metrics are also met, including asset quality, risk management and liquidity.  Any performance-based restricted stock units that are awarded will vest one year following the conclusion of the performance period.

In 2015, target awards under the LTIP were based upon a percent of base salary: 70 percent for Mr. Smith and 50 percent for Messrs. Ciroli and Figliuolo. Prior to his promotion, Mr. McGuirk received an LTIP award that was 21 percent of his base salary. Payouts of the performance-based restricted stock units will not be made unless the threshold performance is achieved, as provided in the following table:

Payout Opportunity under LTIP

	Threshold	Maximum
Achievement of Return on Equity	80% of Target	Target
Return on Equity Payout (1)	60%	100%
Quality Modifier (1)	-10% to +10%	-10% to +10%
Total Payout Range	50% to 70%	90% to 110%

(1)	Final award number and percentage vesting are interpolated on a linear basis based on actual level of performance between threshold and maximum.

It is anticipated that LTIP awards will be granted in 2016 at the same award level targets, except that Mr. McGuirk will now have a target award of 50 percent. Awards would be made following the Annual Meeting of Shareholders, and subject to the approval of the 2016 Stock Plan, described in Proposal 4.

Executive Long-Term Incentive Program. In 2015, the Company created a unique compensation program solely for the Chief Executive Officer and the Chief Operating Officer, which was designed to reward them in the event that Flagstar achieves and sustains extraordinary market performance. The Executive Long-Term Incentive Program ("ExLTIP") was included in the May 2013 employments agreements for Messrs. DiNello and Smith, but the form of the program remained under review. The ExLTIP awards were made in the form of restricted stock units under and subject to the terms of the 2016 Stock Plan. Mr. DiNello was awarded 642,857 restricted stock units and Mr. Smith was awarded 264,884 restricted stock units.

Messrs. DiNello and Smith will fully vest in their awards if, for one-hundred twenty consecutive days, the volume-weighted average price per share of the Company’s common stock ("Common Stock") is $28.00 or more (the "Performance Hurdle"). The Performance Hurdle must be achieved within ten years of the grant date. The vested restricted stock units will pay out in five installments, subject to a "Quality Review," on the date the Performance Hurdle is attained and on each of the four subsequent annual payout dates.

The Quality Review will measure Flagstar’s performance relative to Flagstar’s peer group (listed in the award agreement) with respect to two metrics, asset quality and liquidity, as described more fully in the award agreements. If the measures under the Quality Review are not met, 25 percent of the amount of restricted stock units that would have paid out on that date will be forfeited by the executive and another 25 percent will be held back until the next following payout date, as described more fully in the award agreements. Payouts made under the restricted stock unit awards will be in Company stock, so that Mr. DiNello’s and Mr. Smith’s compensation remains linked to ongoing shareholder value creation.

Supplemental Retirement Pension. Flagstar does not provide any supplemental pension benefits.

Perquisites. In 2015, we provided perquisites that the Compensation Committee believes to be reasonable and consistent with our compensation program to the NEOs. The Compensation Committee believes that these perquisites enabled us to recruit and retain these NEOs. These perquisites primarily include club memberships and automobile allowances.

Severance and Change in Control Benefits. We continue to be subject to regulations that allow us to make severance payments only in very limited circumstances. Under our 2006 Equity Incentive Plan, certain equity awards to our NEOs and other employees accelerate in the event of change in control.

In accordance with their May 2013 employment agreements, Messrs. DiNello and Smith continue to be entitled to an acceleration of the vesting of any "bonus" shares they were already awarded in the event of change in control or termination for any reason. Also, LTIP and ExLTIP awards may accelerate in certain circumstances. For additional information, see Executive Compensation - Potential Payments upon Termination or Change in Control.

Retirement Benefits. This benefit is designed to provide income to employees following retirement. All employees, including all executives, are eligible to participate in our 401(k) plan and, in 2015, we matched up to 50 percent of the first 3 percent of each eligible employee’s annual contribution up to a $3,975 maximum matching contribution.

Health and Welfare Benefits. These benefits are intended to protect against catastrophic expense and includes medical, dental, vision, disability and life insurance. All NEOs are eligible to participate in our health and welfare benefits plan that is available to all employees. In addition, our CEO and COO are entitled to supplemental life and short- and long-term disability coverage.

Risk Assessment

The Risk Committee is responsible for reviewing and overseeing all Company incentive compensation programs. Under the Committee’s purview, our Chief Risk Officer completed an independent risk assessment of the components within each program, identifying risks associated with each component and considering mitigating factors. The findings of this assessment were then presented to the Committee for review. We do not believe that our compensation policies and practices encourage undue risk-taking, or give rise to risks that are reasonably likely to have a material adverse effect on our Company. In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.

•
The variable (cash incentive and equity incentive) portions of compensation are designed to reward both annual performance under the AIP and longer-term performance under the LTIP and the ExLTIP. We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our long-term best interests.

•
The great majority of our executive management’s incentive compensation is based on the performance of the Company as a whole. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single business unit to the detriment of our Company as a whole.

•
Our senior executives are expected to maintain ownership of a significant amount of our stock, described below in Stock Ownership Guidelines. We believe such ownership incentivizes our executives to consider the long-term interests of our Company and our shareholders, and discourages excessive risk-taking that could negatively impact our stock price.

•	Finally, we maintain a policy, described below in Compensation Claw Back Policy, under which the Board may require executive officers to return incentive compensation under certain circumstances.

Stock Ownership Guidelines

In 2014, the Board adopted new stock ownership requirements for our directors and executive officers and included such requirements in our Corporate Governance Guidelines. Previously, our directors were required to hold 1,000 of our shares, and senior officers were required to hold 100 shares. In 2014, we undertook a benchmarking study and determined that, to align with our peer group at the time (as described in 2015 and 2016 Executive Compensation Decisions, above), we should significantly increase the holding requirements for our directors and senior officers, and we should create more stratification of the requirements for our senior officers. To that end, our CEO is expected to hold equity worth five times his base salary, and our COO is expected to hold equity in us worth three times his base salary. These two officers have until the start of 2019 to achieve those levels. Our directors will be required to accumulate and hold equity worth three times their base cash retainers within a period of five years of issuance of the current Corporate Governance Guidelines or the date they began serving as a director. We also require that our Executive Vice Presidents accumulate equity worth two times their base salaries within seven years from the later of the issuance of the current Corporate Governance Guidelines or the date they began serving as an Executive Vice President.

Compensation Claw Back Policy

In 2014, the Board instituted a claw back policy under which the Company can recoup incentive compensation paid to an executive officer in the event an accounting restatement occurs as a result of material non-compliance under any financial reporting requirements. If the restated results would have afforded a lower incentive payout, the Board may, in its discretion, seek reimbursement of the difference for the three-year period preceding the restated period. Recoupment can include cancellation of unvested equity awards.

Tax and Accounting Implications

The Committee considers financial reporting and income tax consequences when it analyzes the overall level and mix of compensation among individual pay elements. The Committee seeks to balance its objective of ensuring an effective compensation package for the NEOs, regulatory limitations, and the desire to maximize the corporate deductibility of compensation, while at the same time focusing on ensuring an appropriate and clearly articulated relationship with reported earnings and other closely followed financial measures.

We believe that the potential cost of lost tax deductions are justifiable in order for us to effectively motivate and retain key executives and remain competitive with peer financial institutions. For that reason, the Committee and the Board have approved compensation programs for 2016 that are tied to performance that do not allow for the full tax deduction under Section 162(m).

Compensation Committee Report

The Compensation Committee, pursuant to its charter, is responsible for reviewing and overseeing the compensation and benefits structure applicable to our NEOs, as well as our employees generally. The Committee regularly conducts a broad review of the current compensation program to ensure that it does not subject us to unnecessary or excessive risk or encourage employees to manipulate our earnings, and periodically seeks the assessment of the Chief Risk Officer in that regard.

During our search for a new Chief Risk Officer, the Compensation Committee relied upon the Risk Committee to provide the risk analysis of our compensation programs. Once in place, our Chief Risk Officer met with the Compensation Committee and determined that our compensation program for 2015 was properly structured so as to deter undue risk taking among the NEOs and the business unit managers that report to them.

The Compensation Committee also determined that, based upon an analysis by our Chief Risk Officer, the overall level of incentive compensation that we award is not excessive as compared to incentive compensation awarded to employees of comparable institutions in our selected peer group.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in the Proxy Statement filed with the Securities and Exchange Commission for the year ended December 31, 2015.

Submitted By THE COMPENSATION COMMITTEE

David J. Matlin, Chairman
John D. Lewis
Peter Schoels

The following tables, narrative and footnotes discuss the compensation of our NEOs, which include our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Risk Officer and our General Counsel as of December 31, 2015.

Summary Compensation Table

Name and Principal Position(s)	Year	Salary (1)	Bonus	Stock Awards (2)(3)(4)(5)	Non-Equity Incentive Plan Compensation	Change in Pension Value & Non-Qualified Deferred Compensation	All Other Compensation		Total
Alessandro P. DiNello President and Chief Executive Officer	2015	$1,552,500	$—	$11,226,400	$—	$—	$239,526	(7)	$13,018,426
	2014	1,495,000	—	600,000	—	—	322,170		2,417,170
	2013	1,351,405	—	825,000	—	—	18,768		2,195,173
Lee M. Smith Executive Vice President and Chief Operating Officer	2015	826,923	—	4,903,500	611,320	—	21,913	(8)	6,363,656
	2014	1,000,000	—	300,000	—	—	119,958		1,419,958
	2013	603,869	—	300,000	—	—	68,896		972,765
James K. Ciroli Executive Vice President and Chief Financial Officer	2015	467,308	—	225,000	311,490	—	35,695	(9)	1,039,493
	2014	173,077	325,000	—	—	—	10,350		508,427
Stephen V. Figliuolo Executive Vice President and Chief Risk Officer	2015	375,000	—	187,500	259,575	—	4,167	(10)	826,242
	2014	150,000	30,000	—	50,000	—	595		230,595
Patrick M. McGuirk (6) Executive Vice President and General Counsel	2015	275,712	—	50,000	162,067	—	3,781	(11)	491,560

(1)	In 2015, certain NEOs received base salaries and share salaries, of which the share salaries were paid in cash.

2015	DiNello	Smith
Base salary	$929,423	$769,231
Share salary	623,077	57,692
Total salary reported above:	$1,552,500	$826,923

(2)
For Messrs. DiNello and Smith, stock awards include equity granted under ExLTIP in the amounts of $10,626,400 and $4,378,500, respectively. These awards are subject to shareholder approval of the proposed 2016 Stock Plan. They will vest only if the Company achieves and sustains extraordinary market performance within ten years of the grant date, and any payouts would be spread over five annual installments. For more information on the ExLTIP awards, see Compensation Discussion and Analysis - 2015 and 2016 Executive Compensation Decisions - Elements of 2015 and 2016 NEO Compensation - Executive Long-Term Incentive Program.

(3)
For Mr. DiNello, stock awards also include "bonus" shares with an economic value of $600,000, which were awarded in 2016 for 2015 performance. The award vested 50 percent immediately upon grant, and the remaining 50 percent will vest on the one year anniversary of the grant date.

(4)
For Messrs. Ciroli, Smith, Figliuolo and McGuirk, stock awards include equity grants made under the LTIP in April 2015, which vests over the next three years based on continued employment and achievement of certain performance factors. Mr. Smith’s LTIP award comprises $525,000 of his stock awards.

(5)
The value of the stock awards is based on the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. See Notes 1 and 20 in the Consolidated Financial Statements and Notes as of and for the period ended December 31, 2015, included in this document, for a discussion of the relevant assumptions used in calculating these amounts.

(6)	Mr. McGuirk was promoted to General Counsel on June 29, 2015.

(7)
The amount reflected in this column for Mr. DiNello includes a car allowance of $8,400, group life insurance premiums of $3,701, club dues of $12,274, executive life insurance premium of $211,176 and matching contributions made by the Flagstar Bank 401(k) Plan of $3,975.

(8)	The amount reflected in this column for Mr. Smith includes a car benefit of $5,991, relocation expenses of $607, group life insurance premiums of $561 and club dues of $14,754.

(9)
The amount reflected in this column for Mr. Ciroli includes relocation expenses of $26,219, group life insurance premiums of $1,146, club dues of $4,354 and matching contributions made by the Flagstar Bank 401(k) Plan of $3,975.

(10)	The amount reflected in this column for Mr. Figliuolo includes group life insurance premiums of $1,355 and matching contributions made by the Flagstar Bank 401(k) Plan of $2,813.

(11)	The amount reflected in this column for Mr. McGuirk includes group life insurance premiums of $331 and matching contributions made by the Flagstar Bank 401(k) Plan of $3,451.
Grants of Plan-Based Awards

The table below sets forth information concerning each grant of an equity award made to a NEO in 2015. Such grants consisted of restricted stock units issued under the 2006 Equity Incentive Plan or they consisted of restricted stock units under the proposed 2016 Stock Plan which are contingent on shareholder approval at the Annual Meeting.

Name	Grant Date	All Other Stock Awards: Number of Shares of All Other Units	Grant Date Fair Value of Stock and Option/SAR Awards (1)
Alessandro P. DiNello	02/25/2015	40,789	$600,000	(2)
	10/22/2015	642,857	$10,626,400	(3)
Lee M. Smith	02/25/2015	20,394	$300,000	(2)
	04/06/2015	35,545	$525,000
	10/22/2015	264,884	$4,378,500	(3)
James K. Ciroli	04/06/2015	15,234	$225,000
Stephen V. Figliuolo	04/06/2015	12,695	$187,500
Patrick M. McGuirk	04/06/2015	3,385	$50,000

(1)
The value of these awards is based on the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. See Notes 1 and 20 in the Consolidated Financial Statements and Notes as of and for the period ended December 31, 2015 included in this document, for a discussion of the relevant assumptions used in calculating these amounts.

(2)	Represents "bonus" shares awarded for prior year’s performance, which are therefore not included on the Summary Compensation Table.

(3)	Represents RSUs which were granted under the ExLTIP on October 22, 2015, and are pending approval of the proposed 2016 Stock Plan at the Annual Meeting.
Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding option awards and unvested stock awards held by each of our NEOs, if applicable, at December 31, 2015.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)
Name	Exercisable	Unexercisable
Alessandro P. DiNello	93		$686.00	1/24/2018			(2)
					20,394	$471,305	(3)
					642,857	$10,626,400	(4)
Lee M. Smith					10,197	$235,653	(3)
					264,884	$4,378,500	(4)
					35,545	$821,445	(5)
James K. Ciroli					15,234	$352,058	(5)
Stephen V. Figliuolo					12,695	$293,381	(5)
Patrick M. McGuirk					3,385	$78,227	(5)

(1)	The market value is calculated using our closing stock price on December 31, 2015, of $23.11, except as otherwise noted.

(2)
Represents stock appreciation rights ("SAR") issued on January 24, 2008, which vested in annually in four equal parts beginning January 24, 2009 through January 2012. These SARs are required to be settled in cash.

(3)	Represents RSUs granted on February 25, 2015, which vested on February 25, 2016.

(4)
Represents RSUs which were granted under the ExLTIP on October 20, 2015. Market value of the ExLTIP awards cannot be readily ascertained, given that there is no threshold performance level for the program and that payouts, if any, would vary based upon stock price at the time of the annual installments. Grant date fair value is therefore utilized as a proxy for market value, as it takes into account the probability of a payout as well as potential fluctuations in the stock price over the life of the payouts. Grant date fair value of these awards is calculated in accordance with FASB ASC Topic 718. See Notes 1 and 20 in the Consolidated Financial Statements and Notes as of and for the period ended December 31, 2015, included in this document, for a discussion of the relevant assumptions used in calculating these amounts.

(5)
Represents RSUs granted on April 6, 2015, of which 60 percent vests after three years, subject to the achievement of certain performance factors The remaining 40 percent vests in three installments: (a) 25 percent on the first anniversary of the grant date, (b) 25 percent on the second anniversary of the grant date, and (c) the remaining 50 percent on the third anniversary of the grant date.

Option Exercises and Stock Vested

The following table provides information regarding the exercise of stock options and the vesting of stock awards for each of our NEOs, if applicable, during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise	Value Realized On Exercise	Number of Shares Acquired On Vesting	Value Realized On Vesting (1)
Alessandro P. DiNello	—	$—	39,889	$586,767
Lee M. Smith	—	$—	17,286	$254,277

(1)	Value realized for these awards is based upon a stock price of $14.71, which was the average of the high and low trading price on the February 25, 2015 vesting date.

Employment Agreements

Alessandro P. DiNello. Mr. DiNello joined the Company in 1979 and, since that time, served in a variety of senior management roles. On May 16, 2013, the Company entered into an agreement for Mr. DiNello to serve as President and Chief Executive Officer subject to the receipt of regulatory non-objection from the OCC and the Federal Reserve, which was received. Mr. DiNello’s compensation was governed by the terms of that employment agreement until it was amended on October 22, 2015.

Mr. DiNello’s original employment agreement provided for an annual base salary of $895,000 and a share salary of $600,000 for the initial term. Mr. DiNello’s base salary and share salary were subject to the Board’s annual review.

In addition, after the end of each calendar year, Mr. DiNello is entitled to an additional number of "bonus" shares of the Company's common stock having a fair market value of $600,000, subject to increase or decrease at the discretion of the Board. Any such restricted shares vest in accordance with the Board’s evaluation of Mr. DiNello’s performance against his individual goals for the prior fiscal year, except that these restricted shares would become vested in full upon Mr. DiNello’s termination from employment for any reason.

Mr. DiNello’s employment agreement was amended effective October 22, 2015 in an effort to implement a post-TARP compensation structure that better aligned his compensation with company performance and market-competitive pay. Under the amended employment agreement, effective January 1, 2016, Mr. DiNello’s annual base salary was adjusted to $1,000,000. Flagstar curtailed the payment of Mr. DiNello’s share salary at the end of 2015, and commencing with the Company’s 2016 fiscal year, Mr. DiNello became eligible to receive annual incentive awards with a target level of 100 percent of his base salary based upon performance targets for the Company. The annual award will be payable in accordance with the terms and conditions of the Company's annual incentive program.

The amended agreement also provided that Mr. DiNello was eligible to participate in the Executive Long Term Incentive Program ("ExLTIP"), subject to the terms of his award letter of October 22, 2015. On that date, Mr. DiNello received a one-time ExLTIP award of 642,857 restricted stock units which will pay out only if the Company achieves and sustains extraordinary market performance. The structure and the rationale for the creation of the ExLTIP is discussed above, in Compensation Discussion and Analysis - 2015 and 2016 Executive Compensation Decisions - Elements of 2015 and 2016 NEO Compensation - Executive Long-Term Incentive Program.

If Mr. DiNello’s ExLTIP award vests, he will no longer be entitled to receive "bonus" shares, as described in the amendment, but shall then become eligible to receive an annual long-term equity based award with a target level of 100 percent of his base salary in accordance with the Company’s long-term incentive program.

Unchanged by the 2015 amendment, Mr. DiNello remains entitled to reimbursement of all reasonable and appropriate business expenses and such fringe and other benefits and perquisites as are regularly and generally provided to other senior executives. In addition, the agreement also provided Mr. DiNello the right to receive relocation assistance not to exceed $100,000 (which was paid in 2014), a monthly car allowance, company-paid supplemental life insurance and short- and long-term disability insurance.

Lee M. Smith. The Company entered into an employment agreement with Mr. Smith at the time he was hired to serve as the Chief Operating Officer of the Company, subject to the receipt of regulatory non-objection from the OCC, which was received. Mr. Smith’s compensation was governed by the terms of that employment agreement until it was amended on March 2, 2015, and again on October 22, 2015.

Mr. Smith’s original employment agreement provided for an annual base salary of $700,000 and a share salary of $300,000 for the initial term, all of which was subject to the Board’s annual review. In addition, after the end of each calendar year, Mr. Smith was entitled to an additional number of "bonus" shares of the Company's common stock having a fair market value of $300,000, subject to increase or decrease at the discretion of the Board. Any such restricted shares vested in accordance with the Board’s evaluation of Mr. Smith’s performance against his individual goals for the prior fiscal year, except that these restricted shares would become vested in full upon Mr. Smith’s termination from employment for any reason.

Mr. Smith’s employment agreement was first amended effective March 2, 2015. Under the amended agreement, Mr. Smith was immediately entitled to an increased annual base salary of $750,000. Mr. Smith also became eligible to receive an annual incentive award with a target level of 70 percent of his base salary based upon performance targets for the Company. Additionally, the amended agreement provided that Mr. Smith was eligible to receive an annual long-term equity-based award with a target level of 70 percent of his base salary. To that end, Mr. Smith was awarded 14,218 restricted stock units on April 6, 2015.

The annual and long-term incentive awards will be payable in accordance with the terms and conditions of the Company's annual incentive program(s) and long-term incentive programs, and award agreements evidencing long-term incentive awards. These annual and long-term incentive opportunities replaced the share salary and "bonus" shares provided for in his original agreement. All other provisions of Mr. Smith’s original employment agreement remained unchanged.

Mr. Smith’s employment agreement was amended for a second time effective October 22, 2015. The purpose of this amendment was to include the terms of the one-time long-term incentive award granted under the ExLTIP, which was awarded on October 22, 2015 subject to the terms of his award letter of that date. Under the ExLTIP Award Agreement, Mr. Smith received 264,884 restricted stock units, which will pay out if the Company achieves and sustains extraordinary market performance. The structure and the rationale for the creation of the ExLTIP is discussed above, in Compensation Discussion and Analysis - 2015 and 2016 Executive Compensation Decisions - Elements of 2015 and 2016 NEO Compensation - Executive Long-Term Incentive Program. Mr. Smith remains eligible for awards under the Company’s long-term incentive program at a target of 70 percent of his base salary.

All other provisions of Mr. Smith’s original employment agreement and amendment of March 2, 2015 remain unchanged. Mr. Smith continues to be entitled to reimbursement of all reasonable and appropriate business expenses and such fringe and other benefits and perquisites as are regularly and generally provided to other senior executives. In addition, the agreement also provides Mr. Smith the right to receive relocation assistance not to exceed $100,000 (most of which was paid prior to 2015), a monthly car allowance, company-paid supplemental life insurance (which Mr. Smith waived) and short- and long-term disability insurance.

Messrs. Ciroli, Figliuolo and McGuirk do not have employment agreements with the Company.

Pension Benefit for Fiscal Year 2015

None of the NEOs have pension benefits.

Potential Payments Upon Termination or Change in Control

Our NEOs are not entitled to receive cash payments upon termination or change in control, but may be entitled to acceleration of certain equity awards pursuant to their employment agreements and the terms of their award agreements.

Bonus Shares. Pursuant to his employment agreement, in the event of termination for any reason, Mr. DiNello is entitled to receive a pro-rata portion of "bonus" shares for any partial year of employment for which such shares would be awarded. He is also entitled to immediate vesting of all awarded but unvested "bonus" shares in the event of a change in control, if he is terminated for any reason, or upon his death or disability.

ExLTIP. Awards to Messrs. DiNello and Smith under the ExLTIP may become payable in the event of a change in control, death or disability (each, a "Trigger Event"). If a Trigger Event occurs after the Performance Hurdle is met, the awards will be immediately payable in their entirety without regard to the "quality review," but if not, a portion of the awards may vest and become immediately payable without regard to a "quality review" if the share price has achieved specified levels at the time of the Trigger Event. In addition, if Messrs. DiNello or Smith retire after age 65 plus ten years of service, and that retirement occurs after the Performance Hurdle is met, they are entitled to continued or accelerated payout under the ExLTIP. For further information about the ExLTIP, see Compensation Discussion and Analysis - 2015 and 2016 Executive Compensation Decisions - Elements of 2015 and 2016 NEO Compensation - Executive Long-Term Incentive Program.

LTIP. The vesting of the LTIP awards received by Messrs. Smith, Ciroli, Figliuolo and McGuirk would be accelerated in the event of a change in control, death or disability. In any of those events, all of the awardees’ time-based restricted stock units would immediately vest in full, and all performance-based restricted stock units would immediately vest at the target performance levels.

Equity awards are additionally subject to the termination and change in control benefits set forth in the 2006 Equity Incentive Plan or the 2016 Stock Plan, as applicable.

In addition, in connection with the Bank’s procurement of Bank Owned Life Insurance, our NEOs who are still employed with us at the time of their death would be entitled to death benefit of two times their base salary.

The following table summarizes the acceleration of equity awards upon a change in control, death or disability. For purposes of award levels and assigning value, the presentation assumes the accelerating event had occurred on December 31, 2015.

Name	Unvested LTIP Shares	LTIP Dollar Value (1)	Unvested Bonus Shares (2)	Bonus Shares Dollar Value (3)	ExLTIP Shares	ExLTIP Dollar Value (4)	Total Dollar Value (5)
Alessandro P. DiNello	—	$—	20,394	$471,305	642,857	$4,951,647	$5,422,952
Lee M. Smith	35,545	$821,445	10,197	$235,653	264,884	$2,040,286	$3,097,384
James K. Ciroli	15,234	$352,058	—	$—	—	$—	$352,058
Stephen V. Figliuolo	12,695	$293,381	—	$—	—	$—	$293,381
Patrick M. McGuirk	3,385	$78,227	—	$—	—	$—	$78,227

(1)	Represents the value after acceleration of outstanding unvested RSUs based on our closing stock price on December 31, 2015 of $23.11.

(2)	For "bonus" shares only, acceleration would also occur upon termination for any reason.

(3)	Represents the value after acceleration of outstanding unvested "bonus" shares based on our closing stock price on December 31, 2015 of $23.11.

(4)
Represents the one-third of the RSUs which would have vested on December 31, 2015, because the stock had not attained a price of $26.00 at the time of the accelerating event. Assumes a stock price of $23.11 based on our closing stock price on December 31, 2015.

(5)
In accordance with SEC rules, an excise calculation is not presented in this table as we do not provide a gross-up or tax reimbursement to our NEOs in connection with a change in control. Amounts payable to the NEOs in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

We and our subsidiaries regularly monitor transactions with our directors and executive officers and members of their immediate families for regulatory reporting purposes. The policies and procedures adopted by us and our subsidiaries include: (i) a written policy requiring compliance with the requirements of Regulation O, including the prompt reporting of extension of credit to the Board; (ii) a Code of Ethics and Conduct that governs potential conflicts of interest; and (iii) an Audit Committee charter that requires the Audit Committee to conduct a review of related party transactions in order to ensure that such transactions are on substantially the same terms as those prevailing for comparable transactions with non-affiliated persons or are otherwise fair to and in the best interests of us and our subsidiaries.

We and our subsidiaries have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal shareholders. Each of the following business transactions conformed with the policies and procedures of ours and our subsidiaries, and it is the belief of management that such loans or transactions neither involved more than the normal risk of collection nor presented other unfavorable features.

David L. Treadwell is a member of our Board. He is also an investor in, and serves as the Chairman of the Board of Managers of, Grow Michigan LLC, a $60 million public welfare loan fund. In July 2014, the Bank’s Audit Committee and Board of Directors reviewed and authorized a Community Reinvestment Act-qualified investment in Grow Michigan of up to $5 million. The Bank entered into an Operating Agreement for a maximum funding commitment of $2.5 million. During 2015, the Bank disbursed $603,622 to Grow Michigan.

In addition to the transactions listed above, certain directors and executive officers of us and our subsidiaries, and members of their immediate families, were indebted to the Bank as customers in connection with mortgage loans and other extensions of credit by the Bank. These transactions were in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. None of these loans have involved more than the normal risk of collection nor presented other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and directors, and persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports. We recently discovered that the initial Form 3 filing by Mr. DiNello when he became Executive Vice President and Chief Administrative Officer in January 2013 omitted shares he held in an Individual Retirement Account. At the same time, we learned that Mr. DiNello's transfer of six shares to his wife's trust had not been reported in March of 2013. A Form 3/A and a Form 4 correcting these inadvertent errors were filed on January 27, 2016. Other than the foregoing, based solely on our review of copies of such reports received by us or written representations from certain reporting persons, no annual report of change in beneficial ownership is required and we believe we are in compliance with Section 16(a).

DESCRIPTION OF OTHER INDEBTEDNESS

The Federal Home Loan Bank provides loans, also referred to as advances, on a fully collateralized basis, to savings banks and other member financial institutions. We are currently authorized through a resolution of our board of directors to apply for advances from the Federal Home Loan Bank using approved loan types as collateral. At September 30, 2016, we had the authority and approval from the Federal Home Loan Bank to utilize a line of credit of up to $7.0 billion and we may access that line to the extent that collateral is provided. At September 30, 2016, we had $2.5 billion of advances outstanding and an additional $2.0 billion of collateralized borrowing capacity available at Federal Home Loan Bank.

We have arrangements with the Federal Reserve Bank of Chicago to borrow as appropriate from its discount window. The discount window is a borrowing facility that is intended to be used only for short-term liquidity needs arising from special or unusual circumstances. The amount we are allowed to borrow is based on the lendable value of the collateral that we provide. To collateralize the line, we pledge commercial and industrial loans that are eligible based on Federal Reserve Bank of Chicago guidelines. At September 30, 2016, we had pledged commercial and industrial loans amounting to $517 million with a lendable value of $508 million. At December 31, 2015, we had pledged commercial and industrial loans amounting to $75 million with a lendable value of $45 million. At September 30, 2016 and December 31, 2015, we had no borrowings outstanding against this line of credit. We also have access to overnight borrowings from various counterparty banks that settle through the Federal Reserve Bank. At September 30, 2016 and December 31, 2015, we had $20 million and no borrowings outstanding on these short-term borrowings, respectively.

Federal Home Loan Bank advances. Federal Home Loan Bank advances decreased $1,079 million to 2,462 million at September 30, 2016 from 3,541 million at December 31, 2015. We rely upon advances from the Federal Home Loan Bank as a source of funding for the origination or purchase of loans for sale in the secondary market and for providing duration specific short-term and long-term financing. The outstanding balance of Federal Home Loan Bank advances fluctuates from time to time depending on our current inventory of mortgage loans held-for-sale and the availability of lower cost funding sources. Our portfolio includes short-term fixed and variable rate advances, long-term LIBOR adjustable advances, and long-term fixed rate advances. Interest rates on the LIBOR index advances reset every three-months and the advances may be prepaid without penalty, with notification, at scheduled three-month intervals after an initial 12-month lockout period.

Debt. As part of our overall capital strategy, we previously raised capital through the issuance of junior subordination notes (trust preferred securities) by our special purpose financing entities formed for the offerings. The junior subordination notes are callable by us. We pay interest on a quarterly basis at a rate equal to the interest rate being earned by the trust, however, we may defer interest payments for up to 20 quarters without default or penalty. In January, 2012, we exercised our contractual right to defer regularly scheduled quarterly payments of interest to junior subordinated notes.On July 14, 2016, we ended the deferral and made a $34 million payment to bring current our previously deferred interest as of that date.

See Note 9 of the Notes to the Consolidated Financial Statements, for further information about Federal Home Loan Bank advances and other long-term debt.

EXCHANGE OFFER; REGISTRATION RIGHTS

This section of the prospectus describes the exchange offer. Although we believe that the description describes the material terms of the exchange offer, this summary may not contain all of the information that is important to you. You should carefully read this entire prospectus, including the exhibits attached to the registration statement, for a complete understanding of the exchange offer.

Purpose and Effect of the Exchange Offer

The purpose of the exchange offer is to fulfill our obligations with respect to the registration of the Old Notes and to provide the holders of Old Notes, which have not been registered under the Securities Act, an opportunity to acquire our New Notes, which have been so registered and therefore are freely transferable under applicable securities laws, subject to certain conditions described below. Participation in this exchange offer is voluntary. We are not making any recommendation to holders of Old Notes as to whether to tender or refrain from tendering all or any portion of their Old Notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of Old Notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Old Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisor's, if any, based on their financial position and requirements.

On July 11, 2016, we completed an offering of $250 million aggregate principal amount of 6.125 percent senior notes due 2021 (the "Old Notes") in a private placement. On or after the issue date, the Old Notes were offered to qualified institutional buyers in reliance upon the exemption from registration provided by Rule 144A under the Securities Act and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in reliance upon exemptions from registration under the Securities Act, and were initially resold to qualified institutional buyers under Rule 144A.

Also on July 11, 2016, we and the initial purchasers entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which we agreed that we would file a registration statement with the SEC relating to an offer to exchange the Old Notes for a new issue of notes ("New Notes") that are identical in all material respects to the Old Notes except that the New Notes will be registered under the Securities Act and will generally not be subject to transfer restrictions or registration rights.

We will keep the exchange offer open for at least 20 business days after the date we send notice of the exchange offer to note holders. We will use commercially reasonable efforts to complete the exchange offer as promptly as reasonably practicable after the date on which the registration statement becomes effective.

The term "holder" with respect to the exchange offer means any person in whose name Old Notes are registered on our books or the books of The Depository Trust Company ("DTC"), or any other person who has obtained a properly completed certificate of transfer from the registered holder, or any person whose Old Notes are held of record by DTC who desires to deliver such Old Notes by book-entry transfer at DTC.

We have not requested, and do not intend to request, an interpretation by the staff of the SEC with respect to whether the New Notes issued in the exchange offer in exchange for the Old Notes may be offered for resale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the New Notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act (subject to certain representations required to be made by each holder of notes, as set forth below). However, any purchaser of notes who is one of our affiliates, who intends to participate in the exchange offer for the purpose of distributing the New Notes or who is a broker-dealer who purchased notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act,

•	will not be able to rely on the interpretation of the staff of the SEC;

•	will not be able to tender its notes in the exchange offer; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Any holder that tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or that is our affiliate may not rely upon such interpretations by the staff of the SEC and, in the absence of an exemption, must comply with the registration and prospectus delivery provisions of the Securities Act in connection with any secondary resale transaction. Any holder that fails to comply with such requirements may incur liabilities under the Securities Act for which the holder will not be indemnified by us. Each broker-dealer (other than an affiliate of ours) that receives New Notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. We have agreed to make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

The registration rights agreement further obligates us to file a separate "shelf" registration statement to effect the registration of the New Notes under the Securities Act under certain conditions, including (1) a determination prior to the completion of the exchange offer that the exchange offer may not be permitted by applicable law or SEC interpretations, (2) any failure to complete the exchange offer within 240 days after the date on which the Old Notes were sold by us and (3) in certain limited circumstances applicable to certain specified holders, all as set forth in more detail in the registration rights agreement. A holder selling notes pursuant to a shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, would be subject to certain of the liability provisions under the Securities Act in connection with such sales and would be bound by the provisions of the registration rights agreement that are applicable to such holder, including certain indemnification obligations.

Terms of the Exchange Offer

Subject to the terms and conditions of this exchange offer, we will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes properly surrendered pursuant to this exchange offer and not validly withdrawn prior to the expiration date. Old Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Holders may tender some or all of their Old Notes in this exchange offer. The exchange offer is not conditional upon any minimum aggregate principal amount of Old Notes being tendered.

The form and terms of the New Notes are the same as the form and terms of the Old Notes except that:

•	the New Notes will be registered under the Securities Act and will not bear legends restricting the transfer of the New Notes;

•	holders of the New Notes will not be entitled to any of the registration rights of holders of Old Notes under the registration rights agreement;

•	the New Notes will not contain provisions for payment of additional interest in case of non-registration; and

•	the New Notes will have a different CUSIP number from the Old Notes.

The New Notes will evidence the same indebtedness as the Old Notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture under which the Old Notes were issued. As a result, both series of notes will be treated as a single series of notes under the indenture.

As of the date of this prospectus, $250 million in aggregate principal amount of the Old Notes is outstanding. Solely for reasons of administration, we have fixed the close of business on November 15, 2016 as the record date for this exchange offer for purposes of determining the persons to whom this prospectus and the accompanying letter of transmittal will be mailed initially. There will be no fixed record date for determining holders of the Old Notes entitled to participate in this exchange offer.

No interest will be paid in connection with the exchange. The New Notes will accrue interest from and including the last interest payment date on which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from the date of original issue of the Old Notes. Accordingly, the holders of Old Notes that are accepted for exchange will not receive accrued but unpaid interest on Old Notes at the time of tender. Rather, that interest will be payable on the New Notes on the first interest payment date after the expiration date.

In connection with this exchange offer, the laws of the State of New York, which govern the indenture and the Old Notes, do not give you any appraisal or dissenters’ rights nor any other right to seek monetary damages in court. We intend to conduct this exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of Regulation 14E under the Exchange Act.

For all relevant purposes, we will be regarded as having accepted properly surrendered Old Notes if and when we give oral (promptly confirmed in writing) or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the surrendering holders of Old Notes for the purposes of receiving the New Notes from us.

If you surrender Old Notes in this exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of Old Notes. We will pay all charges and expenses, other than certain applicable taxes.

Expiration Date; Extensions; Amendments

The term expiration date with respect to the exchange offer means 5:00 p.m., Eastern time, on December 15, 2016. We reserve the right, in our sole discretion, to extend the exchange offer; to terminate the exchange offer if any of the conditions set forth below have not been satisfied; or to amend the terms of the exchange offer in any manner.

If we extend the exchange offer, we will notify the exchange agent of any extension by oral (promptly confirmed in writing) or written notice and will make a public announcement thereof, each prior to 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration date.

We reserve the right:

•	to, prior to the expiration date, delay accepting any Old Notes;

•	to extend this exchange offer;

•	to terminate this exchange offer upon the occurrence of any of the events; or

•	to waive any conditions or otherwise amend this exchange offer in any respect.

We will give oral (promptly confirmed in writing) or written notice of any delay in acceptance, extension or termination of the offer to the exchange agent. In addition, we will give, as promptly as practicable, oral (promptly confirmed in writing) or written notice regarding any delay, extension or termination to the registered holders of Old Notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably intended to inform the holders of Old Notes of the amendment or waiver, and extend the offer if necessary so that at least five business days remain prior to the expiration date following notice of the material change, or if otherwise required by law.

We will have no obligation to publish, advertise or otherwise communicate any public announcement of any delay, extension, amendment (other than amendments constituting a material change to this exchange offer) or termination that we may choose to make, other than by making a timely release to an appropriate news agency.

Sale of New Notes

Under existing SEC interpretations, the New Notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the New Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their sale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours.

Based on these no-action letters, the following conditions must be met in order to receive freely transferable New Notes:

•	you must acquire the New Notes in the ordinary course of your or any beneficial owner’s business;

•
you must not be participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the New Notes within the meaning of the Securities Act;

•	you must not be an affiliate of ours, as defined under Rule 405 of the Securities Act; and

•	you must not be a broker-dealer that acquired the Old Notes from us or in market-making transactions or other trading activities.

By tendering your Old Notes, you will be representing to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

•	you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale of the New Notes.

The SEC considers broker-dealers that acquired Old Notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the New Notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale of the New Notes.

A broker-dealer that has bought Old Notes for market-making or other trading activities must comply with the prospectus delivery requirements of the Securities Act in order to sell any New Notes it receives for its own account in the exchange offer. The SEC has taken the position that broker-dealers may use this prospectus to fulfill their prospectus delivery requirements with respect to the New Notes. We have agreed in the registration rights agreement to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire included in the letter of transmittal accompanying the prospectus for a period ending on the earlier of 180 days from the date the Registration Statement becomes effective or the date on which each such broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

Unless you are required to do so because you are a broker-dealer, you may not use this prospectus for an offer to sell, sale or other retransfer of New Notes.

We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Consequences to Holders of Old Notes Not Tendering in the Exchange Offer

Old Notes that are not exchanged will remain outstanding and will continue to bear a legend restricting their transfer in the absence of registration or an exemption therefrom under the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

•	to us;

•	under a registration statement that has been declared effective under the Securities Act;

•	to a person the seller reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer;

•	through offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act;

•
to an institutional accredited investor (within the meaning of the Securities Act) that is not a qualified institutional buyer and that is purchasing for its own account or for the account of another institutional accredited investor, in each case in a minimum principal amount of notes of $1,000; or

•	under any other available exemption from the registration requirements of the Securities Act.

To the extent that Old Notes are tendered and not accepted in connection with the exchange offer, any trading market for remaining Old Notes could be adversely affected.

Representations on Tendering Old Notes

By surrendering Old Notes pursuant to this exchange offer, you will be representing to us that, among other things:

•	you are acquiring the New Notes in the ordinary course of your or any beneficial owner’s business;

•
you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

•
you are not an affiliate (within the meaning of Rule 405 under the Securities Act) of the issuer, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent practicable;

•	you have full power and authority to tender, exchange, assign and transfer the Old Notes tendered;

•
we will acquire good, marketable and unencumbered title to the Old Notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, or other obligations relating to their sale or transfer, and the Old Notes will not be subject to any adverse claim, when the Old Notes are accepted by us;

•
if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purposes of distributing the New Notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary sale of the New Notes, and you cannot rely on the position of the SEC’s staff in their no-action letters; and

•	we may rely upon these representations for purposes of this exchange offer.

In addition, if you are a broker-dealer and you will receive New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, you must acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any sale of your New Notes. The letter of transmittal states that, by complying with their obligations, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. See "Plan of Distribution."

Acceptance of Old Notes for Exchange; Delivery of New Notes

On the settlement date, New Notes to be issued in exchange for Old Notes in this exchange offer, if consummated, will be delivered in book-entry form.

We will be deemed to have accepted validly tendered Old Notes that have not been validly withdrawn as provided in this prospectus when, and if, we have given oral (promptly confirmed in writing) or written notice thereof to the exchange agent. Subject to the terms and conditions of this exchange offer, delivery of New Notes will be made by the exchange agent on the settlement date upon receipt of such notice. The exchange agent will act as agent for tendering holders of the Old Notes for the purpose of receiving Old Notes and transmitting New Notes as of the settlement date with respect to the Old Notes. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of this exchange offer, those unaccepted Old Notes will be returned without expense to the tendering holder promptly upon the expiration or termination of this exchange offer.

Procedures for Tendering

Tenders of Old Notes. The tender by a holder of Old Notes pursuant to any of the procedures set forth below will constitute the tendering holder's acceptance of the terms and conditions of the exchange offer. Our acceptance for exchange of Old Notes tendered pursuant to any of the procedures described below will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the exchange offer. Only holders are authorized to tender their Old Notes. The procedures by which Old Notes may be tendered by beneficial owners that are not holders will depend upon the manner in which the Old Notes are held.

DTC has authorized DTC participants that are beneficial owners of Old Notes through DTC to tender their Old Notes as if they were holders. To effect a tender, DTC participants should either (1) complete and sign the letter of transmittal or a facsimile thereof, have the signature thereon guaranteed if required by Instruction 2 of the letter of transmittal and deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer or (2) transmit their acceptance to DTC through the DTC Automated Tender Offer Program, or ATOP, for which the exchange offer will be eligible, and follow the procedures for book-entry transfer.

Tender of Old Notes Held in Physical Form. To tender Old Notes held in physical form in the exchange offer:

•
the exchange agent must receive, at the address set forth in this prospectus, a properly completed letter of transmittal applicable to such Old Notes (or a facsimile thereof) duly executed by the tendering holder and any other documents the letter of transmittal requires, and tendered Old Notes must be received by the exchange agent at such address (or delivery effected through the deposit of Old Notes into the exchange agent's account with DTC and making book-entry delivery as set forth below) on or prior to the expiration date of the exchange offer; or

•	the tendering holder must comply with the guaranteed delivery procedures set forth below on or prior to the expiration date of the exchange offer.

Letters of transmittal and Old Notes should be sent only to the exchange agent and should not be sent to us.

Tender of Old Notes Held through a Custodian. To tender Old Notes that a custodian bank, depository, broker, trust company or other nominee holds of record, the beneficial owner thereof must instruct such holder to tender the Old Notes on the beneficial owner's behalf. A letter of instructions from the record owner to the beneficial owner may be included in the materials provided along with this prospectus, which the beneficial owner may use to instruct the registered holder of such beneficial owner's Old Notes to effect the tender.

Tender of Old Notes Held through DTC. To tender Old Notes that are held through DTC, DTC participants on or prior to the expiration date of the exchange offer should either:

•
properly complete and duly execute the letter of transmittal (or a facsimile thereof) and any other documents required by the letter of transmittal, and deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below; or

•
transmit their acceptance through ATOP, for which the exchange offer will be eligible, and DTC will then edit and verify the acceptance and send an Agent's Message to the exchange agent for its acceptance.

The term "Agent's Message" means a message transmitted by DTC to, and received by, the exchange agent, and forming a part of the Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from a participant in DTC tendering the Old Notes and that such participant has received the letter of transmittal, agrees to be bound by the terms of the letter of transmittal and we may enforce such agreement against such participant.

Tendered Old Notes held through DTC must be delivered to the exchange agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

The method of delivery of Old Notes and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance or Agent's Message transmitted through ATOP, is at the election and risk of the person tendering Old Notes and delivering letters of transmittal. If you use ATOP to tender, you must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on or prior to the expiration date of the exchange offer. Except as otherwise provided in the letter of transmittal, tender and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date of the exchange offer to permit delivery to the exchange agent on or prior to such date.

Except as provided below, unless the Old Notes being tendered are deposited with the exchange agent on or prior to the expiration date of the exchange offer (accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted Agent's Message), we may, at our option, reject such tender. Exchange of New Notes for Old Notes will be made only against deposit of the tendered Old Notes and delivery of all other required documents.

Book-Entry Delivery Procedures. The exchange agent will establish accounts with respect to the Old Notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the exchange agent's account in accordance with DTC's procedures for such transfer. However, although delivery of Old Notes may be effected through book-entry at DTC, the letter of transmittal (or facsimile thereof), with any required signature guarantees or an Agent's Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at its address set forth in this prospectus on or prior to the expiration date of the exchange offer, or compliance must be made with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to as a book-entry confirmation.

Signature Guarantees. Signatures on all letters of transmittal must be guaranteed by a recognized member of the medallion signature guarantee program or by any other "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Exchange Act, either of which we refer to as an eligible institution, unless the Old Notes tendered thereby are tendered (1) by a registered holder of Old Notes (or by a participant in DTC whose name appears on a DTC security position listing as the owner of such Old Notes) that has not completed either the box entitled "special issuance instructions" or "special delivery instructions" on the letter of transmittal or (2) for the account of an eligible institution. In addition, if the Old Notes are registered in the name of a person other than the signer of the letter of transmittal or if Old Notes not accepted for exchange or not tendered for exchange are to be returned to a person other than the registered holder, then the signature on the letter of transmittal accompanying the tendered Old Notes must be guaranteed by an eligible institution as described above.

Guaranteed Delivery. If you wish to tender your Old Notes but they are not immediately available or if you cannot deliver your Old Notes, the letter of transmittal and any other required documents to the exchange agent or comply with the applicable procedures under ATOP on or prior to the expiration date of the exchange offer, you may tender if:

•	the tender is made by or through an eligible institution;

•
on or prior to the expiration date of the exchange offer, the exchange agent receives from that eligible institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail, courier or overnight delivery or a properly transmitted Agent's Message relating to a notice of guaranteed delivery;

•	stating your name and address, the certificate number or numbers of your Old Notes and the principal amount of Old Notes tendered;

•	stating that the tender is being made thereby;

•
guaranteeing that, within three business days after the expiration date of the exchange offer, the letter of transmittal or a facsimile thereof or an Agent's Message in lieu thereof, together with the Old Notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

•
the exchange agent receives such properly completed and executed letter of transmittal or facsimile or Agent's Message, as well as all tendered Old Notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three business days after the expiration date of the exchange offer.

Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your Old Notes according to the guaranteed delivery procedures described above.

Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by us in our sole discretion, which determination will be conclusive, final and binding. Alternative, conditional or contingent tenders of Old Notes will not be considered valid and may not be accepted. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes our acceptance of which, in the opinion of our counsel, would be unlawful.

We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) by us will be conclusive, final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine.

Although we intend to notify holders of defects or irregularities with respect to tenders of Old Notes through the exchange agent, none of we, the exchange agent and any other person is under any duty to give such notification, nor shall we or they incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

Any Old Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if Old Notes are submitted in a principal amount greater than the principal amount of Old Notes being tendered by a tendering holder, such unaccepted or non-exchanged Old Notes will either be:

•	returned by the exchange agent to the tendering holder;

•
or in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry delivery procedures described above, credited to an account maintained with DTC.

Withdrawal of Tenders

You may withdraw tenders of Old Notes at any time prior to the expiration date if you comply with the procedures set forth in this section. For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to the deadline described above at its address in this prospectus. The withdrawal notice must:

•	specify the name of the person who tendered the Old Notes to be withdrawn;

•
must contain a description of the Old Notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such Old Notes and the aggregate principal amount represented by such Old Notes; and

•
must be signed by the holder of those Old Notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes. In addition, the notice of withdrawal must specify, in the case of Old Notes tendered by delivery of certificates for such Old Notes, the name of the registered holder, if different from that of the tendering holder or, in the case of Old Notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn Old Notes. The signature on the notice of withdrawal must be guaranteed by an eligible institution unless the Old Notes have been tendered for the account of an eligible institution.

Withdrawal of tenders of Old Notes may not be rescinded, and any Old Notes properly withdrawn will be deemed not validly tendered for purposes of this exchange offer. Properly withdrawn Old Notes may, however, be retendered by again following one of the procedures described in "Procedures for Tendering" prior to the expiration date.

Conditions to the Exchange Offer

The exchange offer is not subject to any conditions, other than that:

•	the exchange offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the SEC;

•
there shall not have been instituted, threatened or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the exchange offer, that would or might, in our reasonable judgment, prohibit, prevent, restrict or delay completion of the exchange offer;

•
no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or might prohibit, prevent, restrict or delay completion of the exchange offer, or that is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of us, our subsidiaries or our affiliates;

•
there shall not have occurred or be likely to occur any event affecting the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of us, our subsidiaries or our affiliates that, in our reasonable judgment, would or might prohibit, prevent, restrict or delay completion of the exchange offer;

•
the trustee under the indenture that governs the notes shall not have objected in any respect to or taken any action that could, in our reasonable judgment, adversely affect the completion of the exchange offer, or shall not have taken any action that challenges the validity or effectiveness of the procedures used by us in soliciting or the making of the exchange offer; and

•
there shall not have occurred (a) any general suspension of, or limitation on prices for, trading in the United States securities or financial markets, (b) a material impairment in the trading market for debt securities, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (d) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions, (e) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration of a national emergency or war by the United States or any other calamity or crisis or any other change in political, financial or economic conditions, if the effect of any such event, in our reasonable judgment, makes it impractical or inadvisable to proceed with the exchange offer or (f) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time. A failure on our part to exercise any of the above rights shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time and from time to time. The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time. A failure on our part to exercise any of the above rights shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time and from time to time.

If we determine in our reasonable judgment that any of the conditions to the exchange offer are not satisfied, we may:

•	refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders;

•	terminate the exchange offer;

•	extend the exchange offer and retain all tendered Old Notes, subject, however, to the rights of holders to withdraw such tendered Old Notes; or

•
waive such unsatisfied conditions with respect to the exchange offer and accept all validly tendered Old Notes that have not been validly withdrawn. If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

Any determination by us concerning the above events will be final and binding.

In addition, we reserve the right in our sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the expiration date and purchase Old Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.
All conditions to the exchange offer, except those related to the receipt of government regulatory approvals necessary to consummate the exchange offer, must be satisfied or waived at or before the expiration of the exchange offer.

Exchange Agent

Wilmington Trust, National Association has been appointed the exchange agent for this exchange offer. Letters of transmittal and all correspondence in connection with this exchange offer should be sent or delivered by each holder of Old Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent as follows:

If to the Exchange Agent:

By Mail Hand Delivery or Overnight Courier:             Wilmington Trust, National Association
c/o Wilmington Trust Company
Corporate Capital Markets
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attn: Workflow Management – 5th Floor
Facsimile: (302) 636-4145
Email: DTC2@wilmingtontrust.com

We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses (including legal fees and expenses) in connection with this exchange offer.

Wilmington Trust, National Association is also the trustee under the indenture governing the notes.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail by the exchange agent; however, additional solicitations may be made by telegraph, telecopy, telephone or in person by our or our affiliates' officers and regular employees.

No dealer manager has been retained in connection with the exchange offer and no payments will be made to brokers, dealers or others soliciting acceptance of the exchange offer. However, reasonable and customary fees will be paid to the exchange agent for its services and it will be reimbursed for its reasonable out-of-pocket expenses (including legal fees and expenses).

Our out-of-pocket expenses for the exchange offer will include fees and expenses of the exchange agent and the trustee under the indenture that governs the notes, accounting and legal fees and printing costs, among others.

Accounting Treatment

Since they represent the same indebtedness, the New Notes will be recorded on the date of the exchange at the same carrying value as the Old Notes as reflected in our accounting records on the date of the issuance of the Old Notes (July 11, 2016). Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of the Old Notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the exchange offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such tax or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer tax will be billed directly to such tendering holder.

Other

The accrual of interest, required due to registration defaults, will cease immediately upon the cure of all registration defaults. Holders of notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding additional interest set forth above. By acquiring notes, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any registration statement. Holders of notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from us.

This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, copies of which are available from us upon request.

DESCRIPTION OF NOTES

The following description is a summary of the material provisions of the indenture, as defined below. It does not restate the indenture in its entirety, and we urge you to read the indenture because a, not this description, define your rights as holders of the New Notes. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the Indenture.

General

On July 11, 2016, Flagstar Bancorp, Inc. issued the Old Notes under an indenture, between us and Wilmington Trust, National Association, as trustee (the "trustee") in a private transaction not subject to the requirements of the Securities Act. We will issue the New Notes offered hereby, which constitute New Notes as defined in the indenture, under the indenture solely in exchange for an equal principal amount of Old Notes pursuant to the exchange offer. The New Notes will evidence the same debt as the Old Notes and both series of notes will be entitled to the benefits of the indenture and treated as a single class of debt securities. The form and terms of the New Notes and the Old Notes are identical in all material respects, except that the New Notes will be registered under the Securities Act and generally will not contain any terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement.

If the exchange offer is consummated, holders of the Old Notes who do not exchange their Old Notes for New Notes will vote together with holders of the New Notes for all relevant purposes under the indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding notes shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the Old Notes and the New Notes then outstanding.

Description of the New Notes

The following description of the New Notes does not purport to be complete and is subject to and qualified in its entirety by reference to the indenture. You should read the indenture (including the forms of certificates evidencing the New Notes attached thereto as an exhibit), a copy of which is available from us upon request.

The New Notes will be issued in fully registered book-entry form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for the listing of the New Notes on any securities exchange. The notes will be unsecured and will rank equally among themselves and with all of our other unsecured and unsubordinated indebtedness.

The New Notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The New Notes will initially be limited to an aggregate principal amount of $250 million.

The New Notes will mature at 100 percent of their principal amount on July 15, 2021 (the "maturity date"). The New Notes will not be entitled to any sinking fund, which means that the indenture does not require us to redeem or retire the notes periodically. We may, subject to compliance with applicable law, at any time and from time to time, purchase New Notes in the open market or otherwise.

Payments of principal, interest and premium, if any, to owners of the book-entry interests described below are expected to be made in accordance with the procedures of The Depository Trust Company ("DTC") and its participants. See "Book-Entry Settlement and Clearance."

For purposes of this "Description of Notes" section, references to "we," "us" and "our" refer only to Flagstar Bancorp, Inc. and not to any of its subsidiaries and references to the "Bank" refer to Flagstar Bank, FSB.

Interest

The New Notes will bear interest at an annual rate equal to 6.125 percent. Interest on the New Notes will be payable semi-annually in arrears on January 15 and July 15 of each year (each such date, an "interest payment date"), beginning on January 15, 2017, to the persons in whose names the New Notes are registered at the close of business on the preceding January 1 and July 1 of each year. Interest on the New Notes at the maturity date will be payable to the persons to whom principal is payable. Interest on the New Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest payments on the New Notes will be the amount of interest accrued from and including July 11, 2016 or the most recent interest payment date on which interest has been paid to, but excluding, the interest payment date, redemption date or the maturity date, as the case may be.

If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, and interest will be made on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term "business day" means, when used with respect to any note, any day other than a Saturday, a Sunday or a day on which the trustee, paying agent or banking institutions in New York City are authorized or required by law, regulation or executive order to close. All references to interest on the New Notes includes additional interest on the New Notes to the extent payable as described under "Exchange Offer; Registration Rights."

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the New Notes will be payable, and the New Notes may be exchanged or transferred, at the office or agency maintained by us for such purpose (which initially will be the office of the trustee located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Flagstar Bancorp Administrator). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the New Notes is no longer represented by a global note, payment of interest on certificated notes in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See "Book-Entry Settlement and Clearance."

A holder may transfer or exchange any certificated New Notes in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of New Notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any note selected for redemption for a period of 15 days before providing a notice of redemption of New Notes to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, or interest on the New Notes paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, subject to applicable abandoned property law, and the holders of such New Notes will thereafter look solely to us for payment.

Ranking

The notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

Since we are a savings and loan holding company, we depend primarily on dividends and advances from our banking and other operating subsidiaries to fund our cash needs. These obligations and needs include capitalizing subsidiaries, repaying maturing indebtedness and paying debt service on outstanding indebtedness. The Bank is subject to regulatory limitations on its ability to make dividend payments and other distributions to us based on its earnings and capital position. A failure by the Bank to generate sufficient cash flow to make dividend payments to us may have a negative impact on our results of operations and financial position and consequently our ability to service our debt obligations, such as the New Notes.

In addition, because the New Notes will not be guaranteed by any of our subsidiaries, the New Notes will be structurally subordinated to the existing and future indebtedness and other liabilities and preferred equity of our subsidiaries, including the indebtedness and other liabilities of ours that are guaranteed by subsidiaries. In any liquidation, dissolution, bankruptcy or other similar proceeding involving one of our subsidiaries, any right we or any holders of the New Notes have to participate in the assets of the subsidiary will effectively be subordinated to the claims of creditors of the subsidiary, and following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a stockholder or otherwise. The New Notes will be structurally subordinated to all of our subsidiaries’ indebtedness and junior to all of our future indebtedness" in this prospectus.

As of September 30, 2016, our consolidated subsidiaries had, in the aggregate, outstanding debt and other liabilities, including deposits, of approximately $11.9 billion, substantially all of which would rank structurally senior to the New Notes in case of liquidation or otherwise. As of September 30, 2016, on an unconsolidated basis we had an aggregate of approximately $247 million of outstanding subordinated debt, none of which was secured. We may from time to time, without notice to or consent of the holders of the New Notes, incur additional senior debt, which may or may not be secured, as well as additional subordinated indebtedness ranking junior to the New Notes.

Optional Redemption by Us

We may redeem the New Notes at our option, in whole or in part, at any time or from time to time prior to June 15, 2021 (the date that is one month prior to the scheduled maturity date of the New Notes), at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date:

•	100 percent of the aggregate principal amount of the New Notes to be redeemed; or

•	the sum of the present values of the remaining scheduled payments determined as provided below.

In determining the present values of the remaining scheduled payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 0.50 percent (50 basis points). Notwithstanding the foregoing, installments of interest on New Notes that are due and payable on interest payment dates falling on or prior to the relevant redemption date will be payable to the holders of such New Notes registered as such at the close of business on the relevant record date according to their terms and the provisions of the indenture.

We may redeem the New Notes at our option, in whole or in part, at any time or from time to time on or after June 15, 2021 (the date that is one month prior to the scheduled maturity date of the New Notes), at a redemption price equal to 100 percent of the aggregate principal amount of the New Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

"Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the New Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the New Notes.

"Comparable Treasury Price" means, with respect to any redemption date for the New Notes, (i) the arithmetic average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if we obtain fewer than five such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such redemption date.

"Independent Investment Banker" means, with respect to any redemption date for the New Notes, one of the Reference Treasury Dealers selected by us or, if such firms or any such successors, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by us.

"Primary Treasury Dealer" means a primary U.S. government securities dealer in the United States.

"Reference Treasury Dealers" means, with respect to any redemption date for the New Notes, (1) J.P. Morgan Securities LLC (or its successor) or any of its affiliates that is a Primary Treasury Dealer and (2) four other Primary Treasury Dealers selected by us; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer selected by us.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

"Treasury Rate" means, with respect to any redemption date for the New Notes, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date for the New Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month) or (2) if the release referred to in clause (1) (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Company shall calculate the Treasury Rate on the third business day preceding the redemption date.

Notice of any redemption will be sent at least 30 days but not more than 60 days before the redemption date to (w) each holder of New Notes to be redeemed at such holder’s registered address, (x) to the trustee, (y) to the security registrar to forward to each holder of New Notes to be redeemed at such holder’s registered address, or (z) otherwise in accordance with the procedures of DTC. If less than all the New Notes are to be redeemed at our option, and the New Notes are Global Notes, the New Notes to be redeemed will be selected by DTC in accordance with its standard procedures. If the New Notes to be redeemed are not Global Notes held by DTC, the trustee will select, in such manner as it deems fair and appropriate, the New Notes (or portions thereof) to be redeemed. The trustee shall have no duty to calculate or verify the calculation of the redemption price.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the New Notes or portions thereof called for redemption on such redemption date.

Additional Notes

We may from time to time, without notice to or the consent of the holders of the New Notes, create and issue additional notes ranking equally with the New Notes and otherwise similar in all respects (other than the issue date, offering price or the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have similar terms as to ranking, redemption, waivers, amendments or otherwise as the New Notes, and will vote together as one class on all matters with respect to the New Notes, provided that such additional notes either shall be fungible with the original notes for federal income tax purposes or shall be issued under a different CUSIP.

Restrictive Covenants

We are not restricted by the indenture from, among other things, incurring, assuming or becoming liable for any indebtedness or other obligation, paying dividends or making distributions, or making investments. In addition, the indenture does not contain any covenants or other provisions that would limit our right to enter into any sale-leaseback transaction or grant liens on our assets, except as set forth below under "Limitation on Liens."

We are not required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem any of the notes.

The indenture contains the following covenants:

Limitation on Liens

As long as any of the notes are outstanding, we will not, and will not permit any Subsidiary to, mortgage, pledge or hypothecate or permit to exist any mortgage, pledge or hypothecation or other lien upon any Voting Stock of any Principal Subsidiary Bank to secure any indebtedness for borrowed money without making effective provisions whereby the notes then outstanding, and, at our option, any other senior indebtedness ranking equally with the notes, shall be equally and ratably secured with any and all such indebtedness.

Notwithstanding the foregoing, this covenant does not prohibit the mortgage, pledge or hypothecation of, or the establishment of any lien on, any such Voting Stock:

•
to secure our indebtedness or the indebtedness of a Subsidiary as part of the purchase price of such Voting Stock, or incurred prior to, at the time of or within 180 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

•
by the acquisition by us or any Subsidiary of any Voting Stock subject to mortgages, pledges, hypothecations or other liens existing thereon at the time of the acquisition (whether or not the obligations secured thereby are assumed by us or such Subsidiary);

•
by the assumption by us or any Subsidiary of obligations secured by mortgages on, pledges or hypothecations of, or other liens on, any such Voting Stock, existing at the time of the acquisition by us or such Subsidiary of such Voting Stock;

•
by the extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any mortgage, pledge, hypothecation or other lien referred to in the foregoing three clauses; provided, however, that the principal amount of any and all other obligations and indebtedness secured thereby shall not exceed the principal amount so secured at the time of each extension, renewal or refunding, and that such extension, renewal or refunding shall be limited to all or a part of the Voting Stock that was subject to the mortgage, pledge, hypothecation or other lien so extended, renewed or refunded; or

•	to secure loans or other extensions of credit by a subsidiary bank subject to Section 23A of the Federal Reserve Act or any successor or similar federal law or regulations promulgated thereunder.

This covenant also does not prohibit:

•
liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by us or a Subsidiary in good faith by appropriate proceedings and we or such Subsidiary has set aside on the books adequate reserves with respect thereto to the extent required by generally accepted accounting principles; or

•	the lien of any judgment, if such judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than 90 days.

"Principal Subsidiary Bank" means the Bank, or any other U.S. subsidiary bank of ours that accepts deposits that the depositor has the legal right to withdraw upon demand and engages in the business of making commercial loans, the consolidated assets of which constitute 20 percent or more of our consolidated assets.

"Subsidiary" means (i) any corporation at least a majority of whose outstanding Voting Stock is at the time owned, directly or indirectly, by us, or by one or more of our subsidiaries, or by us and one or more of our subsidiaries, (ii) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership, membership or similar interests is at the time owned by us, or by one or more of our subsidiaries, or by us and one or more of our subsidiaries and (iii) any limited partnership of which we or any of our subsidiaries is a general partner.

"Voting Stock", as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Limitation on Disposition of Stock of Principal Subsidiary Bank

As long as any of the notes are outstanding, neither we nor any of our subsidiaries will sell or otherwise dispose of any Voting Stock (or any securities convertible into, or options, warrants or rights to subscribe for or purchase, such Voting Stock) (other than directors’ qualifying shares) of any Principal Subsidiary Bank, except to us or any Intermediate Subsidiary. In addition, neither we nor any Intermediate Subsidiary will permit any Principal Subsidiary Bank to issue any Voting Stock (or securities convertible into, or options, warrants or rights to subscribe for or purchase, such Voting Stock) (other than directors’ qualifying shares), except to us or any Intermediate Subsidiary.

The above shall not limit or restrict our ability to consolidate with or merge into or sell, assign, transfer, lease or otherwise convey all or substantially all of our properties and assets to any person in accordance with the next succeeding paragraph or the covenant described under "—Merger, Consolidation or Sale of Assets."

The covenant also does not apply if:

•
(a) the sale, issuance or other disposition is made for fair market value on the date thereof, as determined by our board of directors and evidenced by a duly adopted resolution, and (b) after giving effect to such sale, issuance or other disposition, we and any one or more of our Intermediate Subsidiaries will collectively own at least 80 percent of the issued and outstanding Voting Stock of the Principal Subsidiary Bank, free and clear of any security interest; or

•	the sale, issuance or other disposition is made in compliance with an order of a court or regulatory authority of competent jurisdiction.

The above covenant also does not limit or restrict a Principal Subsidiary Bank from being consolidated with or merged into another domestic banking institution, if after the merger or consolidation (A) we and any one or more Intermediate Subsidiaries collectively own at least 80 percent of the Voting Stock of the resulting banking institution and (B) no default or Event of Default (as hereinafter defined) under the indenture has occurred and is continuing.

"Intermediate Subsidiary" means a subsidiary (i) that is organized under the laws of the United States, any state or the District of Columbia, and (ii) of which each class of Voting Stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase, such Voting Stock, are owned directly by us or another Intermediate Subsidiary, free and clear of any security interest.

Merger, Consolidation or Sale of Assets

The indenture provides that we shall not, in any transaction or series of related transactions, consolidate with or merge into any person or sell, assign, transfer, lease or otherwise convey all or substantially all of our properties and assets to any person unless:

(1)
either (A) we shall be the continuing person (in the case of a merger) or (B) the successor person (if other than us) formed by such consolidation or into which we merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all of our properties and assets shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on all the outstanding notes and the due and punctual performance and observance of every obligation in the indenture and the outstanding notes to be observed or performed by us;

(2)
immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)	we shall have delivered to the trustee the officer’s certificate and opinion of counsel called for by the indenture.

Upon any consolidation by us with or merger of us into any other person or any sale, assignment, transfer, lease or conveyance of all or substantially all of our properties and assets to any person in accordance with the provisions described in the preceding paragraph, the successor person or the person to which such sale, assignment, transfer or lease or other conveyance is made shall succeed to, and be substituted for, us under the indenture and the notes and, thereafter, except in the case of a lease, we shall be released from all obligations under the indenture and the notes.

Delivery of Rule 144A Information

The indenture provides that, if at any time we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will prepare and will furnish to any holder of notes, any beneficial owner of an interest in a global note and any prospective purchaser or other prospective transferee of notes designated by a holder of notes or a beneficial owner of an interest in a global note, promptly upon request and at our expense, the financial statements and other information specified in Rule 144A(d)(4) (or any successor provision thereto) under the Securities Act, in each case to the extent necessary to permit the resale or other transfer of notes by such holder or beneficial owner to be made in compliance with Rule 144A under the Securities Act.

Events of Default, Notice and Waiver

An "Event of Default" with respect to the notes is defined in the indenture as being:

(i)	default for 30 days in the payment of any interest on any note;

(ii)	default in the payment of any principal of or premium, if any, on any note when due;

(iii)
default by us in the performance, or breach, of any other covenant or warranty in the indenture or in the notes which shall not have been remedied for a period of 60 days after written notice to us by the trustee or the holders of not less than 25 percent in aggregate principal amount of the notes then outstanding;

(iv)
default under any bond, note, debenture or other evidence of indebtedness for borrowed money of or guaranteed by us or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for borrowed money of or guaranteed by us that results in the acceleration of such indebtedness in an aggregate principal amount exceeding $25,000,000 or which constitutes a failure to pay when due (after expiration of any applicable grace period) such indebtedness in an aggregate principal amount exceeding $25,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25 percent in aggregate principal amount of the outstanding notes; or

(v)	certain events of bankruptcy, insolvency or reorganization involving us.

No Event of Default with respect to the notes necessarily constitutes an Event of Default with respect to any other series of our debt securities. The indenture provides that the trustee may withhold notice to the holders of the notes of the occurrence of a default with respect to the notes (except a default in payment of principal, premium, if any, or interest) if the trustee considers it in the interest of the holders to do so.

If an Event of Default with respect to the notes (other than an Event of Default specified in paragraph (v) above) occurs and is continuing, either the trustee by written notice to us or the holders of at least 25 percent of the aggregate principal amount of the outstanding notes by written notice to us (with a copy to the trustee) may declare the principal of all the notes, and accrued and unpaid interest, if any, thereon, to be due and payable immediately. If an Event of Default specified in paragraph (v) above occurs and is continuing, then the principal of all the notes, and accrued and unpaid interest, if any, thereon, shall be automatically due and payable. At any time after the notes have been accelerated, but before a judgment or decree based on acceleration has been obtained, the holders of a majority of the aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration.

The indenture provides that, subject to the duty of the trustee during the continuance of an Event of Default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes unless such holders shall have offered to the trustee satisfactory security or indemnity. Subject to the foregoing, the holders of a majority of the aggregate principal amount of the outstanding notes have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the notes.

No holder of any notes will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless: (i) such holder previously has given written notice to the trustee of a continuing Event of Default with respect to the notes; (ii) the holders of at least 25 percent in aggregate principal amount of the outstanding notes have made written request to institute such proceeding as trustee, and offered to the trustee reasonably satisfactory indemnity against costs, expenses and liabilities incurred in compliance with such request; (iii) in the 60-day period following receipt of the notice, request and offer of indemnity referred to above, the trustee has failed to initiate such proceeding; and (iv) during such 60-day period, the trustee has not received from the holders of a majority of the aggregate principal amount of the outstanding notes a direction inconsistent with such request.

Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the indenture, the holder of any note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on such note on the respective dates such payments are due and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

We are required to furnish to the trustee annually a statement as to the performance of certain of our obligations under the indenture and as to any default in such performance. The trustee has no duty to monitor, inquire as to or ascertain compliance with the performance of our obligations under the indenture other than our obligations with respect to payment of principal or interest due on any note, provided that the trustee is also the paying agent for the notes.

Modification of the Indenture

The indenture contains provisions permitting us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding notes, to modify or amend any of the provisions of the indenture or of the notes or the rights of the holders of the notes under the indenture, provided that no such modification or amendment shall, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on any notes;

•	reduce the principal amount of any notes or any premium thereon, or reduce the rate of interest thereon;

•	change any place where, or the currency in which, any notes are payable;

•	impair the holder’s right to institute suit to enforce the payment of any notes when due;

•
reduce the aforesaid percentage of notes, the consent of whose holders is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences); or

•	reduce the requirements for a quorum or voting at a meeting of holders of the notes, without in each case obtaining the consent of the holder of each outstanding note so affected.

The indenture also contains provisions permitting us and the trustee, without notice to or the consent of the holders of any notes, to modify or amend the indenture in order to, among other things:

•	add to the Events of Default or our covenants for the benefit of the holders of the notes;

•
cure any ambiguity or correct or supplement any provision therein which may be defective or inconsistent with other provisions therein or to make any other provisions with respect to matters or questions arising under the indenture which shall not materially adversely affect the interests of the holders of the notes, as determined by us;

•	provide for the assumption of our obligations under the indenture and the notes in the case of a merger or consolidation or sale of all or substantially all of our assets;

•	provide security for or a guarantee of the notes;

•	provide for a successor trustee or the appointment of more than one trustee; or

•
amend or supplement any provision contained in the indenture, provided that such amendment or supplement does not apply to any outstanding notes issued prior to the date of such amendment or supplement and entitled to the benefits of such provision.

The holders of a majority in aggregate principal amount of the outstanding notes may, on behalf of all holders of notes, waive compliance by us with certain provisions of the indenture, including the covenants described above under "Restrictive Covenants—Limitation on Liens" and "Limitation on Disposition of Stock of Principal Subsidiary Bank." The holders of a majority in aggregate principal amount of the outstanding notes may, on behalf of all holders of notes, waive any past default under the indenture and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any notes or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each note.

The indenture contains provisions for convening meetings of the holders of notes. A meeting may be called at any time by the trustee and also, upon request, by us or the holders of at least 10 percent in aggregate principal amount of the outstanding notes, in any such case upon notice given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding note affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding notes, subject to certain exceptions.

In determining whether the holders of the requisite aggregate principal amount of the outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, any note owned by us or any obligor on the notes or any affiliate of ours or such other obligor shall be deemed not to be outstanding.

Discharge, Defeasance and Covenant Defeasance

Upon our direction, the indenture shall cease to be of further effect (subject to the survival of certain provisions thereof) when (i) either (A) all outstanding notes have been delivered to the trustee for cancellation (subject to certain exceptions) or (B) all outstanding notes have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in an amount sufficient in the opinion of a nationally-recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the trustee, to pay the entire indebtedness on the notes in respect of principal, premium, if any, and interest to the date of such deposit (if the notes have become due and payable) or to the stated maturity or redemption date thereof, as the case may be, (ii) we have paid all other sums payable under the indenture, and (iii) certain other conditions are met.

Subject to the satisfaction of certain conditions set forth in the indenture, we may elect either (a) to defease and be discharged from any and all obligations with respect to the notes (except for, among other things, the obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold money for payment in trust) ("defeasance"), or (b) to be released from our obligations with respect to the notes described above under "—Restrictive Covenants—Limitation on Liens" and "—Limitation on Disposition of Stock of Principal Subsidiary Bank" and certain other restrictive covenants in the indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the opinion of a nationally-recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the trustee, to pay the principal of and any premium and interest on the notes, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

In the event we effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any Event of Default other than an Event of Default resulting from a breach of a covenant as to which there has been covenant defeasance, the amount of monies and/or U.S. government obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on the notes at the time of any acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Trustee, Paying Agent and Security Registrar

Wilmington Trust, National Association acts as trustee, paying agent and security registrar for the notes. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee and its affiliates in the ordinary course of business. Upon the occurrence of a default or an Event of Default under the notes, the trustee may be deemed to have a conflicting interest with respect to any of our other debt securities as to which we are not in default for purposes of the Trust Indenture Act of 1939, as amended, and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.

Governing Law

The indenture is and the New Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

Except as set forth below, the New Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. New Notes will be issued promptly after the expiration time of the exchange offer.

The Global Notes

The New Notes will be issued in the form of one or more registered notes in global form, without interest coupons (the "Global Notes").

Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each Global Note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•
upon deposit of each Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the initial purchasers; and

•
ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

Book-Entry Procedures for the Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a "banking organization" within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

•	a "clearing agency" registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the New Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•
will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or
Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes and any participant requests a certificated note in accordance with DTC procedures; or

•	certain other events provided in the indenture should occur.

Same Day Settlement and Payment

We will make payments in respect of the New Notes represented by the Global Notes, including principal, premium, if any, and interest, if any, by wire transfer of immediately available funds to the accounts specified at least ten business days prior to the applicable interest payment date by DTC or its nominee. We will make all payments of principal, premium, if any, and interest, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified at least ten business days prior to the applicable interest payment date by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The New Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such New Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The exchange of Old Notes for New Notes in the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. Consequently, holders of the Old Notes will not recognize gain or loss upon the receipt of New Notes in the exchange offer. A holder’s basis in the New Notes received in the exchange offer will be the same as such holder’s basis in the Old Notes surrendered in exchange, therefore immediately before the exchange, and a holder’s holding period in the New Notes will include such holder’s holding period in the Old Notes surrendered in exchange therefore.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, an "ERISA Plan"), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans, and other plans that are subject to Section 4975 of the Code (such plans, together with ERISA Plans, the "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under Title I of ERISA or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) ("Non-ERISA Arrangements") are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws ("Similar Laws").

The acquisition and holding of the notes by a Plan or any entity whose underlying assets include "plan assets" by reason of any Plan’s investment in the entity (a "Plan Asset Entity") with respect to which the issuer, the trustee, the security, the paying agent and conversion agent, the initial purchaser or any of their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or "PTCEs", that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the notes, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than "adequate consideration" in connection with the transaction (the "service provider exemption"). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the notes or any interest therein will be deemed to have represented by its acquisition and holding of the notes or any interest therein that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not acquiring or holding the notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition and holding of the notes will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering acquiring the notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Persons acquiring of the notes have exclusive responsibility for ensuring that their acquisition and holding of the notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The transfer of any notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

If you want to participate in the exchange offer, you must make the representations set forth in "The Exchange Offer." If you cannot make each of these representations, you cannot rely on the position of the SEC set forth in the no-action letters referred to in "The Exchange Offer" and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale of the New Notes.

Each broker-dealer that receives New Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any sale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with sales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such sale until the earlier of 90 days after the closing of this exchange offer or the date on which each such broker-dealer has sold all New Notes acquired by it in this exchange offer.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices elated to such prevailing market prices or negotiated prices. Any such sale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any New Notes. Any broker-dealer that sells New Notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on any such sale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

Until the earlier of 180 days after the date the registration statement becomes effective or the date on which each such broker-dealer is no longer required to deliver a prospectus in connection with market making or other trading activities, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Any such requests should be directed to us at the address set forth in "Where You Can Find More Information."

Pursuant to the registration rights agreement, we have agreed to pay certain of the expenses incident to this exchange offer (including the out-of-pocket fees and expenses up to $27,500 of not more than one counsel for the holders of the notes) and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with exchange of notes.

Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with us and our affiliates.

Notice to Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the initial purchasers are not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Notice to Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") no offer of notes may be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and the 2010 PD Amending Directive to the extent implemented, except that, with effect from and including the Relevant Implementation Date, an offer of notes may be made to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive or the 2010 PD Amending Directive if the relevant provision has been implemented;

•
to fewer than (i) 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive or the 2010 PD Amending Directive if the relevant provision has been implemented) or (ii) if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive or the 2010 PD Amending Directive if the relevant provision has been implemented), subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer; or

•	in any circumstances falling within Article 3(2) of the Prospectus Directive or Article 3(2) of the 2010 PD Amending Directive to the extent implemented.

For the purposes of this provision, the expression an "offer of notes to the public," in relation to any notes in any Relevant Member State, means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EC.

Notice to Investors in the United Kingdom

This document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons").

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

VALIDITY OF THE NEW NOTES

The validity of the New Notes will be passed upon on our behalf by Sullivan & Cromwell LLP, New York, New York. In addition, certain legal matters will be passed upon for us by Warner Norcross & Judd LLP, Grand Rapids, Michigan, and Sullivan & Cromwell LLP will rely upon the opinion of Warner Norcross & Judd LLP with respect to matters of Michigan law.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Internal control over financial reporting includes policies and procedures that:

(i) Pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company;
(ii) Provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with U.S. GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and
(iii) Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with existing policies or procedures may deteriorate.

With the participation of the Chief Executive Officer and Chief Financial Officer, our management conducted an assessment of the effectiveness of our internal control over financial reporting as of December 31, 2015, based on the framework and criteria established in Internal Control-Integrated Framework (2013), issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Based on this assessment, as of December 31, 2015 we assert that we have maintained effective internal control over financial reporting.

Management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2015, has been audited by PricewaterhouseCoopers, LLP, our independent registered public accounting firm, as stated in their report, which is included herein.

EXPERTS

The financial statements as of December 31, 2015 and for the year ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2015 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2014 and 2013, and for the years then ended included in this Prospectus have been so included in reliance on the report of Baker Tilly Virchow Krause LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Flagstar Bancorp, Inc.
Consolidated Statements of Financial Condition
(In millions, except share data)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Cash	$76	$54
Interest-earning deposits	98	154
Total cash and cash equivalents	174	208
Investment securities available-for-sale	1,115	1,294
Investment securities held-to-maturity	1,156	1,268
Loans held-for-sale ($3,352 and $2,541 measured at fair value, respectively)	3,393	2,576
Loans held-for-investment ($80 and $111 measured at fair value, respectively)	6,290	6,352
Loans with government guarantees	404	485
Less: allowance for loan losses	(143)	(187)
Total loans held-for-investment and loans with government guarantees, net	6,551	6,650
Mortgage servicing rights	302	296
Federal Home Loan Bank stock	172	170
Premises and equipment, net	271	250
Net deferred tax asset	305	364
Other assets	834	639
Total assets	$14,273	$13,715
Liabilities and Stockholders’ Equity
Noninterest bearing deposits	$2,544	$1,574
Interest bearing deposits	6,827	6,361
Total deposits	9,371	7,935
Short-term Federal Home Loan Bank advances and other	905	2,116
Long-term Federal Home Loan Bank advances	1,577	1,425
Other long-term debt	493	247
Representation and warranty reserve	32	40
Other liabilities ($60 and $84 measured at fair value, respectively)	609	423
Total liabilities	12,987	12,186
Stockholders’ Equity
Preferred stock $0.01 par value, liquidation value $1,000 per share, 25,000,000 shares authorized; 0 and 266,657 issued and outstanding, respectively	—	267
Common stock $0.01 par value, 70,000,000 shares authorized; 56,597,271 and 56,483,258 shares issued and outstanding, respectively	1	1
Additional paid in capital	1,494	1,486
Accumulated other comprehensive (loss) income	(20)	2
Accumulated deficit	(189)	(227)
Total stockholders’ equity	1,286	1,529
Total liabilities and stockholders’ equity	$14,273	$13,715

    The accompanying notes are an integral part of these Consolidated Financial Statements.

Flagstar Bancorp, Inc. Consolidated Statements of Operations (In millions, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Interest Income	(Unaudited)
Loans	$90	$77	$256	$216
Investment securities	16	14	50	43
Interest-earning deposits and other	—	—	—	1
Total interest income	106	91	306	260
Interest Expense
Deposits	12	10	34	30
Short-term debt	1	2	4	2
Long-term debt	7	4	22	11
Other debt	6	2	10	6
Total interest expense	26	18	70	49
Net interest income	80	73	236	211
Provision (benefit) for loan losses	7	(1)	(9)	(18)
Net interest income after provision (benefit) for loan losses	73	74	245	229
Noninterest Income
Net gain on loan sales	94	68	259	242
Loan fees and charges	22	17	56	53
Deposit fees and charges	5	7	17	19
Loan administration income	4	8	14	19
Net (loss) return on mortgage servicing rights	(11)	12	(21)	19
Net (loss) gain on sale of assets	—	1	(2)	(1)
Representation and warranty benefit	6	6	12	13
Other noninterest income	36	9	54	9
Total noninterest income	156	128	389	373
Noninterest Expense
Compensation and benefits	69	58	203	178
Commissions	16	10	40	31
Occupancy and equipment	21	20	64	60
Asset resolution	2	—	6	13
Federal insurance premiums	3	6	9	18
Loan processing expense	13	14	40	40
Legal and professional expense	5	10	20	27
Other noninterest expense	13	13	36	40
Total noninterest expense	142	131	418	407
Income before income taxes	87	71	216	195
Provision for income taxes	30	24	73	70
Net income	$57	$47	$143	$125
Income per share
Basic	$0.98	$0.70	$2.21	$1.82
Diluted	$0.96	$0.69	$2.16	$1.80
Weighted average shares outstanding
Basic	56,580,238	56,436,026	56,556,188	56,419,354
Diluted	57,933,806	57,207,503	57,727,262	57,050,789
The accompanying notes are an integral part of these Consolidated Financial Statements.

Flagstar Bancorp, Inc.
Consolidated Statements of Comprehensive Income
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited)
Net income	$57	$47	$143	$125
Other comprehensive income, net of tax
Investment securities
Unrealized gain (loss) (net of tax effect $1, ($5), ($10) and ($5), respectively)	(1)	9	17	9
Less: Reclassification of net (gain) on sale (net of tax effect $2, $0, $3 and $0, respectively)	(3)	—	(5)	—
Net change in unrealized gain (loss) on investment securities, net of tax	(4)	9	12	9
Derivatives and hedging activities
Unrealized gain (loss) (net of tax effect $0, $2, $23 and $2, respectively)	—	(5)	(44)	(5)
Less: Reclassification of net loss (gain) on derivative instruments (net of tax effect ($2), $0, ($6) and $0, respectively)	3	—	10	—
Net change in derivatives and hedging activities, net of tax	3	(5)	(34)	(5)
Other comprehensive (loss) income, net of tax	(1)	4	(22)	4
Comprehensive income	$56	$51	$121	$129

The accompanying notes are an integral part of these Consolidated Financial Statements.

Flagstar Bancorp, Inc.
Consolidated Statements of Stockholders’ Equity
(In millions, except share data)

	Preferred Stock		Common Stock
	Number of Shares Outstanding	Amount of Preferred Stock	Number of Shares Outstanding	Amount of Common Stock	Additional Paid in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
Balance at December 31, 2014	266,657	$267	56,332,307	$1	$1,482	$8	$(385)	$1,373
(Unaudited)
Net income	—	—	—	—	—	—	125	125
Total other comprehensive income	—	—	—	—	—	4	—	4
Stock-based compensation	—	—	103,719	—	2	—	—	2
Balance at September 30, 2015	266,657	$267	56,436,026	$1	$1,484	$12	$(260)	$1,504
Balance at December 31, 2015	266,657	$267	56,483,258	$1	$1,486	$2	$(227)	$1,529
(Unaudited)
Net income	—	—	—	—	—	—	143	143
Total other comprehensive loss	—	—	—	—	—	(22)	—	(22)
Preferred stock redemption	(266,657)	(267)	—	—	—	—	—	(267)
Dividends on preferred stock	—	—	—	—	—	—	(105)	(105)
Stock-based compensation	—	—	114,013	—	8	—	—	8
Balance at September 30, 2016	—	$—	56,597,271	$1	$1,494	$(20)	$(189)	$1,286
The accompanying notes are an integral part of these Consolidated Financial Statements.

Flagstar Bancorp, Inc. Consolidated Statements of Cash Flows (In millions)
	Nine Months Ended September 30,
	2016	2015
	(Unaudited)
Operating Activities
Net income	$143	$125
Adjustments to reconcile net income to net cash used in operating activities:
(Benefit) provision for loan losses	(9)	(18)
Representation and warranty (benefit) provision	(12)	(13)
Depreciation and amortization	24	17
Deferred income taxes	59	68
Net gain on loan and asset sales	(257)	(241)
Change in fair value and other non-cash changes	(268)	(231)
Proceeds from sales of loans held-for-sale ("HFS")	14,097	15,247
Origination, premium paid and purchase of loans, net of principal repayments	(23,826)	(22,180)
Decrease (increase) in accrued interest receivable	1	(6)
(Increase) decrease in other assets, excluding purchase of other investments	(104)	155
Increase in other liabilities	24	10
Net cash used in operating activities	(10,128)	(7,067)
Investing Activities
Proceeds from sale of available for sale securities including loans that have been securitized	10,876	6,603
Collection of principal on investment securities available-for-sale ("AFS")	116	185
Purchase of investment securities available-for-sale and other	(203)	(783)
Collection of principal on investment securities held-to-maturity ("HTM")	126	38
Purchase of investment securities HTM	(15)	(10)
Proceeds received from the sale of held-for-investment loans ("HFI")	228	788
Origination and purchase of loans HFI, net of principal repayments	(1,297)	(2,249)
Purchase of bank owned life insurance	(85)	(175)
Proceeds from the disposition of repossessed assets	14	19
Net (purchase) redemption of Federal Home Loan Bank stock	(2)	42
Acquisitions of premises and equipment, net of proceeds	(44)	(28)
Proceeds from the sale of mortgage servicing rights	35	183
Net cash provided by investing activities	9,749	4,613
Financing Activities
Net increase in deposit accounts	1,436	1,068
Net change in short-term FHLB borrowings and other short-term debt	(1,211)	—
Proceeds from long-term Federal Home Loan Bank advances and other debt	395	22,235
Repayment of long-term Federal Home Loan Bank advances	—	(20,725)
Repayment of long-term debt	—	(55)
Net receipt (disbursement) of payments of loans serviced for others	91	(23)
Preferred stock dividends	(105)	—
Redemption of preferred stock	(267)	—
Net receipt of escrow payments	6	13
Net cash provided by financing activities	345	2,513
Net (decrease) increase in cash and cash equivalents	(34)	59
Beginning cash and cash equivalents	208	136
Ending cash and cash equivalents	$174	$195
Supplemental disclosure of cash flow information
Interest paid on deposits and other borrowings	$89	$42
Income tax payments	$3	$3
Non-cash reclassification of investment securities AFS to HTM	$—	$1,136
Non-cash reclassification of loans originated HFI to loans HFS	$1,331	$1,113
Non-cash reclassification of mortgage loans originated HFS to HFI	$2	$30
Non-cash reclassification of mortgage loans HFS to AFS securities	$10,588	$6,617
Mortgage servicing rights resulting from sale or securitization of loans	$173	$220
Non-cash reclassification of loans with government guarantee to other assets	$—	$373

The accompanying notes are an integral part of these Consolidated Financial Statements.

Note 1 – Basis of Presentation

The accompanying financial statements of Flagstar Bancorp, Inc. ("Flagstar," or the "Company"), including its wholly owned principal subsidiary, Flagstar Bank, FSB (the "Bank"), have been prepared using U.S. generally accepted accounting principles ("GAAP") for interim financial statements. Where we say "we," "us," or "our," we usually mean Flagstar Bancorp, Inc. However, in some cases, a reference to "we," "us," or "our" will include our wholly owned subsidiary Flagstar Bank, FSB (the "Bank").

These consolidated financial statements do not include all of the information and footnotes required by GAAP for a full year presentation and certain disclosures have been condensed or omitted in accordance with rules and regulations of the Securities and Exchange Commission ("SEC"). These interim financial statements are unaudited and include, in our opinion, all adjustments necessary for a fair statement of the results for the periods indicated, which are not necessarily indicative of results which may be expected for the full year. These consolidated financial statements and notes should be read in conjunction with the consolidated financial statements and footnotes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2015, which is available on our website, at flagstar.com, and on the SEC website, at sec.gov. Certain prior period amounts have been reclassified to conform to the current period presentation.

Note 2 – Investment Securities

As of September 30, 2016 and December 31, 2015, investment securities were comprised of the following:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in millions)
September 30, 2016
Available-for-sale securities
Agency - Commercial	$500	$10	$—	$510
Agency - Residential	563	10	—	573
Municipal obligations	32	—	—	32
Total available-for-sale securities (1)	$1,095	$20	$—	$1,115
Held-to-maturity securities
Agency - Commercial	$619	$9	$—	$628
Agency - Residential	537	12	—	549
Total held-to-maturity securities (1)	$1,156	$21	$—	$1,177
December 31, 2015
Available-for-sale securities
Agency - Commercial	$766	$3	$(3)	$766
Agency - Residential	514	2	(2)	514
Municipal obligations	14	—	—	14
Total available-for-sale securities (1)	$1,294	$5	$(5)	$1,294
Held-to-maturity securities
Agency - Commercial	$634	$—	$(2)	$632
Agency - Residential	634	—	(4)	630
Total held-to-maturity securities (1)	$1,268	$—	$(6)	$1,262

(1)	There were no securities of a single issuer, which are not governmental or government-sponsored, that exceeded 10 percent of stockholders’ equity at September 30, 2016 or December 31, 2015.

Credit related declines in the available-for-sale and held-to-maturity securities that are determined to be other than temporary are reported as a separate component of noninterest income within the Consolidated Statement of Operations. An impaired investment security is considered to be other than temporary if (1) we intend to sell the security; (2) it is more likely than not we will be required to sell the security before recovery of its amortized cost basis; or (3) the present value of expected cash flows is not sufficient to recover all contractually required principal and interest payments.

We evaluate our securities portfolio each quarter to determine if any security is considered to be other than temporarily impaired. In making this evaluation, management considers its ability and intent to hold securities to recover current market losses. During the three and nine months ended September 30, 2016 and September 30, 2015, we had no other than temporary impairments.

Available-for-sale securities

Securities available-for-sale are carried at fair value, with unrealized gains and unrealized losses, to the extent they are temporary in nature, reported as a component of other comprehensive income.

We purchased $136 million and $203 million, of available-for-sale securities, which included U.S. government sponsored agency mortgage-backed securities and municipal obligations, during the three and nine months ended September 30, 2016, respectively. We purchased $59 million and $783 million, of available-for-sale securities, which included U.S. government sponsored agencies comprised of mortgage-backed securities, collateralized mortgage and municipal obligations during the three and nine months ended September 30, 2015, respectively. During the third quarter 2015, we subsequently transferred $462 million of the securities purchased to held-to-maturity investments.

Gains (losses) on sales of available-for-sale securities are reported in other noninterest income in the Consolidated Statements of Operations. During the three and nine months ended September 30, 2016, there were $115 million and $290 million, respectively, in sales of available-for-sale securities, which did not include those related to mortgage loans that had been securitized for sale in the normal course of business. These sales resulted in a realized gain of $3 million and $4 million during the three and nine months ended September 30, 2016, respectively. During both the three and nine months ended September 30, 2015 there were no sales of available-for-sale securities, except those related to mortgage loans that had been securitized for sale in the normal course of business.

Held-to-maturity securities

Investment securities held-to-maturity are carried at amortized cost and adjusted for amortization of premiums and accretion of discounts using the interest method. Unrealized losses are not recorded to the extent they are temporary in nature.

Transfers of investment securities into the held-to-maturity category from the available-for-sale category are accounted for at fair value on the date of transfer. The related unrealized gain, net of tax that was included in the transfer is retained in other comprehensive income amortizing as an adjustment to interest income over the remaining life of the securities. During the third quarter 2015, we transferred $1.1 billion of available-for-sale securities to held-to-maturity securities at a premium of $8 million, reflecting our intent and ability to hold those securities to maturity. The related $5 million of unrealized holding gain, net of tax, that was included in the transfer is retained in other comprehensive income (loss) and is being amortized as an adjustment to interest income over the remaining life of the securities. There were no gains or losses recognized as a result of this transfer.

We purchased zero and $15 million of held-to-maturity securities, which included U.S. government sponsored agency mortgage-backed securities during the three and nine months ended September 30, 2016, respectively. During both the three and nine months ended September 30, 2015, we purchased $10 million of held-to-maturity securities.

Gains (losses) on sales of held-to-maturity securities are reported in other noninterest income in the Consolidated Statements of Operations. During both the three and nine months ended September 30, 2016 and September 30, 2015, there were no sales of held-to-maturity securities. During both the three and nine months ended September 30, 2016 and September 30, 2015, there were no maturities and $25 million of maturities in held-to-maturity securities, respectively.

The following table summarizes by duration the unrealized loss positions on investment securities:

	Unrealized Loss Position with Duration 12 Months and Over			Unrealized Loss Position with Duration Under 12 Months
	Fair Value	Number of Securities	Unrealized Loss	Fair Value	Number of Securities	Unrealized Loss
Type of Security	(Dollars in millions)
September 30, 2016
Available-for-sale securities
Agency - Commercial	$6	1	$—	$—	—	$—
Agency - Residential	—	—	—	75	6	—
Municipal obligations	—	—	$—	1	1	—
Held-to-maturity securities
Agency - Commercial	$—	—	$—	$20	2	$—
Agency - Residential	—	—	—	19	2	—
December 31, 2015
Available-for-sale securities
Agency - Commercial	$—	—	$—	$482	27	$(3)
Agency - Residential	8	2	—	224	15	(2)
Held-to-maturity securities
Agency - Commercial	$—	—	$—	$471	27	$(2)
Agency - Residential	—	—	—	547	50	(4)

The amortized cost and estimated fair value of securities at September 30, 2016, are presented below by contractual maturity:

	Investment Securities Available-for-Sale			Investment Securities Held-to-maturity
	Amortized Cost	Fair Value	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
September 30, 2016	(Dollars in millions)			(Dollars in millions)
Due after one year through five years	$18	$18	3.94%	$—	$—	—%
Due after five years through 10 years	7	7	2.64%	61	63	2.50%
Due after 10 years	1,070	1,090	2.45%	1,095	1,114	2.40%
Total	$1,095	$1,115		$1,156	$1,177

We pledge investment securities, primarily municipal taxable and agency collateralized mortgage obligations, to collateralize lines of credit and/or borrowings. At September 30, 2016, we had pledged investment securities of $918 million compared to $14 million at December 31, 2015.

Note 3 – Loans Held-for-Sale

The majority of our mortgage loans originated as loans held-for-sale are sold into the secondary market on a whole loan basis or by securitizing the loans and selling the securities. At September 30, 2016 and December 31, 2015, loans held-for-sale totaled $3.4 billion and $2.6 billion, respectively. For the three and nine months ended September 30, 2016, we had net gains on loan sales associated with loans held-for-sale, excluding the gains from the sale of mortgage loans transferred from loans held-for-investment, of $94 million and $244 million, respectively, as compared to $68 million and $242 million during the three and nine months ended September 30, 2015, respectively.

At September 30, 2016 and December 31, 2015, $40 million and $35 million, respectively, of loans held-for-sale were recorded at lower of cost or fair value. The remainder of the loans in the portfolio are recorded at fair value as we have elected the fair value option for such loans.
Note 4 – Loans Held-for-Investment

Loans held-for-investment are summarized as follows:

	September 30, 2016	December 31, 2015
	(Dollars in millions)
Consumer loans
Residential first mortgage	$2,136	$3,100
Second mortgage	127	135
HELOC	326	384
Other	30	31
Total consumer loans	2,619	3,650
Commercial loans
Commercial real estate (1)	1,168	814
Commercial and industrial	708	552
Warehouse lending	1,795	1,336
Total commercial loans	3,671	2,702
Total loans held-for-investment	$6,290	$6,352

(1)	Includes $252 million and $188 million of owner occupied commercial real estate loans at September 30, 2016 and December 31, 2015, respectively.

During the nine months ended September 30, 2016 and September 30, 2015, we transferred $2 million and $30 million, respectively, of loans held-for-sale to loans held-for-investment, based upon a change in our intent.

During the nine months ended September 30, 2016, we sold nonperforming, TDR and non-agency loans with unpaid principal balances of $110 million. Upon a change in our intent, the loans were transferred to held-for-sale and subsequently sold resulting in a loss on sale of $2 million during the nine months ended September 30, 2016, which is recorded in net loss on sale of assets on the Consolidated Statements of Operations. The loans sold also resulted in a charge-off of $8 million during the nine months ended September 30, 2016.

Also, during the nine months ended September 30, 2016, we sold performing residential first mortgage loans with unpaid principal balances of $1.2 billion. Upon a change in our intent, the loans were transferred to held-for-sale and subsequently sold resulting in a gain of $14 million, which is recorded in net gain on loan sales on the Consolidated Statements of Operations.

During the nine months ended September 30, 2015, we sold or transferred interest-only residential first mortgage loans with unpaid principal balances totaling $600 million, along with $420 million of nonperforming, troubled debt restructuring ("TDR") and non-agency first mortgage loans. Upon a change in our intent, the loans were transferred to held-for-sale and subsequently sold resulting in a net loss on sale of less than $1 million during the nine months ended September 30, 2015. The loans sold also resulted in a charge-off of $67 million.

During the nine months ended September 30, 2016, we purchased jumbo residential first mortgage loans with an unpaid principal balance of $150 million and a premium of $1 million. During the nine months ended September 30, 2015, we purchased $197 million of home equity lines of credit ("HELOC") loans with a premium of $7 million.

We have pledged certain loans held-for-investment, loans held-for-sale, and loans with government guarantees to collateralize lines of credit and/or borrowings with the Federal Reserve Bank of Chicago and the Federal Home Loan Bank of Indianapolis. At September 30, 2016 and December 31, 2015, we had pledged loans of $5.6 billion and $5.8 billion, respectively.

Allowance for Loan Losses

We determine the appropriate estimate of the allowance for loan losses on at least a quarterly basis. Refer to Note 1, "Description of Business, Basis of Presentation, and Summary of Significant Accounting Policies" to the consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2015, for a description of the methodology. The allowance for loan losses, other than for loans that have been identified for individual evaluation for impairment, is determined on a loan pool basis by grouping loan types with common risk characteristics to determine our best estimate of incurred losses.

The allowance for loan losses by class of loan are summarized in the following table:

	Residential First Mortgage (1)	Second Mortgage	HELOC	Other Consumer	Commercial Real Estate	Commercial and Industrial	Warehouse Lending	Total
	(Dollars in millions)
Three Months Ended September 30, 2016
Beginning balance allowance for loan losses	$81	$10	$20	$1	$19	$11	$8	$150
Charge-offs (2)	(7)	—	(1)	(1)	—	—	—	(9)
Recoveries	—	—	1	1	—	—	—	2
Provision (benefit) (3)	(4)	(1)	(4)	—	6	3	—	—
Ending balance allowance for loan losses	$70	$9	$16	$1	$25	$14	$8	$143
Three Months Ended September 30, 2015
Beginning balance allowance for loan losses	$151	$14	$25	$1	$15	$12	$4	$222
Charge-offs (2)	(21)	(1)	(1)	(1)	—	(3)	—	(27)
Recoveries	1	1	—	1	—	—	—	3
Provision (benefit)	(2)	(1)	(1)	—	(2)	5	—	(1)
Ending balance allowance for loan losses	$129	$13	$23	$1	$13	$14	$4	$197

Nine Months Ended September 30, 2016
Beginning balance allowance for loan losses	$116	$11	$21	$2	$18	$13	$6	$187
Charge-offs (2)	(26)	(2)	(2)	(3)	—	—	—	(33)
Recoveries	1	1	1	2	—	—	—	5
Provision (benefit) (3)	(21)	(1)	(4)	—	7	1	2	(16)
Ending balance allowance for loan losses	$70	$9	$16	$1	$25	$14	$8	$143
Nine Months Ended September 30, 2015
Beginning balance allowance for loan losses	$234	$12	$19	$1	$17	$11	$3	$297
Charge-offs (2)	(80)	(2)	(2)	(3)	—	(3)	—	(90)
Recoveries	3	1	—	2	2	—	—	8
Provision (benefit)	(28)	2	6	1	(6)	6	1	(18)
Ending balance allowance for loan losses	$129	$13	$23	$1	$13	$14	$4	$197

(1)	Includes allowance and charge-offs related to loans with government guarantees.

(2)
Includes charge-offs of zero and $16 million related to the transfer and subsequent sale of loans during the three months ended September 30, 2016 and September 30, 2015, respectively, and $8 million and $67 million related to the sale of loans during the nine months ended September 30, 2016 and September 30, 2015, respectively. Also includes charge-offs related to loans with government guarantees of $6 million and $13 million during the three and nine months ended September 30, 2016, respectively.

(3)
Does not include $7 million provision for loan losses recorded in the Consolidated Statements of Operations to reserve for repossessed loans with government guarantees during the three and nine months ended September 30, 2016.

The loans held-for-investment and allowance for loan losses by class of loan is summarized in the following table:

	Residential First Mortgage (1)	Second Mortgage	HELOC	Other Consumer	Commercial Real Estate	Commercial and Industrial	Warehouse Lending	Total
	(Dollars in millions)
September 30, 2016
Loans held-for-investment
Individually evaluated	$42	$26	$4	$—	$—	$1	$—	$73
Collectively evaluated (2)	2,087	60	291	30	1,168	707	1,795	6,138
Total loans	$2,129	$86	$295	$30	$1,168	$708	$1,795	$6,211
Allowance for loan losses
Individually evaluated	$7	$6	$1	$—	$—	$—	$—	$14
Collectively evaluated (2)	63	3	15	1	25	14	8	129
Total allowance for loan losses	$70	$9	$16	$1	$25	$14	$8	$143

December 31, 2015
Loans held-for-investment
Individually evaluated	$87	$28	$3	$—	$—	$2	$—	$120
Collectively evaluated (2)	3,007	65	318	31	814	550	1,336	6,121
Total loans	$3,094	$93	$321	$31	$814	$552	$1,336	$6,241
Allowance for loan losses
Individually evaluated	$12	$6	$1	$1	$—	$—	$—	$20
Collectively evaluated (2)	104	5	20	1	18	13	6	167
Total allowance for loan losses	$116	$11	$21	$2	$18	$13	$6	$187

(1)	Includes allowance related to loans with government guarantees.

(2)	Excludes loans carried under the fair value option.

The following table sets forth the loans held-for-investment aging analysis as of September 30, 2016 and December 31, 2015, of past due and current loans:

	30-59 Days Past Due	60-89 Days Past Due	90 Days or Greater Past Due (1)	Total Past Due	Current	Total Investment Loans
	(Dollars in millions)
September 30, 2016
Consumer loans
Residential first mortgage	$4	$1	$29	$34	$2,102	$2,136
Second mortgage	—	—	4	4	123	127
HELOC	1	—	7	8	318	326
Other	1	1	—	2	28	30
Total consumer loans	6	2	40	48	2,571	2,619
Commercial loans
Commercial real estate	—	—	—	—	1,168	1,168
Commercial and industrial	—	—	—	—	708	708
Warehouse lending	—	—	—	—	1,795	1,795
Total commercial loans	—	—	—	—	3,671	3,671
Total loans (2)	$6	$2	$40	$48	$6,242	$6,290
December 31, 2015
Consumer loans
Residential first mortgage	$7	$3	$53	$63	$3,037	$3,100
Second mortgage	—	—	2	2	133	135
HELOC	2	1	9	12	372	384
Other	1	—	—	1	30	31
Total consumer loans	10	4	64	78	3,572	3,650
Commercial loans
Commercial real estate	—	—	—	—	814	814
Commercial and industrial	—	—	2	2	550	552
Warehouse lending	—	—	—	—	1,336	1,336
Total commercial loans	—	—	2	2	2,700	2,702
Total loans (2)	$10	$4	$66	$80	$6,272	$6,352

(1)	Includes loans that are less than 90 days past due, which have been placed on nonaccrual.

(2)	Includes $12 million and $10 million of loans 90 days or greater past due, accounted for under the fair value option at September 30, 2016 and December 31, 2015, respectively.

For all classes within the consumer and commercial loan portfolio, loans are placed on nonaccrual status when any portion of principal or interest is 90 days past due (or are determined to be impaired), or earlier when we become aware of information indicating that collection of principal and interest is in doubt. When a loan is placed on nonaccrual status, the accrued interest income is reversed. Loans return to accrual status when principal and interest become current and are anticipated to be fully collectible.

Interest income is recognized on nonaccrual loans using a cash basis method. Interest that would have been accrued on impaired loans totaled $1 million and $2 million during the three and nine months ended September 30, 2016, respectively, and $1 million and $4 million during the three and nine months ended September 30, 2015, respectively. At September 30, 2016 and December 31, 2015, we had no loans 90 days past due and still accruing.

Troubled Debt Restructuring

We may modify certain loans in both consumer and commercial loan portfolios to retain customers or to maximize collection of the outstanding loan balance. We have programs designed to assist borrowers by extending payment dates or reducing the borrower's contractual payments. All loan modifications are made on a case-by-case basis. Our standards relating to loan modifications consider, among other factors, minimum verified income requirements, cash flow analysis, and collateral valuations. TDRs result in those instances in which a borrower demonstrates financial difficulty and for which a concession has been granted, which includes reductions of interest rate, extensions of amortization period, principal and/or interest forgiveness and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of collateral. These loans are classified as nonperforming TDRs if the loan was nonperforming prior to the restructuring, or based upon the results of a contemporaneous credit evaluation. Such loans will continue on nonaccrual status until the borrower has established a willingness and ability to make the restructured payments for at least six months, after which they will begin to accrue interest.

Some loan modifications classified as TDRs may not ultimately result in the full collection of principal and interest, as modified, but may give rise to potential incremental losses. We measure impairments using a discounted cash flow method for performing TDRs and measure impairment based on collateral values for re-defaulted TDRs.

The following table provides a summary of TDRs outstanding by type and performing status:

	TDRs
	Performing	Nonperforming	Total
September 30, 2016	(Dollars in millions)
Consumer loans
Residential first mortgage	$23	$10	$33
Second mortgage	33	3	36
HELOC	14	4	18
Total consumer loans	70	17	87
Commercial loans
Commercial and industrial	1	—	1
Total commercial loans	1	—	1
Total TDRs (1)(2)	$71	$17	$88

December 31, 2015
Consumer loans
Residential first mortgage	$49	$27	$76
Second mortgage	32	1	33
HELOC	20	7	27
Total TDRs (1)(2)	$101	$35	$136

(1)	The allowance for loan losses on consumer TDR loans totaled $11 million and $15 million at September 30, 2016 and December 31, 2015, respectively.

(2)	Includes $26 million and $32 million of TDR loans accounted for under the fair value option at September 30, 2016 and December 31, 2015, respectively.

The following table provides a summary of newly modified TDRs during the three and nine months ended September 30, 2016 and 2015.

	New TDRs
	Number of Accounts	Pre-Modification Unpaid Principal Balance	Post-Modification Unpaid Principal Balance (1)	Increase in Allowance at Modification
Three Months Ended September 30, 2016		(Dollars in millions)
Residential first mortgages	1	$—	$—	$—
Second mortgages	16	1	1	—
HELOC (2)(3)	1	—	—	—
Total TDR loans	18	$1	$1	$—

Three Months Ended September 30, 2015
Residential first mortgages	48	$13	$14	$—
Second mortgages	15	1	1	—
HELOC (2)	46	4	4	—
Total TDR loans	109	$18	$19	$—

Nine Months Ended September 30, 2016
Residential first mortgages	17	$3	$4	$—
Second mortgages	42	2	2	—
HELOC (2)(3)	86	6	5	—
Commercial and industrial	1	2	1	—
Total TDR loans	146	$13	$12	$—

Nine Months Ended September 30, 2015
Residential first mortgages	239	$66	$65	$(1)
Second mortgages	83	4	3	—
HELOC (2)(3)	204	12	11	—
Other consumer	3	—	—	—
Total TDR loans	529	$82	$79	$(1)

(1)	Post-modification balances include past due amounts that are capitalized at modification date.

(2)	HELOC post-modification unpaid principal balance reflects write downs.

(3)	Includes loans carried at the fair value option.

The following table provides a summary of TDR loans that were modified within the previous 12 months, which subsequently defaulted during the three and nine months ended September 30, 2016 and 2015. All TDR classes within consumer and commercial loan portfolios are considered subsequently defaulted when they are greater than 90 days past due.

	TDRs that were modified in the previous 12 months, which have subsequently defaulted
	Number of Accounts	Unpaid Principal Balance	Increase in Allowance at Subsequent Default
Three Months Ended September 30, 2016	(Dollars in millions)
HELOC (1)	3	$—	$—
Total TDR loans	3	$—	$—
Three Months Ended September 30, 2015
Residential first mortgages	1	$—	$—
Total TDR loans	1	$—	$—
Nine Months Ended September 30, 2016
Residential first mortgages	1	$—	$—
HELOC (1)	7	—	—
Total TDR loans	8	$—	$—
Nine Months Ended September 30, 2015
Residential first mortgages	1	$—	$—
Second mortgages	1	—	—
Total TDR loans	2	$—	$—

(1)	HELOC post-modification unpaid principal balance reflects write downs.
Impaired Loans

Loans are considered impaired if it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement or when any portion of principal or interest is 90 days past due. The following table presents individually evaluated impaired loans and the associated allowance:

	September 30, 2016			December 31, 2015
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
	(Dollars in millions)
With no related allowance recorded
Consumer loans
Residential first mortgage	$2	$1	$—	$20	$20	$—
Commercial loans
Commercial and industrial	1	1	—	5	2	—
	$3	$2	$—	$25	$22	$—
With an allowance recorded
Consumer loans
Residential first mortgage	$40	$41	$7	$65	$67	$12
Second mortgage	26	26	6	28	28	6
HELOC	4	4	2	3	3	1
Other consumer	—	—	—	—	—	1
	$70	$71	$15	$96	$98	$20
Total
Consumer loans
Residential first mortgage	$42	$42	$7	$85	$87	$12
Second mortgage	26	26	6	28	28	6
HELOC	4	4	2	3	3	1
Other consumer	—	—	—	—	—	1
Commercial loans
Commercial and industrial	1	1	—	5	2	—
Total impaired loans	$73	$73	$15	$121	$120	$20
The following table presents average impaired loans and the interest income recognized:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
	(Dollars in millions)
Consumer loans
Residential first mortgage	$43	$—	$96	$1	$55	$1	$172	$4
Second mortgage	25	—	29	—	26	1	30	—
HELOC	5	—	15	—	5	—	6	—
Commercial loans
Commercial and industrial	1	—	2	—	2	—	1	—
Total impaired loans	$74	$—	$142	$1	$88	$2	$209	$4

Credit Quality

We utilize an internal risk rating system in accordance with the Rating Credit Risk booklet of the Comptroller's Handbook, April 2011 and the Uniform Retail Credit classification and Account Management Policy issued June 20, 2000 by the Federal Financial Institution Examination Council ("FFIEC") which is applied to all consumer and commercial loans. Descriptions of our internal risk ratings as they relate to credit quality follow the ratings used by the U.S. bank regulatory agencies as listed below.

Pass. Pass assets are not impaired nor do they have any known deficiencies that could impact the quality of the asset.

Watch. Watch assets are defined as pass rated assets that exhibit elevated risk characteristics or other factors that deserve management’s close attention and increased monitoring. However, the asset does not exhibit a potential or well-defined weakness that would warrant a downgrade to criticized or adverse classification.

Special mention. Assets identified as special mention possess credit deficiencies or potential weaknesses deserving management's close attention. Special mention assets have a potential weakness or pose an unwarranted financial risk that, if not corrected, could weaken the assets and increase risk in the future. Special mention assets are criticized, but do not expose an institution to sufficient risk to warrant adverse classification.

Substandard. Assets identified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. For HELOC loans and other consumer loans, we evaluate credit quality based on the aging and status of payment activity and any other known credit characteristics that call into question full repayment of the asset. Nonperforming loans are classified as either substandard, doubtful or loss.

Doubtful. An asset classified as doubtful has all the weaknesses inherent in one classified substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. A doubtful asset has a high probability of total or substantial loss, but because of specific pending events that may strengthen the asset, its classification as loss is deferred. Doubtful borrowers are usually in default, lack adequate liquidity or capital, and lack the resources necessary to remain an operating entity. Pending events can include mergers, acquisitions, liquidations, capital injections, the perfection of liens on additional collateral, the valuation of collateral, and refinancing. Generally, pending events should be resolved within a relatively short period and the ratings will be adjusted based on the new information. Because of high probability of loss, non-accrual accounting treatment is required for doubtful assets.

Loss. An asset classified as loss is considered uncollectible and of such little value that the continuance as a bankable asset is not warranted. This classification does not mean that an asset has absolutely no recovery or salvage value, but, rather that it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

Commercial Loans

Management conducts periodic examinations which serve as an independent verification of the accuracy of the ratings assigned. Loan grades are based on different factors within the borrowing relationship: entity sales, debt service coverage, debt/total net worth, liquidity, balance sheet and income statement trends, management experience, business stability, financing structure of the deal, and financial reporting requirements. The underlying collateral is also rated based on the specific type of collateral and corresponding loan-to-value ("LTV"). The combination of the borrower and collateral risk ratings result in the final rating for the borrowing relationship.

Consumer Loans

Consumer loans consist of open and closed end loans extended to individuals for household, family, and other personal expenditures, and includes consumer loans, loans to individuals secured by their personal residence, including first mortgage, home equity, and home improvement loans. Because consumer loans are usually relatively small-balance, homogeneous exposures, consumer loans are rated primarily on payment performance. Payment performance is a proxy for the strength of repayment capacity and loans are generally classified based on their payment status rather than by an individual review of each loan.
In accordance with regulatory guidance, we assign risk ratings to consumer loans in the following manner:
•Consumer loans are classified as Watch once the loan becomes 60 days past due.
•Open and closed-end consumer loans 90 days or more past due are classified Substandard.

Commercial Credit Loans	Commercial Real Estate	Commercial and Industrial	Warehouse	Total Commercial
September 30, 2016	(Dollars in millions)
Grade
Pass	$1,122	$654	$1,659	$3,435
Watch	37	20	86	143
Special mention	3	33	50	86
Substandard	6	1	—	7
Total loans	$1,168	$708	$1,795	$3,671

December 31, 2015
Grade
Pass	$766	$492	$1,181	$2,439
Watch	42	30	155	227
Special mention	2	21	—	23
Substandard	4	9	—	13
Total loans	$814	$552	$1,336	$2,702

Consumer Credit Loans	Residential First Mortgage	Second Mortgage	HELOC	Other Consumer	Total
September 30, 2016	(Dollars in millions)
Grade
Pass	$2,081	$90	$305	$29	$2,505
Watch	24	33	14	1	72
Substandard	31	4	7	—	42
Total loans	$2,136	$127	$326	$30	$2,619

December 31, 2015
Grade
Pass	$2,993	$101	$353	$31	$3,478
Watch	49	32	22	—	103
Substandard	58	2	9	—	69
Total loans	$3,100	$135	$384	$31	$3,650

Note 5 – Loans with Government Guarantees

Substantially all loans with government guarantees are insured or guaranteed by the Federal Housing Administration ("FHA") and U.S. Department of Veterans Affairs. FHA loans earn interest at a rate based upon the 10-year U.S. Treasury note rate at the time the underlying loan becomes delinquent, which is not paid by the FHA until claimed. Certain loans within our portfolio may be subject to indemnifications and insurance limits which exposes us to limited credit risk. We have reserved for these risks within other assets and as a component of our allowance for loan losses on residential first mortgages.

At September 30, 2016 and December 31, 2015, loans with government guarantees totaled $404 million and $485 million, respectively. At September 30, 2016 and December 31, 2015, repossessed assets and the associated claims recorded in other assets totaled $152 million and $210 million, respectively.

Note 6 – Variable Interest Entities ("VIEs")

In 2015, we executed clean-up calls of the FSTAR 2005-1 and FSTAR 2006-2 long-term debt associated with the HELOC securitization trusts. As a result, the FSTAR 2005-1 and FSTAR 2006-2 HELOC securitization trusts were dissolved and we have no consolidated VIEs as of September 30, 2016 and December 31, 2015.

We have a continuing involvement, but are not the primary beneficiary for one unconsolidated VIE related to the FSTAR 2007-1 mortgage securitization trust. In accordance with the settlement agreement with MBIA Insurance Corporation ("MBIA"), there is no further recourse to us related to FSTAR 2007-1, unless MBIA fails to meet their obligations. At September 30, 2016 and December 31, 2015, the FSTAR 2007-1 mortgage securitization trust included 2,608 loans and 3,061 loans, respectively, with an aggregate principal balance of $96 million and $117 million, respectively.

Note 7 – Mortgage Servicing Rights

We have investments in mortgage servicing rights ("MSRs") that result from the sale of loans to the secondary market for which we retain the servicing. The primary risk associated with MSRs is the potential reduction in fair value as a result of higher than anticipated prepayments due to loan refinancing prompted, in part, by declining interest rates or government intervention. Conversely, these assets generally increase in value in a rising interest rate environment to the extent that prepayments are slower than anticipated. We utilize derivatives as economic hedges to offset changes in the fair value of the MSRs resulting from the actual or anticipated changes in prepayments stemming from changing interest rate environments. There is also a risk of valuation decline due to higher than expected increases in default rates, which we do not believe can be effectively managed using derivatives. See Note 8 of the Notes to the Consolidated Financial Statements, herein, for further information regarding the derivative instruments utilized to manage our MSR risks.

Changes in the carrying value of residential first mortgage MSRs, accounted for at fair value, were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in millions)
Balance at beginning of period	$301	$317	$296	$258
Additions from loans sold with servicing retained	51	74	173	220
Reductions from sales	(17)	(73)	(41)	(144)
Changes in fair value due to (1)
Decrease in MSR due to pay-offs, pay-downs and run-off	(19)	(9)	(45)	(34)
Changes in estimates of fair value (2)	(14)	(15)	(81)	(6)
Fair value of MSRs at end of period	$302	$294	$302	$294

(1)	Changes in fair value are included within net (loss) return on mortgage servicing rights on the Consolidated Statements of Operations.

(2)	Represents estimated MSR value change resulting primarily from market-driven changes.

The following table summarizes the hypothetical effect on the fair value of servicing rights carried at fair value using adverse changes of 10 percent and 20 percent to the weighted average of certain significant assumptions used in valuing these assets:

	September 30, 2016			December 31, 2015
		Fair value impact due to			Fair value impact due to
	Actual	10% adverse change	20% adverse change	Actual	10% adverse change	20% adverse change
		(Dollars in millions)
Option adjusted spread	9.20%	$295	$288	8.24%	$287	$279
Constant prepayment rate	15.68%	290	280	12.63%	285	275
Weighted average cost to service per loan	$70.75	299	295	$71.86	292	288

The sensitivity calculations above are hypothetical and should not be considered to be predictive of future performance. Changes in fair value based on adverse changes in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. To isolate the effect of the specified change, the fair value shock analysis is consistent with the identified adverse change, while holding all other assumptions constant. In practice, a change in one assumption generally impacts other assumptions, which may either magnify or counteract the effect of the change.

See Note 17 of the Notes to the Consolidated Financial Statements, herein, for further fair value disclosures relating to mortgage servicing rights.

Contractual servicing and subservicing fees. Contractual servicing and subservicing fees, including late fees and other ancillary income are presented below. Contractual servicing fees are included within net (loss) return on mortgage servicing rights on the Consolidated Statements of Operations. Contractual subservicing fees including late fees and other ancillary income are included within loan administration income on the Consolidated Statements of Operations. Subservicing fee income is recorded for fees earned, net of third party subservicing costs, for loans subserviced.

The following table summarizes income and fees associated with contractual servicing rights:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in millions)
Income on mortgage servicing rights
Servicing fees, ancillary income and late fees (1)	$22	$18	$60	$52
Changes in fair value (2)	(33)	(24)	(126)	(38)
Gain on MSR derivatives (3)	(1)	15	44	10
Net transaction costs	1	3	1	(5)
Total (loss) return, included in net return on mortgage servicing rights	$(11)	$12	$(21)	$19

(1)	Servicing fees are recorded on the accrual basis. Ancillary income and late fees are recorded on a cash basis.

(2)	Includes a $2 million gain related to the sale of MSRs during the nine months ended September 30, 2015.

(3)	Changes in the derivatives utilized as economic hedges to offset changes in fair value of the MSRs.

The following table summarizes income and fees associated with our mortgage loans subserviced:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in millions)
Income on mortgage loans subserviced
Subservicing fees, ancillary income and late fees (1)	$7	$8	$21	$24
Other servicing charges	(3)	—	(7)	(5)
Total income, included in loan administration	$4	$8	$14	$19

(1)	Servicing fees are recorded on the accrual basis. Ancillary income and late fees are recorded on cash basis.

Note 8 – Derivative Financial Instruments

Derivative financial instruments are recorded at fair value in other assets and other liabilities on the Consolidated Statements of Financial Condition after taking into account the effects of legally enforceable bilateral collateral and master netting agreements. We are exposed to non-performance risk by the counterparties to our various derivative financial instruments. We believe that the non-performance risk inherent in all our derivative contracts is minimal based on credit standards and the collateral provisions of the derivative agreements. A majority of our derivatives are centrally cleared through a Central Counterparty Clearing House or consist of residential mortgage interest rate lock commitments further limiting our exposure to non-performance risk.

Derivatives not designated as hedging instruments: We maintain a derivative portfolio of interest rate swaps, futures and forward commitments used to manage exposure to changes in interest rates, MSR asset values and to meet the needs of customers. We also enter into interest rate lock commitments, which are commitments to originate mortgage loans whereby the interest rate on the loan is determined prior to funding and the customers have locked into that interest rate. Market risk on interest rate lock commitments and mortgage loans held-for-sale is managed using corresponding forward sale commitments.

Changes in fair value of derivatives not designated as hedging instruments are recognized in the Consolidated Statements of Income.

Derivatives designated as hedging instruments: We have designated certain interest rate swaps as cash flow hedges of certain interest rate payments of our variable-rate Federal Home Loan Bank advances.

Changes in the fair value of derivatives designated as cash flow hedges are recorded in other comprehensive income (loss) on the Consolidated Statement of Financial Condition and reclassified into interest expense in the same period in which the hedge transaction is recognized in earnings. At September 30, 2016, we had $37 million (net-of-tax) recorded of unrealized losses on derivatives classified as cash flow hedges recorded in accumulated other comprehensive income (loss), compared to $3 million at December 31, 2015. The estimated amount to be reclassified from other comprehensive income into earnings during the next 12 months represents $7 million of losses (net-of-tax).

Derivatives that are designated in hedging relationships are assessed for effectiveness using regression analysis at inception and throughout the hedge period. All hedge relationships were and are expected to be highly effective as of September 30, 2016. Cash flows and the profit impact associated with designated hedges are reported in the same category as the underlying hedged item.

The net gain (loss) recognized in income on derivative instruments, net of the impact of offsetting positions, were as follows:

		Three Months Ended September 30,		Nine Months Ended September 30,
	Location of Gain/(Loss)	2016	2015	2016	2015
		(Dollars in millions)
Derivatives not designated as hedging instruments:
U.S. Treasury, swap and euro dollar futures	Net (loss) return on mortgage servicing rights	$4	$3	$8	$6
Interest rate swaps and swaptions	Net (loss) return on mortgage servicing rights	(7)	10	21	2
Mortgage backed securities forwards	Net (loss) return on mortgage servicing rights	2	2	15	2
Rate lock commitments and forward agency and loan sales	Net gain on loan sales	15	(24)	14	(4)
Rate lock commitments	Other noninterest income	—	1	1	(1)
Interest rate swaps	Other noninterest income	2	2	3	2
Total derivative (loss) gain		$16	$(6)	$62	$7

The notional amount, estimated fair value and maturity of our derivative financial instruments were as follows:

	Notional Amount	Fair Value	Expiration Dates
	(Dollars in millions)
September 30, 2016
Derivatives designated as hedging instruments:
Assets
Interest rate swaps on FHLB advances	$200	$3	2026
Liabilities (1)
Interest rate swaps on FHLB advances	$825	$55	2023-2025
Derivatives not designated as hedging instruments:
Assets (2)
U.S. Treasury, swap and euro dollar futures	$5,450	$1	2016-2019
Mortgage backed securities forwards	1,317	2	2016
Rate lock commitments	6,357	63	2016
Interest rate swaps and swaptions	2,273	53	2016-2046
Total derivative assets	$15,397	$119
Liabilities (1)
U.S. Treasury, swap and euro dollar futures	$635	$—	2019-2020
Mortgage backed securities forwards	5,849	24	2016
Rate lock commitments	87	—	2016
Interest rate swaps	558	17	2016-2026
Total derivative liabilities	$7,129	$41
December 31, 2015
Derivatives designated as hedging instruments:
Liabilities (1)
Interest rate swaps on FHLB advances	$825	$4	2023-2025
Derivatives not designated as hedging instruments:
Assets (2)
U.S. Treasury, swap and euro dollar futures	$1,892	$—	2016-2019
Mortgage backed securities forwards	1,931	7	2016
Rate lock commitments	3,593	26	2016
Interest rate swaps and swaptions	1,554	25	2016-2035
Total derivative assets	$8,970	$58
Liabilities (1)
U.S. Treasury, swap and euro dollar futures	$768	$1	2016-2019
Mortgage backed securities forwards	2,655	6	2016
Rate lock commitments	168	—	2016
Interest rate swaps	422	7	2016-2025
Total derivative liabilities	$4,013	$14

(1)	Derivative liabilities are included in other liabilities on the Consolidated Statements of Financial Condition.

(2)	Derivative assets are included in other assets on the Consolidated Statements of Financial Condition.

The following tables present the derivatives subject to a master netting arrangement, including the cash pledged as collateral:

				Gross Amounts Not Offset in the Statement of Financial Position
	Gross Amount	Gross Amounts Netted in the Statement of Financial Position	Net Amount Presented in the Statement of Financial Position	Financial Instruments	Cash Collateral
	(Dollars in millions)
September 30, 2016
Derivatives designated as hedging instruments:
Assets
Interest rate swaps on FHLB advances (1)	$3	$3	$—	$—	$—
Liabilities
Interest rate swaps on FHLB advances (1)	$55	$3	$52	$—	$34

Derivatives not designated as hedging instruments:
Assets
U.S. Treasury, swap and euro dollar futures	$1	$—	$1	$—	$—
Mortgage backed securities forwards	2	—	2	—	—
Interest rate swaps and swaptions (1)	53	—	53	—	24
Total derivative assets	$56	$—	$56	$—	$24

Liabilities
U.S. Treasury, swap and euro dollar futures	$—	$—	$—	$—	$2
Mortgage backed securities forwards	24	—	24	—	41
Interest rate swaps and swaptions (1)	17	—	17	—	7
Total derivative liabilities	$41	$—	$41	$—	$50

December 31, 2015
Derivatives designated as hedging instruments:
Liabilities
Interest rate swaps on FHLB advances	$4	$—	$4	$—	$19

Derivatives not designated as hedging instruments:
Assets
Mortgage backed securities forwards	$7	$—	$7	$—	$4
Interest rate swaps and swaptions (1)	25	—	25	—	10
Total derivative assets	$32	$—	$32	$—	$14

Liabilities
U.S. Treasury, swap and euro dollar futures	$1	$—	$1	$—	$2
Mortgage backed securities forwards	6	—	6	—	8
Interest rate swaps and swaptions (1)	7	—	7	—	12
Total derivative liabilities	$14	$—	$14	$—	$22

(1)
Additional funds are pledged to a central counterparty clearing house in the amount of $56 million as of September 30, 2016 and $7 million as of December 31, 2015 to maintain initial margin requirements. This collateral is in addition to the amount required to be maintained for potential market changes shown in the cash collateral column above.

We pledged a total of $84 million of cash collateral to counterparties and had an obligation to return cash of $24 million at September 30, 2016 for derivative activities. We pledged a total of $41 million of cash collateral to counterparties and had an obligation to return cash of $14 million at December 31, 2015 for derivative activities. The net cash pledged is restricted and is included in other assets on the Consolidated Statements of Financial Condition.

Note 9 – Debt

Federal Home Loan Bank Advances and other

The following is a breakdown of our Federal Home Loan Bank advances and other short-term debt outstanding:

	September 30, 2016		December 31, 2015
	Amount	Rate	Amount	Rate
	(Dollars in millions)
Short-term adjustable rate (1)	$20	0.67%	$—	—%
Short-term fixed rate term advances	865	0.37%	2,116	0.32%
Other short-term (2)	20	0.55%	—	—%
Total Short-term Federal Home Loan Bank advances and other	$905		$2,116
Long-term LIBOR adjustable advances	1,025	0.94%	825	0.70%
Long-term fixed rate advances (3)	552	1.44%	600	1.37%
Total Long-term Federal Home Loan Bank advances	$1,577		$1,425
Total Federal Home Loan Bank advances and other	$2,482		$3,541

(1)	Includes short-term adjustable rate federal funds line of credit.

(2)	Other short-term debt consists of borrowings that settle through the Federal Reserve Bank.

(3)	Includes the current portion of fixed rate advances of $125 million and $175 million at September 30, 2016 and December 31, 2015, respectively.

We settled $375 million in long-term fixed rate Federal Home Loan Bank advances during the fourth quarter 2015, which resulted in a gain on extinguishment of debt of $3 million, included in other noninterest income.

We are required to maintain a minimum amount of qualifying collateral. In the event of default, the Federal Home Loan Bank advance is similar to a secured borrowing, whereby the Federal Home Loan Bank has the right to sell the pledged collateral to settle the fair value of the outstanding advances.

At September 30, 2016, we had the authority and approval from the Federal Home Loan Bank to utilize a line of credit of up to $7.0 billion and we may access that line to the extent that collateral is provided. At September 30, 2016, we had $2.5 billion of advances outstanding and an additional $2.0 billion of collateralized borrowing capacity available at the Federal Home Loan Bank. The advances can be collateralized by non-delinquent single-family residential first mortgage loans, loans with government guarantees, certain other loans and investment securities.

At September 30, 2016, $1.0 billion of the outstanding advances were adjustable rate based on the three-month LIBOR index. Interest rates on these advances reset every three months and the advances may be prepaid without penalty, with notification at scheduled three month intervals after an initial 12 month lockout period.

The following table contains detailed information on our Federal Home Loan Bank advances and other borrowings:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in millions)
Maximum outstanding at any month end	$3,182	$2,127	$3,557	$2,198
Average outstanding balance	2,649	1,798	2,777	1,610
Average remaining borrowing capacity	1,626	1,738	1,106	1,711
Weighted average interest rate	1.26%	1.17%	1.25%	1.05%

The following outlines our Federal Home Loan Bank advances and other final maturity dates as of September 30, 2016:

September 30, 2016
(Dollars in millions)
2016	$1,030
2017	50
2018	125
2019	—
Thereafter	1,277
Total	$2,482

Senior Notes and Trust Preferred Securities

The following table presents long-term debt:

	September 30, 2016		December 31, 2015
	(Dollars in millions)
Senior Notes
Senior notes, matures 2021	$246	6.125%	$—
Trust Preferred Securities
Floating Three Month LIBOR
Plus 3.25%, matures 2032	$26	4.11%	$26	3.85%
Plus 3.25%, matures 2033	26	3.93%	26	3.57%
Plus 3.25%, matures 2033	26	3.88%	26	3.85%
Plus 2.00%, matures 2035	26	2.68%	26	2.32%
Plus 2.00%, matures 2035	26	2.68%	26	2.32%
Plus 1.75%, matures 2035	51	2.60%	51	2.26%
Plus 1.50%, matures 2035	25	2.18%	25	1.82%
Plus 1.45%, matures 2037	25	2.30%	25	1.96%
Plus 2.50%, matures 2037	16	3.35%	16	3.01%
Total Trust Preferred Securities	$247		$247
Total long-term debt	$493		$247

Senior Notes

On July 11, 2016, we issued $250 million of senior notes (“2021 Senior Notes”) which mature on July 15, 2021. The proceeds from these notes were used to bring current and redeem our outstanding Series C Preferred Stock. The notes are unsecured and rank equally and ratably with the unsecured senior indebtedness of Flagstar Bancorp, Inc.

Prior to June 15, 2021, we may redeem some or all of the 2021 Senior Notes at a redemption price equal to the greater of 100 percent of the aggregate principal amount of the notes to be redeemed or the sum of the present values of the remaining scheduled payments discounted to the redemption date on a semi-annual basis using a discount rate equal to the Treasury Rate plus 0.50 percent, plus, in each case accrued and unpaid interest.

Trust Preferred Securities

We sponsor nine trust subsidiaries, which issued preferred stock to third party investors. We issued trust preferred securities to those trusts which we have included in long-term debt which are the sole assets of the trusts.

The trust preferred securities are callable by us at any time. Interest is payable quarterly; however, we may defer interest payments for up to 20 quarters without default or penalty. In January 2012, we exercised our contractual rights to defer interest payments. On July 14, 2016, we ended the deferral and made a $34 million payment to bring current our previously deferred interest as of that date.

Note 10 - Representation and Warranty Reserve

At the time a loan is sold, an estimate of the fair value of the guarantee associated with the mortgage loans is recorded in the representation and warranty reserve in the Consolidated Statements of Financial Condition which reduces the net gain on loan sales in the Consolidated Statements of Operations. Subsequent to the sale, the liability is re-measured on an ongoing basis based on an estimate of probable losses. Changes in the estimate are recorded in the representation and warranty provision (benefit) on the Consolidated Statements of Operations.

The following table shows the activity impacting the representation and warranty reserve:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in millions)
Balance, beginning of period	$36	$48	$40	$53
Provision (benefit)
Gain on sale reduction for representation and warranty liability	1	2	4	6
Representation and warranty provision (benefit)	(6)	(6)	(12)	(13)
Total	(5)	(4)	(8)	(7)
Charge-offs, net	1	1	—	(1)
Balance, end of period	$32	$45	$32	$45

Due to our sustained low level of charge-offs and a lower level of demands received, we have reduced our estimate of probable losses related to our representation and warranty liability as of September 30, 2016 compared to September 30, 2015.

Note 11 — Warrants

May Investor Warrant

We granted warrants (the "May Investor Warrants") on January 30, 2009 under anti-dilution provisions applicable to certain investors (the "May Investors") in our May 2008 private placement capital raise.

For the nine months ended September 30, 2016, 32,721 May Investor Warrants were exercised resulting in the issuance of 21,068 shares of Common Stock. The May Investors held warrants to purchase 583,240 shares at an exercise price of $10.00 at September 30, 2016.

The May Investor Warrants do not meet the definition of a contract that is indexed to our own stock under U.S. GAAP. Therefore, the May Investor Warrants are classified as other liabilities on the Consolidated Statements of Financial Condition and are measured at fair value. Warrant liabilities are valued using a Black Scholes model and are classified within Level 2 of the valuation hierarchy. Significant observable inputs include share price, expected volatility, a risk free rate and an expected life. The warrants are accounted for under the equity method.

At September 30, 2016 and December 31, 2015, the liability from May Investors Warrants amounted to $10 million and $8 million, respectively. See Note 17 of the Notes to the Consolidated Financial Statements, herein, for further recurring fair value disclosures.

TARP Warrant

On January 30, 2009, in conjunction with the sale of 266,657 shares of Series C fixed rate cumulative non-convertible perpetual preferred stock ("Series C Preferred Stock"), we issued a warrant to purchase up to approximately 645,138 shares of Common Stock at an exercise price of $62.00 per share (the "Warrant") for $267 million.

The Warrant is exercisable through 2019 and remains outstanding subsequent to the redemption of TARP, which occurred during the third quarter 2016.

Note 12 - Accumulated Other Comprehensive Income (Loss)

The following table sets forth the components in accumulated other comprehensive income (loss) for each type of investment securities available-for-sale, investment securities held-to-maturity, and cash flow hedges:

	Held-to-Maturity Securities	Available-for-Sale Securities	Cash Flow Hedges	Accumulated Other Comprehensive Income (Loss) Net of Tax
	(Dollars in millions)
Accumulated other comprehensive income (loss) ("AOCI")
Balance at December 31, 2015, net of tax	$5	$—	$(3)	$2
Net unrealized loss, net of tax	—	17	(44)	(27)
Reclassifications out of AOCI	(1)	(4)	10	5
Balance at September 30, 2016, net of tax	$4	$13	$(37)	$(20)

Balance at December 31, 2014, net of tax	$—	$8	$—	$8
Net unrealized gain, net of tax	—	9	(5)	4
Transfer of net unrealized loss from AFS to HTM	5	(5)	—	—
Balance at September 30, 2015, net of tax	$5	$12	$(5)	$12

Note 13 – Earnings Per Share

Basic earnings per share, excluding dilution, is computed by dividing earnings available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock or resulted in the issuance of common stock that could then share in our earnings.

The following table sets forth the computation of basic and diluted earnings per share of common stock:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in millions, except share data)

Net income	$57	$47	$143	$125
Deferred cumulative preferred stock dividends	(2)	(8)	(18)	(22)
Net income applicable to common stockholders	$55	$39	$125	$103
Weighted average shares
Weighted average common shares outstanding	56,580,238	56,436,026	56,556,188	56,419,354
Effect of dilutive securities
May Investor warrants	364,791	339,478	339,893	290,840
Stock-based awards	988,777	431,999	831,181	340,595
Weighted average diluted common shares	57,933,806	57,207,503	57,727,262	57,050,789
Earnings per common share
Basic earnings per common share	$0.98	$0.70	$2.21	$1.82
Effect of dilutive securities
May Investor warrants	—	—	(0.02)	(0.01)
Stock-based awards	(0.02)	(0.01)	(0.03)	(0.01)
Diluted earnings per share	$0.96	$0.69	$2.16	$1.80

On July 29, 2016, we completed the previously announced $267 million redemption of our Series C Preferred Stock. This transaction reduced stockholders equity by approximately $372 million with a $267 million reduction in Preferred Stock and a $105 million reduction related to the payment of deferred dividends.

Under the terms of the Series C Preferred Stock the Company was able to defer payments of dividends. We elected to defer dividend payments beginning with the February 2012 dividend. Although, while being deferred, the impact was not included in quarterly net income from continuing operations, the deferral still impacted net income applicable to common stock for the purpose of calculating earnings per share, as shown above.

Note 14 – Income Taxes

The provision for income taxes in interim periods requires us to make a best estimate of the effective tax rate expected to be applicable for the full year. This estimated effective tax rate is then applied to interim consolidated pre-tax operating income to determine the interim provision for income taxes.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Dollars in millions)
Provision for income taxes	$30	$24	$73	$70
Effective tax provision rate	34.3%	34.4%	33.8%	36.0%

We believe that it is unlikely that the unrecognized tax benefits will change by a material amount during the next 12 months. We recognize interest and penalties related to unrecognized tax benefits in provision for income taxes.

Note 15 — Regulatory Matters

Regulatory Capital

We, along with the Bank, must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that could have a material effect on the Consolidated Financial Statements. On January 1, 2015, the Basel III rules became effective and include transition provisions through 2018.

To be categorized as "well-capitalized," the Company and the Bank must maintain minimum tangible capital, Tier 1 capital, common equity Tier 1, and total capital ratios as set forth in the table below. We, along with the Bank, are considered "well-capitalized" at both September 30, 2016 and December 31, 2015. There have been no conditions or events that management believes have changed our or the Bank’s category.

The following table shows the regulatory capital ratios as of the dates indicated:

Bancorp	Actual		For Capital Adequacy Purposes		Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in millions)
September 30, 2016
Tangible capital (to tangible assets)	$1,225	8.88%	N/A	N/A	N/A	N/A
Tier 1 capital (to adjusted tangible assets)	1,225	8.88%	$552	4.00%	$690	5.00%
Common equity Tier 1 capital (to RWA)	1,056	12.04%	395	4.50%	570	6.50%
Tier 1 capital (to risk-weighted assets)	1,225	13.98%	526	6.00%	701	8.00%
Total capital (to risk-weighted assets)	1,338	15.26%	701	8.00%	877	10.00%
December 31, 2015
Tangible capital (to tangible assets)	$1,435	11.51%	N/A	N/A	N/A	N/A
Tier 1 capital (to adjusted tangible assets)	1,435	11.51%	$499	4.0%	$624	5.0%
Common equity Tier 1 capital (to RWA)	1,065	14.09%	340	4.5%	491	6.5%
Tier 1 capital (to risk-weighted assets)	1,435	18.98%	454	6.0%	605	8.0%
Total capital (to risk-weighted assets)	1,534	20.28%	605	8.0%	756	10.0%
N/A - Not applicable

Bank	Actual		For Capital Adequacy Purposes		Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in millions)
September 30, 2016
Tangible capital (to tangible assets)	$1,459	10.55%	N/A	N/A	N/A	N/A
Tier 1 capital (to adjusted tangible assets)	1,459	10.55%	$553	4.00%	$691	5.00%
Common equity tier 1 capital (to RWA)	1,459	16.59%	396	4.50%	572	6.50%
Tier 1 capital (to risk-weighted assets)	1,459	16.59%	528	6.00%	704	8.00%
Total capital (to risk-weighted assets)	1,571	17.87%	704	8.00%	879	10.00%
December 31, 2015
Tangible capital (to tangible assets)	$1,472	11.79%	N/A	N/A	N/A	N/A
Tier 1 capital (to adjusted tangible assets)	1,472	11.79%	$500	4.0%	$625	5.0%
Common equity tier 1 capital (to RWA)	1,472	19.42%	341	4.5%	493	6.5%
Tier 1 capital (to risk-weighted assets)	1,472	19.42%	455	6.0%	607	8.0%
Total capital (to risk-weighted assets)	1,570	20.71%	607	8.0%	758	10.0%
N/A - Not applicable

Note 16 – Legal Proceedings, Contingencies and Commitments

Legal Proceedings

We and our subsidiaries are subject to various pending or threatened legal proceedings arising out of the normal course of business operations. In addition, the Bank is routinely named in civil actions throughout the country by borrowers and former borrowers relating to the origination, purchase, sale, and servicing of mortgage loans. From time to time, governmental agencies also conduct investigations or examinations of various mortgage-related practices of the Bank. In the course of such investigations or examinations, the Bank cooperates with such agencies and provides information as requested.

We assess the liabilities and loss contingencies in connection with such pending or threatened legal and regulatory proceedings on at least a quarterly basis and establish accruals when we believe it is probable that a loss may be incurred and that the amount of such loss can be reasonably estimated. Once established, litigation accruals are adjusted, as appropriate, in light of additional information.

Management does not believe that the amount of any reasonably possible losses in excess of any amounts accrued with respect to ongoing proceedings or any other known claims will be material to our financial statements, or that the ultimate outcome of these actions will have a material adverse effect on our financial condition, results of operations or cash flows.

DOJ litigation settlement

In 2012, the Bank entered into a Settlement Agreement with the United States Department of Justice ("DOJ") which meets the definition of a financial liability (the "DOJ Liability").
In accordance with the Settlement Agreement, we made an initial payment of $15 million and agreed to make future annual payments totaling $118 million. The Settlement Agreement provides that the Bank will make annual payments in increments of up to $25 million towards the $118 million still due upon meeting all conditions which are evaluated quarterly and include: (a) the reversal of the deferred tax asset valuation allowance, which occurred at the end of 2013; (b) the repayment of the Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the "TARP Preferred"), which occurred in the current quarter, (or, in the absence of repayment, adjusting our Bank Tier 1 Capital Ratio for any unextinguished TARP Preferred); (c) our Bank’s Tier 1 Leverage Capital Ratio is 11 percent or more. Additionally, if the Bank and Bancorp become party to a business combination in which the Bank or Bancorp represent less than 33.3 percent of the resulting company’s assets, such annual payments must commence twelve months after the date of that business combination.

Within six months of satisfying the conditions specified above, the Bank would make an additional payment, to occur no more frequently than annually, provided that doing so would not violate any material banking regulatory requirement or the OCC does not object in writing. Consistent with our business and regulatory requirements, Flagstar shall seek in good faith to fulfill the conditions, and will not undertake any conduct or fail to take any action the purpose of which is to frustrate or delay our ability to fulfill any of the above conditions.

We elected to account for the DOJ Liability under the fair value option. To determine the fair value, we utilize a discounted cash flow model. Key assumptions for the discounted cash flow model include using a discount rate as of September 30, 2016 of 7.2 percent; probability weightings of multiple cash flow scenarios and possible outcomes which contemplate the above conditions and estimates of forecasted net income, size of the balance sheet, capital levels, dividends and their impact on the timing of cash payments and the assumptions we believe a market participant would make to transfer the liability. The fair value of the DOJ Liability was $60 million and $84 million at September 30, 2016 and December 31, 2015, respectively.

The lower value resulted from a change in the expectation as to the timing of payments to the DOJ as a result of a $200 million dividend from the Bank to the Bancorp and the issuance of $250 million in Senior Notes, both of which occurred in July 2016, to a) bring current the interest payments on our trust preferred securities, b) become current on our deferred interest and dividends related to our TARP Preferred and c) repay our TARP Preferred. To support the on-going debt service and other Bancorp expenses, we also intend to reduce our Bancorp double leverage and debt to equity ratios to be more consistent with such ratios at other mid-sized banks, which would likely require further dividend payments from the Bank to the Bancorp for the foreseeable future.

Other litigation accruals

At September 30, 2016 and December 31, 2015, excluding the fair value liability relating to the DOJ litigation settlement, our total accrual for contingent liabilities and settled litigation was $6 million and $2 million, respectively.

Commitments

A summary of the contractual amount of significant commitments is as follows:

	September 30, 2016	December 31, 2015
	(Dollars in millions)
Commitments to extend credit
Mortgage loans interest-rate lock commitments	$6,503	$3,792
HELOC commitments	295	150
Other consumer commitments	9	22
Warehouse loan commitments	1,123	871
Standby and commercial letters of credit	24	13
Commercial and industrial commitments	165	151
Other commercial commitments	851	497

Commitments to extend credit are agreements to lend. Since many of these commitments expire without being drawn upon, the total commitment amounts do not necessarily represent future cash flow requirements. Commitments generally have fixed expiration dates or other termination clauses. We evaluate each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by us, upon extension of credit is based on management's credit evaluation of the counterparties.

We enter into mortgage interest-rate lock commitments with our customers. These commitments are considered to be derivative instruments and changes in the fair value of these commitments are recorded in the Consolidated Statements of Financial Condition in other assets. Further discussion on derivative instruments is included in Note 8 of the Notes to the Consolidated Financial Statements, herein.

We have unfunded commitments under our contractual arrangement with the HELOC borrowers. Commitments to extend, originate or purchase credit are primarily lines of credit to consumers and have specified rates and maturity dates. Many of these commitments also have adverse change clauses, which allow us to cancel the commitment due to deterioration in the borrowers’ creditworthiness.

Other consumer commitments are conditional commitments issued to accommodate the financial needs of customers. The commitments are under various terms to lend funds to consumers, which include revolving credit agreements, term loan commitments and short-term borrowing agreements.

Warehouse loan commitments are lines of credit provided to mortgage originators to fund loans they originate and then sell. The proceeds of the sale of the loans are used to repay the draw on the line used to fund the loans.

Standby and commercial letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Standby letters of credit generally are contingent upon the failure of the customer to perform according to the terms of the underlying contract with the third party, while commercial letters of credit are issued specifically to facilitate commerce and typically result in the commitment being drawn on when the underlying transaction is consummated between the customer and the third party.

Commercial and industrial and other commercial commitments are conditional commitments issued under various terms to lend funds to business and other entities. These commitments include revolving credit agreements, term loan commitments and short-term borrowing agreements. Many of these loan commitments have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of these commitments are expected to expire without being funded, the total commitment amounts do not necessarily represent future liquidity requirements.

These instruments involve, to varying degrees, elements of credit and interest rate risk beyond the amount recognized on the Consolidated Statements of Financial Condition. Our exposure to credit losses in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. We utilize the same credit policies in making commitments and conditional obligations as we do for balance sheet instruments. Commitments to extend credit are agreements to lend to a customer as long as there is not a violation of any condition established in the contract.

We maintain a reserve for the estimate of probable credit losses inherent in unfunded commitments to extend credit. Unfunded commitments to extend credit include unfunded loans with available balances, new commitments to lend that are not yet funded, and standby and commercial letters of credit. The balance of $3 million and $2 million for September 30, 2016 and December 31, 2015, respectively, is reflected in other liabilities on the Consolidated Statements of Financial Condition.

Note 17 – Fair Value Measurements

We utilize fair value measurements to record or disclose the fair value on certain assets and liabilities. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability through an orderly transaction between market participants at the measurement date. The determination of fair values of financial instruments often requires the use of estimates. In cases where quoted market values in an active market are not available, we use present value techniques and other valuation methods to estimate the fair values of our financial instruments. These valuation models rely on market-based parameters when available, such as interest rate yield curves or credit spreads. Unobservable inputs may be based on management's judgment, assumptions and estimates related to credit quality, our future earnings, interest rates and other relevant inputs. These valuation methods require considerable judgment and the resulting estimates of fair value can be significantly affected by the assumptions made and methods used. Refer to Note 24 to the consolidated financial statements of the Annual Report on Form 10-K for the year ended December 31, 2015 for a description of our valuation methodologies and information about the fair value hierarchy.

Assets and liabilities measured at fair value on a recurring basis.

The following tables present the financial instruments carried at fair value as of September 30, 2016 and December 31, 2015, by caption on the Consolidated Statement of Financial Condition and by level in the valuation hierarchy.

	Level 1	Level 2	Level 3	Total Fair Value
September 30, 2016	(Dollars in millions)
Investment securities available-for-sale
Agency - Commercial	$—	$510	$—	$510
Agency - Residential	—	573	—	573
Municipal obligations	—	32	—	32
Loans held-for-sale
Residential first mortgage loans	—	3,352	—	3,352
Loans held-for-investment
Residential first mortgage loans	—	8	—	8
Second mortgage loans	—	—	41	41
HELOC loans	—	—	31	31
Mortgage servicing rights	—	—	302	302
Derivative assets
Rate lock commitments	—	—	63	63
U.S. Treasury, swap and euro dollar futures	1	—	—	1
Mortgage backed securities forwards	—	2	—	2
Interest rate swaps and swaptions	—	53	—	53
Total derivative assets	1	55	63	119
Total assets at fair value	$1	$4,530	$437	$4,968
Derivative liabilities
Interest rate swap on FHLB advances	$—	$(52)	$—	$(52)
Mortgage backed securities forwards	—	(24)	—	(24)
Interest rate swaps and swaptions	—	(17)	—	(17)
Total derivative liabilities	—	(93)	—	(93)
Warrant liabilities	—	(10)	—	(10)
DOJ litigation settlement	—	—	(60)	(60)
Total liabilities at fair value	$—	$(103)	$(60)	$(163)

	Level 1	Level 2	Level 3	Total Fair Value
December 31, 2015	(Dollars in millions)
Investment securities available-for-sale
Agency - Commercial	$—	$766	$—	$766
Agency - Residential	—	514	—	514
Municipal obligations	—	14	—	14
Loans held-for-sale
Residential first mortgage loans	—	2,541	—	2,541
Loans held-for-investment
Residential first mortgage loans	—	6	—	6
Second mortgage loans	—	—	42	42
HELOC loans	—	—	64	64
Mortgage servicing rights	—	—	296	296
Derivative assets
Rate lock commitments	—	—	26	26
Mortgage backed securities forwards	—	7	—	7
Interest rate swaps and swaptions	—	25	—	25
Total derivative assets	—	32	26	58
Total assets at fair value	$—	$3,873	$428	$4,301
Derivative liabilities
U.S. Treasury, swap and euro dollar futures	$(1)	$—	$—	$(1)
Mortgage backed securities forwards	—	(6)	—	(6)
Interest rate swap on FHLB advances	—	(4)	—	(4)
Interest rate swaps	—	(7)	—	(7)
Total derivative liabilities	(1)	(17)	—	(18)
Warrant liabilities	—	(8)	—	(8)
DOJ litigation settlement	—	—	(84)	(84)
Total liabilities at fair value	$(1)	$(25)	$(84)	$(110)

We had no transfers of assets or liabilities recorded at fair value between fair value levels during the nine months ended September 30, 2016 and 2015.

We utilized swaptions, swap and euro dollars futures, forward agency and loan sales and interest rate swaps to manage the risk associated with mortgage servicing rights and rate lock commitments. Gains and losses for individual lines in the tables do not reflect the effect of our risk management activities related to such level 3 instruments.

Fair value measurements using significant unobservable inputs

The tables below include a roll forward of the Consolidated Statement of Financial Condition amounts for the three and nine months ended September 30, 2016 and 2015 (including the change in fair value) for financial instruments classified by us within level 3 of the valuation hierarchy:

		Recorded in Earnings		Recorded in OCI
Three Months Ended September 30, 2016	Balance at Beginning of Period	Total Unrealized Gains / (Losses)	Total Realized Gains / (Losses)	Total Unrealized Gains / (Losses)	Purchases / Originations	Sales	Settlements	Transfers In (Out)	Balance at End of Period
Assets	(Dollars in millions)
Loans held-for-investment
Second mortgage loans	$38	$(2)	$—	$—	$—	$—	$(3)	$8	$41
HELOC loans	44	6	—	—	—	—	(11)	(8)	31
Mortgage servicing rights	301	(33)	—	—	51	(17)	—	—	302
Totals	$383	$(29)	$—	$—	$51	$(17)	$(14)	$—	$374
Liabilities
DOJ litigation settlement	$(84)	$24	$—	$—	$—	$—	$—	$—	$(60)
Derivative financial instruments (net)
Rate lock commitments	$82	$33	$—	$—	$116	$(150)	$(18)	$—	$63

Three Months Ended September 30, 2015
Assets
Other investments	$100	$—	$—	$—	$—	$—	$—	$—	$100
Loans held-for-investment
Second mortgage loans	48	—	—	—	—	—	(3)	—	45
HELOC loans	93	2	—	—	—	—	(15)	—	80
Mortgage servicing rights	317	(24)	—	—	74	(73)	—	—	294
Totals	$558	$(22)	$—	$—	$74	$(73)	$(18)	$—	$519
Liabilities
Long-term debt	$(36)	$—	$—	$—	$—	$—	$4	$—	$(32)
DOJ litigation settlement	(84)	—	—	—	—	—	—	—	(84)
Totals	$(120)	$—	$—	$—	$—	$—	$4	$—	$(116)
Derivative financial instruments (net)
Rate lock commitments	$30	$53	$—	$—	$81	$(104)	$(16)	$—	$44
		Recorded in Earnings		Recorded in OCI
Nine Months Ended September 30, 2016	Balance at Beginning of Period	Total Unrealized Gains / (Losses)	Total Realized Gains / (Losses)	Total Unrealized Gains / (Losses)	Purchases / Originations	Sales	Settlements	Transfers In (Out)	Balance at End of Period
Assets	(Dollars in millions)
Loans held-for-investment
Second mortgage loans	$42	$(1)	$—	$—	$—	$—	$(8)	8	41
HELOC loans	64	3	—	—	—	—	(28)	(8)	31
Mortgage servicing rights	296	(126)	—	—	173	(41)	—	—	302
Totals	$402	$(124)	$—	$—	$173	$(41)	$(36)	$—	$374
Liabilities
DOJ litigation	$(84)	$24	$—	$—	$—	$—	$—	—	$(60)
Derivative financial instruments (net)
Rate lock commitments	$26	$153	$—	$—	$303	$(371)	$(48)	$—	$63

Nine Months Ended September 30, 2015
Assets
Other investments	$100	$—	$—	$—	$—	$—	$—	$—	$100
Investment securities available-for-sale
Municipal obligation	2	—	—	—	—	—	(2)	—	—
Loans held-for-investment
Second mortgage loans	53	2	1	—	—	—	(11)	—	45
HELOC loans	132	(4)	—	—	—	—	(48)	—	80
Mortgage servicing rights	258	(40)	—	—	220	(144)	—	—	294
Totals	$545	$(42)	$1	$—	$220	$(144)	$(61)	$—	$519
Liabilities
Long-term debt	$(84)	$—	$(3)	$—	$—	$24	$31	$—	$(32)
DOJ litigation	(82)	(2)	—	—	—	—	—	—	(84)
Totals	$(166)	$(2)	$(3)	$—	$—	$24	$31	$—	$(116)
Derivative financial instruments (net)
Rate lock commitments	$31	$60	$—	$—	$272	$(276)	$(43)	$—	$44
The following tables present the quantitative information about recurring level 3 fair value financial instruments and the fair value measurements as of September 30, 2016 and December 31, 2015:

	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)
September 30, 2016	(Dollars in millions)
Assets
Second mortgage loans	$41	Discounted cash flows	Discount rate Constant prepayment rate Constant default rate	8.0% - 12.0% (10.0%) 10.9% - 16.4% (13.6%) 2.7% - 4.1% (3.4%)
HELOC loans	$31	Discounted cash flows	Discount rate
Mortgage servicing rights	$302	Discounted cash flows	Option adjusted spread Constant prepayment rate Weighted average cost to service per loan	7.4% - 11.0% (9.2%) 12.8% - 18.5% (15.7%) $57 - $85 ($71)
Liabilities
DOJ litigation settlement	$(60)	Discounted cash flows	Discount rate
Derivative financial instruments
Rate lock commitments	$63	Consensus pricing	Origination pull-through rate

	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)
December 31, 2015	(Dollars in millions)
Assets
Second mortgage loans	$42	Discounted cash flows	Discount rate Constant prepayment rate Constant default rate	7.2% - 10.8% (9.0%)13.5% - 20.2% (16.9%) 2.6% - 4.0% (3.3%)
HELOC loans	$64	Discounted cash flows	Discount rate
Mortgage servicing rights	$296	Discounted cash flows	Option adjusted spread Constant prepayment rate Weighted average cost to service per loan	6.6% - 9.9% (8.2%) 10.3% - 14.8% (12.6%) $57 - $86 ($72)
Liabilities
DOJ litigation settlement	$(84)	Discounted cash flows	Discount rate
Derivative financial instruments
Rate lock commitments	$26	Consensus pricing	Origination pull-through rate

Recurring Significant Unobservable Inputs

The significant unobservable inputs used in the fair value measurement of the second mortgage loans are discount rates, constant prepayment rates, and default rates. The constant prepayment and default rates are based on a 12 month historical average. Significant increases (decreases) in the discount rate in isolation would result in a significantly lower (higher) fair value measurement. Increases (decreases) in prepay rates in isolation result in a higher (lower) fair value and increases (decreases) in default rates in isolation result in a lower (higher) fair value.

The HELOC loans are valued utilizing a loan-level discounted cash flow model which projects expected cash flows given three potential outcomes: (1) paid-in-full at scheduled maturity, (2) default at scheduled maturity (foreclosure), and (3) modification at scheduled maturity into an amortizing HELOC. Loans are placed into the potential outcome buckets based on their underlying current delinquency, FICO scores and property CLTV all of which are unobservable inputs. Estimated cash flows are then discounted back using an unobservable discount rate. Loans within the loan portfolios contain FICO scores with a minimum of 447, maximum of 816, and a weighted average of 665. For the loans, increases (decreases) in the discount rate, in isolation, would lower (higher) the fair value measurement.

The significant unobservable inputs used in the fair value measurement of the MSRs are option adjusted spreads, prepayment rates, and cost to service. Significant increases (decreases) in all three assumptions in isolation would result in a significantly lower (higher) fair value measurement. Additionally, the key economic assumptions used in determining the fair value of MSRs capitalized during the three and nine months ended September 30, 2016 and 2015 periods were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Weighted average life (in years)	6.7	7.9	6.9	7.9
Weighted average constant prepayment rate	13.4%	11.0%	13.5%	11.2%
Weighted average option adjusted spread	11.8%	8.9%	9.5%	8.7%

The key economic assumptions reflected in the overall fair value of the entire portfolio of MSRs were as follows:

	September 30, 2016	December 31, 2015
Weighted average life (in years)	6.0	7.3
Weighted average constant prepayment rate	15.7%	12.6%
Weighted average option adjusted spread	9.2%	8.2%

The significant unobservable input used in the fair value measurement of the DOJ litigation settlement is the discount rate. Significant increases (decreases) in the discount rate in isolation could result in a marginally lower (higher) fair value measurement. For further information on the fair value inputs related to the DOJ litigation, see Note 16 of the Notes to the Consolidated Financial Statements, herein.

The significant unobservable input used in the fair value measurement of the rate lock commitments is the pull through rate. The pull through rate is a statistical analysis of our actual rate lock fallout history to determine the sensitivity of the residential mortgage loan pipeline compared to interest rate changes and other deterministic values. New market prices are applied based on updated loan characteristics and new fallout ratios (i.e., the inverse of the pull through rate) are applied accordingly. Significant increases (decreases) in the pull through rate in isolation would result in a significantly higher (lower) fair value measurement.
Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

We also have assets that under certain conditions are subject to measurement at fair value on a nonrecurring basis. These assets are measured at the lower of cost or market and had a fair value below cost at the end of the period as summarized below:

	Total (1)	Level 2	Level 3
	(Dollars in millions)
September 30, 2016
Loans held-for-sale (2)	$10	$10	$—
Impaired loans held-for-investment (3)
Residential first mortgage loans	22	—	22
Commercial and industrial loans	1	—	1
Repossessed assets (4)	15	—	15
Totals	$48	$10	$38
December 31, 2015
Loans held-for-sale (2)	$8	$8	$—
Impaired loans held-for-investment (3)
Residential first mortgage loans	40	—	40
Commercial real estate loans	2	—	2
Repossessed assets (4)	17	—	17
Totals	$67	$8	$59

(1)	The fair values are obtained at various dates during the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively.

(2)
We recorded less than $1 million in fair value losses on loans held-for-sale for which we did not elect the fair value option (included in interest income on the Consolidated Statements of Operations) during both the three and nine months ended September 30, 2016, respectively, compared to less than $1 million in fair value losses on loans held-for-sale during both the three and nine months ended September 30, 2015, respectively.

(3)
We recorded $11 million and $31 million in fair value losses on impaired loans (included in provision (benefit) for loan losses on Consolidated Statements of Operations) during the three and nine months ended September 30, 2016, respectively, compared to $20 million and $76 million in fair value losses on impaired loans during the three and nine months ended September 30, 2015, respectively.

(4)
We recorded zero and $2 million in losses related to write downs of repossessed assets based on the estimated fair value of the specific assets during the three and nine months ended September 30, 2016, respectively, and recognized net gain of $1 million and $2 million on sales of repossessed assets (both write downs and net gains/losses are included in assets resolution expense on the Consolidated Statements of Operations) during the three and nine months ended September 30, 2016. We recorded $1 million and $2 million in losses related to write downs of repossessed assets based on the estimated fair value of the specific assets during the three and nine months ended September 30, 2015, respectively, and recognized a net gain of $1 million and $2 million on sales of repossessed assets during the three and nine months ended September 30, 2015, respectively.

The following tables present the quantitative information about nonrecurring level 3 fair value financial instruments and the fair value measurements as of September 30, 2016 and December 31, 2015:

	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)
September 30, 2016	(Dollars in millions)
Impaired loans held-for-investment
Residential first mortgage loans	$22	Fair value of collateral	Loss severity discount
Commercial and industrial loans	$1	Fair value of collateral	Loss severity discount
Repossessed assets	$15	Fair value of collateral	Loss severity discount

	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)
December 31, 2015	(Dollars in millions)
Impaired loans held-for-investment
Residential first mortgage loans	$40	Fair value of collateral	Loss severity discount
Commercial real estate loans	$2	Fair value of collateral	Loss severity discount
Repossessed assets	$17	Fair value of collateral	Loss severity discount

Nonrecurring Significant Unobservable Inputs

The significant unobservable inputs used in the fair value measurement of the impaired loans and repossessed assets are appraisals or other third-party price evaluations which incorporate measures such as recent sales prices for comparable properties.

Fair Value of Financial Instruments

The following table presents the carrying amount and estimated fair value of financial instruments that are carried either at fair value, cost, or amortized cost:

	September 30, 2016
		Estimated Fair Value
	Carrying Value	Total	Level 1	Level 2	Level 3
	(Dollars in millions)
Assets
Cash and cash equivalents	$174	$174	$174	$—	$—
Investment securities available-for-sale	1,115	1,115	—	1,115	—
Investment securities held-to-maturity	1,156	1,177	—	1,177	—
Loans held-for-sale	3,393	3,394	—	3,394	—
Loans with government guarantees	404	391	—	391	—
Loans held-for-investment, net	6,147	6,134	—	8	6,126
Repossessed assets	15	15	—	—	15
Federal Home Loan Bank stock	172	172	—	172	—
Mortgage servicing rights	302	302	—	—	302
Bank owned life insurance	269	269	—	269	—
Other assets, foreclosure claims	152	152	—	152	—
Derivative financial instruments, assets	119	119	1	55	63
Liabilities
Retail deposits
Demand deposits and savings accounts	$(5,204)	$(4,961)	$—	$(4,961)	$—
Certificates of deposit	(1,083)	(1,095)	—	(1,095)	—
Government deposits	(1,176)	(1,158)	—	(1,158)	—
Company controlled deposits	(1,908)	(1,839)	—	(1,839)	—
Federal Home Loan Bank advances	(2,482)	(2,450)	—	(2,450)	—
Other long-term debt	(493)	(257)	—	(257)	—
Warrant liabilities	(10)	(10)	—	(10)	—
DOJ litigation settlement	(60)	(60)	—	—	(60)
Derivative financial instruments, liabilities	(93)	(93)	—	(93)	—

	December 31, 2015
		Estimated Fair Value
	Carrying Value	Total	Level 1	Level 2	Level 3
	(Dollars in millions)
Assets
Cash and cash equivalents	$208	$208	$208	$—	$—
Investment securities available-for-sale	1,294	1,294	—	1,294	—
Investment securities held-to-maturity	1,268	1,262	—	1,262	—
Loans held-for-sale	2,576	2,578	—	2,578	—
Loans with government guarantees	485	469	—	469	—
Loans held-for-investment, net	6,165	6,121	—	6	6,115
Repossessed assets	17	17	—	—	17
Federal Home Loan Bank stock	170	170	—	170	—
Mortgage servicing rights	296	296	—	—	296
Bank owned life insurance	178	178	—	178	—
Other assets, foreclosure claims	210	210	—	210	—
Derivative financial instruments, assets	58	58	7	25	26
Liabilities
Retail deposits
Demand deposits and savings accounts	$(5,008)	$(4,744)	$—	$(4,744)	$—
Certificates of deposit	(826)	(833)	—	(833)	—
Government deposits	(1,062)	(1,045)	—	(1,045)	—
Company controlled deposits	(1,039)	(947)	—	(947)	—
Federal Home Loan Bank advances	(3,541)	(3,543)	—	(3,543)	—
Long-term debt	(247)	(89)	—	(89)	—
Warrant liabilities	(8)	(8)	—	(8)	—
DOJ litigation settlement	(84)	(84)	—	—	(84)
Derivative financial instruments, liabilities	(18)	(18)	(1)	(17)	—

The methods and assumptions used by us in estimating fair value of financial instruments which are required for disclosure only, are as follows:

Cash and cash equivalents. Due to their short-term nature, the carrying amount of cash and cash equivalents approximates fair value.

Investment securities held-to-maturity. Fair values are generated using market inputs, where possible, including quoted prices (the closing price in an exchange market), bid prices (the price at which a buyer stands ready to purchase), and other market information.

Loans with government guarantees. The fair value is estimated by using internally developed discounted cash flow models using market interest rate inputs as well as management’s best estimate of spreads for similar collateral.

Loans held-for-investment. The fair value is estimated using internally developed discounted cash flow models using market interest rate inputs as well as management’s best estimate of spreads for similar collateral.

Federal Home Loan Bank stock. No secondary market exists for Federal Home Loan Bank stock. The stock is bought and sold at par by the Federal Home Loan Bank. Management believes that the recorded value equals the fair value.

Bank owned life insurance. The fair value of bank owned life insurance policies is based on the cash surrender values of the policies as reported by the insurance companies.

Other assets, foreclosure claims. The fair value of foreclosure claims with government guarantees approximates the carrying amount.

Deposit accounts. The fair value of deposits with no defined maturity is estimated based on a discounted cash flow model that incorporates current market rates for similar products and expected attrition. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for certificates of deposit with similar remaining maturities.

Federal Home Loan Bank advances. Rates currently available for debt with similar terms and remaining maturities are used to estimate the fair value of the existing debt.

Long-term debt. The fair value of the long-term debt is estimated based on a discounted cash flow model that incorporates current borrowing rates for similar types of borrowing arrangements.

Fair Value Option

We elected the fair value option for certain items as discussed throughout the Notes to the Consolidated Financial Statements to mitigate a divergence between accounting losses and economic exposure. Interest income on loans held-for-sale is accrued on the principal outstanding primarily using the "simple-interest" method.

The following table reflects the change in fair value included in earnings of financial instruments for which the fair value option has been elected:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Assets	(Dollars in millions)
Loans held-for-sale
Net gain on loan sales	$151	$134	$440	$276
Loans held-for-investment
Interest income on loans	$—	$1	$(2)	$4
Other noninterest income	—	(1)	—	(35)
Liabilities
Long-term debt
Other noninterest income	$—	$3	$—	$28
Litigation settlement
Other noninterest income	$24	$—	$24	$2
Other noninterest (expense)	$—	$—	$—	$(2)

The following table reflects the difference between the aggregate fair value and aggregate remaining contractual principal balance outstanding as of September 30, 2016 and December 31, 2015 for assets and liabilities for which the fair value option has been elected:

	September 30, 2016			December 31, 2015
	(Dollars in millions)
	Unpaid Principal Balance	Fair Value	Fair Value Over / (Under) Unpaid Principal Balance	Unpaid Principal Balance	Fair Value	Fair Value Over / (Under) Unpaid Principal Balance
Assets
Nonaccrual loans
Loans held-for-sale	$2	$2	$—	$1	$—	$(1)
Loans held-for-investment	18	12	(6)	21	10	(11)
Total nonaccrual loans	$20	$14	$(6)	$22	$10	$(12)
Other performing loans
Loans held-for-sale	$3,217	$3,350	$133	$2,451	$2,541	$90
Loans held-for-investment	81	68	(13)	112	101	(11)
Total other performing loans	$3,298	$3,418	$120	$2,563	$2,642	$79
Total loans
Loans held-for-sale	$3,219	$3,352	$133	$2,452	$2,541	$89
Loans held-for-investment	99	80	(19)	133	111	(22)
Total loans	$3,318	$3,432	$114	$2,585	$2,652	$67
Liabilities
Litigation settlement (1)	$(118)	$(60)	$58	$(118)	$(84)	$34

(1)	We are obligated to pay $118 million in installment payments upon meeting certain performance conditions.

Note 18 – Segment Information

Our operations are conducted through four operating segments: Mortgage Originations, Mortgage Servicing, Community Banking and Other, which includes the remaining reported activities. Operating segments are defined as components of an enterprise that engage in business activity from which revenues are earned and expenses incurred for which discrete financial information is available that is evaluated regularly by executive management in deciding how to allocate resources and in assessing performance. The operating segments have been determined based on the products and services offered and reflect the manner in which financial information is currently evaluated by management. Each segment operates under the same banking charter, but is reported on a segmented basis for this report. Each of the operating segments is complementary to each other and because of the interrelationships of the segments, the information presented is not indicative of how the segments would perform if they operated as independent entities.

Effective January 1, 2016, we reorganized our reportable segments to align with our new management reporting structure and to align with our long-term strategy. Prior period segment financial information has been recast to conform to the current presentation. Prior to the reorganization, representation and warranty reserves were reported in the Mortgage Servicing segment and the MSR asset and associated costs were reported in the Other segment. As a result of this change, representation and warranty reserves, as well as the MSR asset and associated costs are now reported in the Mortgage Originations segment.

The Mortgage Originations segment originates, acquires and sells one-to-four family residential mortgage loans. The origination and acquisition of mortgage loans comprises the majority of the lending activity. Mortgage loans are originated through home loan centers, national call centers, the Internet and unaffiliated banks and mortgage banking and brokerage companies, where the net interest income and the gains from sales associated with these loans are recognized in the Mortgage Originations segment.

The Mortgage Servicing segment services and sub-services mortgage loans, on a fee basis, for others. Also, the Mortgage Servicing segment services, on a fee basis, residential mortgages held-for-investment by the Community Banking segment and mortgage servicing rights held by the Mortgage Originations segment. The Mortgage Servicing segment may also collect ancillary fees, such as late fees, and earns income through the use of noninterest-bearing escrows.

The Community Banking segment originates loans, provides deposits and fee based services to consumer, business, and mortgage lending customers through its Branch Banking, Business Banking and Commercial Banking, Government Banking, Warehouse Lending and Held-for-Investment Portfolio groups. Products offered through these teams include checking accounts, savings accounts, money market accounts, certificates of deposit, consumer loans, commercial loans, home builder finance loans and warehouse lines of credit. Other financial services available to consumer and commercial customers include lines of credit, revolving credit, customized treasury management solutions, equipment leasing, inventory, and accounts receivable lending and capital markets services such as interest rate risk protection products.

The Other segment includes the treasury functions, funding revenue associated with stockholders' equity, the impact of interest rate risk management, the impact of balance sheet funding activities, and miscellaneous other expenses of a corporate nature. Treasury functions include administering the investment securities portfolios, balance sheet funding, and interest rate risk management. In addition, the Other segment includes revenue and expenses related to treasury and corporate assets and liabilities and equity not directly assigned or allocated to the Mortgage Originations, Mortgage Servicing or Community Banking operating segments.

Revenues are comprised of net interest income (before the provision (benefit) for loan losses) and noninterest income. Noninterest expenses are fully allocated to each operating segment. Allocation methodologies may be subject to periodic adjustment as the internal management accounting system is revised and the business or product lines within the segments change.

The following tables present financial information by business segment for the periods indicated:

	Three Months Ended September 30, 2016
	Mortgage Originations	Mortgage Servicing	Community Banking	Other	Total
Summary of Operations	(Dollars in millions)
Net interest income	$21	$10	$54	$(5)	$80
Net gain on loan sales	95	—	(1)	—	94
Representation and warranty benefit	6	—	—	—	6
Other noninterest income	4	13	8	31	56
Total net interest income and noninterest income	126	23	61	26	236
(Provision) benefit for loan losses	—	—	(7)	—	(7)
Asset resolution	—	(2)	—	—	(2)
Depreciation and amortization expense	(2)	—	(1)	(5)	(8)
Other noninterest expense	(64)	(25)	(43)	—	(132)
Total noninterest expense	(66)	(27)	(44)	(5)	(142)
Income (loss) before income taxes	60	(4)	10	21	87
Provision for income taxes	—	—	—	30	30
Net income (loss)	$60	$(4)	$10	$(9)	$57
Intersegment revenue	$(1)	$5	$—	$(4)	$—

Average balances
Loans held-for-sale	$3,400	$—	$16	$—	$3,416
Loans with government guarantees	—	432	—	—	432
Loans held-for-investment	5	—	5,843	—	5,848
Total assets	4,238	623	5,904	3,383	14,148
Deposits	—	1,853	7,273	—	9,126

	Three Months Ended September 30, 2015
	Mortgage Originations	Mortgage Servicing	Community Banking	Other	Total
Summary of Operations	(Dollars in millions)
Net interest income	$18	$3	$45	$7	$73
Net gain on loan sales	72	—	(4)	—	68
Representation and warranty benefit	6	—	—	—	6
Other noninterest income	26	15	11	2	54
Total net interest income and noninterest income	122	18	52	9	201
(Provision) benefit for loan losses	—	—	1	—	1
Depreciation and amortization expense	(1)	(1)	(1)	(3)	(6)
Other noninterest expense	(56)	(27)	(39)	(3)	(125)
Total noninterest expense	(57)	(28)	(40)	(6)	(131)
Income (loss) before income taxes	65	(10)	13	3	71
Provision for income taxes	—	—	—	24	24
Net income (loss)	$65	$(10)	$13	$(21)	$47
Intersegment revenue	$3	$5	$(4)	$(4)	$—

Average balances
Loans held-for-sale	$2,179	$—	$21	$—	$2,200
Loans with government guarantees	—	547	—	—	547
Loans held-for-investment	4	—	5,348	60	5,412
Total assets	2,709	860	5,336	3,400	12,305
Deposits	—	1,487	6,773	—	8,260

	Nine Months Ended September 30, 2016
	Mortgage Origination	Mortgage Servicing	Community Banking	Other	Total
Summary of Operations	(Dollars in millions)
Net interest income	$61	$23	$150	$2	$236
Net gain (loss) on loan sales	251	—	8	—	259
Representation and warranty benefit	12	—	—	—	12
Other noninterest income (loss)	17	39	21	41	118
Total net interest income and noninterest income	341	62	179	43	625
(Provision) benefit for loan losses	—	—	9	—	9
Asset resolution	—	(6)	—	—	(6)
Depreciation and amortization expense	(4)	(2)	(5)	(12)	(23)
Other noninterest expense	(182)	(70)	(131)	(6)	(389)
Total noninterest expense	(186)	(78)	(136)	(18)	(418)
Income (loss) before income taxes	155	(16)	52	25	216
Provision for income taxes	—	—	—	73	73
Net income (loss)	$155	$(16)	$52	$(48)	$143
Intersegment revenue	$1	$16	$(1)	$(16)	$—

Average balances
Loans held-for-sale	$2,988	$—	$83	$—	$3,071
Loans with government guarantees	—	450	—	—	450
Loans held-for-investment	6	—	5,689	—	5,695
Total assets	3,688	676	5,798	3,549	13,711
Deposits	—	1,523	7,080	—	8,603

	Nine Months Ended September 30, 2015
	Mortgage Origination	Mortgage Servicing	Community Banking	Other	Total
Summary of Operations	(Dollars in millions)
Net interest income	$52	$10	$126	$23	$211
Net gain (loss) on loan sales	255	—	(13)	—	242
Representation and warranty benefit	13	—	—	—	13
Other noninterest income	60	42	19	(3)	118
Total net interest income and noninterest income	380	52	132	20	584
(Provision) benefit for loan losses	—	—	18	—	18
Asset resolution	—	(12)	(1)	—	(13)
Depreciation and amortization expense	(2)	(2)	(4)	(9)	(17)
Other noninterest expense	(174)	(80)	(116)	(7)	(377)
Total noninterest expense	(176)	(94)	(121)	(16)	(407)
Income (loss) before income taxes	204	(42)	29	4	195
Provision for income taxes	—	—	—	70	70
Net income (loss)	$204	$(42)	$29	$(66)	$125
Intersegment revenue	$9	$13	$(13)	$(9)	$—

Average balances
Loans held-for-sale	$2,052	$—	$36	$—	$2,088
Loans with government guarantees	—	679	—	—	679
Loans held-for-investment	3	—	4,786	96	4,885
Total assets	2,555	1,004	4,753	3,351	11,663
Deposits	—	1,189	6,602	—	7,791

Note 19 – Recently Issued Accounting Pronouncements

Statement of Cash Flows - In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. This amendment addresses eight issues which current GAAP does not include specific guidance or is unclear, pertaining to: Debt Prepayment or Debt Extinguishment Costs, Settlement of Zero-Coupon Debt Instruments, Contingent Consideration Payments Made after a Business Combination, Proceeds from the Settlement of Insurance Claims, Proceeds from the Settlement of Corporate-Owned or Bank-Owned Life Insurance Policies, Distributions Received from Equity Method Investees, Beneficial Interest in Securitization Transactions, and Separately Identifiable Cash Flows and Application of the Predominance Principle. ASU 2016-16 is effective for fiscal years beginning after December 15, 2018 and early adoption is permitted. Management is currently evaluating this guidance and does not expect this guidance to have a material impact on our Consolidated Financial Statements.

Credit Losses - In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326). The ASU alters the current method for recognizing credit losses within the reserve account. Currently, an institution uses the incurred loss method, the new guidance will require the allowance to be recorded on day one for the contractual term of the financial asset. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019. Management is currently evaluating this guidance and the impact it will have on our Consolidated Financial Statements.

Stock Compensation - In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments in ASU 2016-09 affect all entities that issue share-based payment awards to their employees. The areas for simplification in ASU 2016-09 involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective retrospectively for fiscal years beginning after December 15, 2016 and early adoption is permitted. Management is currently evaluating this guidance and does not expect this guidance to have a material impact on our Consolidated Financial Statements.

Derivatives and Hedging - In March 2016, the FASB issued ASU 2016-06, Derivatives and Hedging (Topic 815) - Contingent Put and Call Options in Debt Instruments. The amendments in ASU 2016-06 clarify the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to their debt hosts. An entity performing the assessment under the amendments in ASU 2016-06 is required to assess the embedded call (put) options solely in accordance with the four-step decision sequence. ASU 2016-06 is effective retrospectively for fiscal years beginning after December 15, 2016 and early adoption is permitted. This guidance is not expected to have a material impact upon adoption on our Consolidated Financial Statements, but disclosures to the Notes thereto will be updated per the requirements.

Leases - In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842): Section A - Leases: Amendments to the FASB Accounting Standards Codification, Section B - Conforming Amendments Related to Leases: Amendment to the FASB Accounting Standards Codification, Section C - Background Information and Basis For Conclusions. Lessees will need to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting. ASU 2016-02 is effective retrospectively for fiscal years beginning after December 15, 2019 and early adoption is permitted. The guidance in ASU 2016-02 supersedes Topic 840, Leases. Management is currently evaluating this guidance and does not expect this guidance to have a material impact on our Consolidated Financial Statements.

Financial Instruments - In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The new standard significantly revises an entity’s accounting related to the classification and measurement of investments in equity securities and the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. ASU 2016-01 is effective retrospectively for fiscal years beginning after December 15, 2017 and early adoption is permitted. Management is currently evaluating this guidance and does not expect this guidance to have a material impact on our Consolidated Financial Statements, if any.

Revenue from Contracts with Customers - In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers (Topic 606)." Under the amended guidance, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The FASB has voted to approve a year deferral of the effective date from January 1, 2017 to January 1, 2018, while allowing for early adoption. In April 2016, the FASB clarified the following two aspects: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. In May 2016, the FASB issued ASU 2016-12 Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, to provide a limited number of changes to its revenue recognition standard. The amendments clarify the assessment of the likelihood that revenue will be collected from a contract, the guidance for presenting sales taxes and similar taxes, and the timing for measuring customer payments that are not in cash. The amendment also says a contract should be considered complete if all, or substantially all, of its revenue has been collected prior to making the transition to the new standard. In addition, the update clarifies the disclosure requirements for businesses and other organizations that make the transition to the new standard by adjusting amounts from prior reporting periods. The effects have to be disclosed for prior periods that were adjusted. Management is currently evaluating this guidance and does not expect this guidance to have a material impact on our Consolidated Financial Statements; however, changes to disclosures in the Notes thereto will be required.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Flagstar Bancorp, Inc.
Troy, MI

In our opinion, the accompanying consolidated statement of financial condition as of December 31, 2015 and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the year then ended present fairly, in all material respects, the financial position of Flagstar Bancorp, Inc. and its subsidiaries at December 31, 2015, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control Over Financial Reporting appearing under Item 9A. Our responsibility is to express opinions on these financial statements and on the Company's internal control over financial reporting based on our integrated audit. We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audit of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers, LLP
Detroit, Michigan
March 14, 2016, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of changes in segments discussed in Note 25, for which the date is October 7, 2016

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Flagstar Bancorp, Inc.
Troy, MI

We have audited the accompanying consolidated statements of financial condition of Flagstar Bancorp, Inc. and subsidiaries (the "Company") as of December31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2014. We also have audited the Company's internal control over financial reporting as of December31, 2014, based on criteria established in Internal Control- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework). The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the Company's internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements include examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Flagstar Bancorp Inc. and subsidiaries as of December 31, 2014 and2013, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, because of a material weakness in internal controls related to the classification of certain transactions within its statement of cash flows, as described in Management’s Report on Internal Control appearing under Item 9A, the Company did not maintain, in all material respects, effective internal control over financial reporting as of December31, 2014, based on criteria established in Internal Control- Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework). A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. We considered this material weakness in determining the nature, timing, and extent of audit tests applied in our audit of the 2014 consolidated financial statements. Our opinion regarding the effectiveness of the Company’s internal control over financial reporting does not affect our opinion on those consolidated financial statements

As described in Note 1, the consolidated statement of cash flows for the year ended December 31, 2013 has been restated to correct an error in the classification of certain transactions between operating, investing, and financing cash flows.

/s/ Baker Tilly Virchow Krause, LLP
Southfield, Michigan
March 16, 2015, except for Note 25, as to which the date is October 7, 2016

Flagstar Bancorp, Inc.
Consolidated Statements of Financial Condition
(In millions, except share data)

	December 31,
	2015	2014
Assets
Cash and cash equivalents
Cash	$54	$47
Interest-earning deposits	154	89
Total cash and cash equivalents	208	136
Investment securities available-for-sale	1,294	1,672
Investment securities held-to-maturity	1,268	—
Loans held-for-sale ($2,541 and $1,196 measured at fair value, respectively)	2,576	1,244
Loans held-for-investment ($111 and $211 measured at fair value, respectively)	6,352	4,448
Loans with government guarantees	485	1,128
Less: allowance for loan losses	(187)	(297)
Total loans held-for-investment, net	6,650	5,279
Mortgage servicing rights	296	258
Federal Home Loan Bank stock	170	155
Premises and equipment, net	250	238
Net deferred tax asset	364	442
Other assets	639	416
Total assets	$13,715	$9,840
Liabilities and Stockholders’ Equity
Deposits
Noninterest bearing	$1,574	$1,209
Interest bearing	6,361	5,860
Total deposits	7,935	7,069
Federal Home Loan Bank advances (includes both long-term and short-term)	3,541	514
Long-term debt ($0 and $84 measured at fair value, respectively)	247	331
Representation and warranty reserve	40	53
Other liabilities ($84 and $82 measured at fair value, respectively)	423	500
Total liabilities	12,186	8,467
Stockholders’ Equity
Preferred stock $0.01 par value, liquidation value $1,000 per share, 25,000,000 shares authorized; 266,657 issued and outstanding, respectively	267	267
Common stock $0.01 par value, 70,000,000 shares authorized; 56,483,258 and 56,332,307 shares issued and outstanding, respectively	1	1
Additional paid in capital	1,486	1,482
Accumulated other comprehensive income	2	8
Accumulated deficit	(227)	(385)
Total stockholders’ equity	1,529	1,373
Total liabilities and stockholders’ equity	$13,715	$9,840
The accompanying notes are an integral part of these Consolidated Financial Statements.

Flagstar Bancorp, Inc.
Consolidated Statements of Operations
(In millions, except per share data)

	For the Years Ended December 31,
	2015	2014	2013
Interest Income
Loans	$295	$246	$313
Investment securities	59	39	12
Interest-earning deposits and other	1	1	5
Total interest income	355	286	330
Interest Expense
Deposits	42	30	42
Federal Home Loan Bank advances	18	2	95
Other	8	7	7
Total interest expense	68	39	144
Net interest income	287	247	186
(Benefit) provision for loan losses	(19)	132	70
Net interest income after provision for loan losses	$306	$115	$116
Noninterest Income
Net gain on loan sales	$288	$206	$402
Loan fees and charges	67	73	104
Deposit fees and charges	25	22	21
Loan administration income	26	24	6
Net return on mortgage servicing asset	28	24	91
Net (loss) gain on sale of assets	(1)	12	2
Net impairment losses	—	—	(9)
Representation and warranty benefit (provision)	19	(10)	(36)
Other noninterest income	18	10	72
Total noninterest income	$470	$361	$653
Noninterest Expense
Compensation and benefits	$237	$233	$279
Commissions	39	35	54
Occupancy and equipment	81	80	80
Asset resolution	15	57	52
Federal insurance premiums	23	23	35
Loss on extinguishment of debt	—	—	178
Loan processing expense	52	37	52
Legal and professional expense	36	51	78
Other noninterest expense	53	63	110
Total noninterest expense	$536	$579	$918
Income (loss) before income taxes	$240	$(103)	$(149)
Provision (benefit) for income taxes	82	(34)	(416)
Net income (loss)	158	(69)	267
Preferred stock dividend/accretion	—	(1)	(6)
Net income (loss) from continuing operations	$158	$(70)	$261
Earnings (loss) per share
Basic	$2.27	$(1.72)	$4.40
Diluted	$2.24	$(1.72)	$4.37
Weighted average shares outstanding
Basic	56,426,977	56,246,528	56,063,282
Diluted	57,164,523	56,246,528	56,518,181
The accompanying notes are an integral part of these Consolidated Financial Statements.

Flagstar Bancorp, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(In millions)

	For the Years Ended December 31,
	2015	2014	2013
Net income (loss)	$158	$(69)	$267
Other comprehensive income (loss), net of tax
Unrealized gain (loss) on investment securities available-for-sale
Unrealized gain (loss) (net of tax effect ($2), $8, and $1, respectively)	(5)	16	(20)
Less: Reclassification of net gain (loss) on the sale (net of tax effect $1, ($1), and $1, respectively)	2	(3)	17
Net change in unrealized gain (loss) on investment securities available-for-sale, net of tax	(3)	13	(3)
Unrealized loss on derivative instruments designated to cash flow hedges
Unrealized loss (net of tax effect ($1), zero and zero, respectively)	(5)	—	—
Less: Reclassification of net loss on derivative instruments	2	—	—
Net change in unrealized loss on derivative instruments, net of tax	(3)	—	—
Other comprehensive income (loss), net of tax	(6)	13	(3)
Comprehensive income (loss)	$152	$(56)	$264
The accompanying notes are an integral part of these Consolidated Financial Statements.

Flagstar Bancorp, Inc.
Consolidated Statements of Stockholders' Equity
(In millions, except share data)

	Preferred Stock		Common Stock
	Number of Shares Outstanding	Amount of Preferred Stock	Number of Shares Outstanding	Amount of Common Stock	Additional Paid in Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
Balance at December 31, 2012	266,657	$260	55,863,053	$1	$1,477	$(2)	$(576)	$1,160
Net income	—	—	—	—	—	—	267	267
Total other comprehensive income	—	—	—	—	—	(3)	—	(3)
Accretion of preferred stock	—	6	—	—	—	—	(6)	—
Stock-based compensation	—	—	275,021	—	2	—	—	2
Balance at December 31, 2013	266,657	$266	56,138,074	$1	$1,479	$(5)	$(315)	$1,426
Net loss	—	—	—	—	—	—	(69)	(69)
Total other comprehensive loss	—	—	—	—	—	13	—	13
Accretion of preferred stock	—	1	—	—	—	—	(1)	—
Stock-based compensation	—	—	194,233	—	3	—	—	3
Balance at December 31, 2014	266,657	$267	56,332,307	$1	$1,482	$8	$(385)	$1,373
Net income	—	—	—	—	—	—	158	158
Total other comprehensive income	—	—	—	—	—	(6)	—	(6)
Stock-based compensation	—	—	150,951	—	3	—	—	3
Warrant exercise	—	—	—	—	1	—	—	1
Balance at December 31, 2015	266,657	$267	56,483,258	$1	$1,486	$2	$(227)	$1,529
The accompanying notes are an integral part of these Consolidated Financial Statements.

Flagstar Bancorp, Inc.
Consolidated Statements of Cash Flows
(In millions)

	For the Years Ended December 31,
	2015	2014	2013

Operating Activities
Net income (loss)	$158	$(69)	$267
Adjustments to reconcile net income (loss) to net cash used in operating activities:
(Benefit) provision for loan losses	(19)	132	70
Representation and warranty (benefit) provision	(19)	10	36
Depreciation and amortization	24	24	23
Changes in valuation allowance on deferred tax assets	11	8	(356)
Deferred income taxes	67	(36)	(59)
Change in fair value and other non-cash changes	(132)	(280)	(121)
Net gain on loan and asset sales	(288)	(218)	(430)
Other than temporary impairment losses on investment securities AFS	—	—	9
Net (gain) loss on transferors' interest	—	—	(46)
Net change in:
Proceeds from sales of loans held-for-sale ("HFS")	18,467	17,189	37,162
Origination, premium paid and purchase of loans, net of principal repayments	(28,008)	(24,899)	(37,957)
(Increase) decrease in accrued interest receivable	(8)	33	44
Net proceeds from sales of trading securities	—	—	170
Decrease (increase) in other assets, excludes purchase of other investments	211	(33)	125
Net charge-offs in representation and warranty reserve	(1)	(18)	(193)
Increase (decrease) in other liabilities	(10)	12	(306)
Net cash used in operating activities	$(9,547)	$(8,145)	$(1,562)
Investing Activities
Proceeds from sale of available for sale securities including loans that have been securitized	$9,098	$9,191	$3,412
Collection of principal on investment securities available-for-sale	218	160	55
Purchase of investment securities available-for-sale and other	(1,148)	(1,278)	(1,057)
Collection of principal on investment securities held-to-maturity ("HTM")	85	—	—
Purchase of investment securities held-to-maturity	(217)	—	—
Proceeds received from the sale of held-for-investment ("HFI") loans	946	73	1,434
Origination and purchase of loans HFI, net of principal repayments	(3,130)	(923)	666
Purchase of bank owned life insurance	(175)	—	—
Proceeds from the disposition of repossessed assets	24	39	117
Net (purchase) redemption of Federal Home Loan Bank stock	(15)	54	92
Acquisitions of premises and equipment, net of proceeds	(46)	(33)	(36)
Proceeds from the sale of mortgage servicing rights	245	226	851
Net cash provided by investing activities	$5,885	$7,509	$5,534
Financing Activities
Net increase (decrease) in deposit accounts	$866	$928	$(2,154)
Proceeds from increases in Federal Home Loan Bank advances	37,399	18,972	4,315
Repayment of Federal Home Loan Bank advances	(34,372)	(19,446)	(6,507)
Repayment of trust preferred securities and long-term debt	(88)	(29)	(20)
Net receipt (disbursement) of payments of loans serviced for others	(76)	70	(278)
Net receipt (disbursement) of escrow payments	5	(4)	—
Net cash provided by (used in) financing activities	$3,734	$491	$(4,644)
Net increase (decrease) in cash and cash equivalents	72	(145)	(672)
Beginning cash and cash equivalents	136	281	953
Ending cash and cash equivalents	$208	$136	$281
Supplemental disclosure of cash flow information
Interest paid on deposits and other borrowings	$58	$32	$143
Income tax payments (refund)	$6	$(1)	$6
FHLB prepayment penalty payment	$—	$—	$178
Non-cash reclassification of investment securities AFS to HTM	$1,112	$—	$—
Non-cash reclassification of loans originated HFI to loans HFS	$1,140	$426	$832
Non-cash reclassification of mortgage loans originated HFS to HFI	$30	$19	$64
Non-cash reclassification of mortgage loans HFS to AFS securities	$8,853	$8,800	$3,376
Initial non-cash reclassification of loans with government guarantees to other assets	$373	$—	$—
Mortgage servicing rights resulting from sale or securitization of loans	$260	$271	$402
Recharacterization of investment securities AFS to loans HFI	$—	$—	$91
Reconsolidation of HELOC's of variable interest entities (VIEs)	$—	$—	$171
Reconsolidation of long-term debt of VIEs	$—	$—	$120
The accompanying notes are an integral part of these Consolidated Financial Statements.

Note 1 — Description of Business, Basis of Presentation, and Summary of Significant Accounting Policies

Description of Business

Effective January 1, 2016, we reorganized our reportable segments to align with our new management reporting structure and to align with our long-term strategy. Prior period segment financial information has been recast to conform to 2016 presentation, further described in Note 25. Prior to the reorganization, representation and warranty reserves were reported in the Mortgage Servicing segment and the MSR asset and associated costs were reported in the Other segment. As a result of this change, representation and warranty reserves, as well as the MSR asset and associated costs are now reported in the Mortgage Originations segment.

Flagstar Bancorp, Inc. ("Flagstar" or the "Company"), is a Michigan-based savings and loan holding company founded in 1993. The Company's business is primarily conducted through its principal subsidiary, Flagstar Bank, FSB (the "Bank"), a Michigan-based federally chartered stock savings bank founded in 1987. The Company is one of the largest banks headquartered in Michigan.

The Bank is subject to regulation, examination and supervision by the Office of the Comptroller of the Currency ("OCC") of the U.S. Department of the Treasury ("U.S. Treasury"). The Bank is also subject to regulation, examination and supervision by the Federal Deposit Insurance Corporation ("FDIC") and the Consumer Financial Protection Bureau (the "CFPB"). The Bank's deposits are insured by the FDIC through the Deposit Insurance Fund. The Company is subject to regulation, examination and supervision by the Board of Governors of the Federal Reserve ("Federal Reserve"). The Bank is also a member of the Federal Home Loan Bank ("FHLB") of Indianapolis.

Consolidation and Basis of Presentation

The Consolidated Financial Statements include our accounts and accounts of all variable interest entities ("VIEs") for which we are the primary beneficiary. The accounting and financial reporting policies of Flagstar and its subsidiaries conform to accounting principles generally accepted in the United States ("GAAP"). Additionally, where applicable the policies conform to the accounting and reporting guidelines prescribed by regulatory authorities. Certain prior period amounts have been reclassified to conform to the Company’s presentation as reported in Consolidated Financial Statements and Notes as of and for the period ended September 30, 2016. The preparation of the Consolidated Financial Statements, requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, revenues and expenses and disclosures of contingent assets and liabilities. Actual results could be materially different from these estimates.

Subsequent Events

Subsequent to December 31, 2015, the Company transferred approximately $800 million conforming residential loans that remained eligible for sale to the Agencies previously classified as held-for-investment to held-for-sale. This transfer was due to a change in management’s intent in 2016 related to those specific loans driven by significant changes in market conditions during the first quarter of 2016 primarily related to a decline in interest rates. Management expects there will be no adverse material impact to the Consolidated Statements of Operations resulting from the change in classification.

The Company has evaluated all subsequent events for potential recognition and disclosure through the filing date of this document.

Cash and Cash Equivalents

Cash and cash equivalents include amounts due from correspondent banks and the Federal Reserve Bank. Short-term investments that have a maturity at the date of acquisition of three months or less and are readily convertible to cash.

Investment Securities

Investment securities classified as trading are recorded at fair value, with unrealized and realized gains or losses included as a component of "other noninterest income" in the Consolidated Statements of Operations.

The Company measures securities classified as available-for-sale at fair value, with unrealized gains and losses, net of tax, included in "other comprehensive income (loss)" in stockholders’ equity. The Company recognizes realized gains and losses on available-for-sale securities when securities are sold. The cost of securities sold is based on the specific identification method. Any gains or losses realized upon the sale of a security are reported in "other noninterest income" in the Consolidated Statements of Operations. The fair value of investment securities is based on observable market prices, when available. If observable market prices are not available, our valuations are based on alternative methods, including: quotes for similar fixed-income securities, matrix pricing, discounted cash flow using benchmark interest rate curves or other factors. The fair values are obtained through independent third parties from pricing services which the Company compares to independent pricing sources on a quarterly basis. See Note 2 and Note 24 of the Notes to the Consolidated Financial Statements, herein, for additional information on recurring fair value and investment security disclosures.

Investment securities held-to-maturity are carried at amortized cost and adjusted for amortization of premiums and accretion of discounts using the interest method. Transfers of investment securities into the held-to-maturity category from the available-for-sale category are accounted for at fair value at the date of transfer. Any related unrealized holding gain (loss), net of tax, that was included in the transfer is retained in other comprehensive income (loss) and is amortized as an adjustment to interest income over the remaining life of the securities.

The Company evaluates available-for-sale and held-to-maturity investment securities for other-than-temporary impairment ("OTTI") on a quarterly basis. An OTTI is considered to have occurred when the fair value of a debt security is below its amortized costs and the Company (1) has the intent to sell the security, (2) will more likely than not be required to sell the security before recovery of its amortized cost, or (3) does not expect to recover the entire amortized cost basis of the security. Investments that have an OTTI are written down through a charge to earnings in "net impairment losses" in the Consolidated Statements of Operations for the amount representing the credit loss on the security and a charge is recognized in other comprehensive income (loss) related to gains (losses), reclassifications, impairments, credit loss and deferred tax.

Investment securities transactions are recorded on the trade date for purchases and sales. Interest earned on investment securities, including the amortization of premiums and the accretion of discounts using the effective interest method over the period of maturity, is included in interest income. For a discussion of valuation of securities, see Note 2 of the Notes to the Consolidated Financial Statements, herein.

Loans Held-for-Sale

The Company classifies loans as held-for-sale when it originates or purchases loans that it intends to sell. The Company has elected the fair value option for the majority of its loans held-for-sale. The Company estimates the fair value of mortgage loans based on quoted market prices for securities backed by similar types of loans, where available, or by discounting estimated cash flows using observable inputs inclusive of interest rates, prepayment speeds and loss assumptions for similar collateral. Loans held-for-sale that are recorded at lower of cost or fair value may be carried at fair value on a nonrecurring basis when the fair value is less than cost. See Note 24 of the Notes to the Consolidated Financial Statements, herein, for additional recurring fair value disclosures.

Loans that are transferred into the held-for-sale portfolio from the held-for-investment portfolio are recorded at the lower of cost or fair value when there is an intent to sell these loans. Gains or losses recognized upon the sale of loans are determined using the specific identification method.

Loans Held-for-Investment

The Company classifies loans that it has the intent and ability to hold until maturity as held-for-investment. Loans held-for-investment are reported at their outstanding principal balance adjusted for any unamortized premiums, discounts, deferred fees and costs (amortized cost). The Company recognizes interest income on held-for-investment loans using the interest method, including the amortization of any deferred cost basis adjustments; unless the Company believes that the ultimate collection of contractual principal or interest payments in full is not reasonably assured. Interest income recorded on our loans is adjusted by the amortization of net premiums, net deferred loan origination costs and the amount of negative amortization (i.e., capitalized interest) arising from our option ARM loans.

Loans originally classified as held-for-sale and subsequently transferred to held-for-investment continue to be measured and reported at fair value on a recurring basis. As a result of the election of the fair value option, changes in fair value are recorded to "other noninterest income" on the Consolidated Statements of Operations. The fair value of these loans is determined using the same methods described above for loans held-for-sale. See Note 24 of the Notes to the Consolidated Financial Statements, herein, for additional recurring fair value disclosures.

When loans originally designated as held-for-sale or loans originally designated as held-for-investment are reclassified, cash flows associated with the loans will be classified in the Consolidated Statements of Cash Flows as operating or investing, as appropriate, in accordance with the initial classification of the loans.

Loan Modifications (Troubled Debt Restructurings)

The Company may modify certain loans in both consumer and commercial loan portfolio segments. Troubled Debt Restructurings ("TDRs") result in those instances in which a borrower demonstrates financial difficulty and for which a concession has been granted. Concessions include reduction of interest rate, extension of amortization period, principal and/or interest forgiveness and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of collateral. If a loan was nonperforming prior to restructuring, these loans will continue on nonaccrual status until the borrower has established a willingness and ability to make the restructured payments for at least six months, after which they will begin to accrue interest.

Consumer loan modifications. For consumer loan programs (e.g., residential first mortgages, second mortgages, HELOC, and other consumer), the Company enters into a modification when the borrower has indicated a hardship, including illness or death in the family or a loss of employment. Other modifications occur when it is confirmed that the borrower does not possess the financial resources necessary to continue making loan payments at the current amount, but the Company’s expectation is that payments at lower amounts can be made. The primary concession given to consumer loan borrowers includes a reduced interest rate and/or an extension of the amortization period or maturity date.

Commercial loan modifications. Modifications of terms for commercial loans are based on individual facts and circumstances. Commercial loan modifications may involve a reduction of the interest rate and/or an extension of the term of the loan. The Company also engages in other loss mitigation activities with troubled borrowers, which include repayment plans, forbearance arrangements, and the capitalization of past due amounts.

Past Due and Impaired Loans

Loans are considered to be past due when any payment of principal or interest is 30 days past the scheduled payment date. While it is the goal of management to collect on loans, the Company attempts to work out a satisfactory repayment schedule or modification with past due borrowers and will undertake foreclosure proceedings if the delinquency is not satisfactorily resolved. The Company's practices regarding past due loans are designed to both assist borrowers in meeting their contractual obligations and minimize losses incurred by the bank.

The Company ceases the accrual of interest on consumer and commercial loans once they become 90 days past due, or earlier when concerns exist as to the ultimate collection of principal or interest. When a loan is placed on nonaccrual status, the accrued interest income is reversed and may only return to accrual status when principal and interest become current and are anticipated to be fully collectible.

Loans are considered impaired if it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement or when any portion of principal or interest is 90 days past due. See Note 24 of the Consolidated Financial Statements, herein, for additional nonrecurring fair value disclosures.

When a loan within any class is impaired, the accrual of interest income is discontinued unless the receipt of principal and interest is no longer in doubt. Interest income is recognized on impaired loans using a cost recovery method unless amounts contractually due are not in doubt. Cash receipts received on nonperforming impaired loans within any class are applied entirely against principal until the loan has been collected in full, after which time any additional cash receipts are recognized as interest income. Cash receipts received on accruing impaired loans within any class are applied in the same manner as accruing loans that are not considered impaired.

Allowance for Loan Losses

The allowance for loan losses represents management's estimate of probable losses in the Company's loans held-for-investment portfolio, excluding loans carried under the fair value option. The Company establishes an allowance when (a) available information indicates that it is probable that a loss has occurred and (b) the amount of the loss can be reasonably estimated. The allowance provides for probable losses that have been identified with specific customer relationships (individually evaluated) and for probable losses believed to be inherent in the loan portfolio but that have not been specifically identified (collectively evaluated). Management assigns qualitative factors to each loan portfolio segment based on consideration of the following factors: changes in lending policies and procedures, changes in economic and business conditions, changes in the nature and volume of the portfolio, changes in lending management, changes in credit quality statistics, changes in the quality of the loan review system, changes in the value of underlying collateral for collateral-dependent loans, changes in concentrations of credit, and other internal or external factor changes.

A specific allowance is established on a loan when it is probable all amounts due will not be collected pursuant to the contractual terms of the loan and the recorded investment in the loan exceeds its fair value. The required allowance is measured using either the present value of the expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral less estimated disposal costs if the loan is collateral dependent. A general allowance is established for losses inherent on non-impaired loans by segmenting the portfolio based upon common risk characteristics. The general loss is then determined by using a historical loss model which utilizes the Company's loss history by specific product, or if the product is not sufficiently seasoned, per readily available industry peer loss data. The loss model utilizes a loss emergence period that represents the average amount of time between when the loss event first occurs and when the specific loan is charged-off. In addition to the loss history or peer data, the Company also includes a qualitative adjustment that considers economic risks, industry and geographic concentrations and other factors not adequately captured in the Company's methodology.

For both consumer and commercial loans deemed impaired, the loans are evaluated on at least a quarterly basis for impairment. The Company measures the level of impairment based on the present value of the expected future cash flows discounted at the loan’s effective interest rate, the observable market price of the loan, or the fair value of the collateral if the loan is collateral dependent, reduced by estimated disposal costs. If the fair value less the costs to sell are less than the carrying value of the loan, an impairment is recorded, otherwise no allowance is recorded.

Consumer loans secured by real estate are charged-off to the estimated fair value of the collateral when a loss is confirmed or at 180 days past due, whatever is sooner. Loss confirming events include, but are not limited to, bankruptcy (unsecured), continued delinquency, foreclosure or receipt of an asset valuation indicating a collateral deficiency and the asset is the sole source of repayment. For consumer loans not secured by real estate, the charge-off is taken upon confirmation or 120 days past due.

Commercial loans are evaluated on a loan level basis and either charged-off or written down to net realizable value if a loss confirming event has occurred. Loss confirming events include, but are not limited to, bankruptcy (unsecured), continued delinquency, foreclosure, or receipt of an asset valuation indicating a collateral deficiency and that asset is the sole source of repayment.

Loan Sales and Variable Interest Entities

The Company’s recognition of gain or loss on the sale of loans for which it surrenders control is accounted for as a sale to the extent that consideration received does not include a beneficial interest in the transferred assets. In the event the Company retains a beneficial interest in the transferred assets, the carrying value of the assets sold is allocated between the assets sold and the retained interests, other than the mortgage servicing rights, based on their relative fair values. Retained mortgage servicing rights are recorded at fair value.

In assessing whether control has been surrendered, the Company considers (1) whether the transferee would be a consolidated affiliate, (2) the existence and extent of any continuing involvement in the transferred financial assets and (3) the impact of all arrangements or agreements made contemporaneously with or in contemplation of the transfer, even if they were not entered into at the time of transfer.

If the sale criteria are met, the transferred financial assets are removed from the Consolidated Statements of Financial Condition and a gain or loss on sale is recognized. For certain transfers, such as in connection with complex transactions or where the Company has continuing involvement such as servicing responsibilities, generally a legal opinion is obtained as to whether the transfer results in a "true sale" by law.

In order to conclude whether or not a variable interest entity is required to be consolidated, careful consideration will be given to the Company's continuing involvement with the variable interest entity. In circumstances where the Company has both the power to direct the activities of the entity that most significantly impact the entity's performance and the obligation to absorb losses or the right to receive benefits of the entity that could be significant, the Company would conclude that it would consolidate the entity, which would also preclude the Company from recording an accounting sale on the transaction. In the case of a consolidated variable interest entity, the accounting is similar to a secured financing, (i.e., the Company continues to carry the loans and records the related securitized debt on the balance sheet).

Repossessed Assets

Repossessed assets include one-to-four family residential property, commercial property and one-to-four family homes under construction that were acquired through foreclosure or acceptance of a deed-in-lieu of foreclosure. Repossessed assets are initially recorded at estimated fair value of the collateral, less estimated costs to sell. Losses arising from the initial acquisition of such properties are charged against the allowance for loan losses at the time of transfer. Subsequent valuation adjustments to reflect fair value, as well as gains and losses on disposal of these properties, are charged to "asset resolution"

within noninterest expense in the Consolidated Statements of Operations as incurred. See Note 24 of the Notes to the Consolidated Financial Statements, herein, for additional nonrecurring fair value disclosures.

Loans with Government Guarantees

The Company originates government guaranteed loans which are pooled and sold as Ginnie Mae mortgage backed securities. Pursuant to Ginnie Mae servicing guidelines, the Company has the unilateral right to repurchase certain delinquent loans (loans past due 90 days or more) securitized in Ginnie Mae pools, if the loans meet defined delinquent loan criteria. As a result of this unilateral right, once the delinquency criteria have been met, and regardless of whether the repurchase option has been exercised, the Company accounts for the loans as if they had been repurchased. The Company recognizes the loans as loans with government guarantees on the Consolidated Statements of Financial Condition and also recognizes a corresponding liability for a corresponding amount recorded in other liabilities on the Consolidated Statement of Financial Condition. If the loan is repurchased, the liability is settled and the loan with government guarantee remains. Once repurchased, the Company may collect losses through a claims process with the FHA, as an approved lender.

The Company adopted ASU Update No. 2014-14, Receivables - Troubled Debt Restructuring by Creditors (Subtopic 310-40) in the first quarter 2015 at which time repossessed assets and the associated claims were recorded separately from the associated loans. At December 31, 2015, repossessed assets and the associated claims were recorded in other assets and at December 31, 2014 repossessed assets and the associated claims were included in loans with government guarantees.

Federal Home Loan Bank Stock

The Bank owns stock in the Federal Home Loan Bank of Indianapolis. No market quotes exist for the stock. The stock is redeemable at par and is carried at cost. The investment is required to permit the Bank to obtain membership in and to borrow from the Federal Home Loan Bank.

Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation. Land is carried at historical cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets which generally ranges from three to thirty years. Capitalized software is amortized on a straight-line basis over its useful life, which generally ranges from three to seven years. Repair and maintenance costs and software expenditures that are considered general, administrative, or of a maintenance nature are expensed as incurred.

Mortgage Servicing Rights ("MSRs")

The Company purchases and originates mortgage loans for sale to the secondary market and sells the loans on either a servicing-retained or servicing-released basis. For servicing retained sales, an MSR is created at the time of sale which is recorded at fair value. The Company uses an option-adjusted spread valuation utilizing an internal valuation to determine the fair value of MSRs. The key assumptions used in the valuation of MSRs include mortgage prepayment speeds and discount rates. Management obtains third-party valuations of the MSR portfolio on a quarterly basis from independent valuation experts to assess the reasonableness of the fair value calculated by its internal valuation model. Changes in fair value of the Company's mortgage servicing rights are reported on the Consolidated Statements of Operations in "net return on mortgage servicing". See Note 24 of the Notes to the Consolidated Financial Statements, herein, for additional recurring fair value disclosures.

The Company periodically sells portions of its MSRs, and may simultaneously enter into an agreement to subservice the residential mortgage loans sold, which qualify as sales transactions. A transfer of servicing rights related to loans previously sold qualifies as a sale at the date on which title passes, if substantially all risks and rewards of ownership have irrevocably passed to the transferee and any protection provisions retained by the transferor are minor and can be reasonably estimated. In addition, if a sale is recognized and only minor protection provisions exist, a liability is accrued for the estimated obligation associated with those provisions. As MSRs are not considered financial assets for accounting purposes, the transfer of an MSR asset qualifies as a sale based on a risks and rewards approach.

Servicing Fee Income

Servicing fee income, which is included on the Consolidated Statements of Operations as loan administration income, is recorded for fees earned, net of third party subservicing costs for servicing loans. The fees are based on a contractual percentage of the outstanding principal or a fixed amount per loan and are recorded as income when earned. Late fees and ancillary fees are also included on the Consolidated Statements of Operations as net return on mortgage servicing asset. Subservicing fee income is recorded for fees earned, net of third party subservicing costs, for loans subserviced. Contractual subservicing fees including late fees and other ancillary income are included within loan administration income on the Consolidated Statements of Operations.

Financial Instruments and Derivatives

The Company enters into derivative financial instruments to manage interest rate risk and to facilitate asset/liability management. The Company generally uses derivatives to manage its pipeline of loans held-for-sale with forward commitments to sell Fannie Mae or Freddie Mac or Ginnie Mae mortgage backed securities. Further, the Company occasionally enters into swap agreements to manage the cash flows on certain liabilities. For all derivatives outside of those noted below, the Company does not elect to apply or does not qualify for hedge accounting and therefore accounts for the derivatives as economic undesignated derivatives. Changes in the fair value of the derivatives and realized gains and losses are recognized immediately in total noninterest income on the Consolidated Statements of Operations.

The Company uses interest rate swaps to hedge the forecasted cash flows from its underlying variable-rate Federal Home Loan Bank ("FHLB") advances in a qualifying cash flow hedge accounting relationship. Changes in the fair value of derivatives designated as cash flow hedges are recorded in other comprehensive income on the Consolidated Statement of Financial Condition and reclassified into interest expense along with the debt interest expense in the same period in which the identified hedge transaction is recognized in earnings. Cash flows and the impact on income related to designated hedges is reported in the same category as the underlying hedged item. Derivatives that are designated in hedging relationships are evaluated for effectiveness using regression analysis at the time they are designated and throughout the hedge period.

U.S. Treasury futures and U.S. Treasury options are actively traded and their fair values are obtained from an exchange. Forward loan sale commitments and interest rate swaps are valued based on quoted prices for similar assets in an active market with inputs that are observable. Rate lock commitments are valued using internal models with significant unobservable market parameters. The Company assesses the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions at each period end. As of December 31, 2015 and 2014, the Company determined that the credit valuation adjustments were not significant to the overall valuation of its derivatives.

The Company writes and purchases interest rate swaps for customer-initiated trading derivatives which are used primarily to provide derivative products to customers enabling them to manage their interest rate risk. In the event that a customer requests early termination of a derivative transaction, a termination confirmation and transaction summary will be completed. If the market rate is higher at termination than at trade inception, the customer will receive a payment from the Company. In turn, the Company will receive that payment from the dealer due to the termination of the hedge. Conversely, if the market rate is lower at termination than at trade inception, the Company will be due a payment from the customer. In turn, the Company will owe that payment to the dealer due to the termination of the hedge.

The Company also enters into various derivative agreements with customers in the form of interest-rate lock commitments. As an intermediary, the Company generally maintains a portfolio of matched offsetting derivative agreements.

The Company takes into account the impact of bilateral collateral and master netting agreements that allow all derivative contracts held to settle with a single counterparty on a net basis, and to offset the net derivative position with the related collateral when recognizing derivative assets and liabilities. For the rate lock commitments, the gains and losses recorded in earnings are included in "net gain on loan sales" on the Consolidated Statements of Operations.

The Company recognizes all derivatives as either other assets or other liabilities in the Consolidated Statements of Financial Condition at their fair value.

Additional information regarding the accounting for derivatives is provided in Note 11 and additional recurring fair value disclosures in Note 24 of the Notes to the Consolidated Financial Statements, herein.

Income Taxes

We evaluate two components of income tax expense: current and deferred. Current income tax expense represents our estimated taxes to be paid or refunded for the current period. Deferred taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates that will apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date. The Company evaluates its deferred tax assets to determine if, based on all available evidence, it is more likely than not that the deferred tax assets will be realized and establishes a valuation allowance when they are not. We evaluate two components of income tax expense: current and deferred. Current income tax expense represents our estimated taxes to be paid or refunded for the current period.

Representation and Warranty Reserve

When the Company sells mortgage loans into the secondary mortgage market, it makes customary representations and warranties to the purchasers about various characteristics of each loan, such as the manner of origination, the nature and extent of underwriting standards applied and the types of documentation being provided. Typically, these representations and warranties are in place for the life of the loan. If a defect in the origination process is identified, the Company may be required to either repurchase the loan, pay a fee or indemnify the purchaser for losses it sustains on the loan. If there are no such defects, the Company has no liability to the purchaser for losses it may incur on such loan. Upon the sale of a loan, the Company recognizes a liability for that guarantee at its fair value as a reduction of the Company's net gain on loan sales. Subsequent to the sale, the liability is re-measured on an ongoing basis based on an estimate of probable future losses. In each case, these estimates are based on the Company’s most recent data including loss severity on repurchased and indemnified loans, and repurchase requests, among other factors. Changes to the Company’s previous estimates are recorded in the representation and warranty provision in the Consolidated Statements of Operations.

Advertising Costs

Advertising costs are expensed in the period they are incurred and are included as part of "other noninterest expense" in the Consolidated Statements of Operations. Advertising expenses totaled $9 million, $10 million, and $9 million for the years ended December 31, 2015, 2014 and 2013, respectively.

Stock-Based Compensation

All share-based payments to employees, including grants of employee stock options and restricted stock units, are recognized as expense in the Consolidated Statements of Operations based on their fair values. The amount of compensation is measured at the grant date and is expensed over the requisite service period, which is normally the vesting period. The Company utilizes the weighted average assumptions in applying a Black-Scholes model to determine the fair value of employee stock options. See Note 20 of the Notes to the Consolidated Financial Statements, herein, for further discussion and details of stock-based compensation.

Department of Justice ("DOJ") Litigation Settlement

The Company elected the fair value option to account for the liability representing the obligation to make future additional payments under the DOJ litigation settlement. The executed settlement agreement with the DOJ establishes a legally enforceable contract with a stipulated payment plan that meets the definition of a financial liability.

As of December 31, 2015 the remaining future payments totaled $118 million for which the Company used a discounted cash flow model to estimate the current fair value. The model utilizes estimates including the Company's forecasts of net income, balance sheet and capital levels and considers multiple scenarios and possible outcomes as a result of the uncertainty inherent in those inputs which impact the estimated timing of the additional payments. These scenarios are probability weighted and consider the view of a market participant to estimate the fair value of the liability. As of December 31, 2015, the liability was $84 million.

We value our contractual obligation to pay utilizing a discounted cash flow model that incorporates our current estimate of the most likely timing and amount of the cash flows necessary to satisfy the obligation. These cash flow estimates are reflective of our detailed financial and operating projections for the next three years, as well as more general earnings and capital assumptions for subsequent periods. The liability is included in "other liabilities" on the Consolidated Financial Statements. See Note 24 of the Consolidated Financial Statements, herein, for additional information on the valuation of the DOJ litigation settlement.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers (Topic 606)." Under the amended guidance, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The FASB has voted to approve another year deferral of the effective date from January 1, 2017 to January 1, 2019, while allowing for early adoption as of January 1, 2018. Management is currently evaluating this guidance and does not expect this guidance to have a material impact on the Company’s Consolidated Financial Statements, but significant changes to disclosures in the Notes thereto will be required.

In January 2015, the FASB issued ASU No. 2015-01, Income Statement - Extraordinary and Unusual items (Subtopic 225-20). ASU 2015-01 eliminates from U.S. GAAP the concept of extraordinary items, which, among other things, required an entity to segregate extraordinary items considered to be unusual and infrequent from the results of ordinary operations and show the item separately in the financial statements. The ASU is effective for the annual period beginning after December 15, 2015, though early adoption is permitted. The adoption of this guidance is not expected to have a material effect on the Company’s Consolidated Financial Statements or the Notes thereto.

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810) - Amendments to the Consolidation Analysis. Under the amended guidance all reporting entities are within the scope of Subtopic 810-10, Consolidation - Overall, including limited partnerships and similar legal entities, unless a scope exception applies. The presumption that a general partner controls a limited partnership has been eliminated. The ASU is effective for the annual period beginning after December 15, 2015, and all reporting periods thereafter. The adoption of this guidance is not expected to have a material effect on the Company’s Consolidated Financial Statements or the Notes thereto.

In April 2015, the FASB issued ASU No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30). The amendments will require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The ASU is effective prospectively or retrospectively for annual and interim periods beginning after December 15, 2015. The adoption of this guidance is not expected to have a material effect on the Company’s Consolidated Financial Statements or the Notes thereto.

In April 2015, the FASB issued ASU No. 2015-05, Intangibles - Goodwill and Other Internal-Use Software. The amendments in this update provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other licenses. If it does not include a software license, the customer should account for the arrangement as a service contract. The ASU is effective for the annual period beginning after December 15, 2015, and all reporting periods thereafter. The adoption of this guidance is not expected to have a material effect on the Company’s Consolidated Financial Statements or the Notes thereto.

In May 2015, the FASB issued ASU No. 2015-07, Disclosures for Investments in Certain Entities that Calculate Net Asset Value per Share (or its equivalent). The amendments in this ASU remove the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient pursuant to ASC 820, Fair Value Measurement. Instead, those investments must be included as a reconciling line item so that the total fair value amount of investments in the disclosure is consistent with the amount on the balance sheet. Further, the ASU specifies that for purposes of calculating historical earnings per unit under the two-class method, the earnings (losses) of a transferred business before the date of a dropdown transaction should be allocated entirely to the general partner. ASU 2015-07 is effective for interim and annual periods beginning after December 15, 2015 and early adoption is permitted. This guidance is not expected to have a material impact on the Company’s Consolidated Financial Statements or the Notes thereto.

In July 2015, the FASB issued ASU No 2015-12, Plan Accounting: Defined Benefit Pension Plans (Topic 960), Defined Contribution Pension Plans (Topic 962), Health and Welfare Benefit Plans (Topic 965): (Part I) Fully Benefit-Responsive Investment Contracts, (Part II) Plan Investment Disclosures, (Part III) Measurement Date Practical Expedient (consensuses of the FASB Emerging Issues Task Force). Under the amendments, fully benefit-responsive investment contracts are measured, presented, and disclosed only at contract value. A plan will continue to provide disclosures that help users understand the nature and risks of fully benefit-responsive investment contracts. ASU 2015-12 is effective retrospectively for fiscal years beginning after December 15, 2015 and early adoption is permitted. This guidance is not expected to have a material impact on the Company’s Consolidated Financial Statements, but disclosures to the Notes thereto will be updated per the requirements.

In September 2015, the FASB issued ASU No 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. The amendments in this ASU require that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined and in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. In addition, the amendments require an entity to present separately on the face of the income statement or disclose in the notes the portion of the amount recorded in current period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective retrospectively for fiscal years beginning after December 15, 2015 and early adoption is permitted. This guidance is not expected to have a material impact upon adoption on the Company’s Consolidated Financial Statements, but disclosures to the Notes thereto will be updated per the requirements.

In January 2016, the FASB issued Update 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The new standard significantly revises an entity’s accounting related to the classification and measurement of investments in equity securities and the presentation of certain fair value changes for financial liabilities measured at fair value. It also amends certain disclosure requirements associated with the fair value of financial instruments. ASU 2016-01 is effective retrospectively for fiscal years beginning after December 15, 2017 and early adoption is permitted. Management is currently evaluating this guidance and does not expect this guidance to have a material impact on the Company’s Consolidated Financial Statements, if any.

In February 2016, the FASB issued Update 2016-02, Leases (Topic 842): Section A - Leases: Amendments to the FASB Accounting Standards Codification, Section B - Conforming Amendments Related to Leases: Amendment to the FASB Accounting Standards Codification, Section C - Background Information and Basis For Conclusions. Lessees will need to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting. ASU 2016-02 is effective retrospectively for fiscal years beginning after December 15, 2019 and early adoption is permitted. The guidance in the Update supersedes Topic 840, Leases. Management is currently evaluating this guidance and does not expect this guidance to have a material impact on the Company’s Consolidated Financial Statements.

Note 2 — Investment Securities

As of December 31, 2015 and 2014, investment securities were comprised of the following:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in millions)
December 31, 2015
Available-for-sale securities
Agency - Commercial	$766	$3	$(3)	$766
Agency - Residential	514	2	(2)	514
Municipal obligations	14	—	—	14
Total available-for-sale securities	$1,294	$5	$(5)	$1,294
Held-to-maturity securities
Agency - Commercial	$634	$—	$(2)	$632
Agency - Residential	634	—	(4)	630
Total held-to-maturity securities	$1,268	$—	$(6)	$1,262

December 31, 2014
Available-for-sale securities
Agency - Commercial	$541	$1	$(2)	$540
Agency - Residential	1,118	13	(1)	1,130
Municipal obligations	2	—	—	2
Total available-for-sale securities	$1,661	$14	$(3)	$1,672

Trading

The Company classifies mortgage backed securities it receives from its operations that it has committed to sell as trading securities. During the year ended December 31, 2013, the Company sold $170 million of trading securities, which resulted in a realized gain of less than $1 million.

Available-for-Sale

The Company purchased $1.1 billion of investment securities, all of which were U.S. government sponsored agencies, comprised of mortgage-backed securities and collateralized mortgage obligations and $14 million of municipal obligations during the year ended December 31, 2015. During the year ended December 31, 2014 the Company purchased $1.2 billion of investment securities, all of which were U.S. government sponsored agencies, comprised of mortgage-backed securities and collateralized mortgage obligations, compared to $1.1 billion of investment securities issued by U.S. government sponsored agencies and $20 million of municipal obligations during the year ended December 31, 2013.

Gains (losses) on the sales of investment securities available-for-sale are reported in other noninterest income in the Consolidated Statements of Operations. During the year ended December 31, 2015, there were $170 million in sales of U.S. government sponsored agency securities, which resulted in a gain of $3 million. During the year ended December 31, 2014, the Company sold $414 million of U.S. government sponsored agency securities, which resulted in a gain of $4 million, compared to $39 million of U.S. government sponsored agencies, which resulted in a gain of $1 million during the year ended December 31, 2013.

Held-to-Maturity

During the year ended December 31, 2015, the Company transferred $1.1 billion of available-for-sale securities to held-to-maturity securities including a premium of $8 million, reflecting the Company’s intent and ability to hold those securities to maturity. Transfers of investment securities into the held-to-maturity category from the available-for-sale category are accounted for at fair value at the date of transfer. The related $5 million of unrealized holding gain, net of tax, that was included in the transfer is retained in other comprehensive income (loss) and is being amortized as an adjustment to interest income over the remaining life of the securities. There were no gains or losses recognized as a result of this transfer. The Company did not have any investment securities classified as held-to-maturity at December 31, 2014.

The Company purchased $217 million of held-to-maturity securities, which included agency-collateralized mortgage obligations during the year ended December 31, 2015. There were no purchases during the years ended December 31, 2014 and December 31, 2013. The Company had no sales in held-to-maturity securities during the years ending December 31, 2015, 2014 and 2013, respectively.

The following table summarizes by duration the unrealized loss positions on investment securities.

	Unrealized Loss Position with Duration 12 Months and Over			Unrealized Loss Position with Duration Under 12 Months
	Fair Value	Number of Securities	Unrealized Loss	Fair Value	Number of Securities	Unrealized Loss
	(Dollars in millions)
December 31, 2015
Available-for-sale securities
Agency - Commercial	$—	—	$—	$482	27	$(3)
Agency - Residential	$8	2	$—	$224	15	$(2)
Held-to-maturity securities
Agency - Commercial	$—	—	$—	$471	27	$(2)
Agency - Residential	$—	—	$—	$547	50	$(4)
December 31, 2014
Available-for-sale securities
Agency - Commercial	$53	6	$—	$305	21	$(2)
Agency - Residential	$98	10	$(1)	$37	4	$—
December 31, 2013
Available-for-sale securities
Agency - Commercial	$—	—	$—	$326	19	$(4)
Agency - Residential	$—	—	$—	$500	44	$(6)

Credit related declines in the available-for-sale and held-to-maturity securities are classified as other-than temporary impairments ("OTTI") and are reported as a separate component of noninterest income within the Consolidated Statement of Operations. If an impaired investment security is considered to be other than temporary if (1) the Company intends to sell the security; (2) it is more likely than not the Company will be required to sell the security before recovery of its amortized cost basis; or (3) the present value of expected cash flows is not sufficient to recover all contractually required principal and interest payments.

Management evaluates its securities portfolio each quarter to determine if any security is considered to be other than temporarily impaired. In making this evaluation, management considers its ability and intent to hold securities to recover current market losses. During the years ended December 31, 2015 and December 31, 2014, the Company had no other-than-temporary impairments ("OTTI").

During the year ended December 31, 2013, the Company recognized $9 million of OTTI on the FSTAR 2006-1 mortgage securitization, which was subsequently dissolved at June 30, 2013. The Company recognized a tax benefit of $6 million during the second quarter 2013 representing the recognition of the residual tax effect associated with the previously unrealized losses on the mortgage securitization recorded in other comprehensive income (loss). At December 31, 2013, the Company had no OTTI.

The following table shows the OTTI roll forward.

	For the Years Ended December 31,
	2015	2014	2013
	(Dollars in millions)
Beginning balance of amount related to credit losses	$—	$—	$(3)
Reductions for increases in cash flows expected to be collected that are recognized over the remaining life	—	—	1
Reductions for investment securities sold during the period (realized)	—	—	11
Additions for the amount related to the credit loss for which an OTTI impairment was not previously recognized	—	—	(9)
Ending balance of amount related to credit losses	$—	$—	$—

The amortized cost and estimated fair value of investment securities at December 31, 2015, are presented below by contractual maturity. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations.

	Investment Securities Available-for-Sale			Investment Securities Held-to-Maturity
	Amortized Cost	Estimated Fair Value	Weighted-Average Yield	Amortized Cost	Estimated Fair Value	Weighted-Average Yield
December 31, 2015	(Dollars in millions)			(Dollars in millions)
Due after five years through 10 years	$14	$14	4.47%	$58	$57	2.48%
Due after 10 years	1,280	1,280	2.54%	1,210	1,205	2.41%
Total	$1,294	$1,294		$1,268	$1,262

The Company has pledged investment securities, primarily municipal taxable and agency collateralized mortgage obligations, to collateralize lines of credit and/or borrowings with the Fannie Mae and other institutions. At December 31, 2015, the Company pledged $14 million of investment securities, compared to less than $1 million and $8 million at December 31, 2014 and December 31, 2013, respectively.

Note 3 — Loans Held-for-Sale

The majority of our mortgage loans originated as loans held-for-sale are sold into the secondary market on a whole loan basis or by securitizing the loans into securities. At December 31, 2015 and 2014, loans held-for-sale totaled $2.6 billion and $1.2 billion, respectively. For the years ended December 31, 2015, 2014 and 2013, the Company reported net gain on loan sales of $288 million, $206 million and $402 million, respectively.

At December 31, 2015 and 2014, $35 million and $48 million, respectively, of loans held-for-sale were recorded at lower of cost or fair value. The remainder of the loans in the portfolio are recorded at fair value as the Company has elected the fair value option for such loans.

Note 4 — Loans with Government Guarantees

The majority of loans with government guarantees continue to be insured or guaranteed by the Federal Housing Administration ("FHA"). These loans earn interest at a rate based upon the 10-year U.S. Treasury note rate at the time the underlying loan becomes delinquent, which is not paid by the FHA until claimed.

At December 31, 2015 and December 31, 2014, respectively, loans with government guarantees totaled $485 million and $1.1 billion.

The Company adopted ASU Update No. 2014-14, Receivables - Troubled Debt Restructuring by Creditors (Subtopic 310-40) in the first quarter 2015 at which time repossessed assets and the associated claims were recorded separately from the associated loans. At December 31, 2015, repossessed assets and the associated claims recorded in other assets totaled $210 million and at December 31, 2014 repossessed assets and the associated claims were $373 million included in loans with government guarantees.

Note 5 — Loans Held-for-Investment

Loans held-for-investment are summarized as follows.

	December 31, 2015	December 31, 2014
	(Dollars in millions)
Consumer loans
Residential first mortgage	$3,100	$2,193
Second mortgage	135	149
HELOC	384	257
Other	31	31
Total consumer loans	3,650	2,630
Commercial loans
Commercial real estate	814	620
Commercial and industrial	552	429
Warehouse lending	1,336	769
Total commercial loans	2,702	1,818
Total consumer and commercial loans held-for-investment	6,352	4,448

For the years ended December 31, 2015, 2014 and 2013, the Company transferred $30 million, $19 million and $64 million, respectively, of loans held-for-sale to loans held-for-investment.

During the year ended December 31, 2015, the Company sold interest-only residential first mortgage loans with unpaid principal balances totaling $601 million, and residential first mortgage jumbo loans with unpaid principal balances of $9 million. In addition, the Company sold past due (including nonperforming) and troubled debt restructured first residential mortgage loans with unpaid principal balances of $427 million and $8 million of other residential mortgage loans. Upon a change in the Company’s intent, the loans were transferred to held-for-sale and subsequently sold resulting in a gain on sale of $1 million during the year ended December 31, 2015. A portion of the general allowance for loan losses associated with these loan sales was reduced, resulting in a $69 million reduction in the allowance.

During the year ended December 31, 2014, the Company sold nonperforming, troubled debt restructured residential first mortgage and residential first mortgage jumbo loans with unpaid principal balances totaling $632 million and $20 million of other residential first mortgage loans. A portion of the allowance for loan losses associated with these loans was reduced, resulting in a $9 million reduction in allowance. Upon a change in the Company’s intent, the loans were transferred to held-for-sale and subsequently sold resulting in a gain on sale of $11 million.

During the year ended December 31, 2013, the Company sold nonperforming residential first mortgage loans with unpaid principal balances totaling $508 million. A portion of the allowance for loan losses associated with these loans was reduced, resulting in a $66 million reduction in allowance. Upon a change in the Company’s intent, the loans were transferred to held-for-sale and subsequently sold resulting in a gain on sale of $1 million.

During the year ended December 31, 2015, the Company purchased $197 million of HELOC loans with a premium of $7 million, none of which were credit impaired.

The Company has pledged certain loans held-for-investment, loans held-for-sale, and loans with government guarantees to collateralize lines of credit and/or borrowings with the Federal Reserve Bank of Chicago and the Federal Home Loan Bank of Indianapolis. At December 31, 2015 and 2014, the Company pledged $5.8 billion and $4.1 billion, respectively, of loans held-for-investment.

The allowance for loan losses by class of loan and evaluation type are summarized in the following tables.

	Residential First Mortgage	Second Mortgage	HELOC	Other Consumer	Commercial Real Estate	Commercial and Industrial	Warehouse Lending	Total
Year Ended December 31, 2015	(Dollars in millions)
Beginning balance allowance for loan losses	$234	$12	$19	$1	$17	$11	$3	$297
Charge-offs	(87)	(4)	(3)	(4)	—	(3)	—	(101)
Recoveries	3	2	—	3	2	—	—	10
Provision	(34)	1	5	2	(1)	5	3	(19)
Ending balance allowance for loan losses	$116	$11	$21	$2	$18	$13	$6	$187
Year Ended December 31, 2014
Beginning balance allowance for loan losses	$162	$12	$8	$2	$19	$3	$1	$207
Charge-offs	(38)	(3)	(6)	(2)	(3)	—	—	(52)
Recoveries	3	1	—	3	3	—	—	10
Provision	107	2	17	(2)	(2)	8	2	132
Ending balance allowance for loan losses	$234	$12	$19	$1	$17	$11	$3	$297
Year Ended December 31, 2013
Beginning balance allowance for loan losses	$220	$20	$18	$2	$41	$3	$1	$305
Charge-offs	(133)	(6)	(5)	(4)	(47)	(2)	—	(197)
Recoveries	15	1	1	2	10	—	—	29
Provision	60	(3)	(6)	2	15	2	—	70
Ending balance allowance for loan losses	$162	$12	$8	$2	$19	$3	$1	$207
	Residential First Mortgage	Second Mortgage	HELOC	Other Consumer	Commercial Real Estate	Commercial and Industrial	Warehouse Lending	Total
December 31, 2015
Loans held-for-investment
Individually evaluated	$87	$28	$3	$—	$—	$2	$—	$120
Collectively evaluated (1)	3,007	65	318	31	814	550	1,336	6,121
Total loans	$3,094	$93	$321	$31	$814	$552	$1,336	$6,241
Allowance for loan losses
Individually evaluated	$12	$6	$1	$1	$—	$—	$—	$20
Collectively evaluated (1)	104	5	20	1	18	13	6	167
Total allowance for loan losses	$116	$11	$21	$2	$18	$13	$6	$187
December 31, 2014
Loans held-for-investment
Individually evaluated	$385	$31	$1	$—	$—	$—	$—	$417
Collectively evaluated (1)	1,782	65	124	31	620	429	769	3,820
Total loans	$2,167	$96	$125	$31	$620	$429	$769	$4,237
Allowance for loan losses
Individually evaluated	$82	$5	$1	$—	$—	$—	$—	$88
Collectively evaluated (1)	152	7	18	1	17	11	3	209
Total allowance for loan losses	$234	$12	$19	$1	$17	$11	$3	$297

(1)	Excludes loans carried under the fair value option.

The following table sets forth the loans held-for-investment aging analysis as of December 31, 2015 and December 31, 2014, of past due and current loans.

	30-59 Days Past Due	60-89 Days Past Due	90 Days or Greater Past Due (1)	Total Past Due	Current	Total Investment Loans
	(Dollars in millions)
December 31, 2015
Consumer loans
Residential first mortgage	$7	$3	$53	$63	$3,037	$3,100
Second mortgage	—	—	2	2	133	135
HELOC	2	1	9	12	372	384
Other	1	—	—	1	30	31
Total consumer loans	10	4	64	78	3,572	3,650
Commercial loans
Commercial real estate	—	—	—	—	814	814
Commercial and industrial	—	—	2	2	550	552
Warehouse lending	—	—	—	—	1,336	1,336
Total commercial loans	—	—	2	2	2,700	2,702
Total loans (2)	$10	$4	$66	$80	$6,272	$6,352
December 31, 2014
Consumer loans
Residential first mortgage	$29	$8	$115	$152	$2,041	$2,193
Second mortgage	1	1	2	4	145	149
HELOC	4	1	3	8	249	257
Other	—	—	—	—	31	31
Total consumer loans	34	10	120	164	2,466	2,630
Commercial loans
Commercial real estate	—	—	—	—	620	620
Commercial and industrial	—	—	—	—	429	429
Warehouse lending	—	—	—	—	769	769
Total commercial loans	—	—	—	—	1,818	1,818
Total loans (2)	$34	$10	$120	$164	$4,284	$4,448

(1)	Includes performing nonaccrual loans that are less than 90 days delinquent and for which interest cannot be accrued.

(2)	Includes $10 million and $5 million of loans 90 days or greater past due accounted for under the fair value option at December 31, 2015 and 2014, respectively.

Interest that would have been accrued on impaired loans totaled approximately $6 million, $17 million and $23 million during the years ended December 31, 2015, 2014 and 2013, respectively. At December 31, 2015 and 2014, the Company had no loans 90 days or greater past due and still accruing interest.

Troubled Debt Restructurings

The following table provides a summary of TDRs by type and performing status.

	TDRs
	Performing	Nonperforming	Total
December 31, 2015	(Dollars in millions)
Consumer loans (1)
Residential first mortgage	$49	$27	$76
Second mortgage	32	1	33
HELOC	20	7	27
Total TDRs (2)	$101	$35	$136

December 31, 2014
Consumer loans (1)
Residential first mortgage	$306	$44	$350
Second mortgage	35	1	36
HELOC	20	1	21
Total consumer loans	361	46	407
Commercial loans
Commercial real estate	1	—	1
Total TDRs (2)	$362	$46	$408

(1)	The allowance for loan losses on consumer TDR loans totaled $15 million and $81 million at December 31, 2015 and 2014, respectively.

(2)	Includes $32 million and $30 million of TDR loans accounted for under the fair value option at December 31, 2015 and 2014, respectively.

Some loan modifications classified as TDRs may not ultimately result in the full collection of principal and interest, as modified, but may give rise to potential incremental losses. The Company measures impairment using the discounted cash flow method for performing TDRs and measures impairment based on collateral values for re-defaulted TDRs.

The following table provides a summary of newly modified TDRs and TDR loans in the past 12 months that have been subsequently defaulted during the years ended December 31, 2015, 2014 and 2013. All TDR classes within consumer and commercial loan portfolios are considered subsequently defaulted when greater that 90 days past due.

	New TDRs
	Number of Accounts	Pre-Modification Unpaid Principal Balance	Post-Modification Unpaid Principal Balance (1)	Increase (Decrease) in Allowance at Modification
Year Ended December 31, 2015	(Dollars in millions)
Residential first mortgages	325	$81	$80	$(2)
Second mortgages	97	4	3	—
HELOC (2)	273	17	15	—
Other consumer	3	—	—	—
Total TDR loans	698	$102	$98	$(2)
Year Ended December 31, 2014
Residential first mortgages	165	$48	$47	$3
Second mortgages	325	11	10	—
HELOC (2)	30	1	1	—
Total TDR loans	520	$60	$58	$3
Year Ended December 31, 2013
Residential first mortgages	322	$86	$75	$2
Second mortgages (3)	571	22	20	1
HELOC (2) (3)	313	27	23	—
Commercial real estate	5	3	3	—
Total TDR loans	1,211	$138	$121	$3

	TDRs that subsequently defaulted in previous 12 months (4)
	Number of Accounts	Unpaid Principal Balance	Increase (Decrease) in Allowance at Subsequent Default
Year Ended December 31, 2015	(Dollars in millions)
Residential first mortgages	3	$—	$—
Second mortgages	2	—	—
HELOC (2)	3	—	—
Total TDR loans	8	$—	$—
Year Ended December 31, 2014
Residential first mortgages	2	$—	$—
Second mortgages	18	—	—
HELOC (2)	5	—	—
Total TDR loans	25	$—	$—
Year Ended December 31, 2013
Residential first mortgages	26	$6	$1
Second mortgages	41	1	1
Commercial real estate	33	1	—
Total TDR loans	100	$8	$2

(1)	Post-modification balances include past due amounts that are capitalized at modification date.

(2)	HELOC post-modification unpaid principal balance reflects write downs.

(3)	New TDRs during the year ended December 31, 2013, include 463 loans for a total of $31 million of post modification unpaid principal balance second mortgage and HELOC loans carried at fair value.

(4)	Subsequent default is defined as a payment re-defaulted within 12 months of the restructuring date.

Impaired Loans

The following table presents impaired loans with the associated allowance recorded.

	December 31, 2015			December 31, 2014
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
	(Dollars in millions)
With no related allowance recorded
Consumer loans
Residential first mortgage	$20	$20	$—	$63	$78	$—
Second mortgage	—	—	—	1	6	—
HELOC	—	—	—	—	1	—
Commercial loans
Commercial and industrial	5	2	—	—	—	—
	$25	$22	$—	$64	$85	$—
With an allowance recorded
Consumer loans
Residential first mortgage	$65	$67	$12	$321	$326	$82
Second mortgage	28	28	6	29	29	6
HELOC	3	3	1	1	1	1
Other consumer	—	—	1	—	—	—
	$96	$98	$20	$351	$356	$89
Total
Consumer loans
Residential first mortgage	$85	$87	$12	$384	$404	$82
Second mortgage	28	28	6	30	35	6
HELOC	3	3	1	1	2	1
Other consumer	—	—	1	—	—	—
Commercial loans
Commercial and industrial	5	2	—	—	—	—
Total impaired loans	$121	$120	$20	$415	$441	$89

The following table presents average impaired loans and the interest income recognized.

	For the Years Ended December 31,
	2015		2014		2013
	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
	(Dollars in millions)
Consumer loans
Residential first mortgage	$150	$5	$402	$11	$603	$17
Second mortgage	29	—	28	1	21	1
HELOC	10	—	1	—	1	—
Commercial loans
Commercial real estate	—	—	1	—	46	1
Commercial and industrial	2	—	—	—	2	—
Total impaired loans	$191	$5	$432	$12	$673	$19

Credit Quality

The Company utilizes an internal risk rating system in accordance with the Rating Credit Risk booklet of the Comptroller's Handbook, April 2011 and the Uniform Retail Credit classification and Account Management Policy issued June 20, 2000 by the Federal Financial Institution Examination Council (FFIEC) which is applied to all consumer and commercial loans. Descriptions of the Company's internal risk ratings as they relate to credit quality follow the ratings used by the U.S. bank regulatory agencies as listed below.

Pass. Pass assets are not impaired nor do they have any known deficiencies that could impact the quality of the asset.

Watch. Watch assets are defined as pass rated assets that exhibit elevated risk characteristics or other factors that deserve management’s close attention and increased monitoring. However, the asset does not exhibit a potential or well-defined weakness that would warrant a downgrade to criticized or adverse classification.

Special mention. Assets identified as special mention possess credit deficiencies or potential weaknesses deserving management's close attention. Special mention assets have a potential weakness or pose an unwarranted financial risk that, if not corrected, could weaken the assets and increase risk in the future. Special mention assets are criticized, but do not expose an institution to sufficient risk to warrant adverse classification.

Substandard. Assets identified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. For HELOC loans and other consumer loans, the Company evaluates credit quality based on the aging and status of payment activity and includes all nonperforming loans.

Doubtful. An asset classified as doubtful has all the weaknesses inherent in one classified substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. A doubtful asset has a high probability of total or substantial loss, but because of specific pending events that may strengthen the asset, its classification as loss is deferred. Doubtful borrowers are usually in default, lack adequate liquidity or capital, and lack the resources necessary to remain an operating entity. Pending events can include mergers, acquisitions, liquidations, capital injections, the perfection of liens on additional collateral, the valuation of collateral, and refinancing. Generally, pending events should be resolved within a relatively short period and the ratings will be adjusted based on the new information. Because of high probability of loss, non-accrual accounting treatment is required for doubtful assets.

Loss. An asset classified as loss is considered uncollectible and of such little value that the continuance as bankable asset is not warranted. This classification does not mean that an asset has absolutely no recovery or salvage value, but, rather that it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

Commercial Loans

Management conducts periodic examinations which serve as an independent verification of the accuracy of the ratings assigned. Loan grades are based on different factors within the borrowing relationship: entity sales, debt service coverage, debt/total net worth, liquidity, balance sheet and income statement trends, management experience, business stability, financing structure of the deal, and financial reporting requirements. The underlying collateral is also rated based on the specific type of collateral and corresponding LTV. The combination of the borrower and collateral risk ratings result in the final rating for the borrowing relationship.

Consumer Loans

The same rating principles are used for consumer and commercial loans, but the principles are applied differently for consumer loans. Consumer loans consist of open and closed end loans extended to individuals for household, family, and other personal expenditures, and includes consumer loans, loans to individuals secured by their personal residence, including first mortgage, home equity, and home improvement loans. Because consumer loans are usually relatively small-balance, homogeneous exposures, consumer loans are rated primarily on payment performance. Payment performance is a proxy for the strength of repayment capacity and loans are generally classified based on their payment status rather than by an individual review of each loan.
In accordance with regulatory guidance, the Company assigns risk ratings to consumer loans in the following manner:
•Consumer loans are classified as Watch once the loan becomes 60 days past due.
•Open and closed-end consumer loans 90 days or more past due are classified Substandard.

	December 31, 2015
Commercial Credit Loans	Commercial Real Estate	Commercial and Industrial	Warehouse	Total Commercial
	(Dollars in millions)
Grade
Pass	$766	$492	$1,181	$2,439
Watch	42	30	155	227
Special Mention	2	21	—	23
Substandard	4	9	—	13
Total loans	$814	$552	$1,336	$2,702

	December 31, 2015
Consumer Credit Loans	Residential First Mortgage	Second Mortgage	HELOC	Other Consumer	Total
	(Dollars in millions)
Grade
Pass	$2,993	$101	$353	$31	$3,478
Watch	49	32	22	—	103
Substandard	58	2	9	—	69
Total loans	$3,100	$135	$384	$31	$3,650

	December 31, 2014
Commercial Credit Loans	Commercial Real Estate	Commercial and Industrial	Warehouse	Total Commercial
	(Dollars in millions)
Grade
Pass	$578	$398	$650	$1,626
Watch	29	10	119	158
Special mention	2	—	—	2
Substandard	11	21	—	32
Total loans	$620	$429	$769	$1,818

	December 31, 2014
Consumer Credit Loans	Residential First Mortgage	Second Mortgage	HELOC	Other Consumer	Total
	(Dollars in millions)
Grade
Pass	$1,764	$111	$233	$31	$2,139
Watch	314	36	21	—	371
Substandard	115	2	3	—	120
Total loans	$2,193	$149	$257	$31	$2,630

Note 6 – Repossessed Assets
Repossessed assets include the following.

	December 31,
	2015	2014
	(Dollars in millions)
One-to-four family properties	$12	$18
Commercial properties	5	1
Total repossessed assets	$17	$19

The following schedule provides the activity for repossessed assets.

	For the Years Ended December 31,
	2015	2014	2013
	(Dollars in millions)
Beginning balance	$19	$37	$121
Additions/transfers in	42	40	78
Disposals	(27)	(46)	(116)
Write-down and other changes	(10)	(10)	(11)
Transfers out	(7)	(2)	(35)
Ending balance	$17	$19	$37

Note 7 — Variable Interest Entities ("VIEs")

Due to the Assured Settlement Agreement in 2013, the Company became the primary beneficiary and reconsolidated the FSTAR 2005-1 and the FSTAR 2006-2 HELOC securitization trust's assets and liabilities. The Company elected the fair value option for these assets and liabilities.

In 2015, the Company executed clean-up calls of the FSTAR 2005-1and FSTAR 2006-2 long-term debt associated with the HELOC securitization trusts. The transactions resulted in cash payments of $52 million to the debt bondholders during the year ended December 31, 2015. After payment of the debt, the FSTAR 2005-1 and FSTAR 2006-2 HELOC securitization trusts were dissolved and the Company no longer has any consolidated VIEs as of December 31, 2015.

The following table provides a summary of the classifications of consolidated VIE assets and liabilities included in the Consolidated Financial Statements as of December 31, 2014.

	2005-1	2006-2	Total
	(Dollars in millions)
HELOC Securitizations
Assets
Loans held-for-investment	$63	$69	$132
Liabilities
Long-term debt	$42	$42	$84

The Company has a continuing involvement, but is not the primary beneficiary for one unconsolidated VIE related to the FSTAR 2007-1 mortgage securitization trust. In accordance with the settlement agreement with MBIA, there is no further recourse to the Company related to FSTAR 2007-1. At December 31, 2015 and 2014, the FSTAR 2007-1 mortgage securitization trust included 3,061 loans and 3,624 loans, respectively, with an aggregate principal balance of $117 million and $141 million, respectively.

Note 8 — Federal Home Loan Bank Stock

The Company’s investment in Federal Home Loan Bank ("FHLB") stock was $170 million at December 31, 2015 compared to $155 million at December 31, 2014. As a member of the FHLB, the Company is required to hold shares of FHLB stock in an amount equal to at least one percent of the aggregate unpaid principal balance of its mortgage loans, home purchase contracts and similar obligations at the beginning of each year or five percent of FHLB advances, whichever is greater. The Company had $57 million in required stock purchases during the year ending December 31, 2015. The Company had $42 million, $54 million and $92 million redemptions of FHLB stock during the years ended December 31, 2015, 2014 and 2013, respectively. Dividends received on the stock equaled $6 million, $9 million and $11 million for the years ended December 31, 2015, 2014, and 2013, respectively. These dividends were recorded in the Consolidated Statements of Operations as other noninterest income.

Note 9 — Premises and Equipment

Premises and equipment balances and estimated useful lives are as follows.

	Estimated Useful Lives	December 31,
		2015	2014
		(Dollars in millions)
Land	—	$58	$66
Office buildings	7 — 31.5 years	149	144
Computer hardware and software	3 — 7 years	214	180
Furniture, fixtures and equipment	3 — 7 years	61	67
Total		482	457
Less accumulated depreciation		(232)	(219)
Premises and equipment, net		$250	$238

Depreciation expense amounted to approximately $26 million, $26 million and $23 million, for the years ended December 31, 2015, 2014 and 2013, respectively.

Operating Leases

The Company conducts a portion of its business from leased facilities. Such leases are considered to be operating leases based on their lease terms. Lease rental expense totaled approximately $7 million, $8 million and $8 million for the years ended December 31, 2015, 2014 and 2013, respectively. The following outlines the Company’s minimum contractual lease obligations.

December 31, 2015
(Dollars in millions)
2016	$4
2017	3
2018	2
2019	1
2020	1
Thereafter	1
Total	$12

Note 10 — Mortgage Servicing Rights

The Company has investments in mortgage servicing rights ("MSRs") resulting from the sale of loans to the secondary market and retaining the servicing. The primary risk associated with MSRs is the potential change in value as a result of higher than anticipated prepayments due to loan refinancing prompted, in part, by declining interest rates or government intervention. Conversely, these assets generally increase in value in a rising interest rate environment to the extent that prepayments are slower than anticipated. The Company also utilizes derivatives as economic hedges to offset changes in the fair value of the MSRs resulting from the actual or anticipated changes in prepayments stemming from changing interest rate environments. The Company's portfolio of MSRs is highly sensitive to movements in interest rates. There is also a risk of valuation decline due to higher than expected increases in default rates, which the Company does not believe can be effectively hedged. See Note 11 of the Notes to the Consolidated Financial Statements, herein, for additional information regarding the instruments utilized to hedge the risks of MSRs.

Changes in the carrying value of residential first mortgage MSRs, accounted for at fair value, were as follows.

	For the Years Ended December 31,
	2015	2014	2013
	(Dollars in millions)
Balance at beginning of period	$258	$285	$711
Additions from loans sold with servicing retained	260	272	402
Reductions from sales	(176)	(232)	(835)
Changes due to (1)
Decrease in MSR value due to pay-offs and pay-downs	(43)	(31)	(99)
Changes in estimates of fair value (2)	(3)	(36)	106
Fair value of MSRs at end of period	$296	$258	$285

(1)	Changes in fair value are included within net return on mortgage servicing asset on the Consolidated Statements of Operations.

(2)	Represents estimated MSR value change resulting primarily from market-driven changes in interest rates.

See Notes 1 and 24 of the Notes to the Consolidated Financial Statements, herein, for additional fair value disclosures relating to mortgage servicing rights.

The following table summarizes income and fees associated with the mortgage servicing asset.

	For the Years Ended December 31,
	2015	2014	2013
	(Dollars in millions)
Income on mortgage servicing asset
Servicing fees, ancillary income and late fees (1)	$69	$69	$185
Fair value adjustments (2)	(44)	(69)	(5)
Gain (loss) on MSR derivatives (3)	5	26	(70)
Net transaction costs	(2)	(2)	(19)
Total income on mortgage servicing asset, included in net return on mortgage servicing asset	$28	$24	$91

(1)	Servicing fees are recorded on the accrual basis. Ancillary income and late fees are recorded on a cash basis.

(2)	Includes a $2 million gain related to the sale of MSRs during the year ended December 31, 2015.

(3)	Changes in the derivatives utilized as economic hedges to offset changes in fair value of the MSRs.

Contractual servicing and subservicing fees. Contractual servicing and subservicing fees, including late fees and other ancillary income are presented below. Contractual servicing fees are included within net return on mortgage servicing asset on the Consolidated Statements of Operations. Contractual subservicing fees including late fees and other ancillary income are included within loan administration income on the Consolidated Statements of Operations. Subservicing fee income is recorded for fees earned, net of third party subservicing costs, for loans subserviced.

The following table summarizes income and fees associated with subserviced mortgage loans.

	For the Years Ended December 31,
	2015	2014	2013
	(Dollars in millions)
Income (expenses) on mortgage loans subserviced
Servicing fees, ancillary income and late fees (1)	$33	$28	$17
Other servicing charges	(7)	(4)	(11)
Total income on mortgage loans subserviced, included in loan administration	$26	$24	$6

(1)	Servicing fees are recorded on the accrual basis. Ancillary income and late fees are recorded on cash basis.

The following table summarizes the hypothetical effect on the fair value of servicing rights carried at fair value using adverse changes of 10 percent and 20 percent to the weighted-average of certain significant assumptions used in valuing these assets.

	December 31, 2015			December 31, 2014
		Fair value due to			Fair value due to
	Actual	10% adverse change	20% adverse change	Actual	10% adverse change	20% adverse change
		(Dollars in millions)
Option adjusted spread	8.24%	$287	$279	8.88%	$250	$243
Constant prepayment rate	12.63%	285	275	14.98%	253	245
Weighted average cost to service per loan	$71.86	292	288	$74.49	258	255

The sensitivity calculations above are hypothetical and should not be considered to be predictive of future performance. Changes in fair value based on adverse changes in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. To isolate the effect of the specified change, the fair value shock analysis is consistent with the identified adverse change, while holding all other assumptions impacting the fair value constant on the fair value of the servicing rights. In practice, a change in one assumption generally impacts other assumptions, which may either magnify or counteract the effect of the change.

Note 11 — Derivative Financial Instruments

Derivative financial instruments are recorded at fair value in other assets and other liabilities on the Consolidated Statements of Financial Condition after taking into account the effects of legally enforceable bilateral collateral and master netting agreements. The Company is exposed to non-performance risk by the counterparties to its various derivative financial instruments. The Company believes that the non-performance risk inherent in all its derivative contracts is minimal based on credit standards and the collateral provisions of the derivative agreements. A majority of the Company’s derivatives are centrally cleared through a Central Counterparty Clearing House or consist of residential mortgage interest rate lock commitments further limiting non-performance risk.

Derivatives not designated as hedging instruments: The Company maintains a derivative portfolio of interest rate swaps, futures and forward commitments used to manage exposure to changes in interest rates, MSR asset values and to meet the needs of customers. The Company also enters into interest rate lock commitments, which are commitments to originate mortgage loans whereby the interest rate on the loan is determined prior to funding and the customers have locked into that interest rate. Market risk on interest rate lock commitments and mortgage loans held-for-sale is managed using corresponding forward sale commitments.

Changes in fair value of derivatives not designated as hedging instruments are recognized in the Consolidated Statements of Income.

Derivatives designated as hedging instruments: The Company uses interest rate swaps to hedge the forecasted cash flows from its underlying variable-rate Federal Home Loan Bank (FHLB) advances in a qualifying cash flow hedge accounting relationship. Changes in the fair value of derivatives designated as cash flow hedges are recorded in other comprehensive income on the Consolidated Statement of Financial Condition and reclassified into interest expense in the same period in which the hedge transaction is recognized in earnings. At December 31, 2015, the Company had $3 million (net-of-tax) of unrealized losses on derivatives classified as cash flow hedges recorded in other comprehensive income (loss), compared to zero at December 31, 2014. The estimated amount to be reclassified from other comprehensive income into earnings during the next 12 months represents $7 million of losses (net-of-tax).

Derivatives that are designated in hedging relationships are assessed for effectiveness using regression analysis at the time they are designated and throughout the hedge period. All cash flow hedges were highly effective as of December 31, 2015. Cash flows and the profit impact associated with designated hedges are reported in the same category as the underlying hedged item.

The net gains recognized in income on derivative instruments, net of the impact of offsetting positions, were as follows.

		For the Years Ended December 31,
	Location of Gain/(Loss)	2015	2014	2013
		(Dollars in millions)
Derivatives not designated as hedging instruments:
U.S. Treasury and euro dollar futures	Net return on mortgage servicing asset	$6	$18	$(37)
Mortgage backed securities forwards	Net return on mortgage servicing asset	1	8	(33)
Rate lock commitments and forward agency and loan sales	Net gain on loan sales	9	(12)	(42)
Rate lock commitments	Other noninterest income	(2)	—	—
Interest rate swaps	Other noninterest income	—	3	1
Total derivative (loss) gain		$14	$17	$(111)

The Company had the following derivative financial instruments.

	December 31, 2015
	Notional Amount	Fair Value	Expiration Dates
	(Dollars in millions)
Derivatives designated as hedging instruments:
Liabilities (1)
Interest rate swaps on FHLB advances	$825	$4	2023-2025
Derivatives not designated as hedging instruments:
Assets
U.S. Treasury and euro dollar futures	$1,892	$—	2016-2019
Mortgage backed securities forwards	1,931	7	2016
Rate lock commitments	3,593	26	2016
Interest rate swaps and swaptions	1,554	25	2016-2035
Total derivative assets	$8,970	$58
Liabilities
U.S. Treasury and euro dollar futures	$768	$1	2016-2019
Mortgage backed securities forwards	2,655	6	2016
Rate lock commitments	168	—	2016
Interest rate swaps	422	7	2016-2025
Total derivative liabilities	$4,013	$14

	December 31, 2014
	Notional Amount	Fair Value	Expiration Dates
Derivatives not designated as hedging instruments:
Assets
U.S. Treasury and euro dollar futures	$2,530	$7	2015-2020
Mortgage backed securities forward	355	2	2015
Rate lock commitments	2,604	31	2015
Interest rate swaps	355	6	2015-2021
Total derivative assets	$5,844	$46
Liabilities
U.S. Treasury and euro dollar futures	$687	$1	2015-2020
Rate lock commitments	22	—	2015
Mortgage backed securities forwards	2,789	13	2015
Interest rate swaps	367	6	2015-2021
Total derivative liabilities	$3,865	$20

The following tables present the derivatives subject to a master netting arrangement, including the cash pledged as collateral.

	December 31, 2015
				Gross Amounts Not Offset in the Statement of Financial Position
Economic Undesignated Hedges	Gross Amount	Gross Amounts Offset in the Statement of Financial Position	Net Amount Presented in the Statement of Financial Position	Financial Instruments	Cash Collateral
	(Dollars in millions)
December 31, 2015
Derivatives designated as hedging instruments:
Liabilities
Interest Rate Swaps on FHLB advances	$4	$—	$4	$—	$19

Derivatives not designated as hedging instruments:
Assets
Mortgage backed securities forwards	$7	$—	$7	$—	$4
Interest rate swaps and swaptions	25	—	25	—	10
Total derivative assets	$32	$—	$32	$—	$14
Liabilities
U.S. Treasury and euro dollar futures	$1	$—	$1	$—	$2
Mortgage backed securities forwards	6	—	6	—	8
Interest rate swaps and swaptions	7	—	7	—	12
Total derivative liabilities	$14	$—	$14	$—	$22

	December 31, 2014
				Gross Amounts Not Offset in the Statement of Financial Position
Economic Undesignated Hedges	Gross Amount	Gross Amounts Offset in the Statement of Financial Position	Net Amount Presented in the Statement of Financial Position	Financial Instruments	Cash Collateral
	(Dollars in millions)
Assets
U.S. Treasury swap and euro dollar futures	$18	$1	$17	$—	$10
Mortgage backed securities forwards	26	—	26	—	24
Interest rate swaps	8	—	8	—	2
Total derivative assets	$52	$1	$51	$—	$36
Liabilities
Interest rate swaps	$6	$—	$6	$—	$—

The Company pledged a total of $41 million of cash collateral to counterparties and had an obligation to return cash of $14 million at December 31, 2015 for derivative activities. The Company pledged a total of $36 million of cash collateral to counterparties at December 31, 2014 for derivative activities. The net cash pledged is restricted and is included in other assets on the Consolidated Statements of Financial Condition.

Note 12 — Deposit Accounts

The deposit accounts are as follows:

	December 31,
	2015	2014
	(Dollars in millions)
Retail deposits
Branch retail deposits
Demand deposit accounts	$797	$726
Savings accounts	3,717	3,428
Money market demand accounts	163	209
Certificates of deposit/CDARS	811	807
Total branch retail deposits	5,488	5,170
Commercial deposits
Demand deposit account	194	133
Savings account	34	27
Money market demand accounts	104	43
Certificates of deposit/CDARS	14	5
Total commercial deposits	346	208
Total retail deposits subtotal	5,834	5,378
Government deposits
Demand deposit accounts	302	246
Savings accounts	363	317
Certificates of deposit/CDARS	397	355
Total government deposits	1,062	918
Company controlled deposits	1,039	773
Total deposits	$7,935	$7,069

The following indicates the scheduled maturities for certificates of deposit with a minimum denomination of $250,000:

	December 31,
	2015	2014
	(Dollars in millions)
Three months or less	$97	$93
Over three months to six months	72	54
Over six months to twelve months	173	103
One to two years	17	9
Thereafter	37	5
Total	$396	$264

Note 13 — Federal Home Loan Bank Advances

The portfolio of Federal Home Loan Bank advances includes floating rate short-term daily adjustable advances, short-term fixed rate advances, long-term LIBOR adjustable advances and long-term fixed rate advances. The following is a breakdown of the advances outstanding.

	December 31,
	2015		2014		2013
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in millions)
Short-term floating rate daily adjustable advances	$—	—%	$—	—%	$216	0.50%
Short-term fixed rate term advances	2,116	0.32%	214	0.26%	772	0.30%
Long-term LIBOR adjustable advances	825	0.70%	—	—%	—	—%
Long-term fixed rate advances	600	1.37%	300	1.36%	—	—%
Total	$3,541	0.59%	$514	0.90%	$988	0.34%

The Company settled $375 million in long-term fixed rate Federal Home Loan Bank advances during the fourth quarter 2015, which resulted in a gain on extinguishment of debt of $3 million, included in other noninterest income.

The Company settled $2.9 billion in higher cost long-term Federal Home Loan Bank advances during the fourth quarter 2013, which resulted in a loss on extinguishment of debt of $178 million.

At December 31, 2015, the Company had the authority and approval from the Federal Home Loan Bank to utilize a line of credit of up to $7.0 billion and the Company may access that line to the extent that collateral is provided. At December 31, 2015, the Company had $3.5 billion of advances outstanding and an additional $0.5 billion of collateralized borrowing capacity available at Federal Home Loan Bank. The advances can be collateralized by non-delinquent single-family residential first mortgage loans, loans with government guarantees, certain other loans and investment securities.

At December 31, 2015, $825 million of the outstanding advances were adjustable rate based on the three month LIBOR index. Interest rates on these advances reset every three months and the advances may be prepaid without penalty, with notification at scheduled three month intervals after an initial 12 month lockout period. The outstanding advances included $825 million in a cash flow hedge relationship as discussed in Note 11.

The following table highlights the Company’s Federal Home Loan Bank advances for the years ending December 31, 2015, 2014 and 2013.

	For the Years Ended December 31,
	2015	2014	2013
	(Dollars in millions)
Maximum outstanding at any month end	$3,541	$1,300	$2,908
Average outstanding balance	1,811	939	2,915
Average remaining borrowing capacity	1,611	1,947	735
Weighted-average interest rate	1.00%	0.23%	3.22%

The following table outlines the Company’s Federal Home Loan Bank advance final maturity dates as of December 31, 2015.

December 31, 2015
(Dollars in millions)
2016	$2,291
2017	50
2018	125
2019	—
Thereafter	1,075
Total	$3,541

The Company is required to maintain a minimum amount of qualifying collateral. In the event of default, the Federal Home Loan Bank advance is similar to a secured borrowing, whereby the Federal Home Loan Bank has the right to sell the pledged collateral to settle the fair value of the outstanding advances.

Note 14 — Debt

Long-term debt at December 31, 2015 and 2014, included the following:

	December 31,
	2015		2014
	(Dollars in millions)
Trust Preferred Securities	Amount	Interest Rate	Amount	Interest Rate
Floating Three Month LIBOR
Plus 3.25%, matures 2032	$26	3.85%	$26	3.50%
Plus 3.25%, matures 2033	26	3.57%	26	3.48%
Plus 3.25%, matures 2033	26	3.85%	26	3.51%
Plus 2.00%, matures 2035	26	2.32%	26	2.23%
Plus 2.00%, matures 2035	26	2.32%	26	2.23%
Plus 1.75%, matures 2035	51	2.26%	51	1.99%
Plus 1.50%, matures 2035	25	1.82%	25	1.73%
Plus 1.45%, matures 2037	25	1.96%	25	1.69%
Plus 2.50%, matures 2037	16	3.01%	16	2.74%
Subtotal	$247		$247
Notes associated with consolidated VIEs
Floating One Month LIBOR
Plus 0.46% (1), matures 2018 (3)	$—		$42	0.63%
Plus 0.16% (2), matures 2019 (4)	—		42	0.33%
Total long-term debt	$247		$331

(1)	The Note accrued interest at a rate equal to the least of (i) one month LIBOR plus 0.46 percent (ii) the net weighted average coupon, and (iii) 16.00 percent.

(2)
The interest rate for the notes may adjust monthly and will be subject to (i) a cap based on the weighted average of the loan rates on the mortgage loans, minus the rates at which certain fees and expenses of the issuing entity are calculated and minus any required spread and adjusted for actual days and (ii) a fixed cap of 16.00 percent.

(3)	In June 2015, the Company exercised a clean-up of the outstanding debt. The par value for the debt was $43 million at December 31, 2014.

(4)	In December 2015, the Company exercised a clean-up of the outstanding debt. The par value for the debt was $45 million at December 31, 2014.

At December 31, 2015 and 2014 the three-month LIBOR interest rate was 0.61 percent and 0.26 percent, respectively. At December 31, 2014 the one month LIBOR interest rate was 0.17 percent.

Trust Preferred Securities

The Company sponsored nine trust subsidiaries, including the consolidated VIEs, which issued trust preferred securities to third-party investors and loaned the proceeds to the Company in the form of junior subordinated notes included in long-term debt. The notes held by each trust are the sole assets of that trust.

The trust preferred securities outstanding are junior subordinated notes which are callable by the Company. Interest is payable quarterly at a rate equal to the interest rate being earned by the trust on the notes held by the trusts; however, the Company may defer interest payments for up to 20 quarters without default or penalty. In January 2012, the Company exercised its contractual rights to defer interest payments with respect to trust preferred securities. The payments are periodically evaluated and will be reinstated when appropriate, subject to the provisions of the Company's Supervisory Agreement and Consent Order. At December 31, 2015, the Company has deferred for 16 quarters and has $27 million accrued for these deferred interest payments, which is recorded in "other liabilities."

Note 15 — Representation and Warranty Reserve

The following table shows the activity in the representation and warranty reserve.

	For the Years Ended December 31,
	2015	2014	2013
	(Dollars in millions)
Balance, beginning of period,	$53	$54	$193
Provision
Charged to gain on sale for current loan sales	7	7	18
Charged to representation and warranty (benefit) provision	(19)	10	36
Total	(12)	17	54
Charge-offs, net	(1)	(18)	(193)
Balance, end of period	$40	$53	$54

Note 16 — Warrants

May Investor Warrant

The Company granted warrants (the "May Investor Warrants") to the May Investors on January 30, 2009 under anti-dilution provisions applicable to certain investors (the "May Investors") in the Company’s May 2008 private placement capital raise.

For the year ended December 31, 2015, 72,945 May Investor Warrants were exercised resulting in the issuance of, 42,101 shares of Common Stock. The May Investors held warrants to purchase 615,962 shares at an exercise price of $10.00 at December 31, 2015.

The May Investor Warrants do not meet the definition of a contract that is indexed to the Company’s own stock under U.S. GAAP. Therefore, the May Investor Warrants are classified as "other liabilities" on the Consolidated Statements of Financial Condition and are measured at fair value. Warrant liabilities are valued using a binomial lattice model and are classified within Level 2 of the valuation hierarchy. Significant observable inputs include share price, expected volatility, a risk free rate and an expected life.

At December 31, 2015 and 2014, the liability from May Investors Warrants amounted to $8 million and $6 million, respectively. Warrant liabilities are reported in "other liabilities" on the Consolidated Statements of Financial Condition. See Note 24 of the Notes to the Consolidated Financial Statements, herein, for additional recurring fair value disclosures.

TARP Warrant

A warrant associated with Series C fixed rate cumulative non-convertible perpetual preferred stock ("Series C Preferred Stock") to purchase up to 645,138 shares of Common Stock remains outstanding through December 2019 at an exercise price of $62.00 per share.

The Company's Series C Preferred Stock was issued under the Troubled Asset Relief Program ("TARP") Capital Purchase Program. The U.S. government subsequently sold the Series C Preferred Stock to an unrelated third-party. The Company has deferred $86 million of dividend payments, which is not reflected in the Consolidated Financial Statements until paid.

Note 17 — Stockholders' Equity

Preferred Stock

Preferred stock with a par value of $0.01 and a liquidation value of $1,000 and additional paid in capital attributable to preferred stock at December 31, 2015 is summarized as follows.

	Dividend Rate (1)	Earliest Redemption Date (1)	Shares Outstanding	Preferred Shares	Preferred Stock
	(Dollars in millions)
Series C Preferred Stock	9.0%	1/31/2012	266,657	$—	$267

(1)	Earliest redemption date at the Company's option.

Note 18 - Accumulated Other Comprehensive Income (Loss)

The following table sets forth the components in accumulated other comprehensive income (loss) for each type of investment securities available-for-sale, investment securities held-to-maturity, and cash flow hedges.

	Held-to-Maturity Securities	Available-for-Sale Securities (1)	Cash Flow Hedges	Accumulated Other Comprehensive Income (Loss) Net of Tax
	(Dollars in millions)
Accumulated other comprehensive income (loss) ("AOCI")
Balance at December 31, 2014, net of tax	$—	$8	$—	$8
Net unrealized loss, net of tax	—	(5)	(5)	(10)
Reclassifications out of AOCI (1)	—	2	2	4
Transfer of net unrealized loss from AFS to HTM	5	(5)	—	—
Balance at December 31, 2015, net of tax	$5	$—	$(3)	$2

Balance at December 31, 2013, net of tax	$—	$(5)	$—	$(5)
Net unrealized gain, net of tax	—	13	—	13
Reclassifications out of AOCI (1)	—	—	—	—
Balance at December 31, 2014, net of tax	$—	$8	$—	$8

Balance at December 31, 2012, net of tax	$—	$(2)	$—	$(2)
Net unrealized gain, net of tax	—	(3)	—	(3)
Reclassifications out of AOCI (1)	—	—	—	—
Balance at December 31, 2013, net of tax	$—	$(5)	$—	$(5)

(1)	Reclassifications are reported in other noninterest income on the Consolidated Statement of Operations.

Note 19 — Earnings (Loss) Per Share

Basic earnings (loss) per share, excluding dilution, is computed by dividing earnings (loss) available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock or resulted in the issuance of common stock that could then share in the earnings of the Company.

The following table sets forth the computation of basic and diluted earnings (loss) per share of common stock.

	For the Years Ended December 31,
	2015	2014	2013
	(In millions, except share data)
Net income (loss)	$158	$(69)	$267
Less: preferred stock dividend/accretion	—	(1)	(6)
Net income (loss) from continuing operations	158	(70)	261
Deferred cumulative preferred stock dividends	(30)	(26)	(14)
Net income (loss) applicable to Common Stockholders	$128	$(96)	$247
Weighted Average Shares
Weighted average common shares outstanding	56,426,977	56,246,528	56,063,282
Effect of dilutive securities
May Investor Warrants (1)	305,484	—	237,412
Stock-based awards	432,062	—	217,487
Weighted average diluted common shares	57,164,523	56,246,528	56,518,181
Earnings (loss) per common share
Basic earnings (loss) per common share	$2.27	$(1.72)	$4.40
Effect of dilutive securities
May Investor Warrants	(0.01)	—	(0.02)
Stock-based awards	(0.02)	—	(0.01)
Diluted earnings (loss) per common share	$2.24	$(1.72)	$4.37

(1)	Includes the May Warrants at an exercise price of $10.00 per share and a fair value of $8 million and $11 million at December 31, 2015 and 2013, respectively.

The December 31, 2014 diluted loss per share calculation excludes all common stock equivalents, including 263,267 pertaining to stock based awards and 306,310 pertaining to warrants, respectively. The inclusion of these securities would be anti-dilutive.

Under the terms of the Series C Preferred Stock the Company may defer dividend payments. The Company elected to defer dividend payments beginning with the February 2012 dividend. Although not included in quarterly net income (loss) from continuing operations, the deferral still impacts net income (loss) applicable to common stock for the purpose of calculating earnings per share, as shown above. The cumulative amount in arrears as of December 31, 2015 is $86 million.

Note 20 — Stock-Based Compensation

The Company's board of directors participates in various stock option and purchase plans and incentive compensation plans. Certain key employees, officers, directors and others are eligible to receive stock awards. Awards that may be granted under the plan include stock options, incentive stock options, cash-settled stock appreciation rights, restricted stock units, performance shares and performance units and other awards. Under the current plan, the exercise price of any award granted must be at least equal to the fair market value of common stock on the date of grant. Non-qualified stock options granted to directors expire 5 years from the date of grant. Grants other than non-qualified stock options have term limits set by the board of directors in the applicable agreement. Stock appreciation rights generally expire 7 years from the date of grant. Awards still outstanding under any of the prior plans will continue to be governed by their respective terms.

During the years ended December 31, 2015, 2014 and 2013, compensation expense recognized related to the plan totaled $3 million, $4 million and $5 million, respectively.

Stock Option Plan

The following tables summarize the activity that occurred in the years ended December 31.

	Number of Shares
	December 31,
	2015	2014	2013
Options outstanding, beginning of year	63,598	82,937	93,628
Options canceled, forfeited and expired	(10,314)	(19,339)	(10,691)
Options outstanding, end of year	53,284	63,598	82,937
Options vested or expected to vest, end of year	53,284	63,598	82,937
Options exercisable, end of year	27,197	32,532	43,281

The total intrinsic value of options exercised during the years ended December 31, 2015, 2014 and 2013, was zero. Additionally, there was no aggregate intrinsic value of options outstanding and exercised at December 31, 2015, 2014 and 2013.

	Weighted Average Exercise Price
	December 31,
	2015	2014	2013
Options outstanding, beginning of year	$94.33	$104.26	$143.41
Options canceled, forfeited and expired	168.34	136.97	447.22
Options outstanding, end of year	$80.00	$94.33	$104.26
Options vested or expected to vest, end of year	$80.00	$94.33	$104.26
Options exercisable, end of year	$80.00	$108.01	$126.49

The following information pertains to the stock options issued pursuant to the Prior Plans, but not exercised at December 31, 2015.

	Options Outstanding			Options Exercisable
Range of Grant Price	Number of Options Outstanding at December 31, 2015	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2015	Weighted Average Exercise Price
$80.00	53,284	4.06	$80.00	27,197	$80.00
	53,284			27,197

	Options Vested or Expected to Vest
Range of Grant Price	Number of Options Outstanding at December 31, 2015	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
$80.00	53,284	4.06	$80.00
	53,284

At December 31, 2015 and 2014, options available for future grants were 243,331 and 233,017, respectively.

Restricted Stock Units

The Company has issued restricted stock units to officers, directors and certain employees. Restricted stock generally will vest in 1/3 increments on each annual anniversary of the date of grant beginning with the first anniversary subject to service and performance conditions. At December 31, 2015 and 2014, the maximum number of shares of common stock that may be issued were 437,402 shares and 737,861 shares, respectively. The Company incurred expenses of approximately $3 million, $3 million and $1 million with respect to restricted stock units during the years ended December 31, 2015, 2014 and 2013, respectively. As of December 31, 2015 and 2014 restricted stock units had a market value of $9 million and $4 million, respectively.

On October 20, 2015, the Board of the Company approved and adopted the Flagstar Bancorp, Inc. Executive Long-Term Incentive Program ("ExLTIP"). The ExLTIP provides for payouts to certain executives only if the Company stock achieves and sustains a specified market performance (the "Performance Hurdle") within ten years of the grant date. The ExLTIP awards were made in the form of restricted stock units under and subject to the terms of the 2016 Flagstar Bancorp, Inc. Stock and Incentive Plan, which remains subject to shareholder approval. If vested, the restricted stock units would pay out in five installments, subject to a quality review, on the date the Performance Hurdle is attained and on each of the four subsequent annual payout dates.

The following table summarize the activity that occurred in the years ended December 31.

	Shares	Weighted — Average Grant-Date Fair Value per Share
Restricted Stock
Non-vested at December 31, 2012	425,211	$12.70
Granted	113,760	15.06
Vested	(190,949)	17.08
Canceled and forfeited	(60,096)	11.14
Non-vested at December 31, 2013	287,926	$12.01
Granted	279,312	19.27
Vested	(276,548)	14.47
Canceled and forfeited	(56,999)	14.37
Non-vested at December 31, 2014	233,691	$17.21
Granted (1)	1,325,134	16.11
Vested	(152,220)	15.25
Canceled and forfeited	(106,620)	18.46
Non-vested at December 31, 2015	1,299,985	$16.36

(1)	Includes ExLTIP shares of 907,741, which were granted in 2015 and are pending approval at the May 24, 2016 Annual Shareholders Meeting.

Incentive Compensation Plans

The Company had an expense of $30 million, $21 million and $24 million for the years ended December 31, 2015, 2014 and 2013, respectively, for employee incentive plans.

Note 21— Income Taxes

Components of the provision (benefit) for income taxes consist of the following.

	For the Years Ended December 31,
	2015	2014	2013
Current	(Dollars in millions)
Federal	$2	$2	$—
State	—	(1)	—
Total current income tax expense	2	1	—
Deferred
Federal	82	(35)	(407)
State	(2)	—	(9)
Total deferred income tax expense (benefit)	80	(35)	(416)
Total income tax expense (benefit)	$82	$(34)	$(416)

The Company’s effective tax rate differs from the statutory federal tax rate. The following is a summary of such differences.

	For the Years Ended December 31,
	2015	2014	2013
	(Dollars in millions)
Provision (benefit) at statutory federal income tax rate (35%)	$84	$(37)	$(52)
(Decreases) increases resulting from:
Change in valuation allowance, federal and state	(6)	8	(355)
Residual tax effect associated with other comprehensive income	—	—	(6)
State income tax (benefit), net of federal income tax effect	4	(9)	(3)
Warrant expense (income)	1	(2)	—
Non-deductible compensation	1	1	—
Litigation settlement	—	4	—
Other	(2)	1	—
Provision (benefit) for income taxes	$82	$(34)	$(416)

During the year ended December 31, 2015, the effective tax rate was 34.2 percent, compared to an effective tax rate benefit of 32.9 percent during the year ended December 31, 2014 and a not meaningful tax rate for the year ended December 31, 2013.

Temporary differences and carry forwards that give rise to deferred tax assets and liabilities are comprised of the following.

	December 31,
	2015	2014
	(Dollars in millions)
Deferred tax assets
Tax loss carry forwards	$258	$292
Allowance for loan losses	89	140
Litigation settlement	31	30
Representation and warranty reserves	15	20
Alternative Minimum Tax credit carry forwards (indefinite carry forward period)	15	13
General business credit	1	—
Accrued compensation	9	—
Non-accrual interest revenue	3	6
Real Estate Mortgage Investment Conduits	—	5
Deferred interest	3	4
Other	9	7
Total	433	517
Valuation allowance	(22)	(33)
Total (net)	411	484
Deferred tax liabilities
Mortgage loan servicing rights	(19)	(32)
Mark-to-market adjustments	(17)	(3)
Commercial lease financing	(3)	(3)
Premises and equipment	(3)	(2)
State and local taxes	(5)	(2)
Total	(47)	(42)
Net deferred tax asset	$364	$442

The Company has not provided deferred income taxes for the Bank’s pre-1988 tax bad debt reserve at December 31, 2015 of approximately $4 million because it is not anticipated that this temporary difference will reverse in the foreseeable future. Such reserves would only be taken into taxable income if the Bank, or a successor institution, liquidates, redeems shares, pays dividends in excess of earnings, or ceases to qualify as a bank for tax purposes.

During the years ended December 31, 2015 and 2014, the Company had federal net operating loss carry forwards of $660 million and $743 million, respectively. These carry forwards, if unused, expire in calendar years 2028 through 2033. As a result of a change in control occurring on January 30, 2009, Section 382 of the Internal Revenue Code places an annual limitation on the use of the Company's new operating loss carry forwards that existed at that time. At December 31, 2015 the Company had $154 million of net operating loss carry forwards subject to certain annual use limitations which expire in calendar years 2028 through 2029.

The Company regularly evaluates the need for deferred tax asset valuation allowances based on a more likely than not standard as defined by generally accepted accounting principles. The ability to realize deferred tax assets depends on the ability to generate sufficient taxable income within the carryback or carryforward periods provided for in the tax law for each applicable tax jurisdiction. The Company considers the following possible sources of taxable income when assessing the realization of deferred tax assets:

• future reversals of existing taxable temporary differences;
• future taxable income exclusive of reversing temporary differences and carryforwards;
• taxable income in prior carryback years; and
• tax planning strategies.

The assessment regarding whether a valuation allowance is required or should be adjusted also considers all available positive and negative evidence factors, including but not limited to:

• nature, frequency and severity of recent losses;
• duration of statutory carryforward periods;
• historical experience with tax attributes expiring unused; and
• near- and medium-term financial outlook.

As indicated by applicable accounting standards, it is inherently difficult to conclude a valuation allowance is not required when there is significant objective and verifiable negative evidence, such as cumulative losses in recent years. The Company utilizes a rolling three years of actual and current year anticipated results as the primary measure of cumulative losses.

When evaluating whether the Company has overcome the significant negative evidence attributable to actual cumulative losses in recent years, the Company adjusted those losses for items that the Company believes are not indicative of its ability to generate taxable income in future years. The Company reflects adjusted cumulative income after applying those items that are not indicative of its ability to generate taxable income in future years. The Company considers this objectively verifiable evidence that its current earnings model is capable of generating future taxable income sufficient to utilize substantially all of the net operating loss carryforwards as of each period end. The Company believes that this evidence is sufficient to overcome the unadjusted cumulative losses in recent years.

Upon considering all of the available positive and negative evidence, and the extent to which that evidence was objectively verifiable, the Company determined that the positive evidence outweighed the negative evidence and the deferred tax assets are more likely than not realizable. The Company released its valuation allowance in the fourth quarter of 2013 and continued to conclude that its Federal deferred tax assets are more likely than not realizable as of December 31, 2015 and 2014.

The Company had a total state deferred tax asset before valuation allowance of $33 million and total state net operating loss carryforwards of $621 million at December 31, 2015. In connection with its ongoing assessment of deferred taxes, the Company analyzed each state net operating loss separately and determined the amount of such net operating loss, which is expected to expire unused and recorded a valuation allowance to reduce the deferred tax asset for state net operating losses to the amount which is more likely than not to be realized. At December 31, 2015, the state deferred tax assets which will more likely than not be realized, was $11 million and we have maintained a valuation allowance of $22 million due to state loss carryover limitations.

The Company will continue to regularly assess the realizability of its deferred tax assets. Changes in earnings performance and future earnings projections, among other factors, may cause the Company to adjust its valuation allowance, which will impact the Company's income tax expense in the period it determines that these factors have changes.

The Company’s income tax returns are subject to review and examination by federal, state and local government authorities. On an ongoing basis, numerous federal, state and local examinations are in progress and cover multiple tax years. At December 31, 2015, the Internal Revenue Service had completed an examination of the Company through the taxable year ended December 31, 2011. The years open to examination by state and local government authorities vary by jurisdiction.

The total amounts of unrecognized tax benefits for the years ended December 31, 2015, 2014 and 2013 was $1 million for each year.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. For the years ended December 31, 2015, 2014 and 2013, the Company did not recognize any interest income, interest expense, or increase or decreases to uncertain income tax positions of greater than $1 million, individually or in aggregate.

Note 22 — Regulatory Matters

Regulatory Capital

The Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that could have a material effect on the Consolidated Financial Statements. On January 1, 2015, the Basel III rules became effective and include transition provisions through 2018.

To be categorized as "well-capitalized," the Company and the Bank must maintain minimum tangible capital, Tier 1 capital, common equity Tier 1, and total capital ratios as set forth in the table below. The Company and the Bank are considered "well-capitalized" at both December 31, 2015 and December 31, 2014. There have been no conditions or events that management believes have changed the Company's or the Bank’s category.

The following tables show the regulatory capital ratios as of the dates indicated.

Bancorp	Actual		For Capital Adequacy Purposes		Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in millions)
December 31, 2015
Tangible capital (to tangible assets)	$1,435	11.51%	N/A	N/A	N/A	N/A
Tier 1 capital (to adjusted tangible assets)	1,435	11.51%	$499	4.0%	$624	5.0%
Common equity Tier 1 capital (to RWA)	1,065	14.09%	340	4.5%	491	6.5%
Tier 1 capital (to risk weighted assets)	1,435	18.98%	454	6.0%	605	8.0%
Total capital (to risk weighted assets)	1,534	20.28%	605	8.0%	756	10.0%
December 31, 2014
Tangible capital (to tangible assets)	$1,184	12.59%	N/A	N/A	N/A	N/A
Tier 1 capital (to adjusted tangible assets)	1,184	12.59%	$376	4.0%	$470	5.0%
Tier 1 capital (to risk weighted assets)	1,184	22.81%	208	4.0%	311	6.0%
Total capital (to risk weighted assets)	1,252	24.12%	415	8.0%	519	10.0%
N/A - Not applicable.

(1)
On January 1, 2015, the Basel III rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting common equity Tier 1 capital and Tier 1 capital. The Company and the Bank reported under Basel I (which included the Market Risk Final Rules) at December 31, 2014.

Bank	Actual		For Capital Adequacy Purposes		Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in millions)
December 31, 2015
Tangible capital (to tangible assets)	$1,472	11.79%	N/A	N/A	N/A	N/A
Tier 1 capital (to adjusted tangible assets)	1,472	11.79%	$500	4.0%	$625	5.0%
Common equity Tier 1 capital (to RWA)	1,472	19.42%	341	4.5%	493	6.5%
Tier 1 capital (to risk weighted assets)	1,472	19.42%	455	6.0%	607	8.0%
Total capital (to risk weighted assets)	1,570	20.71%	607	8.0%	758	10.0%
December 31, 2014
Tangible capital (to tangible assets)	$1,167	12.43%	N/A	N/A	N/A	N/A
Tier 1 capital (to adjusted tangible assets)	1,167	12.43%	$376	4.0%	$470	5.0%
Tier 1 capital (to risk weighted assets)	1,167	22.54%	207	4.0%	311	6.0%
Total capital (to risk weighted assets)	1,235	23.85%	414	8.0%	518	10.0%
N/A - Not applicable.

(1)
On January 1, 2015, the Basel III rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting common equity Tier 1 capital and Tier 1 capital. The Company and the Bank reported under Basel I (which included the Market Risk Final Rules) at December 31, 2014.

Consent Orders

Effective October 23, 2012, the Bank's board of directors executed a Stipulation and Consent (the "Stipulation"), accepting the issuance of a Consent Order (the "Consent Order") by the OCC. The Consent Order replaces the supervisory agreement entered into between the Bank and the Office of Thrift Supervision (the "OTS") on January 27, 2010.

Under the Consent Order, the Bank is required to adopt or review and revise various plans, policies and procedures. Specifically, under the terms of the Consent Order, the Bank's board of directors has agreed to, among other things, which include but is not limited to the following:

•
Review, revise, and forward to the OCC a written capital plan for the Bank covering at least a three-year period and establishing projections for the Bank's overall risk profile, earnings performance, growth expectations, balance sheet mix, off-balance sheet activities, liability and funding structure, capital and liquidity adequacy, as well as a contingency capital funding process and plan that identifies alternative capital sources should the primary sources not be available;

•	Adopt and forward to the OCC a comprehensive written liquidity risk management policy that systematically requires the Bank to reduce liquidity risk; and

•
Develop, adopt, and forward to the OCC a written enterprise risk management program that is designed to ensure that the Bank effectively identifies, monitors, and controls its enterprise-wide risks, including by developing risk limits for each line of business.

Each of the plans, policies and procedures referenced above in the Consent Order, as well as any subsequent amendments or changes thereto, must be submitted to the OCC for a determination that the OCC has no supervisory objection to them. Upon receiving a determination of no supervisory objection from the OCC, the Bank must implement and adhere to the respective plan, policy or procedure. The foregoing summary of the Consent Order does not purport to be a complete description of all of the terms of the Consent Order, and is qualified in its entirety by reference to the copy of the Consent Order filed with the SEC as an exhibit to the Company's Current Report on Form 8-K filed on October 24, 2012.

The Bank intends to address the banking issues identified by the OCC in the manner required for compliance by the OCC. There can be no assurance that the OCC will not provide substantive comments on the capital plan or other submissions that the Bank makes pursuant to the Consent Order that will have a material impact on the Company. The Company believes that the actions taken, or to be taken, to address the banking issues set forth in the Consent Order should, over time, improve its enterprise risk management practices and risk profile.

Supervisory Agreement

The Company remains subject to the Supervisory Agreement, which will remain in effect until terminated, modified, or suspended in writing by the Federal Reserve. The failure to comply with the Supervisory Agreement could result in the initiation of further enforcement action by the Federal Reserve, including the imposition of further operating restrictions, and could result in additional enforcement actions against the Company. The Company has taken actions which it believes are appropriate to comply with, and intends to maintain compliance with, all of the requirements of the Supervisory Agreement.

Pursuant to the Supervisory Agreement, the Company submitted a capital plan to the OTS, predecessor in interest to the Federal Reserve. In addition, the Company agreed to request prior non-objection of the Federal Reserve to pay dividends or other capital distributions; purchase, repurchase or redeem certain securities; incur, issue, renew, roll over or increase any debt and enter into certain affiliate transactions; and comply with restrictions on the payment of severance and indemnification payments, director and management changes and employment contracts and compensation arrangements. A copy of the Supervisory Agreement was filed with the SEC as an exhibit to the Company's Current Report on Form 8-K filed on January 28, 2010.

Regulatory Developments

The Bank and Bank Holding Company were subject to the capital requirements of the Basel III rules beginning January 1, 2015, which replaces the framework established by the 1988 capital accord ("Basel I") of the Basel Committee on Banking Supervision.

The capital framework under the Basel III final rule replaces the regulatory capital rules for all banks, savings associations and U.S. bank holding companies with greater than $500 million in total assets, and all savings and loan holding companies. Beginning January 1, 2015 the final rules required the Bank and Holding Company to maintain Tier 1 capital of at least 6 percent of risk-weighted assets and off-balance sheet items, total capital (the sum of Tier 1 capital and Tier 2 capital) of at least 8 percent of risk-weighted assets and off-balance sheet items, and Tier 1 capital of at least 4 percent of adjusted quarterly average assets. In addition, the final rule implemented a new common equity Tier 1 minimum capital requirement of at least 4.5 percent of risk-weighted assets.

In addition, the new regulations subject a banking organization to certain limitations on capital distributions and discretionary bonus payments to executive officers if the organization did not maintain a capital conservation buffer of common equity tier 1 capital in an amount greater than 2.5 percent of its total risk-weighted assets. The effect of the capital conservation buffer is to increase the minimum common equity tier 1 capital ratio to 7.0 percent, the minimum tier 1 risk-based capital ratio to 8.5 percent and the minimum total risk-based capital ratio to 10.5 percent.

Under the increased capital standards established by the Dodd-Frank Act, bank holding companies are prohibited from including in their regulatory Tier 1 capital hybrid debt and equity securities issued on or after May 19, 2010. Among the hybrid debt and equity securities included in this prohibition are trust preferred securities. The Company continues to include our existing trust preferred securities as Tier 1 capital as they were issued prior to May, 19, 2010.

Note 23 — Legal Proceedings, Contingencies and Commitments

Legal Proceedings

The Company and its subsidiaries are subject to various pending or threatened legal proceedings arising out of the normal course of business operations. In addition, the Bank is routinely named in civil actions throughout the country by borrowers and former borrowers relating to the origination, purchase, sale, and servicing of mortgage loans. From time to time, governmental agencies also conduct investigations or examinations of various mortgage-related practices of the Bank. In the course of such investigations or examinations, the Bank cooperates with such agencies and provides information as requested.

The Company assesses the liabilities and loss contingencies in connection with such pending or threatened legal and regulatory proceedings on at least a quarterly basis and establishes accruals when the Company believes it is probable that a loss may be incurred and that the amount of such loss can be reasonably estimated. Once established, litigation accruals are adjusted, as appropriate, in light of additional information.

Management does not believe that the amount of any reasonably possible losses in excess of any amounts accrued with respect to ongoing proceedings or any other known claims, including the matters described below, will be material to the Company’s financial statements, or that the ultimate outcome of these actions will have a material adverse effect on its financial condition, results of operations or cash flows.

DOJ litigation settlement

The Company elected the fair value option to account for the liability representing the obligation to make future additional payments under the DOJ litigation settlement. The executed settlement agreement with the DOJ establishes a legally enforceable contract with a stipulated payment plan that meets the definition of a financial liability.

As of December 31, 2015 the remaining future payments totaled $118 million for which the Company used a discounted cash flow model to estimate the current fair value. The model utilizes estimates including the Company's forecasts of net income, balance sheet and capital levels and considers multiple scenarios and possible outcomes as a result of the uncertainty inherent in those inputs which impact the estimated timing of the additional payments. These scenarios are probability weighted and consider the view of a market participant to estimate the fair value of the liability. The fair value of the DOJ litigation settlement liability was $84 million and $82 million using a discount rate of 7.2 percent and 8.7 percent at December 31, 2015 and 2014 respectively.

At both December 31, 2015 and December 31, 2014, excluding the fair value liability relating to the DOJ litigation settlement, the Company's total accrual for contingent liabilities was $2 million and $4 million, respectively.

Commitments

A summary of the contractual amount of significant commitments is as follows.

	December 31,
	2015	2014
	(Dollars in millions)
Commitments to extend credit
Mortgage loans interest-rate lock commitments	$3,792	$2,172
HELOC commitments	150	88
Other consumer commitments	22	7
Warehouse loan commitments	871	827
Standby and commercial letters of credit	13	10
Commercial and industrial commitments	151	276
Other commercial commitments	497	169

Commitments to extend credit are agreements to lend. Since many of these commitments expire without being drawn upon, the total commitment amounts do not necessarily represent future cash flow requirements. Commitments generally have fixed expiration dates or other termination clauses. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit is based on management's credit evaluation of the counterparties.

The Company enters into mortgage interest-rate lock commitments with its customers. These commitments are considered to be derivative instruments and changes in the fair value of these commitments are recorded in the Consolidated Statements of Financial Condition in other assets. Further discussion on derivative instruments is included in Note 11 of the Notes to the Consolidated Financial Statements, herein.

The Company has unfunded commitments under its contractual arrangement with the HELOC loans. Commitments to extend, originate or purchase credit are primarily lines of credit to consumers and have specified rates and maturity dates.
Many of these commitments also have adverse change clauses, which allow the Company to cancel the commitment due to deterioration in the borrowers’ creditworthiness.

Other consumer commitments are conditional commitments issued to accommodate the financial needs of customers. The commitments are under various terms to lend funds to consumers, which include revolving credit agreements, term loan commitments and short-term borrowing agreements.

Warehouse loan commitments are lines of credit provided to mortgage originators to fund loans they originate and then sell. The proceeds of the sale of the loan is used to repay the draw on the line used to fund the loan.

Standby and commercial letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Standby letters of credit generally are contingent upon the failure of the customer to perform according to the terms of the underlying contract with the third party, while commercial letters of credit are issued specifically to facilitate commerce and typically result in the commitment being drawn on when the underlying transaction is consummated between the customer and the third party.

Commercial and industrial and other commercial commitments are conditional commitments issued under various terms to lend funds to business and other entities. These commitments include revolving credit agreements, term loan commitments and short-term borrowing agreements. Many of these loan commitments have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of these commitments are expected to expire without being funded, the total commitment amounts do not necessarily represent future liquidity requirements.

These instruments involve, to varying degrees, elements of credit and interest rate risk beyond the amount recognized on the Consolidated Statements of Financial Condition. The Company's exposure to credit losses in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company utilizes the same credit policies in making commitments and conditional obligations as it does for balance sheet instruments. Commitments to extend credit are agreements to lend to a customer as long as there is not a violation of any condition established in the contract.

The Company maintains a reserve for letters of credit, which represents the estimate for probable credit losses inherent in unfunded commitments to extend credit. Unfunded commitments to extend credit include unfunded loans with available balances, new commitments to lend that are not yet funded, and standby and commercial letters of credit. The balances of $2 million and $1 million for December 31, 2015 and 2014, respectively, are reflected in other liabilities on the Consolidated Statements of Operations.

Note 24 — Fair Value Measurements

The Company utilizes fair value measurements to record or disclose the fair value on certain assets and liabilities. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability through an orderly transaction between market participants at the measurement date. The determination of fair values of financial instruments often requires the use of estimates. In cases where quoted market values in an active market are not available, the Company uses present value techniques and other valuation methods to estimate the fair values of its financial instruments. These valuation models rely on market-based parameters when available, such as interest rate yield curves or credit spreads. Unobservable inputs may be based on management's judgment, assumptions and estimates related to credit quality, the Company's future earnings, interest rates and other relevant inputs. These valuation methods require considerable judgment and the resulting estimates of fair value can be significantly affected by the assumptions made and methods used.

Valuation Hierarchy

U.S. GAAP establishes a three-level valuation hierarchy for disclosure of fair value measurements. The hierarchy is based on the transparency of the inputs used in the valuation process with the highest priority given to quoted prices available in active markets and the lowest priority to unobservable inputs where no active market exists, as discussed below.

Level 1 - Quoted prices (unadjusted) for identical assets or liabilities in active markets in which the Company can participate as of the measurement date;

Level 2 - Quoted prices for similar instruments in active markets, and other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

Level 3 - Unobservable inputs that reflect the Company's own assumptions about the assumptions that market participants would use in pricing and asset or liability.

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input within the valuation hierarchy that is significant to the overall fair value measurement. Transfers between levels of the fair value hierarchy are recognized at the end of the reporting period.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following tables present the financial instruments carried at fair value as of December 31, 2015 and 2014, by caption on the Consolidated Statements of Financial Condition and by the valuation hierarchy (as described above).

December 31, 2015	Level 1	Level 2	Level 3	Total Fair Value
	(Dollars in millions)
Investment securities available-for-sale
Agency - Commercial	$—	$766	$—	$766
Agency - Residential	—	514	—	514
Municipal obligations	—	14	—	14
Loans held-for-sale
Residential first mortgage loans	—	2,541	—	2,541
Loans held-for-investment
Residential first mortgage loans	—	6	—	6
Second mortgage loans	—	—	42	42
HELOC loans	—	—	64	64
Mortgage servicing rights	—	—	296	296
Derivative assets
Rate lock commitments	—	—	26	26
Mortgage backed securities forwards	—	7	—	7
Interest rate swaps and swaptions	—	25	—	25
Total derivative assets	—	32	26	58
Total assets at fair value	$—	$3,873	$428	$4,301
Derivative liabilities
U.S. Treasury and euro dollar futures	$(1)	$—	$—	$(1)
Forward agency and loans sales	—	(6)	—	(6)
Interest rate swap on FHLB advances	—	(4)	—	(4)
Interest rate swaps	—	(7)	—	(7)
Total derivative liabilities	(1)	(17)	—	(18)
Warrant liabilities	—	(8)	—	(8)
DOJ litigation settlement	—	—	(84)	(84)
Total liabilities at fair value	$(1)	$(25)	$(84)	$(110)

December 31, 2014	Level 1	Level 2	Level 3	Total Fair Value
	(Dollars in millions)
Investment securities available-for-sale
Agency - Commercial	$—	$540	$—	$540
Agency - Residential	—	1,130	—	1,130
Municipal obligations	—	—	2	2
Loans held-for-sale
Residential first mortgage loans	—	1,196	—	1,196
Loans held-for-investment
Residential first mortgage loans	—	26	—	26
Second mortgage loans	—	—	53	53
HELOC loans	—	—	132	132
Mortgage servicing rights	—	—	258	258
Derivative assets
U.S. Treasury and euro dollar futures	7	—	—	7
Rate lock commitments	—	—	31	31
Mortgage backed securities forwards	2	—	—	2
Interest rate swaps	—	6	—	6
Total derivative assets	9	6	31	46
Other investments	—	—	100	100
Total assets at fair value	$9	$2,898	$576	$3,483
Derivative liabilities
Forward agency and loan sales	$—	$(13)	$—	$(13)
U.S. Treasury and euro dollar futures	(1)	—	—	(1)
Interest rate swaps	—	(6)	—	(6)
Total derivative liabilities	(1)	(19)	—	(20)
Warrant liabilities	—	(6)	—	(6)
Long-term debt	—	—	(84)	(84)
DOJ litigation settlement	—	—	(82)	(82)
Total liabilities at fair value	$(1)	$(25)	$(166)	$(192)

The Company had no transfers of assets or liabilities recorded at fair value between fair value levels during the year ended December 31, 2015. The Company transferred $4 million of municipal obligation to Level 3 from Level 2 in the valuation hierarchy during the year ended December 31, 2014. The municipal obligation was historically priced using Level 2 inputs and was transferred into a Level 3 asset due to the obligation not being a readily marketable security. The Company had no other transfers during the year ended December 31, 2014. The Company had no transfers of assets or liabilities recorded at fair value between fair value levels during the year ended December 31, 2013.

The Company utilized US Treasury future, forward agency and loan sales and interest rate swaps to manage the risk associated with mortgage servicing rights and rate lock commitments. The assets and/or liabilities transferred are valued at the end of the period. Gains and losses for individual lines in the tables do not reflect the effect of the Company's risk management activities related to such level 3 instruments.

Fair Value Measurements Using Significant Unobservable Inputs

The tables below include a roll forward of the Consolidated Statements of Financial Condition amounts for the years ended December 31, 2015, 2014 and 2013 (including the change in fair value) for financial instruments classified by the Company within Level 3 of the valuation hierarchy.

Year Ended December 31, 2015	Balance at Beginning of Year	Recorded in Earnings		Recorded in OCI	Purchases / Originations	Sales	Settlement	Transfers In (Out)	Balance at End of Year	Changes In Unrealized Held at End of Year
		Total Unrealized Gains/ (Losses)	Total Realized Gains/ (Losses)	Total Unrealized Gains/ (Losses)
	(Dollars in millions)
Assets
Investment securities available-for-sale
Municipal obligation	$2	$—	$—	$—	$—	$—	$(2)	$—	$—	$—
Loans held-for-investment
Second mortgage loans	53	2	1	—	—	—	(14)	—	42	2
HELOC loans	132	(4)	(1)	—	—	—	(63)	—	64	5
Mortgage servicing rights	258	(46)	—	—	260	(176)	—	—	296	3
Other investments	100	—	—	—	—	—	(100)	—	—	—
Totals	$545	$(48)	$—	$—	$260	$(176)	$(179)	$—	$402	$10
Liabilities
Long-term debt	$(84)	$—	$(3)	$—	$—	$52	$35	$—	$—	$—
DOJ litigation	(82)	(2)	—	—	—	—	—	—	(84)	(2)
Totals	$(166)	$(2)	$(3)	$—	$—	$52	$35	$—	$(84)	$(2)
Derivative financial instruments (net)
Rate lock commitments	$31	$60	$—	$—	$330	$(342)	$(53)	$—	$26	$32
Year Ended December 31, 2014
Assets
Investment securities available-for-sale
Municipal obligation	$—	$—	$—	$—	$—	$—	$(2)	$4	$2	$—
Loans held-for-investment
Second mortgage loans	65	2	2	—	—	—	(16)	—	53	2
HELOC loans	155	(3)	2	—	1	—	(23)	—	132	(26)
Mortgage servicing rights	285	(67)	—	—	271	(231)	—	—	258	(27)
Other investments	—	—	—	—	100	—	—	—	100	—
Totals	$505	$(68)	$4	$—	$372	$(231)	$(41)	$4	$545	$(51)
Liabilities
Long-term debt	$(106)	$—	$(7)	$—	$—	$—	$29	$—	$(84)	$—
Litigation settlement	(93)	11	—	—	—	—	—	—	(82)	11
Totals	$(199)	$11	$(7)	$—	$—	$—	$29	$—	$(166)	$11
Derivative financial instruments (net)
Rate lock commitments	$10	$154	$—	$—	$273	$(353)	$(53)	$—	$31	$34
Year Ended December 31, 2013
Assets
Investment securities available-for-sale
Mortgage securitization	$91	$—	$(9)	$1	$—	$(73)	$(10)	$—	$—	$—
Loans held-for-investment
Second mortgage loans	—	1	(6)	—	80	—	(10)	—	65	14
HELOC loans	—	(8)	11	—	171	—	(19)	—	155	15
Transferors' interest	7	—	46	—	—	(53)	—	—	—	—
Mortgage servicing rights	711	105	—	—	541	(973)	(99)	—	285	19
Totals	$809	$98	$42	$1	$792	$(1,099)	$(138)	$—	$505	$48
Liabilities
Long-term debt	$—	$—	$(6)	$—	$(120)	$—	$20	$—	$(106)	$—
Litigation settlement	(19)	(74)	—	—	—	—	—	—	(93)	(74)
Totals	$(19)	$(74)	$(6)	$—	$(120)	$—	$20	$—	$(199)	$(74)
Derivative financial instruments (net)
Rate lock commitments	$86	$—	$(150)	$—	$377	$(241)	$(62)	$—	$10	$(18)

The following tables present the quantitative information about recurring Level 3 fair value financial instruments and the fair value measurements as of December 31, 2015 and 2014.

	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)
December 31, 2015	(Dollars in millions)
Assets
Second mortgage loans	$42	Discounted cash flows	Discount rate Constant prepayment rate Constant default rate	7.2% - 10.8% (9.0%) 13.5% - 20.2% (16.9%) 2.6% - 4.0% (3.3%)
HELOC loans	$64	Discounted cash flows	Discount rate
Mortgage servicing rights	$296	Discounted cash flows	Option adjusted spread Constant prepayment rate Weighted average cost to service per loan	6.6% - 9.9% (8.2%) 10.3% - 14.8% (12.6%) $57 - $86 ($72)
Liabilities
DOJ litigation settlement (2)	$(84)	Discounted cash flows	Discount rate
Derivative financial instruments
Rate lock commitments	$26	Consensus pricing	Origination pull-through rate

	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)
December 31, 2014	(Dollars in millions)
Assets
Second mortgage loans	$53	Discounted cash flows	Discount rate Constant prepayment rate Constant default rate	7.2% - 10.8% (9.0%) 11.3% - 17.0% (14.2%) 2.4% - 3.6% (3.0%)
HELOC loans	$132	Discounted cash flows	Yield Constant prepayment rate Constant default rate Discount loss severity	8.0% - 12.0% (10.0%) 7.2% - 10.8% (9.0%) 6.6% - 9.9% (8.3%) 60.2% - 90.2% (75.2%)
Mortgage servicing rights	$258	Discounted cash flows	Option adjusted spread Constant prepayment rate Weighted average cost to service per loan	7.1% - 10.7% (8.9%) 12.2% - 17.1% (15.0%) $67 - $88 ($78)
Liabilities
Long-term debt (1)	$(84)	Discounted cash flows	Discount rate Constant prepayment rate Weighted average life	6.4% - 9.6% (8.0%) 16.0% - 24.0% (20.0%) 0.5 - 0.7 (0.6)
DOJ litigation settlement (2)	$(82)	Discounted cash flows	Discount rate
Derivative financial instruments
Rate lock commitments	$31	Consensus pricing	Origination pull-through rate

(1)	In December 2015, the Company executed a clean-up call of long-term debt accounted for under the fair value option associated with the HELOC securitization trust.

(2)	Refer to Note 1 and Note 23 o for a further discussion of the fair value of the DOJ litigation settlement

Recurring Significant Unobservable Inputs

The significant unobservable inputs used in the fair value measurement of the second mortgage loans are discount rates, constant prepayment rates, and default rates. The constant prepayment and default rates are based on a 12 month historical average. Significant increases (decreases) in the discount rate in isolation would result in a significantly lower (higher) fair value measurement. Increases (decreases) in prepay rates in isolation result in a higher (lower) fair value and increases (decreases) in default rates in isolation result in a lower (higher) fair value.

Our HELOC loans are valued utilizing a loan-level discounted cash flow model which projects expected cash flows given three potential outcomes: (1) paid-in-full at scheduled maturity, (2) default at scheduled maturity (foreclosure), and (3) modification at scheduled maturity into an amortizing HELOAN. Loans are placed into the potential outcome buckets based on their underlying current delinquency, FICO scores and property CLTV all of which are unobservable inputs. Estimated cash flows are then discounted back using an unobservable discount rate. Loans within the HELOC portfolio contain FICO scores with a minimum of 446, maximum of 818, and a weighted average of 681. For the HELOC loans, increases (decreases) in the discount rate, in isolation, would lower (higher) the fair value measurement and increases (decreases) in the volume of loans expected to default in isolation, would lower (higher) the fair value measurement.

For the HELOC loan related debt carried at fair value in 2014, increases (decreases) in the discount rate in isolation would result in a lower (higher) fair value measurement; increases (decreases) in prepayment rates (based on three month historical average) in isolation results in a shorter (longer) weighted average life and ultimately a higher (lower) fair value measurement.

The significant unobservable inputs used in the fair value measurement of the MSRs are option adjusted spreads, prepayment rates, and cost to service. Significant increases (decreases) in all three assumptions in isolation would result in a significantly lower (higher) fair value measurement. Additionally, the key economic assumptions used in determining the fair value of MSRs capitalized during the years ended December 31, 2015, 2014 and 2013 were as follows.

	For the Years Ended December 31,
	2015	2014	2013
Weighted-average life (in years)	7.9	7.8	6.1
Weighted-average constant prepayment rate	11.3%	12.3%	13.8%
Weighted-average option adjusted spread	8.8%	9.4%	6.9%

The key economic assumptions reflected in the overall fair value of the MSRs were as follows.

	December 31,
	2015	2014	2013
Weighted-average life (in years)	7.3	6.6	7.3
Weighted-average constant prepayment rate	12.6%	15.0%	11.9%
Weighted-average option adjusted spread	8.2%	8.9%	7.7%

The significant unobservable input used in the fair value measurement of the rate lock commitments is the pull through rate. The pull through rate is a statistical analysis of the Company's actual rate lock fallout history to determine the sensitivity of the residential mortgage loan pipeline compared to interest rate changes and other deterministic values. New market prices are applied based on updated loan characteristics and new fallout ratios (i.e., the inverse of the pull through rate) are applied accordingly. Significant increases (decreases) in the pull through rate in isolation would result in a significantly higher (lower) fair value measurement.

The significant unobservable inputs used in the fair value measurement of the DOJ litigation settlement are future balance sheet and growth rate projections for overall discount rate, including asset growth, MSR growth, peer group return on assets and return on assets improvement. The current assumptions are based on management's approved, strategic performance targets beyond the current strategic modeling horizon (2015). Significant increases (decreases) in the discount rate in isolation could result in a marginally higher (lower) fair value measurement.

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

The Company also has assets that under certain conditions are subject to measurement at fair value on a nonrecurring basis. These assets are measured at the lower of cost or market and had a fair value below cost at the end of the period as summarized below.

	Total (1)	Level 2	Level 3
	(Dollars in millions)
December 31, 2015
Loans held-for-sale (2)	$8	$8	$—
Impaired loans held-for-investment (3)
Residential first mortgage loans	40	—	40
Commercial and industrial loans	2	—	2
Repossessed assets (4)	17	—	17
Totals	$67	$8	$59
December 31, 2014
Loans held-for-sale (2)	$27	$27	$—
Impaired loans held-for-investment (3)
Residential first mortgage loans	74	—	74
Repossessed assets (4)	19	—	19
Totals	$120	$27	$93

(1)	The fair values are obtained at various dates during the years ended December 31, 2015 and 2014, respectively.

(2)
The Company recorded $2 million, $4 million and $4 million in fair value losses on loans held-for-sale for which the Company did not elect the fair value option (included in interest income on the Consolidated Statements of Operations) during the years ended December 31, 2015, 2014 and 2013, respectively.

(3)
The Company recorded $84 million, $49 million and $155 million in fair value losses on impaired loans held-for-investment for which the Company did not elect the fair value option (included in provision for loan losses on the Consolidated Statements of Operations) during the years ended December 31, 2015, 2014 and 2013, respectively.

(4)
The Company recorded $2 million, $4 million and $10 million in losses related to write downs of repossessed assets based on the estimated fair value of the specific assets, and recognized net losses of $2 million, $5 million and $26 million on sales of repossessed assets (both write downs and net gains/losses are included in assets resolution expense on the Consolidated Statements of Operations) during the years ended December 31, 2015, 2014 and 2013, respectively.

The following tables present the quantitative information about nonrecurring Level 3 fair value financial instruments and the fair value measurements as of December 31, 2015.

	Fair Value	Valuation Technique(s)	Unobservable Input	Range (Weighted Average)
December 31, 2015	(Dollars in millions)
Impaired loans held-for-investment
Residential first mortgage loans	$40	Fair value of collateral	Loss severity discount
Commercial and industrial loans	$2	Fair value of collateral	Loss severity discount
Repossessed assets	$17	Fair value of collateral	Loss severity discount

	Fair Value	Valuation Technique(s)	Unobservable Input	Range (Weighted Average)
December 31, 2014	(Dollars in millions)
Impaired loans held-for-investment
Residential first mortgage loans	$74	Fair value of collateral	Loss severity discount
Repossessed assets	$19	Fair value of collateral	Loss severity discount

Nonrecurring Significant Unobservable Inputs

The significant unobservable inputs used in the fair value measurement of the impaired loans and repossessed assets are appraisals or other third-party price evaluations which incorporate measures such as recent sales prices for comparable properties.

Fair Value of Financial Instruments

The following table presents the carrying amount and estimated fair value of financial instruments that are carried either at fair value, cost, or amortized cost.

	December 31, 2015
		Estimated Fair Value
	Carrying Value	Total	Level 1	Level 2	Level 3
	(Dollars in millions)
Assets
Cash and cash equivalents	$208	$208	$208	$—	$—
Investment securities available-for-sale	1,294	1,294	—	1,294	—
Investment securities held-to-maturity	1,268	1,262	—	1,262	—
Loans held-for-sale	2,576	2,578	—	2,578	—
Loans with government guarantees	485	469	—	469	—
Loans held-for-investment, net	6,165	6,121	—	6	6,115
Repossessed assets	17	17	—	—	17
Federal Home Loan Bank stock	170	170	—	170	—
Mortgage servicing rights	296	296	—	—	296
Bank owned life insurance	178	178	—	178	—
Other assets, foreclosure claims	210	210	—	210	—
Derivative financial instruments, assets	58	58	—	32	26
Liabilities
Retail deposits
Demand deposits and savings accounts	$(5,008)	$(4,744)	$—	$(4,744)	$—
Certificates of deposit	(826)	(833)	—	(833)	—
Government deposits	(1,062)	(1,045)	—	(1,045)	—
Company controlled deposits	(1,039)	(947)	—	(947)	—
Federal Home Loan Bank advances	(3,541)	(3,543)	—	(3,543)	—
Long-term debt	(247)	(89)	—	(89)	—
Warrant liabilities	(8)	(8)	—	(8)	—
DOJ litigation settlement	(84)	(84)	—	—	(84)
Derivative financial instruments, liabilities	(18)	(18)	(1)	(17)	—

	December 31, 2014
		Estimated Fair Value
	Carrying Value	Total	Level 1	Level 2	Level 3
	(Dollars in millions)
Assets
Cash and cash equivalents	$136	$136	$136	$—	$—
Investment securities available-for-sale	1,672	1,672	—	1,670	2
Loans held-for-sale	1,244	1,196	—	1,196	—
Loans with government guarantees	1,128	1,094	—	1,094	—
Loans held-for-investment, net	4,151	3,998	—	26	3,972
Repossessed assets	19	19	—	—	19
Federal Home Loan Bank stock	155	155	155	—	—
Mortgage servicing rights	258	258	—	—	258
Other investments	100	100	—	—	100
Derivative Financial Instruments
Interest rate swaps	6	6	—	6	—
U.S. Treasury futures	7	7	7	—	—
Rate lock commitments	31	31	—	—	31
Agency forwards	2	2	2	—	—
Liabilities
Retail deposits
Demand deposits and savings accounts	$(4,565)	$(4,291)	$—	$(4,291)	$—
Certificates of deposit	(813)	(816)	—	(816)	—
Government deposits	(918)	(884)	—	(884)	—
Company controlled deposits	(773)	(770)	—	(770)	—
Federal Home Loan Bank advances	(514)	(514)	(514)	—	—
Long-term debt	(331)	(172)	—	(88)	(84)
Warrant liabilities	(6)	(6)	—	(6)	—
DOJ litigation settlement	(82)	(82)	—	—	(82)
Derivative Financial Instruments
Interest rate swaps	(6)	(6)	—	(6)	—
U.S. Treasury futures	(1)	(1)	(1)	—	—
Forward agency and loan sales	(13)	(13)	—	(13)	—

The methods and assumptions used by the Company in estimating fair value of financial instruments which are required for disclosure only, are as follows:

Cash and cash equivalents. Due to their short-term nature, the carrying amount of cash and cash equivalents approximates fair value.

Investment securities held-to-maturity. Fair values are generated using market inputs, where possible, including quoted prices (the closing price in an exchange market), bid prices (the price at which a buyer stands ready to purchase), and other market information.

Loans with government guarantees. The fair value is estimated by using internally developed discounted cash flow models using market interest rate inputs as well as management’s best estimate of spreads for similar collateral.

Loans held-for-investment. The fair value is estimated using internally developed discounted cash flow models using market interest rate inputs as well as management’s best estimate of spreads for similar collateral.

Federal Home Loan Bank stock. No secondary market exists for Federal Home Loan Bank stock. The stock is bought and sold at par by the Federal Home Loan Bank. Management believes that the recorded value equals the fair value.

Bank owned life insurance. The fair value of bank owned life insurance policies is based on the cash surrender values of the policies as reported by the insurance companies.

Other assets, foreclosure claims. The fair value of foreclosure claims with government guarantees approximates the carrying amount.

Deposit accounts. The fair value of deposits with no defined maturity is estimated based on a discounted cash flow model that incorporates current market rates for similar products and expected attrition. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for certificates of deposit with similar remaining maturities.

Federal Home Loan Bank advances. Rates currently available for debt with similar terms and remaining maturities are used to estimate the fair value of the existing debt.

Long-term debt. The fair value of the long-term debt is estimated based on a discounted cash flow model that incorporates current borrowing rates for similar types of borrowing arrangements.

Fair Value Option

The Company elected the fair value option for certain items as discussed throughout the Notes to the Consolidated Financial Statements to mitigate a divergence between accounting losses and economic exposure. Interest income on loans held-for-sale is accrued on the principal outstanding primarily using the "simple-interest" method.

The following table reflects the change in fair value included in earnings of financial instruments for which the value option has been elected.

	For the Years Ended December 31,
	2015	2014	2013
Assets	(Dollars in millions)
Loans held-for-sale
Net gain on loan sales	$321	$401	$201
Other noninterest income	—	(2)	—
Loans held-for-investment
Other noninterest income	40	44	29
Liabilities
Long-term debt
Other noninterest income	$29	$22	$5
Litigation settlement
Other noninterest expense	(2)	11	(74)

The following table reflects the difference between the aggregate fair value and aggregate remaining contractual principal balance outstanding as of December 31, 2015, 2014 and 2013 for assets and liabilities for which the fair value option has been elected.

	December 31, 2015			December 31, 2014			December 31, 2013
	(Dollars in millions)
	Unpaid Principal Balance	Fair Value	Fair Value Over/(Under) UPB	Unpaid Principal Balance	Fair Value	Fair Value Over/(Under) UPB	Unpaid Principal Balance	Fair Value	Fair Value Over/(Under) UPB
Assets
Nonaccrual loans
Loans held-for-sale	$1	$—	$(1)	$—	$—	$—	$—	$—	$—
Loans held-for-investment	21	10	(11)	11	5	(6)	11	4	(7)
Total nonaccrual loans	$22	$10	$(12)	$11	$5	$(6)	$11	$4	$(7)
Other performing loans
Loans held-for-sale	$2,451	$2,541	$90	$1,144	$1,196	$52	$1,110	$1,141	$31
Loans held-for-investment	112	101	(11)	225	206	(19)	257	234	(23)
Total other performing loans	$2,563	$2,642	$79	$1,369	$1,402	$33	$1,367	$1,375	$8
Total loans
Loans held-for-sale	$2,452	$2,541	$89	$1,144	$1,196	$52	$1,110	$1,141	$31
Loans held-for-investment	133	111	(22)	236	211	(25)	268	238	(30)
Total loans	$2,585	$2,652	$67	$1,380	$1,407	$27	$1,378	$1,379	$1
Liabilities
Long-term debt	$—	$—	$—	$(88)	$(84)	$4	$(117)	$(106)	$11
Litigation settlement	(118)	(84)	34	(118)	(82)	36	(118)	(93)	25

(1)	The Company is obligated to pay $118 million in installment payments upon meeting certain performance conditions.

Note 25 — Segment Information

The Company’s operations are conducted through four operating segments: Mortgage Originations, Mortgage Servicing, Community Banking and Other, which includes the remaining reported activities. Operating segments are defined as components of an enterprise that engage in business activity from which revenues are earned and expenses incurred for which discrete financial information is available that is evaluated regularly by executive management in deciding how to allocate resources and in assessing performance. The operating segments have been determined based on the products and services offered and reflect the manner in which financial information is currently evaluated by management. Each segment operates under the same banking charter, but is reported on a segmented basis for this report. Each of the operating segments is complementary to each other and because of the interrelationships of the segments, the information presented is not indicative of how the segments would perform if they operated as independent entities.

Effective January 1, 2016, we reorganized our reportable segments to align with our new management reporting structure and to align with our long-term strategy. Prior period segment financial information has been recast to conform to 2016 presentation. Prior to the reorganization, representation and warranty reserves were reported in the Mortgage Servicing segment and the MSR asset and associated costs were reported in the Other segment. As a result of this change, representation and warranty reserves, as well as the MSR asset and associated costs are now reported in the Mortgage Originations segment.

The Mortgage Originations segment originates, acquires and sells one-to-four family residential mortgage loans. The origination and acquisition of mortgage loans comprises the majority of the lending activity. Mortgage loans are originated through home loan centers, national call centers, the Internet and unaffiliated banks and mortgage banking and brokerage companies, where the net interest income and the gains from sales associated with these loans are recognized in the Mortgage Originations segment.

The Mortgage Servicing segment services and sub-services mortgage loans, on a fee basis, for others. Also, the Mortgage Servicing segment services, on a fee basis, residential mortgages held-for-investment by the Community Banking segment and mortgage servicing rights held by the Other segment. The Mortgage Servicing segment may also collect ancillary fees, such as late fees, and earns income through the use of noninterest-bearing escrows.

The Community Banking segment originates loans, provides deposits and fee based services to consumer, business, and mortgage lending customers through its Branch Banking, Business Banking, Commercial Banking, Government Banking, Warehouse Lending and Held-for-Investment Portfolio groups. Products offered through these teams include checking accounts, savings accounts, money market accounts, certificates of deposit, other services, consumer loans, commercial loans, and warehouse lines of credit. Other financial services available to consumer and commercial customers include lines of credit, revolving credit, customized treasury management solutions, equipment leasing, inventory, and accounts receivable lending and capital markets services such as interest rate risk protection products.

The Other segment includes the treasury functions, funding revenue associated with stockholders' equity, the impact of interest rate risk management, the impact of balance sheet funding activities, and miscellaneous other expenses of a corporate nature. Treasury functions include administering the investment securities portfolios, balance sheet funding, interest rate risk management and MSR asset valuation, certain derivative and sales into the secondary market. In addition, the Other segment includes revenue and expenses related to treasury and corporate assets and liabilities and equity not directly assigned or allocated to the Mortgage Originations, Mortgage Servicing or Community Banking operating segments.

Revenues are comprised of net interest income (before the provision for loan losses) and noninterest income. Noninterest expenses are fully allocated to each operating segment. Allocation methodologies may be subject to periodic adjustment as the internal management accounting system is revised and the business or product lines within the segments change.

The following tables present financial information by business segment for the periods indicated.

	Year Ended December 31, 2015
	Mortgage Origination	Mortgage Servicing	Community Banking	Other	Total
Summary of Operations	(Dollars in millions)
Net interest income	$72	$13	$171	$31	$287
Net gain (loss) on loan sales	303	—	(15)	—	288
Representation and warranty benefit	19	—	—	—	19
Other noninterest income	78	56	25	4	163
Total net interest income and noninterest income	472	69	181	35	757
Benefit for loan losses	—	—	19	—	19
Asset resolution	(1)	(13)	(1)	—	(15)
Depreciation and amortization expense	(3)	(3)	(6)	(12)	(24)
Other noninterest expense	(228)	(107)	(153)	(9)	(497)
Total noninterest expense	(232)	(123)	(160)	(21)	(536)
Income (loss) before income taxes	240	(54)	40	14	240
Provision for income taxes	—	—	—	82	82
Net income (loss)	$240	$(54)	$40	$(68)	$158
Intersegment revenue	$10	$17	$(15)	$(12)	$—

Average balances
Loans held-for-sale	$2,148	$—	$40	$—	$2,188
Loans with government guarantees	—	633	—	—	633
Loans held-for-investment	4	—	4,986	86	5,076
Total assets	2,661	944	4,972	3,379	11,956
Deposits	—	1,203	6,674	—	7,877

	Year Ended December 31, 2014
	Mortgage Origination	Mortgage Servicing	Community Banking	Other	Total
Summary of Operations	(Dollars in millions)
Net interest income	$56	$20	$150	$21	$247
Net gain (loss) on loan sales	209	—	(3)	—	206
Representation and warranty (provision) benefit	(10)	—	—	—	(10)
Other noninterest income	70	58	22	15	165
Total net interest income and noninterest income	325	78	169	36	608
Provision for loan losses	—	—	(132)	—	(132)
Asset resolution	(3)	(50)	(4)	—	(57)
Depreciation and amortization expense	(1)	(6)	(5)	(12)	(24)
Other noninterest expense	(206)	(123)	(158)	(11)	(498)
Total noninterest expense	(210)	(179)	(167)	(23)	(579)
Income (loss) before income taxes	115	(101)	(130)	13	(103)
Benefit for income taxes	—	—	—	(34)	(34)
Net income (loss)	$115	$(101)	$(130)	$47	$(69)
Intersegment revenue	$(2)	$18	$(3)	$(13)	$—

Average balances
Loans held-for-sale	$1,472	$20	$62	$—	$1,554
Loans with government guarantees	—	1,216	—	—	1,216
Loans held-for-investment	1	—	3,975	146	4,122
Total assets	1,630	1,349	3,943	2,964	9,886
Deposits	—	750	5,984	—	6,734

	Year Ended December 31, 2013
	Mortgage Origination	Mortgage Servicing	Community Banking	Other	Total
Summary of Operations	(Dollars in millions)
Net interest income (loss)	$74	$32	$160	$(80)	$186
Net gain (loss) on loan sales	401	—	1	—	402
Representation and warranty provision	(36)	—	—	—	(36)
Other noninterest income	149	62	27	49	287
Total net interest income and noninterest income	588	94	188	(31)	839
Provision for loan losses	—	—	(70)	—	(70)
Asset resolution	(6)	(55)	9	—	(52)
Depreciation and amortization expense	(1)	(6)	(4)	(12)	(23)
Other noninterest expense	(351)	(113)	(186)	(193)	(843)
Total noninterest expense	(358)	(174)	(181)	(205)	(918)
Income (loss) before income taxes	230	(80)	(63)	(236)	(149)
Benefit for income taxes	—	—	—	(416)	(416)
Net income (loss)	$230	$(80)	$(63)	$180	$267
Intersegment revenue	$(32)	$51	$3	$(22)	$—

Average balances
Loans held-for-sale	$2,312	$49	$187	$—	$2,548
Loans with government guarantees	12	1,465	—	—	1,477
Loans held-for-investment	—	—	4,325	86	4,411
Total assets	3,277	1,699	4,509	3,070	12,555
Deposits	—	837	6,529	7	7,373
Note 26 — Holding Company Only Financial Statements

The following are unconsolidated financial statements for the Company. These condensed financial statements should be read in conjunction with the Consolidated Financial Statements and Notes thereto. In addition, the Holding Company's principal sources of funds are cash dividends paid by the Bank to the Holding Company and other subsidiaries, investment income and borrowings. Federal laws and regulations limit the amount of dividends or other capital distributions that the Bank may pay the Holding Company. The Bank must seek prior approval from the OCC at least 30 days before it may make a dividend payment or other capital distribution to the Holding Company.

Flagstar Bancorp, Inc.
Condensed Unconsolidated Statements of Financial Condition
(Dollars in millions)

	December 31,
	2015	2014
Assets
Cash and cash equivalents	$37	$46
Investment in subsidiaries (1)	1,738	1,571
Other assets	50	43
Total assets	$1,825	$1,660
Liabilities and Stockholders’ Equity
Liabilities
Long term debt	$247	$248
Total interest paying liabilities	247	248
Other liabilities	49	39
Total liabilities	296	287
Stockholders’ Equity
Preferred Stock	267	267
Common stock	1	1
Additional paid in capital	1,486	1,482
Accumulated other comprehensive income	2	8
Accumulated deficit	(227)	(385)
Total stockholders’ equity	1,529	1,373
Total liabilities and stockholders’ equity	$1,825	$1,660

(1)	Includes unconsolidated trusts.

Flagstar Bancorp, Inc.
Condensed Unconsolidated Statements of Operations
(Dollars in millions)

	For the Years Ended December 31,
	2015	2014	2013
Expenses
Interest	$7	$7	$7
General and administrative	13	5	9
Total	20	12	16
Loss before undistributed loss of subsidiaries	(20)	(12)	(16)
Income (loss) equity in undistributed of subsidiaries	172	(63)	247
Income (loss) before income taxes	152	(75)	231
Benefit for income taxes	6	6	36
Net income (loss)	158	(69)	267
Preferred stock dividends/accretion	—	(1)	(6)
Net income (loss) from continuing operations	158	(70)	261
Other comprehensive (loss) income (2)	(6)	13	(3)
Comprehensive income (loss)	$152	$(57)	$258

(1)	Certain amounts within the financial statements have been restated to conform to current presentation

(2)	See Consolidated Statements of Comprehensive Income for other comprehensive income (loss) detail.

Flagstar Bancorp, Inc.
Condensed Unconsolidated Statements of Cash Flows
(Dollars in millions)

	For the Years Ended December 31,
	2015	2014	2013
Net income (loss)	$158	$(69)	$267
Adjustments to reconcile net loss to net cash provided by operating activities
Equity in (income) loss of subsidiaries	(172)	63	(247)
Stock-based compensation	3	3	3
Change in other assets	(6)	(3)	(36)
Provision for deferred tax benefit	1	—	—
Change in other liabilities	9	4	7
Net cash used in operating activities	(7)	(2)	(6)
Investing Activities
Net change in investment in subsidiaries	(2)	(2)	—
Net cash used in investment activities	(2)	(2)	—
Net decrease in cash and cash equivalents	(9)	(4)	(6)
Cash and cash equivalents, beginning of year	46	50	56
Cash and cash equivalents, end of year	$37	$46	$50

Note 27 — Quarterly Financial Data (Unaudited)

The following table represents summarized data for each of the quarters in 2015, 2014 and 2013.

	2015
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(Dollars in millions, except per share data)
Interest income	$79	$90	$91	$95
Interest expense	14	17	18	19
Net interest income	65	73	73	76
Benefit for loan losses	(4)	(13)	(1)	(1)
Net interest income after provision for loan losses	69	86	74	77
Net gain on loan sales	91	83	68	46
Loan fees and charges	17	19	17	14
Loan administration income	4	7	8	7
Net (loss) return on the mortgage servicing assets	(2)	9	12	9
Representation and warranty benefit	2	5	6	6
Other noninterest income	7	3	17	15
Noninterest expense	138	138	131	129
Income before income tax	50	74	71	45
Provision for income taxes	18	28	24	12
Net income from continuing operations	$32	$46	$47	$33
Basic income per share	$0.43	$0.69	$0.70	$0.45
Diluted income per share	$0.43	$0.68	$0.69	$0.44

	2014
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(Dollars in millions, except per share data)
Interest income	$66	$72	$75	$72
Interest expense	8	9	11	11
Net interest income	58	63	64	61
Provision for loan losses	112	6	8	5
Net interest (expense) income after provision for loan losses	(54)	57	56	56
Net gain on loan sales	45	55	52	53
Loan administration income	7	6	6	5
Net return on the mortgage servicing assets	16	5	1	2
Representation and warranty benefit (provision)	2	(5)	(13)	6
Other noninterest income	5	42	39	32
Noninterest expense	139	122	179	139
(Loss) income before income tax	(118)	38	(38)	15
(Benefit) provision for income taxes	(40)	12	(10)	4
Net (loss) income	(78)	26	(28)	11
Preferred stock dividends/accretion	(1)	—	—	—
Net (loss) income from continuing operations	$(79)	$26	$(28)	$11
Basic (loss) income per share	$(1.51)	$0.33	$(0.61)	$0.07
Diluted (loss) income per share	$(1.51)	$0.33	$(0.61)	$0.07

	2013
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(Dollars in millions, except per share data)
Interest income	$95	$85	$79	$72
Interest expense	39	38	36	31
Net interest income	56	47	43	41
Provision for loan losses	21	31	4	14
Net interest income after provision for loan losses	35	16	39	27
Net gain on loan sales	137	144	75	45
Loan administration income	1	1	1	3
Net return on the mortgage servicing assets	15	31	27	17
Representation and warranty (provision) benefit	(17)	(29)	(5)	15
Other noninterest income	49	72	35	33
Noninterest expense	197	174	158	388
Income (loss) before income tax	23	61	14	(248)
Benefit for income taxes	—	(6)	—	(410)
Net income	23	67	14	162
Preferred stock dividends/accretion	(1)	(1)	(1)	(2)
Net income from continuing operations	$22	$66	$13	$160
Basic income per share	$0.33	$1.11	$0.16	$2.79
Diluted income per share	$0.33	$1.10	$0.16	$2.77